[NISOURCE LOGO][COLUMBIA ENERGY GROUP LOGO]

                                 April 24, 2000

Dear Fellow Shareholders:

     The boards of directors of NiSource Inc. and Columbia Energy Group have agreed to merge our two companies to create a leading super-regional energy company. After the merger, the combined company will be owned by the shareholders of NiSource and, if the NiSource shareholders approve the merger agreement, by shareholders of Columbia who elect to receive common shares in the merger. The merger and the consideration to be issued to Columbia shareholders are explained in detail beginning on page 31 of this joint proxy statement/prospectus.

     This is an exciting and important event in the history of each of our companies. It is also an important decision for you as a shareholder. This document provides you with detailed information about the merger. We urge you to read it carefully and, when you have finished, to vote your shares. Your failure to vote will have the same effect as a vote against the merger.

     Once you have voted, you will not need to take further action with respect to the merger at this time. As we obtain necessary approvals and anticipate completing the merger, we will send Columbia shareholders instructions about making any applicable elections and exchanging their shares.

     NiSource shareholders are also being asked to vote on the election of directors and the approval of an amended and restated long-term incentive plan, as described in the attached notice of annual meeting.

Sincerely,                               Sincerely,

/s/ Oliver G. Richard III                /s/ Oliver G. Richard III
Gary L. Neale                            Oliver G. Richard III
Chairman, President and Chief Executive  Chairman, President and Chief Executive
Officer, NiSource Inc.                   Officer, Columbia Energy Group

     PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DESCRIPTION OF CERTAIN RISKS ASSOCIATED WITH THE MERGER.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved the merger, the securities to be issued in the merger or the fairness of the merger, nor have they determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

     The date of this joint proxy statement/prospectus is April 24, 2000, and we are first mailing it to shareholders on or about April 27, 2000.

[NISOURCE LOGO]
             NISOURCE INC.
             801 E. 86th Avenue - Merrillville, IN 46410 - (219) 853-5200
--------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING

                                                                  April 24, 2000

To the Holders of Common Shares of
NiSource Inc.:

     The annual meeting of the shareholders of NiSource Inc. will be held at the Capitol Theatre, 3rd Floor, 77 South High Street, Columbus, Ohio, on Thursday, June 1, 2000, at 10:00 a.m., local time, for the following purposes:

     (1) To elect three members of the board of directors, each for a term of three years;

     (2) To consider and approve a merger agreement that provides for the formation of a new holding company in our acquisition of Columbia Energy Group and for the change of the name of the new holding company to NiSource Inc.;

     (3) To approve an amended and restated long-term incentive plan; and

     (4) To transact any other business that may properly come before the meeting.

     All persons who are shareholders of record at the close of business on April 27, 2000 will be entitled to vote at the annual meeting.

     Please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing, dating and mailing the enclosed proxy card. You may also vote by telephone or through the internet by following the instructions set forth on the proxy card. If you attend the annual meeting, you may vote in person, even if you have previously submitted a proxy.

     PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET OR BY PROMPTLY MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

                                          /s/ Oliver G. Richard III
                                          Nina M. Rausch
                                          Secretary

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  June 2, 2000
--------------------------------------------------------------------------------

                          [COLUMBIA ENERGY GROUP LOGO]

     You are cordially invited to attend the Special Meeting of Stockholders of Columbia Energy Group, a Delaware corporation, which will be held at the PNC Bank Center, 222 Delaware Avenue, Wilmington, Delaware, on Friday, June 2, 2000, at 2:00 p.m., local time, to consider and act upon the following proposals:

     1. To adopt a merger agreement with NiSource Inc.; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 27, 2000, as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

     As a service to our stockholders, in addition to the traditional paper proxy card, you may vote by telephone by following the directions on your proxy card. Please vote, sign, date and mail the enclosed proxy card or vote by telephone even if you intend to attend the special meeting. A self-addressed envelope for returning your completed proxy card is enclosed for your convenience. No postage is required if mailed within the United States. Any stockholder present at the special meeting may nevertheless vote personally on all matters with respect to which such stockholder is entitled to vote. More information concerning voting is contained on page 28 of the joint proxy statement/prospectus.

By order of the Board of Directors.

/s/ Carolyn McKinney Afshar
Carolyn McKinney Afshar
Secretary

Herndon, Virginia
April 24, 2000

Office of the Secretary
Columbia Energy Group
13880 Dulles Corner Lane
Herndon, Virginia 20171-4600

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
SUMMARY.............................    1
  The Primary Parties...............    1
  The Merger........................    2
  What You Will Receive in the
     Merger.........................    2
  Election Process for Columbia
     Shareholders...................    3
  Material United States Federal
     Income Tax Consequences........    3
  The SAILS(SM).....................    4
  Listing on an Exchange............    5
  Appraisal Rights..................    6
  Our Reasons for the Merger........    6
  Opinions of Financial Advisors....    6
  Recommendations to Shareholders...    7
  Votes Required to Approve the
     Merger.........................    7
  Accounting Treatment..............    7
  Financing the Merger..............    7
  Ownership of New NiSource
     Following the Merger...........    7
  Board of Directors and Management
     of New NiSource Following the
     Merger.........................    7
  Material Differences in the Rights
     of Shareholders................    8
  Interests of Officers and
     Directors in the Merger........    8
  Regulatory Approvals..............    8
  Other Conditions to the Merger....    8
  Termination of the Merger
     Agreement......................    9
  Termination Fees..................   10
  No Solicitation...................   10
  Risks Associated with the
     Merger.........................   10
Historical Market Price and Dividend
  Information.......................   11
Recent Financial Results............   13
Selected Historical Consolidated
  Financial Information.............   14
Selected Unaudited Pro Forma
  Combined Financial Information....   16
Comparative Per Share and Dividend
  Information.......................   17
RISK FACTORS........................   19
  Transaction Risks.................   19
  Business Risks....................   23

                                      PAGE
                                      ----
  Risks Relating to the New NiSource
     Common Shares..................   24
  Risks Relating to the SAILS.......   25
  Cautionary Statements Concerning
     Forward-Looking Statements.....   27
THE SHAREHOLDER MEETINGS............   28
  Dates, Times and Places...........   28
  Purposes..........................   28
  Voting Rights; Votes Required for
     Approval.......................   28
  Proxies...........................   29
THE MERGER..........................   31
  Overview..........................   31
  Merger Consideration..............   31
  Alternative Merger Structure......   33
  Background of the Merger..........   33
  NiSource's Reasons for the Merger;
     Recommendation of NiSource's
     Board..........................   37
  Recommendation and Considerations
     of the Columbia Board of
     Directors......................   40
  Financing the Transaction.........   43
  Accounting Treatment..............   44
  Interests of Officers and
     Directors in the Merger........   45
  Columbia Shareholders' Appraisal
     Rights.........................   48
OPINIONS OF FINANCIAL ADVISORS......   52
  Opinion of NiSource's Financial
     Advisor........................   52
  Opinions of Columbia's Financial
     Advisors.......................   56
THE MERGER AGREEMENT................   72
  The Merger........................   72
  Effective Time....................   72
  Election of Consideration by
     Columbia Shareholders..........   72
  Exchange of Columbia Share
     Certificates...................   73
  Representations and Warranties....   74
  Material Covenants................   75
  Conditions to the Merger..........   77
  Termination.......................   78
  Termination Fees..................   79
  Amendment and Waiver..............   80

                                      PAGE
                                      ----
REGULATORY MATTERS..................   81
  Antitrust Considerations..........   81
  Public Utility Holding Company Act
     of 1935........................   81
  Federal Power Act.................   83
  Public Utility Regulatory Policies
     Act of 1978....................   84
  Natural Gas Act...................   84
  State Regulatory Approvals........   84
  Affiliate Contracts and
     Arrangements...................   86
  Other Regulatory Matters..........   86
UNITED STATES FEDERAL INCOME TAX
  CONSEQUENCES......................   87
  General...........................   87
  Material United States Federal
     Income Tax Consequences of the
     Merger.........................   88
  Material United States Federal
     Income Tax Consequences of the
     Alternative Merger Structure...   91
  Material United States Federal
     Income Tax Consequences of
     Owning SAILS...................   91
UNAUDITED PRO FORMA FINANCIAL
  INFORMATION.......................   96
DIRECTORS AND MANAGEMENT OF NEW
  NISOURCE FOLLOWING THE MERGER.....  102
  Directors.........................  102
  Executive Officers................  102
SECURITY OWNERSHIP OF NISOURCE,
  COLUMBIA AND NEW NISOURCE.........  102
DESCRIPTION OF THE SAILS............  106
  SAILS.............................  106
  Creating Treasury SAILS...........  107
  Recreating SAILS..................  108
  No Current Payments...............  108
  Listing of the SAILS..............  108
  Purchase by Issuer................  108
  Book-Entry Issuance...............  109
  Description of the Purchase
     Contracts......................  110
  Certain Provisions of the Purchase
     Contracts, the Purchase
     Contract Agreement and the
     Pledge Agreement...............  116
  Description of the Debentures.....  119
DESCRIPTION OF NEW NISOURCE CAPITAL
  STOCK FOLLOWING THE MERGER........  125
  General...........................  125

                                      PAGE
                                      ----
  Common Shares.....................  125
  Preferred Shares..................  125
  New York Stock Exchange Listing;
     Delisting of NiSource and
     Columbia Shares................  125
  Federal Securities Law
     Consequences; Stock Transfer
     Restriction Agreements.........  125
  Stock Incentive Plans.............  126
COMPARISON OF RIGHTS OF SHAREHOLDERS
  OF NEW NISOURCE, NISOURCE AND
  COLUMBIA..........................  126
  Voting Rights.....................  127
  Number, Vacancy and Removal of
     Directors......................  127
  Meetings of Shareholders..........  128
  Shareholder Action Without a
     Meeting........................  128
  Shareholder Inspection Rights and
     Shareholders' Lists............  129
  Dividends.........................  129
  Amendments to Articles or
     Certificate of Incorporation...  130
  Amendments to Bylaws..............  130
  Liability of Directors............  131
  Indemnification...................  131
  Certain Business Combinations and
     Share Purchases................  132
  Dissenters' or Appraisal Rights...  135
  Shareholder Rights Plan...........  136
  Voluntary Dissolution.............  136
  Liquidation Rights................  137
DESCRIPTION OF NISOURCE.............  138
  NiSource's Business Strategy......  138
  Recent Acquisitions in Utility and
     Energy Services Businesses.....  138
  Natural Gas.......................  139
  Electricity.......................  140
  Water.............................  140
  Non-Regulated Energy Services.....  140
DESCRIPTION OF COLUMBIA.............  142
  General...........................  142
  Transmission and Storage
     Operations.....................  142
  Distribution Operations...........  142

                                      PAGE
                                      ----
  Exploration and Production
     Operations.....................  143
  Energy Marketing Operations.......  143
  Power Generation, LNG and Other
     Operations.....................  143
  Competition.......................  144
  Other Relevant Business
     Information....................  145
LEGAL MATTERS.......................  146
EXPERTS.............................  146
FUTURE SHAREHOLDER PROPOSALS........  146
WHERE YOU CAN FIND MORE
  INFORMATION.......................  147
ADDITIONAL MATTERS FOR NISOURCE'S
  ANNUAL MEETING....................  149
ELECTION OF NISOURCE DIRECTORS......  149
  Nominees for Election as NiSource
     Directors......................  149
  Meetings and Committees of the
     NiSource Board of Directors....  151
  Compensation of NiSource
     Directors......................  152
  Certain Relationships and Related
     Transactions...................  153
  Security Ownership of Certain
     Beneficial Owners and
     Management.....................  153
NISOURCE EXECUTIVE COMPENSATION.....  154
  Nominating and Compensation
     Committee Report on Executive
     Compensation...................  154
  Compensation of NiSource Executive
     Officers.......................  157

                                      PAGE
                                      ----
  Pension Plan and Supplemental
     Executive Retirement Plan......  161
  NiSource Change in Control and
     Termination Agreements.........  162
NISOURCE STOCK PRICE PERFORMANCE
  GRAPH.............................  163
APPROVAL OF NISOURCE'S AMENDED AND
  RESTATED LONG-TERM INCENTIVE
  PLAN..............................  164
  Background........................  164
  General Description of the Amended
     and Restated Long-Term
     Incentive Plan.................  164
  Plan Provisions...................  165
  Vote Required for Approval of the
     Amended and Restated Incentive
     Plan...........................  171
INDEPENDENT PUBLIC ACCOUNTANTS......  171
ANNEXES.............................  172

ANNEX I      AGREEMENT AND PLAN OF MERGER
ANNEX II     SECTION 262 OF THE DELAWARE
             GENERAL CORPORATION LAW
ANNEX III    OPINION OF CREDIT SUISSE FIRST
             BOSTON CORPORATION
ANNEX IV     OPINION OF MORGAN STANLEY & CO.
             INCORPORATED
ANNEX V      OPINION OF SALOMON SMITH BARNEY
             INC.
ANNEX VI     NISOURCE INC. AMENDED AND
             RESTATED LONG-TERM INCENTIVE PLAN

                                    SUMMARY

     We have summarized below selected basic information regarding the proposed merger of NiSource and Columbia. Because it is just a summary, it does not contain all of the information regarding the merger. To understand the merger more fully, and for a more complete description of the terms of the merger agreement, you should read carefully this entire document and the other available information referred to in "Where You Can Find More Information" on page 147. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary. The merger agreement is included as Annex I to this document. It is the legal document that governs the merger, and we encourage you to read it.

THE PRIMARY PARTIES (SEE PAGES 138 AND 142)

     NiSource. NiSource is an energy and utility-based holding company that provides natural gas, electricity, water and related services for residential, commercial and industrial uses. NiSource distributes natural gas to more than 751,000 customers in 41 counties across northern Indiana and to more than 320,000 customers in 12 counties in New England. NiSource also generates and distributes electricity to approximately 426,000 customers in 30 counties in the northern part of Indiana and operates the sixth largest investor-owned water utility business in the United States, serving approximately 275,000 customers in Indianapolis and surrounding areas. NiSource also operates an interstate pipeline extending from the northwestern corner of Indiana eastward into Ohio and an interstate pipeline in New England.

     NiSource also provides other utility-related services. It owns one of the largest underground utility locating and marking service businesses in the country. NiSource also owns businesses that install, repair and maintain underground pipelines. NiSource invests in real estate and venture capital projects and provides a variety of energy-related services, including gas marketing, gas transmission, supply and storage services. Additionally, NiSource develops unregulated power projects and markets products and services, such as propane, energy efficiency design and energy advisory services, in various states.

     NiSource's headquarters are located at 801 East 86th Avenue, Merrillville, Indiana 46410. NiSource's telephone number is (219) 853-5200.

     Columbia. Columbia Energy Group is one of the nation's largest integrated natural gas systems engaged in natural gas transmission, natural gas distribution, and exploration for and production of natural gas and oil. Columbia owns approximately 16,250 miles of interstate pipelines extending from offshore in the Gulf of Mexico to Lake Erie, New York and the eastern seaboard. Columbia's distribution subsidiaries provide natural gas service to nearly 2.1 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky and Maryland.

     Columbia explores for, develops, gathers and produces natural gas and oil in Appalachia and Canada. Columbia sells propane at wholesale and retail to more than 350,600 customers in 31 states and the District of Columbia. It owns and operates petroleum assets with approximately 42,600 customers in five states. Columbia owns an unregulated electric generation company whose primary focus is the development, ownership and operation of clean, natural gas fueled power projects.

                                                                         SUMMARY

     Columbia provides telecommunications and information services and assists personal communications service providers and other microwave radio service licensees in locating and constructing antenna facilities. Columbia has begun the construction of a telecommunications network along the Washington, D.C. to New York City corridor, and it plans to build and maintain a fiber optics network for voice and data communications on 260 miles of Columbia's pipeline rights-of-way.

     Columbia's headquarters are located at 13880 Dulles Corner Lane, Herndon, Virginia 20171-4600. Columbia's telephone number is (703) 561-6000.

THE MERGER (SEE PAGE 31)

     The structure that is used to complete the merger will depend on how the NiSource shareholders vote on approval of the merger agreement. The preferred structure for the merger involves the creation of a new holding company, currently named New NiSource Inc., and two separate but concurrent mergers. One wholly-owned subsidiary of New NiSource will merge into NiSource, and another wholly-owned subsidiary of New NiSource will merge into Columbia. NiSource and Columbia will be the surviving corporations in those mergers and will become wholly owned by New NiSource. This structure will allow both Columbia shareholders and NiSource shareholders to exchange their shares tax-free for New NiSource common shares. Immediately after these mergers, NiSource will merge into New NiSource. New NiSource will then change its name to "NiSource Inc." and serve as a holding company for Columbia and its subsidiaries and the subsidiaries of NiSource.

     If the NiSource shareholders do not approve the merger agreement, the merger between NiSource and a wholly-owned subsidiary of New NiSource will not occur, and Columbia will become a wholly-owned subsidiary of NiSource itself, rather than of New NiSource. Shareholders will receive different consideration under this alternative structure than under the new holding company structure.

WHAT YOU WILL RECEIVE IN THE MERGER (SEE PAGE 31)

     If, as we expect, we complete the merger using the new holding company structure:

     - NiSource shareholders will receive one common share of New NiSource for each of their NiSource common shares.

     - Columbia shareholders, other than shareholders who exercise their appraisal rights as described in "The Merger -- Columbia Shareholders' Appraisal Rights" on page 48, will receive, for each of their Columbia common shares, either:

      (1) $70 in cash and $2.60 stated amount of a New NiSource SAILS(SM), which is a unit consisting of a zero coupon debt security and a forward equity contract having the terms described under "Description of the SAILS" on page 106, or

      (2) if the Columbia shareholder elects, the number of New NiSource common shares equal to $74 divided by the average trading price of NiSource common

SUMMARY
          shares for the 30 consecutive trading days ending two trading days before the completion of the merger, but never more than 4.4848 shares.

       Stock elections are subject to proration if the elections exceed 30% of Columbia's outstanding shares. Also, unless Columbia shareholders make stock elections for at least 10% of Columbia's outstanding shares, all Columbia shareholders will receive cash and New NiSource SAILS in the merger.

     - The consideration to be paid to Columbia shareholders in the merger will include an additional amount reflecting an interest factor, if the merger is not completed by February 27, 2001. This will be an amount in cash equal to interest at 7% per annum on $72.29 for the period beginning on February 27, 2001 and ending on the day before the completion of the merger, less the amount of any cash dividends paid on Columbia common shares with a record date after February 27, 2001.

     If, however, we complete the merger using the alternative merger structure, NiSource common shares will remain unchanged and will not be converted into common shares of New NiSource. Columbia shareholders, other than shareholders who exercise their appraisal rights, will receive, for each of their Columbia common shares, $70 in cash and $3.02 stated amount of a NiSource SAILS, a unit consisting of a zero coupon debt security and a forward equity contract having the terms described under "Description of the SAILS" on page 106, and, as in the case of the new holding company structure, an additional amount if the merger is not completed by February 27, 2001. Columbia shareholders will have no right to elect to receive stock consideration if the alternative merger structure is used.

ELECTION PROCESS FOR COLUMBIA SHAREHOLDERS (SEE PAGE 72)

     Shortly before completion of the merger, Columbia shareholders will be sent an election form to use to elect to receive stock in the merger. Election forms will be due two business days before the closing -- NiSource and Columbia will announce this date once it is established. Columbia shareholders may change or revoke their elections at any time until that date. Columbia shareholders who do not submit election forms will receive cash and SAILS in the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 87)

     The exchange of NiSource common shares for New NiSource common shares by NiSource shareholders will be tax-free to them for United States federal income tax purposes. The exchange of Columbia shares solely for New NiSource common shares by Columbia shareholders pursuant to a stock election will be tax-free to them, but the receipt of cash for a fractional share or the additional amount payable if the merger is not completed before February 27, 2001 will be taxable. Columbia shareholders who receive the cash and SAILS consideration will recognize taxable gain or loss for United States federal income tax purposes, as will Columbia shareholders who properly exercise appraisal rights.

     If you own SAILS, you will be required to include in gross income your allocable share of the original issue discount that accrues with respect to the debentures included in your SAILS, even though you will receive no cash payment. We will not be able to

                                                                         SUMMARY
determine the amount that you will have to include as taxable income until the SAILS are publicly traded after the merger.

     The tax consequences to you of the merger and of your ownership of SAILS will depend on the facts of your own situation. You should therefore consult your tax advisor for a full understanding of the tax consequences to you.

THE SAILS(SM)* (SEE PAGE 106)

     Each SAILS is a unit consisting of a share purchase contract and a debenture. The share purchase contract represents your obligation to purchase common shares on the fourth anniversary of completion of the merger, and the debenture is pledged to secure that obligation.

     Share Purchase Contract (see page 110). Under the share purchase contract, you will receive for each SAILS, on the fourth anniversary of the completion of the merger, the following number of New NiSource common shares:

     - if the average closing price of the common shares on the New York Stock Exchange over a 30-day period before the fourth anniversary equals or exceeds $23.10, you will receive 0.1126 common shares;

     - if the average closing price is less than $23.10 but greater than $16.50, you will receive a number of common shares equal to $2.60 divided by the average closing price; and

     - if the average closing price is less than or equal to $16.50, you will receive 0.1576 common shares.

The number of New NiSource common shares you will receive will be subject to antidilution adjustments. Because the combined company will issue only whole common shares, you will receive the value of any fractional share in cash.

     Debenture (see page 119). The debenture that is initially part of each New NiSource SAILS will have a stated amount of $2.60. The debenture will not pay interest for the first four years after the merger. After that time, the debenture will pay interest at a market rate until its maturity two years later.

     Limited Voting Rights of the SAILS (see page 117). As a holder of SAILS, your only voting rights will be with respect to the modification of the purchase contracts or the debentures. You will not have any voting or other rights with respect to the common shares until you purchase them.

     Treasury SAILS and Substitution of Collateral (see page 107). Once you own SAILS, you may create Treasury SAILS by substituting U.S. Treasury securities for the debentures that are a part of the SAILS. You may create Treasury SAILS only in integral multiples of 5,000 by depositing Treasury securities having a principal amount at maturity of $13,000 (equal to 5,000 times $2.60). If you create Treasury SAILS, your debenture will become an independently tradeable security that is no longer pledged to secure your obligation under the share purchase contract. Once you have created Treasury SAILS, you may subsequently recreate SAILS by substituting debentures for the Treasury securities.

-------------------------
* "SAILS(SM)" and "Stock Appreciation Income Linked Securities(SM)" are service marks of Credit Suisse First Boston Corporation.
SUMMARY

     Settlement of Purchase Contract; Remarketing of Debenture (see page
113). Unless you choose to make a cash payment of $2.60 to settle your purchase contract, your debenture that is pledged as collateral will be remarketed -- that is, sold to the public -- shortly before the fourth anniversary of the merger, and the proceeds will be used to pay the amount you otherwise would owe under your purchase contract. If you do choose to pay cash to settle your purchase contract, your debenture will not be remarketed, and you will continue to own it, free of any pledge related to the SAILS.

     If the remarketing is successful, proceeds from the sale will be delivered to New NiSource as payment for the common shares. If the remarketing agent cannot remarket the debentures, New NiSource will exercise its rights as a secured party and take possession of your debentures. In either case, your obligation to purchase will be fully satisfied, you will not need to pay any additional amount, and you will receive the common shares.

     Acceleration on Change in Control (see page 115). If there is a change in control of New NiSource before the fourth anniversary of the completion of the merger, the date on which the purchase contracts settle will be accelerated.

     Termination of the Purchase Contracts (see page 116). The purchase contracts will terminate immediately and automatically if certain bankruptcy, insolvency or reorganization events occur with respect to New NiSource or if an event of default occurs under the indenture with respect to the debentures. If the purchase contracts terminate, you will have no obligation to pay for, and no right to receive, common shares. Under those circumstances, you would receive your debenture or Treasury securities, free of any pledge related to the SAILS.

     Book Entry Issuance of SAILS (see page 109). You will not be entitled to receive certificates representing the SAILS. Both the SAILS and any debentures that are separately traded will be issued in accordance with the book-entry procedures described under "Description of the SAILS -- Book-Entry Issuance."

     Alternative Merger Structure (see pages 33 and 111). If we complete the merger using the alternative merger structure, the SAILS, including the related debentures, will be issued by NiSource rather than New NiSource. In that case, the stated amount of each SAILS will be $3.02 rather than $2.60, and the number of common shares to be received will be based on a formula under which you will receive 0.1830 of a NiSource common share if the average closing price of NiSource common shares over a 30-day period before the fourth anniversary of the completion of the merger is $16.50 or less, and 0.1307 of a NiSource common share if the average closing price is equal to or more than $23.10. For prices between $16.50 and $23.10, the number of common shares will be $3.02 divided by the average closing price for the same measurement period. Under the alternative merger structure, you may create Treasury SAILS only in integral multiples of 50,000 by depositing Treasury securities having a principal amount at maturity of $151,000 (equal to 50,000 times $3.02). In all other ways, NiSource SAILS would work the same as New NiSource SAILS.

LISTING ON AN EXCHANGE (SEE PAGE 125)

     NiSource's common shares are traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. New NiSource has applied for listing of its common shares (under the symbol "NI") and the SAILS on the New York Stock Exchange.

                                                                         SUMMARY

APPRAISAL RIGHTS (SEE PAGE 48)

     Under Delaware law, Columbia shareholders are entitled to an appraisal of the value of their Columbia common shares and to receive this value entirely in cash. To exercise appraisal rights, a Columbia shareholder must not vote for the merger and must strictly comply with all of the procedures required by Delaware law. These procedures are described more fully beginning on page 48, and a copy of the relevant portions of Delaware law is attached as Annex II to this document.

     Under Indiana law, NiSource shareholders are not entitled to appraisal rights in connection with the merger.

OUR REASONS FOR THE MERGER (SEE PAGES 37 AND 40)

     NiSource. NiSource believes that the merger will enable the company and its shareholders to participate in a significantly larger and more diverse company that will have strategic and operational opportunities that would not be available to NiSource as a separate company. In particular, NiSource believes that the combined company will have three elements that are key to success in the increasingly deregulated and competitive energy marketplace: (1) increased size, scope and scale, (2) access to strategic geographic markets and (3) a broad range of complementary assets.

     Columbia. Columbia considered how possible consolidation and restructuring in the utility industry could affect Columbia's competitive position. After a thorough examination of all strategic alternatives, including remaining independent, Columbia and its board of directors determined that a merger with NiSource was in the best interests of Columbia and its shareholders.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 52 AND 56)

     NiSource. NiSource's financial advisor, Credit Suisse First Boston Corporation, has delivered a written opinion to the NiSource board of directors as to the fairness to NiSource, from a financial point of view, of the merger consideration set forth in the merger agreement. The full text of Credit Suisse First Boston's written opinion is attached to this document as Annex III. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. CREDIT SUISSE FIRST BOSTON'S OPINION IS DIRECTED TO THE NISOURCE BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE MERGER.

     Columbia.

     Opinion of Morgan Stanley & Co. Incorporated. In deciding to approve the merger, the Columbia board of directors considered the opinion, dated February 27, 2000, of its financial advisor, Morgan Stanley & Co. Incorporated, as to the fairness, from a financial point of view, as of that date and subject to and based upon the considerations in the opinion, to the Columbia shareholders of the consideration to be received by such shareholders pursuant to the merger agreement. The written opinion of Morgan Stanley & Co. Incorporated dated February 27, 2000 is attached as Annex IV to this joint proxy statement/prospectus. WE ENCOURAGE COLUMBIA SHAREHOLDERS TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY.

SUMMARY

     Opinion of Salomon Smith Barney Inc. In deciding to approve the merger, one of the factors Columbia's board of directors considered was the opinion from its financial advisor, Salomon Smith Barney Inc., that, as of February 27, 2000, the merger consideration was fair, from a financial point of view, to the holders of Columbia common shares. This opinion is attached as Annex V to this joint proxy statement/prospectus. We urge you to read the opinion in its entirety. The opinion of Salomon Smith Barney is directed to the board of directors and does not constitute a recommendation to you as to how you should vote with respect to matters relating to the proposed merger.

RECOMMENDATIONS TO SHAREHOLDERS (SEE PAGES 37 AND 40)

     Both the NiSource and the Columbia boards believe that the merger is in the best interests of their shareholders and unanimously recommend that you vote FOR the proposal to approve and adopt the merger agreement.

VOTES REQUIRED TO APPROVE THE MERGER (SEE PAGE 28)

     For both NiSource and Columbia, approval and adoption of the merger agreement requires the affirmative vote of at least a majority of the shares entitled to vote at that company's shareholder meeting.

ACCOUNTING TREATMENT (SEE PAGE 44)

     The merger will be accounted for under the purchase method of accounting as a purchase of Columbia by NiSource.

FINANCING THE MERGER (SEE PAGE 43)

     NiSource anticipates, regardless of the actual structure used, that the cash consideration to be paid in the merger initially will be funded through bank credit facilities. After completing the merger, New NiSource plans to refinance a significant portion or all of the bank borrowings with proceeds from offerings of public debt or other security issuances, proceeds from asset sales and cash flow from operations.

OWNERSHIP OF NEW NISOURCE FOLLOWING THE MERGER (SEE PAGE 102)

     Depending on whether the NiSource shareholders approve the merger agreement and on how many Columbia shareholders elect to receive New NiSource common shares in the merger, former NiSource shareholders will own at least 53% and as much as 100% of the outstanding New NiSource common shares after the merger, and former Columbia shareholders will own up to 47% of the outstanding New NiSource common shares after the merger.

BOARD OF DIRECTORS AND MANAGEMENT OF NEW NISOURCE FOLLOWING THE MERGER (SEE PAGE
102)

     The NiSource directors at the time of the merger will become the directors of New NiSource. Gary L. Neale will serve as chief executive officer of New NiSource, and its board will elect the remaining officers of New NiSource.

                                                                         SUMMARY

MATERIAL DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS (SEE PAGE 126)

     Columbia and New NiSource are Delaware corporations, and NiSource is an Indiana corporation. Upon completion of the merger, your rights as a shareholder of New NiSource will be governed by New NiSource's certificate of incorporation and bylaws, which will be similar to Columbia's certificate of incorporation and bylaws, and by Delaware law. Your rights as a shareholder of New NiSource will be similar to the rights of a Columbia shareholder before the merger, but there are differences that Columbia shareholders should consider. NiSource shareholders should consider that New NiSource's certificate of incorporation and bylaws, as well as Delaware law, differ in some material respects from NiSource's articles of incorporation and bylaws and Indiana law. If we complete the merger using the alternative merger structure, NiSource shareholders' rights will not change, but Columbia shareholders' rights will differ from their current rights. Columbia shareholders should therefore read the description of the rights of current NiSource shareholders to understand their rights after the merger if that structure is used.

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE 45)

     Some of the executive officers and directors of NiSource and Columbia have interests in the merger that may be different from, or in addition to, yours as shareholders. These interests include employment or severance agreements, accelerated vesting of stock-based compensation and arrangements for their continuation as directors or officers of New NiSource.

REGULATORY APPROVALS (SEE PAGE 81)

     Before we can complete the merger, we must receive approvals from a number of federal and state regulatory agencies. At the federal level, these approvals include final orders from the Securities and Exchange Commission and the Federal Energy Regulatory Commission, as well as an extension of our current authority to complete a transaction under the premerger notification rules of the U.S. antitrust laws. At the state level, we need approvals from public utility commissions in Kentucky, Maine, Pennsylvania and Virginia and are filing a formal petition with the public utilities commission in New Hampshire. We also intend to seek appropriate letters from the utility commissions in Indiana, Massachusetts, Maryland and Ohio.

     Under the merger agreement, we have agreed to use our reasonable best efforts to obtain all necessary governmental authorizations for the merger.

OTHER CONDITIONS TO THE MERGER (SEE PAGE 77)

     We will complete the merger only if a number of other conditions are satisfied or waived including:

     - Columbia shareholders adopt the merger agreement;

     - the representations and warranties in the merger agreement are correct, and the parties have performed their obligations under the merger agreement in all material respects;

     - no law, rule, regulation or court order prohibits the merger;

SUMMARY

     - the final orders relating to material governmental approvals do not impose terms or conditions that would have a material adverse effect on the combined company;

     - Columbia receives an opinion of counsel that the merger will qualify for the tax treatment discussed under "United States Federal Income Tax Consequences -- Material United States Federal Income Tax Consequences of the Merger"; and

     - there has been no material adverse change in Columbia's business since the date of the merger agreement, other than those resulting from changes in economic conditions generally or changes generally affecting the gas or electric utility industries.

     We cannot use the new holding company structure unless NiSource shareholders approve the merger agreement. If NiSource shareholders do not approve the merger agreement, we will accomplish the merger of NiSource and Columbia using the alternative merger structure.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 78)

     NiSource and Columbia may agree to terminate the merger agreement at any time, even after shareholder approval. In addition, either company may terminate the merger agreement if:

     - we do not complete the merger by June 30, 2001; however, this date will be extended to March 31, 2002 if, on June 30, 2001, we are still awaiting regulatory approvals but the other conditions to the merger have been satisfied or remain capable of being satisfied;

     - the Columbia shareholders do not adopt the merger agreement;

     - a law, regulation or court order permanently prohibits the merger; or

     - the other party is in material breach of the merger agreement and fails to cure that breach following written notice.

     Columbia may terminate the merger agreement at any time before the Columbia shareholders adopt the merger agreement, if the Columbia board of directors approves a superior proposal to acquire Columbia, provided that:

     - Columbia gives NiSource three days' prior written notice;

     - Columbia has not solicited the proposal in violation of the merger agreement;

     - Columbia's board concludes in good faith, on the basis of the advice of its independent financial advisor of national reputation, that the proposal is a superior proposal; and

     - Columbia pays NiSource a $200 million termination fee.

                                                                         SUMMARY

     NiSource may terminate the merger agreement at any time before completion of the merger if:

     - the Columbia board of directors withdraws or adversely modifies its approval of the merger agreement or its recommendation that the Columbia shareholders adopt the merger agreement; or

     - the Columbia board of directors approves or recommends a superior proposal.

TERMINATION FEES (SEE PAGE 79)

     Columbia will pay NiSource a termination fee of $200 million if:

     - Columbia terminates the merger agreement to accept a superior proposal;

     - NiSource terminates the merger agreement because Columbia's board adversely modifies its support for the merger or approves a superior proposal; or

     - either party terminates the merger agreement because the Columbia shareholders do not adopt the merger agreement where:

        - after the date of the merger agreement and before the Columbia shareholder meeting, a third party proposes a business combination with Columbia; and

        - within one year after termination, Columbia enters into an agreement for a business combination with that third party.

     If NiSource or Columbia terminates the merger agreement because (1) a final and non-appealable order permanently prohibits the merger or (2) any required governmental consents have not been obtained or waived by March 31, 2002, NiSource will pay Columbia a termination fee of $50 million.

NO SOLICITATION (SEE PAGE 75)

     Columbia has agreed not to initiate any discussions with another party regarding a business combination while the merger is pending.

RISKS ASSOCIATED WITH THE MERGER (SEE PAGE 19)

     You should be aware of and carefully consider the risks relating to the merger described under "Risk Factors."

SUMMARY

                HISTORICAL MARKET PRICE AND DIVIDEND INFORMATION

NISOURCE

     The NiSource common shares are listed for trading on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "NI". The Columbia common shares are listed for trading on the New York Stock Exchange under the symbol "CG". The following table sets forth, for the fiscal quarters indicated, the dividends paid and the high and low sale prices of NiSource and Columbia common shares as reported under the New York Stock Exchange Composite Transactions Reports in The Wall Street Journal. Amounts for NiSource have been restated to reflect a two-for-one stock split effective February 20, 1998. Amounts for Columbia have been restated to reflect a three-for-two common stock split, in the form of a stock dividend, effective June 15, 1998.

                                           NISOURCE                                       COLUMBIA
                                        COMMON SHARES                                  COMMON SHARES
                            --------------------------------------         --------------------------------------
    CALENDAR QUARTER        HIGH           LOW           DIVIDENDS         HIGH           LOW           DIVIDENDS
    ----------------        ----       -----------       ---------         ----       -----------       ---------
1997
  First Quarter.........    $20 1/8        $19             $.225           $43 11/12      $38 5/12        $.100
  Second Quarter........     21 1/16        19 7/16         .225            44 11/12       37 1/3          .166
  Third Quarter.........     21 9/32        20 11/32        .225            48 1/6         43 11/24        .166
  Fourth Quarter........     24 15/16       21 1/16         .225            52 5/12        46 1/3          .166
1998
  First Quarter.........     28 1/2         24 21/32        .240            52 17/24       47 1/3          .166
  Second Quarter........     28 3/8         25 11/16        .240            57 11/12       50 1/3          .200
  Third Quarter.........     32 7/8         26 5/8          .240            60 3/8         47 1/2          .200
  Fourth Quarter........     33 3/4         28              .240            60 3/4         54 1/4          .200
1999
  First Quarter.........     29 15/16       25 7/16         .255            58             44 5/8          .200
  Second Quarter             28 1/4         25 3/4          .255            64 1/4         43 7/8          .225
  Third Quarter.........     26 7/8         21 7/16         .255            64 11/16       54 1/4          .225
  Fourth Quarter........     22 15/16       16 3/8          .255            66 1/4         55 1/16         .225
2000
  First Quarter.........     21 11/16       12 3/4          .270            66 5/16        54 3/16         .225
  Second Quarter
     (through April
     24)................     17 3/4         16 3/16           --*           62 3/16        59 5/16           --

---------------
* On March 28, 2000, NiSource's board declared a dividend of $.27 per share payable May 19, 2000 to shareholders of record at the close of business on April 28, 2000.

                                                                         SUMMARY

  PER SHARE DATA

     The information presented in the table below represents closing sale prices reported under the New York Stock Exchange Composite Transaction Reports in The Wall Street Journal for both NiSource common shares and Columbia common shares, on June 4, 1999, the last trading day before the first public announcement of NiSource's proposal to acquire Columbia; June 23, 1999, the last trading day before NiSource commenced its tender offer for Columbia common shares; February 25, 2000, the last trading day before the public announcement of the merger agreement; and April 24, 2000, the last practicable day for which closing sale prices were available at the time of mailing this joint proxy statement/prospectus.

                                                   NISOURCE          COLUMBIA
                                                  SHARE PRICE       SHARE PRICE
                                                  -----------       -----------
June 4, 1999..................................        $28 3/16          $55 3/4
June 23, 1999.................................        $27 3/8           $63 3/4
February 25, 2000.............................        $15 9/16          $57 1/16
April 24, 2000................................        $17 11/16         $62 1/8

     We urge you to obtain current market quotations before making any decision with respect to the merger.

     Following the merger, the Columbia common shares and the existing NiSource common shares will cease to be traded on the New York Stock Exchange. We expect that the common shares of New NiSource, which will be renamed "NiSource Inc.," will then be listed on the New York Stock Exchange under the symbol "NI". If we complete the merger using the alternative structure, Columbia common shares will cease to be traded on the New York Stock Exchange and NiSource common shares will continue to be traded on the New York Stock Exchange under the symbol "NI".

NEW NISOURCE'S DIVIDEND POLICY

     We expect that, after the merger, New NiSource will pay quarterly cash dividends on its common shares initially in an amount of $0.27 per share, or $1.08 per share on an annual basis. These amounts are equal to the dividends currently being paid on NiSource common shares. NiSource's current dividend policy is to declare dividends on a quarterly basis on or about the 20th day of February, May, August and November in each year, with a goal of maintaining a payout ratio tied to projected growth in earnings. We expect that New NiSource will initially maintain a similar policy. The payment of dividends will be in the discretion of the New NiSource board and will be determined after consideration of various factors, including the earnings and financial condition of New NiSource and its subsidiaries.

     Debt and other financing for the merger will likely include provisions that could directly or indirectly limit dividend payments by New NiSource. Also, New NiSource will be a holding company whose earnings depend on dividends paid to it by its operating subsidiaries. The ability of these subsidiaries to pay dividends to New NiSource will be subject to any limitations contained in outstanding debt securities and preferred shares of the subsidiaries. The Securities and Exchange Commission and other regulatory authorities may also impose restrictions on dividends.

SUMMARY

     Because Columbia's subsidiaries do not have outstanding any preferred shares or publicly held indebtedness, they are not currently subject to limitations on their ability to pay dividends to Columbia. The mortgage indenture of Northern Indiana Public Service Company, NiSource's largest subsidiary, provides that Northern Indiana may not declare or pay cash dividends on its capital stock (other than preferred or preference stock) except out of earned surplus or net profits of Northern Indiana. At December 31, 1999, Northern Indiana had approximately $136.1 million of retained earnings (earned surplus) available for the payment of dividends. Furthermore, as long as any of Northern Indiana's cumulative preferred shares are outstanding, Northern Indiana may not declare or pay cash dividends on its common shares in excess of 75% of its net income, provided that Northern Indiana may declare and pay cash dividends if the sum of (1) Northern Indiana's capital applicable to stock junior to cumulative preferred stock plus (2) the surplus, after giving effect to such dividends is at least 25% of the sum of (a) all of Northern Indiana's obligations under any outstanding bonds, notes, debentures or other securities plus (b) Northern Indiana's total capital and surplus.

                            RECENT FINANCIAL RESULTS

NISOURCE

     For the quarter ended March 31, 2000, NiSource's net income was $79.6 million, or $0.64 basic earnings per common share, compared to $76.6 million, or $0.62 per share, in the first quarter of 1999. Results for the two periods are not directly comparable, since the results for 2000 include Bay State Gas Company, which NiSource acquired in early February 1999, and TPC Corporation (renamed EnergyUSA-TPC Corp.) and Market Hub Partners, which NiSource acquired later in 1999.

COLUMBIA

     On April 13, 2000, Columbia reported its financial results for the quarter ended March 31, 2000. For the first quarter of 2000, income from continuing operations was $149.7 million, or $1.83 per share, compared to $160.4 million, or $1.92 per share, in the first quarter of 1999. Excluding the one-time $20.6 million after-tax gain recorded in 1999, related to a producer settlement, income from continuing operations was up $9.9 million, or 16 cents per share, over the same period last year. All per share amounts are on a diluted basis.

                                                                         SUMMARY

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     We are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary, and you should read it together with the historical consolidated financial statements of NiSource and Columbia and the related notes incorporated by reference in this document. See "Where You Can Find More Information" on page 147.

                         NISOURCE INC. AND SUBSIDIARIES

                                                       YEAR ENDED DECEMBER 31,
                                       --------------------------------------------------------
                                         1999        1998        1997        1996        1995
                                       --------    --------    --------    --------    --------
                                              ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Total operating revenues.........    $3,144.6    $2,932.8    $2,586.5    $1,987.9    $1,769.3
  Earnings on common shares........       160.4       193.9       190.8       176.6       172.4
PER SHARE DATA*
  Basic earnings per common
     share.........................    $   1.29    $   1.60    $   1.54    $   1.44    $   1.36
  Average common shares outstanding
     (000).........................     124,343     120,778     123,849     122,382     126,562
  Diluted earnings per common
     share.........................    $   1.27    $   1.59    $   1.53    $   1.43    $   1.35
  Diluted average common shares
     outstanding (000).............     125,339     121,335     124,223     122,705     126,801
  Dividends:
     Per share.....................    $   1.02    $   0.96    $   0.90    $   0.84    $   0.78
     Payout ratio (%)..............        79.1        60.0        58.4        58.3        57.4
BALANCE SHEET DATA
  Capitalization:
     Common stock equity...........    $1,353.5    $1,149.7    $1,264.8    $1,100.5    $1,122.2
     Preferred stock
       without mandatory
          redemption...............        85.6        85.6        85.6        81.1        81.3
       with mandatory redemption...        54.0        56.4        58.8        61.2        98.7
     Company-obligated mandatorily
       redeemable preferred
       securities of subsidiary
       trust.......................       345.0          --          --          --          --
     Long-term debt................     1,975.2     1,668.0     1,667.9     1,127.1     1,175.7
                                       --------    --------    --------    --------    --------
  Total............................     3,813.3     2,959.7     3,077.1     2,369.9     2,477.9
                                       --------    --------    --------    --------    --------
  Total assets.....................    $6,835.2    $4,986.5    $4,937.0    $4,288.9    $3,999.5
OTHER FINANCIAL DATA
  Capitalization ratio:
     Common stock equity...........          35%         39%         41%         46%         45%
     Preferred stock...............           4%          5%          5%          6%          7%
     Company-obligated mandatorily
       redeemable preferred
       securities of subsidiary
       trust.......................           9%          0%          0%          0%          0%
     Debt..........................          52%         56%         54%         48%         48%
  Capital expenditures.............    $  341.3    $  245.8    $  218.9    $  207.9    $  193.0
  Net cash from operations.........       453.0       484.1       434.6       305.4       390.0
  Book value per common share......       10.90        9.78       10.17        9.20        9.00
  Return on average common
     equity........................        12.8%       16.1%       16.1%       15.9%       15.5%

-------------------------
* All per share amounts, average common shares outstanding and diluted average common shares have been restated to reflect a two-for-one stock split effective February 20, 1998.

SUMMARY

                     COLUMBIA ENERGY GROUP AND SUBSIDIARIES

                                                                    YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------------------
                                                      1999        1998        1997        1996        1995
                                                    --------    --------    --------    --------    --------
                                                           ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
  Total operating revenues......................    $3,189.2    $2,628.0    $3,014.1    $3,353.0    $2,635.2
  Earnings (Loss) before discontinued
    operations, extraordinary item and
    accounting changes..........................       355.0       300.3       280.3       218.2      (433.4)
  Earnings (Loss) before extraordinary item and
    accounting changes..........................       249.2       269.2       273.3       221.6      (432.3)
  Earnings (Loss) on common stock...............       249.2       269.2       273.3       221.6      (360.7)
PER SHARE DATA*
  Earnings (Loss) per common share:
    Continuing operations.......................    $   4.31    $   3.60    $   3.37    $   2.71    $  (5.72)
    Discontinued operations.....................       (1.28)      (0.37)      (0.08)       0.04        0.01
    Before extraordinary item and accounting
      changes...................................        3.03        3.23        3.29        2.75       (5.71)
    Earnings (Loss) per common share............        3.03        3.23        3.29        2.75       (4.76)
  Average common shares outstanding (000).......      82,210      83,382      83,100      80,681      75,708
  Diluted earnings (loss) per common share:
    Continuing operations.......................    $   4.29    $   3.58    $   3.35    $   2.70    $  (5.72)
    Discontinued operations.....................       (1.28)      (0.37)      (0.08)       0.04        0.01
    Before extraordinary item and accounting
      changes...................................        3.01        3.21        3.27        2.74       (5.71)
    Diluted earnings (loss) per common share....        3.01        3.21        3.27        2.74       (4.76)
  Diluted average common shares outstanding
    (000).......................................      82,709      83,748      83,594      80,919      75,708
  Dividends:
    Per share...................................    $  0.875    $   0.77    $   0.60    $   0.40          --
    Payout ratio (%)............................        28.9        23.8        18.2        14.5         N/A
BALANCE SHEET DATA
  Capitalization
    Common stock equity.........................    $2,064.0    $2,005.3    $1,790.7    $1,553.6    $1,114.0
    Preferred stock.............................          --          --          --          --       399.9
    Long-term debt..............................     1,639.7     2,003.1     2,003.5     2,003.8     2,004.5
    Short-term debt.............................       465.5         N/A         N/A         N/A         N/A
    Current maturities of long-term debt........       311.3         0.4         0.5         0.8         0.5
                                                    --------    --------    --------    --------    --------
    Total.......................................     4,480.5     4,008.8     3,794.7     3,558.2     3,518.9
                                                    --------    --------    --------    --------    --------
  Total assets..................................    $7,095.9    $6,531.4    $6,259.4    $5,905.8    $6,033.4
OTHER FINANCIAL DATA
  Capitalization ratio (including current
    maturities**):
    Common stock equity.........................        46.1%       50.0%       47.2%       43.7%       31.7%
    Preferred stock.............................          --          --          --          --        11.4%
    Debt........................................        53.9%       50.0%       52.8%       56.3%       56.9%
  Capital expenditures..........................    $  867.3    $  479.2    $  563.2    $  314.0    $  420.8
  Net cash from operations......................       831.6       707.6       504.1       461.0      (798.0)
  Book value per common share...................       25.39       24.01       21.51       18.74       15.09
  Return on average common equity before
    discontinued operations, extraordinary item
    and accounting changes......................        17.5%       15.8%       16.8%       16.4%      (33.6)%

-------------------------
Dilutive potential common shares were not included in the 1995 computation of diluted earnings per share as the effect would be antidilutive.

 * All per share amounts, average common shares outstanding and diluted average common shares have been restated to reflect a three-for-two common stock split, in the form of a stock dividend, effective June 15, 1998.

** Short-term borrowings were used in 1999 to finance acquisitions and to fund
   Columbia's stock repurchase program. Inclusion of the short-term debt in 1999 makes the historical ratio more meaningful.

                                                                         SUMMARY

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     We present below summary pro forma combined financial information for NiSource and Columbia. This summary pro forma financial information is derived from the unaudited pro forma combined condensed consolidated financial statements and related notes beginning on page 96 of this document. This information does not purport to represent what the financial position or results of operations of NiSource, Columbia or the combined company would actually have been had the merger occurred at January 1, 1999 or to project NiSource's, Columbia's or the combined company's results of operations for any future period or date. The data set forth below should be read together with the pro forma financial statements included elsewhere in this document and the separate historical financial statements and notes of NiSource and Columbia incorporated by reference into this document.

                                                                   YEAR ENDED
                                                                DECEMBER 31, 1999
                                                                -----------------
                                                                 (IN THOUSANDS,
                                                                     EXCEPT
                                                                    PER SHARE
                                                                    AMOUNTS)
INCOME STATEMENT DATA
Operating revenues..........................................       $ 6,333,776
Operating expenses..........................................       $ 2,484,845
Operating income............................................       $ 1,003,480
Net income from continuing operations.......................       $   176,335
Basic earnings per share....................................       $      0.84
Diluted earnings per share..................................       $      0.84
BALANCE SHEET DATA
Total assets................................................       $18,020,245
Capitalization:
  Long-term debt (including portion due within one year)....       $ 8,757,100
  Company-obligated mandatorily redeemable preferred
     securities of subsidiary trust.........................           345,000
  Preferred stocks of subsidiaries:
     Not subject to mandatory redemption....................            85,611
     Subject to mandatory redemption........................            54,030
  Common shareholders' equity...............................         2,711,734
                                                                   -----------
Total capitalization........................................       $11,953,475
                                                                   ===========
Book value per share........................................       $     13.05

SUMMARY

                 COMPARATIVE PER SHARE AND DIVIDEND INFORMATION

     The following table summarizes the per share information for our companies on a historical, pro forma combined and equivalent basis. The pro forma comparative per share data, which is derived from the unaudited pro forma combined financial statements and notes thereto beginning on page 96 of this document, does not purport to represent what the financial position or results of operations of NiSource, Columbia or the combined company would actually have been had the merger occurred at January 1, 1999 or to project NiSource's, Columbia's or the combined company's results of operations for any future period or date. The data set forth below is presented on the assumption that 23% of Columbia common shares are exchanged for New NiSource common shares in the merger. The data should be read together with the pro forma financial statements and the separate historical financial statements and notes of NiSource and Columbia, which are included elsewhere in, or incorporated by reference into, this document.

                                                                  YEAR ENDED
                                                              DECEMBER 31, 1999
                                                       --------------------------------
                                                       HISTORICAL    PRO FORMA(1)(2)(3)
                                                       ----------    ------------------
NISOURCE
  Book value per share.............................      $10.90            $13.05
  Cash dividends declared per share................      $1.035            $1.035
  Basic earnings per share.........................      $ 1.29            $ 0.84
  Diluted earnings per share.......................      $ 1.27            $ 0.84
  Payout ratio.....................................          80%              123%

                                                                           PRO FORMA
                                                          HISTORICAL    EQUIVALENT(3)(4)
                                                          ----------    ----------------
COLUMBIA
  Book value per share................................      $25.39           $58.53
  Cash dividends declared per share...................      $0.875           $ 4.64
  Basic earnings per share from continuing
     operations.......................................      $ 4.31           $ 3.76
  Diluted earnings per share from continuing
     operations.......................................      $ 4.29           $ 3.76

-------------------------
(1) The pro forma per share data for NiSource are prepared based on the assumptions that: (a) the aggregate purchase price is $6.0 billion; (b) the NiSource common share price is $16.50; (c) the consideration paid by NiSource in the merger will be comprised of 23% New NiSource common shares and 77% cash and SAILS; and (d) all outstanding Columbia employee stock options will be settled for cash as provided in the merger agreement. The merger is being accounted for by the purchase method. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values. The accompanying allocation anticipates that the fair value of Columbia's regulated operations reasonably approximates the underlying book values of these operations. As a result, the purchase price paid in excess of the estimated fair value of non-regulated operations and the book value, which is a proxy for fair value, of regulated operations has been allocated to goodwill. Allocations included in the pro forma combined condensed consolidated financial statements are based on analyses that are not yet completed. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amounts included in the accompanying pro forma statements.

                                                                         SUMMARY

(2) Changing the assumptions in (1) to 30% common shares and 70% cash and SAILS would increase NiSource's pro forma book value per share to $13.43, with pro forma basic earnings per average common share of $0.84 and with a dividend payout ratio of 123%. Changing the assumptions in (1) to 0% common shares and 100% cash and SAILS would decrease NiSource's pro forma book value per share to $10.74, increase pro forma basic earnings per average common share to $0.87 and decrease the dividend payout ratio to 119%.

(3) The cash dividend information included in the data is based on the dividends declared during 1999. On December 17, 1999, NiSource increased its quarterly dividend to $.27 per NiSource common share, which is equivalent to an annual rate of $1.08 per share. On this basis, the pro forma equivalent cash dividend declared per Columbia common share would be $4.84, rather than $4.64.

(4) The pro forma equivalent per share data for Columbia assume a ratio of
    4.4848 New NiSource common shares for each Columbia common share converted into New NiSource common shares, based upon an assumed NiSource common share price of $16.50.

SUMMARY

                                  RISK FACTORS

     In deciding whether to approve the merger agreement, you should consider the following risks related to the merger and to your investment in the combined company following the merger. You should consider carefully these risks along with the other information in this document and in the other documents to which we refer you. See "Where You Can Find More Information" on page 147.

TRANSACTION RISKS

     WE MAY NOT BE ABLE TO OBTAIN REQUIRED REGULATORY APPROVALS IN A TIMELY MANNER OR ON SATISFACTORY TERMS.

     Before we can complete the merger, we must receive final approvals from a number of state utility regulators under applicable state laws, from the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, and from the Federal Energy Regulatory Commission under the Federal Power Act. In addition, our current clearance under the premerger notification requirements of the antitrust laws will expire in August 2000, and we will need to refile for a new clearance. Obtaining these regulatory approvals will likely delay the merger for several months after the shareholder meetings. We cannot assure you that we will obtain all the regulatory approvals that we need or, if we obtain them, that the terms and conditions of the approvals will be satisfactory. Also, interveners may seek to appeal orders approving the merger, which could further delay the merger.

     Both NiSource and Columbia are obligated to use their reasonable best efforts to obtain all necessary governmental authorizations for the merger. NiSource has also agreed to use its best efforts to take all actions, including divesting assets of Columbia or NiSource if needed, to prevent or eliminate any government order that would prohibit the merger. However, we do not have to complete the merger if the regulators impose conditions that would be reasonably likely to have a material adverse effect on the combined company.

     See "The Merger Agreement -- Conditions to the Merger" on page 77 and "Regulatory Matters" on page 81 for a more complete discussion of the regulatory approvals required for the merger.

     THE COMBINED COMPANY WILL BE SIGNIFICANTLY MORE LEVERAGED.

     NiSource plans initially to finance the cash component of the merger with borrowings under bank credit facilities. Depending on Columbia shareholders' elections and the structure of the merger, as well as the proceeds of non-core asset sales, the combined company will need to borrow at least $3 billion and as much as $6 billion to pay Columbia shareholders in the merger. NiSource has a commitment letter from Credit Suisse First Boston, New York Branch -- an affiliate of Credit Suisse First Boston we refer to as CSFB -- and Barclays Bank PLC for a $6 billion credit facility. After the merger, New NiSource plans to refinance a significant portion or all of the credit facility with proceeds from the issuance of public debt, with proceeds from sales of assets that we do not consider essential to the core businesses of the combined company and with cash flow from operations. Depending on how many common shares are issued in the merger, New NiSource will also consider increased asset sales, as well as public and private sales of

                                                                    RISK FACTORS
common shares or related securities. In addition, we expect approximately $2.4 billion of Columbia's existing debt to remain outstanding after the merger. See "The Merger -- Financing the Transaction" on page 43.

     As a result of the merger financing, assuming New NiSource common shares are exchanged for 30% of Columbia's shares in the merger and no asset sales occur, the pro forma consolidated capital structure of New NiSource at closing will be approximately 68.9% debt, 3.7% Premium Income Equity
Securities(SM) -- known as PIES(SM)* -- and SAILS, 1.1% preferred stock and 26.3% common stock, a significantly more leveraged capital structure than either Columbia or NiSource has at present. The PIES are NiSource's currently outstanding units, each consisting of a company-obligated mandatorily redeemable preferred security of a subsidiary trust and a forward equity contract to purchase NiSource common shares in 2003. Assuming that New NiSource common shares are exchanged for 30% of Columbia's shares and we sell assets immediately after the merger for net proceeds of $900 million, the pro forma consolidated capital structure of the combined company will be approximately 66.3% debt, 3.9% PIES and SAILS, 1.3% preferred stock and 28.5% common stock. To the extent fewer common shares are issued in the merger, New NiSource would be more leveraged. If no New NiSource common shares are issued in the merger, or if we complete the merger using the alternative structure, and no asset sales occur, the pro forma consolidated capital structure of the combined company at closing will be approximately 83.9% debt, 4.0% PIES and SAILS, 1.2% preferred stock and 11.3% common stock. The percentages presented are based on a hypothetical closing date of December 31, 1999 and will vary, to a limited degree, depending on when the merger is completed.

     Although we currently expect that New NiSource will have an investment grade credit rating after completion of the merger even if no New NiSource common shares are issued in the merger, no assurances can be given. The anticipated increase in total indebtedness of the combined company after the merger may have a negative impact on the credit ratings of New NiSource, NiSource and Columbia, as compared to NiSource's and Columbia's current credit ratings. Any downgrade in credit rating would likely lead to increased borrowing costs, more restrictive covenants and the extension of less open credit by suppliers and counter parties in the future, all of which could negatively affect profitability. Under the terms of the commitment letter from CSFB and Barclays Bank PLC, it is a condition to NiSource's borrowing to finance the merger that the borrower's senior unsecured long-term debt be rated investment grade by both Moody's Investors Service, Inc. and Standard & Poor's Rating Services.

     NISOURCE WILL HAVE TO RENEGOTIATE ITS FINANCIAL COMMITMENT IF WE DO NOT COMPLETE THE MERGER BY FEBRUARY 2001.

     The commitment that NiSource has received from CSFB and Barclays Bank PLC expires on February 17, 2001 if NiSource has not borrowed funds by that date. Therefore, if we do not complete the merger by February 17, 2001, NiSource will need to seek a new commitment. There can be no assurance that CSFB and Barclays Bank PLC will be willing to renew their commitment at that time or, if they are, whether it will be on the same terms as their existing commitment. There can also be no assurance that, if CSFB

-------------------------
* "Premium Income Equity Securities(SM)" and "PIES(SM)" are service marks of Lehman Brothers Inc.
RISK FACTORS
and Barclays Bank PLC do not renew their commitment, another institution will be willing to lend the necessary funds to NiSource.

     NEW NISOURCE MAY NOT BE ABLE TO SELL ASSETS OR EQUITY ON A TIMELY BASIS AND ON FAVORABLE TERMS.

     New NiSource expects to sell some assets and businesses of NiSource and Columbia in connection with the merger and to use the proceeds from the sales principally to retire debt. Depending on the number of New NiSource common shares issued to Columbia shareholders in the merger, New NiSource may consider additional asset sales, as well as public and private sales of New NiSource common shares or related securities. Some of those asset and securities sales will require approval of the Securities and Exchange Commission and possibly other regulatory authorities. We do not yet know all of the assets and businesses that will be offered for sale, nor can we predict the prices that will be received or if New NiSource will be able to obtain any necessary approvals to sell particular assets on acceptable terms. As a result, New NiSource may not receive the proceeds it needs from the asset sales or may not be able to complete the sales or do so in a timely manner. New NiSource's ability to issue new common shares on favorable terms after the merger will be affected by stock market conditions generally and the market for energy companies, as well as by factors specific to New NiSource, including its operating results, financial condition and prospects. We can give no assurance that sales of New NiSource common shares can be accomplished, or can be completed at prices and on terms that are acceptable. The Securities and Exchange Commission must approve NiSource's issuance of common shares, and we can give no assurance that we will obtain approval on acceptable terms.

     COLUMBIA WILL BE REQUIRED TO DISPOSE OF INTERESTS IN FOUR QUALIFYING FACILITIES.

     Subsidiaries of Columbia own interests in several facilities which are "qualifying cogeneration facilities", as that term is defined in the Public Utility Regulatory Policies Act of 1978 and the federal regulations implementing the statute. Under that law, no more than 50% of the equity interests in a QF may be held by a company that is an electric utility or an electric utility holding company or any combination of such companies. Electric utility holding companies now own up to 50% of the equity interests in each of the QFs in which Columbia holds an interest. Columbia currently is not an electric utility holding company for purposes of this ownership test, but, as a result of its transaction with NiSource, its interests in QFs will be indirectly held by an electric utility holding company. Consequently, Columbia's interest in combination with the interests of other electric utility affiliates participating in each of the QF projects would exceed 50 percent. In order to avoid jeopardizing the QF status of the projects and to comply with Columbia's obligations to other participants in the projects, Columbia plans to relinquish its ownership interests in the four QFs before completion of the merger and is currently evaluating the transfer of its interests in those facilities.

     If Columbia were to divest all of its interest in each of the projects, there would be a reduction in approximately 365 MW (net) of Columbia's electric generating capacity. These interests had a book value of $28.7 million at December 31, 1999. The proceeds from any sale of these interests will be used to reduce debt or for other corporate purposes. We cannot assure you that Columbia will be able to sell its interests or restructure these investments on a timely basis or on satisfactory terms.

                                                                    RISK FACTORS

     DIRECTORS AND OFFICERS OF THE COMPANIES MAY HAVE INTERESTS THAT ARE DIFFERENT FROM OR IN ADDITION TO YOUR INTERESTS AS A SHAREHOLDER.

     When considering the recommendations of the board of directors of each company, you should be aware that some members of the Columbia and NiSource boards of directors and some officers of Columbia and NiSource may have interests in the merger that are different from, or in addition to, your interests as shareholders.

     Following the merger, the directors of NiSource will be the directors of New NiSource. Gary L. Neale will serve as Chairman, President and Chief Executive Officer of New NiSource, and the New NiSource board will elect the remaining officers.

     A number of Columbia's officers have entered into employment or severance agreements with Columbia and participate in benefit and compensation plans. Under the merger agreement, all stock options under Columbia's long-term incentive plans will be converted at the time the merger occurs into the right to receive cash, based on the estimated average value of the consideration to be received by Columbia shareholders in the merger. In addition, the phantom shares under Columbia's Phantom Stock Plan for Outside Directors will be canceled and converted into the right to receive cash upon completion of the merger. See "The Merger -- Interests of Officers and Directors in the Merger" on page 45.

     IF THE NISOURCE SHAREHOLDERS DO NOT APPROVE THE MERGER AGREEMENT, NISOURCE WILL BE OBLIGATED TO COMPLETE THE ACQUISITION OF COLUMBIA ON TERMS THAT MAY BE LESS FAVORABLE TO NISOURCE.

     Under the merger agreement, NiSource has committed that, if the NiSource shareholders do not approve the merger agreement, NiSource will, subject to the regulatory and other conditions, complete its acquisition of Columbia through the alternative merger structure. Under the terms of the alternative merger, Columbia will become a subsidiary of NiSource, and each Columbia share will be exchanged for $70 in cash and $3.02 stated amount of NiSource SAILS, rather than $70 in cash and $2.60 stated amount of New NiSource SAILS. Also, because no common shares will be issued to Columbia shareholders under the alternative merger, NiSource will likely be more leveraged under this alternative than with the proposed holding company structure. See "-- The Combined Company Will Be Significantly More Leveraged" on page 19.

     COLUMBIA SHAREHOLDERS MAY NOT RECEIVE THE NEW NISOURCE SHARES THAT THEY ELECT.

     Because the merger agreement includes both a maximum number of Columbia shares that will be exchanged for stock and a condition that no stock will be available unless the holders of at least 10% of the Columbia shares elect to receive stock, Columbia shareholders who make stock elections may nevertheless receive the cash and SAILS consideration for some or all of their Columbia shares. If Columbia shareholders make stock elections with respect to more than 30% of the outstanding Columbia shares, the New NiSource common shares to be issued will be prorated so that only a portion of each Columbia shareholder's shares is exchanged for New NiSource common shares. Alternatively, if the Columbia shareholders fail to make stock elections with respect to at least 10% of the outstanding Columbia shares, no New NiSource common shares will be issued in the merger, and all Columbia shareholders will receive the cash and SAILS consideration for all of their shares. In addition, if the NiSource shareholders do not approve the merger agreement, no New NiSource common shares will be issued, and all

RISK FACTORS

Columbia shareholders will receive cash and NiSource SAILS for all of their shares under the alternative merger structure. See "The Merger -- Merger Consideration" on page 31 and "-- Alternative Merger Structure" on page 33.

BUSINESS RISKS

     WE MAY NOT ACHIEVE THE EXPECTED COST SAVINGS, REVENUE ENHANCEMENTS AND OTHER BENEFITS OF THE MERGER.

     We may not be able to achieve the cost savings, revenue enhancements and other benefits that we hope to achieve after the merger, either because of difficulties in combining our operations or because the regulatory approvals include terms and conditions that adversely affect the profitability and operational flexibility of the combined company following the merger.

     After the merger, we will need to coordinate the operations of two large, diverse companies and their subsidiaries, combining some businesses while keeping others separate. Coordinating the operations will involve a number of risks, including:

     - difficulties in combining and coordinating operations and systems;

     - difficulties in retaining employees, customers and suppliers;

     - difficulties in managing combined businesses that are significantly larger than either NiSource or Columbia alone;

     - potential diversion of management's attention away from ongoing operations; and

     - the possibility that we will not achieve anticipated cost savings, or that any savings are offset by utility rate reductions and so do not benefit the shareholders.

     Among the factors the NiSource board of directors considered in approving the merger agreement were the opportunities for operating efficiencies and economies of scale that could result from the merger. NiSource has estimated that the combined company will achieve cost savings and revenue enhancements, on a pre-tax basis, of approximately $98 million in the first year following the merger, increasing to approximately $185 million in the fifth year, from the elimination of redundant management functions and other administrative overhead as well as revenue enhancements. Our estimates are based on many assumptions, including future revenue levels and other operating results, the availability of funds for investment, the ability to integrate operations and the timing of events, as well as general industry and business conditions. Many of these factors are beyond our control. Our actual cost savings, revenue enhancements and other benefits, if any, could differ from our estimates, and these differences could be material. Unforeseen factors may offset the estimated cost savings, revenue enhancements or other components of our plan. They also may result in delays in the realization of these benefits.

     NEW NISOURCE WILL BECOME SUBJECT TO ADDITIONAL REGULATION FOLLOWING THE MERGER.

     As a result of the merger, New NiSource will become a registered holding company under the Public Utility Holding Company Act, as Columbia is currently. If we complete the merger using the alternative merger structure, NiSource will register as a holding company. The Holding Company Act imposes a number of restrictions on the operations of registered holding company systems, including requirements that certain securities

                                                                    RISK FACTORS
issuances, as well as sales of assets or securities of utility companies or mergers of interests in any other business, be approved by the Securities and Exchange Commission. The Holding Company Act also limits the ability of registered holding companies to engage in activities unrelated to their utility operations and regulates holding company system service companies and the rendering of services by holding company affiliates to other companies in their system. In this regard, the Securities and Exchange Commission may require as a condition to its approval of the merger under the Holding Company Act that NiSource divest its water utility subsidiaries within a specified period of time following the merger. The water utility subsidiaries had a book value of $329.4 million at December 31, 1999. NiSource does not anticipate that the Securities and Exchange Commission will require it to dispose of any of its other subsidiaries. See "-- New NiSource May Not Be Able to Sell Assets or Equity on a Timely Basis and on Favorable Terms" on page 21.

     COMPETITIVE AND REGULATORY CONDITIONS.

     The utility industry has been undergoing dramatic structural change for several years, resulting in increasing competitive pressures faced by electric and natural gas utility companies. Increased competition may create greater risks to the stability of utility earnings generally and, in the future, may reduce earnings from retail natural gas and electric sales. In a deregulated environment, formerly regulated utility companies that are not responsive to a competitive energy marketplace will likely suffer erosion in market share, revenues and profits as competitors gain access to their retail customers.

RISKS RELATING TO THE NEW NISOURCE COMMON SHARES

     THE NUMBER AND VALUE OF NEW NISOURCE COMMON SHARES ISSUED TO COLUMBIA HOLDERS WHO ELECT STOCK WILL VARY DEPENDING ON THE NISOURCE STOCK PRICE PRIOR TO COMPLETION OF THE MERGER.

     The number of New NiSource shares comprising the stock consideration will vary with the average closing prices of NiSource common shares over a 30-trading day period preceding completion of the merger. If the average NiSource closing stock price for that period is $16.50 or above, Columbia shareholders who elect to receive the stock consideration will receive, for each Columbia share, $74 of New NiSource shares, based on that average price. If, however, the NiSource average closing stock price for that period is less than $16.50, those Columbia shareholders will receive 4.4848 New NiSource shares for each Columbia share. Thus, if the average price is less than $16.50, the aggregate market value of the shares received, measured on the same basis, will be less than $74 per Columbia common share.

     There will likely be a period of several months between the dates when shareholders vote at the shareholder meetings and the date when Columbia shareholders can make stock elections prior to completion of the merger. The market values of Columbia common shares and NiSource common shares are likely to fluctuate during that period.

     THE MARKET PRICE FOR THE NEW NISOURCE COMMON SHARES IS UNCERTAIN.

     It is impossible to predict the market price of New NiSource common shares immediately after completion of the merger and therefore impossible to predict the value of the stock consideration. The value of the stock consideration may be higher or lower than the value of the cash and SAILS consideration. Numerous factors can influence the trading prices of the New NiSource common shares. These factors include changes in

RISK FACTORS

New NiSource's financial condition, results of operations and prospects and complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which the common shares are traded and the market segments of which New NiSource will be a part.

     The market for the common shares likely will influence, and be influenced by, any market that develops for the SAILS. For example, investors' anticipation of the distribution into the market of substantial amounts of common shares, including the additional common shares issuable upon settlement of the SAILS, could depress the price of the common shares and increase their volatility. The price of the common shares also could be affected by hedging or arbitrage trading activity that may develop involving the SAILS and the common shares.

RISKS RELATING TO THE SAILS

     Although the following risk factors discuss the SAILS New NiSource will issue under the holding company structure, they are equally relevant to the NiSource SAILS that NiSource would issue under the alternative merger structure. In that event, the security to be issued upon settlement of the SAILS would be NiSource common shares, rather than New NiSource common shares.

     THE SAILS PAY NO INTEREST, BUT HOLDERS OF SAILS WILL BE TAXED AS IF THEY HAD RECEIVED INTEREST PAYMENTS.

     The SAILS include "zero coupon" debentures that pay no interest before the fourth anniversary of completion of the merger. COLUMBIA SHAREHOLDERS WHO RECEIVE SAILS IN THE MERGER WILL BE REQUIRED TO INCLUDE IN GROSS INCOME AN ALLOCABLE SHARE OF THE ORIGINAL ISSUE DISCOUNT THAT ACCRUES WITH RESPECT TO THOSE DEBENTURES, EVEN THOUGH THEY WILL RECEIVE NO CASH PAYMENT. Also, there is no statutory, judicial or administrative authority directly addressing the tax treatment of the SAILS or instruments similar to the SAILS. See "United States Federal Income Tax Consequences -- Material United States Federal Income Tax Consequences of Owning SAILS" on page 91.

     THE NUMBER OF COMMON SHARES RECEIVED UPON SETTLEMENT OF A SAILS WILL DEPEND ON NEW NISOURCE'S FUTURE COMMON SHARE PRICE; SAILS HOLDERS WILL BEAR THE RISK OF A LOWER EQUITY VALUE.

     The number of New NiSource common shares that holders of SAILS will receive upon the settlement of a SAILS is not fixed, but instead will depend on the market value of the New NiSource common shares over a 30 trading-day measurement period before the settlement date, which is the fourth anniversary of completion of the merger. The aggregate market value of the New NiSource common shares that holders of SAILS will receive upon settlement of a SAILS may be more or less than the stated amount per SAILS. If the market value of the New NiSource common shares over the measurement period is less than $16.50, the aggregate market value of the New NiSource common shares issuable upon settlement generally will be less than the stated amount per SAILS. Therefore, you will bear the full risk of a lower market value of the New NiSource common shares prior to settlement of the SAILS.

     The market value of the New NiSource common shares receivable upon settlement of a SAILS generally will exceed the stated amount per SAILS only if the average closing price of the New NiSource common shares over the measurement period before settlement

                                                                    RISK FACTORS
is $23.10 or more. See "Description of the SAILS -- Description of the Purchase Contracts -- Settlement Rate" on page 110 for an illustration of the number of New NiSource common shares that SAILS holders would receive at various average market prices.

     THE NUMBER OF COMMON SHARES ISSUABLE UPON SETTLEMENT OF SAILS WILL BE ADJUSTED ONLY FOR SPECIFIED TRANSACTIONS.

     The number of common shares issuable upon settlement of SAILS is subject to adjustment only for share splits and combinations, share dividends and other specified transactions involving New NiSource. See "Description of the SAILS -- Description of the Purchase Contracts -- Anti-Dilution Adjustments" on page 114. The number of common shares is not subject to adjustment for other events, such as employee share option grants, offerings of common shares for cash or in connection with mergers or certain other transactions involving New NiSource, which may adversely affect the price of the New NiSource common shares. The terms of the SAILS do not restrict New NiSource's ability to offer common shares in the future or to engage in other transactions that could dilute the common shares. New NiSource has no obligation to consider the interests of the holders of the SAILS in making any determinations.

     SAILS HOLDERS HAVE NO SHAREHOLDER RIGHTS.

     Until you acquire New NiSource common shares upon settlement of your SAILS, you will have no rights with respect to those New NiSource common shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common shares. Upon settlement of your SAILS, you will be entitled to exercise the rights of a holder of New NiSource common shares only as to actions for which the applicable record date is after the settlement date.

     THE TRADING MARKET FOR THE SAILS IS SUBJECT TO UNCERTAINTIES.

     It is impossible to predict how the SAILS will trade in the secondary market or whether the market for these securities will be liquid or illiquid. There will be no secondary market for SAILS until the merger, and we can give no assurance as to the liquidity of any trading market that may develop after that time, the ability of holders to sell their securities in that market or whether the market will continue. New NiSource has applied to list the SAILS on the New York Stock Exchange. Listing on the New York Stock Exchange does not guarantee the depth or liquidity of the market for the SAILS.

     THE SAILS DO NOT CONTAIN CERTAIN RESTRICTIVE COVENANTS.

     The terms of the debentures that are part of the SAILS do not contain several types of restrictive covenants that would protect holders of debentures from transactions that may adversely affect the holders. In particular, the debentures do not contain covenants that limit New NiSource's ability to pay dividends or make distributions on, or redeem or repurchase, its capital shares and do not contain provisions that would give holders of SAILS the right to require New NiSource to repurchase the debentures in the event of a decline in the credit rating of New NiSource which could result from a recapitalization or similar restructuring. In addition, the SAILS do not limit New NiSource's ability to incur additional indebtedness and therefore do not contain provisions that afford holders of SAILS protection in the event of a highly leveraged transaction or other similar transaction involving New NiSource that may adversely affect the holders.

RISK FACTORS

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

     This document contains forward-looking statements within the meaning of the federal securities laws. These statements concern our plans, expectations and objectives for future operations of NiSource, Columbia and New NiSource. Any statement in this document that is not a historical fact is a forward-looking statement. We use the words "estimate," "intend," "expect," "believe," "anticipate" and similar expressions to identify forward-looking statements, but some of these statements may use other phrasing. None of NiSource, Columbia or New NiSource undertakes any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. While we make the forward-looking statements in good faith and believe they are based on reasonable assumptions, these statements are subject to risks and uncertainties. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements are described in this Risk Factors section and also in the documents that we have incorporated by reference into this document. These other factors include:

     - weather;

     - federal and state regulatory environments;

     - the economic climate;

     - growth in the service territories served by NiSource and Columbia;

     - customers' usage patterns and preferences;

     - the degree to which and the speed with which competition changes the utility industry;

     - fluctuations in supply and demand for energy commodities and the timing and extent of changes in commodity prices;

     - changing conditions in the capital and equity markets; and

     - other uncertainties, all of which are difficult to predict, and many of which are beyond our control.

     Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this document, or, in the case of documents incorporated by reference, the date of those documents.

                                                                    RISK FACTORS

                            THE SHAREHOLDER MEETINGS

     NiSource and Columbia will each hold a shareholder meeting. We are sending you this document in order to solicit your proxy for use at the shareholder meetings.

DATES, TIMES AND PLACES

     NiSource. The NiSource annual meeting will be held at the Capitol Theatre, 3rd Floor, 77 South High Street, Columbus, Ohio, on Thursday, June 1, 2000, at 10:00 a.m., local time.

     Columbia. The Columbia special meeting will be held at the PNC Bank Center, 222 Delaware Avenue, Wilmington, Delaware on Friday, June 2, 2000, at 2:00 p.m., local time.

PURPOSES

     NiSource. The purpose of the NiSource meeting is to approve the merger agreement, to elect directors and to approve NiSource's amended and restated long-term incentive plan. The merger agreement provides for the formation of a new holding company to effect the acquisition of Columbia and for the change of the name of the new holding company to "NiSource Inc."

     Columbia. The purpose of the Columbia meeting is to adopt the merger agreement.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

     NiSource. Only NiSource shareholders of record as of the close of business on April 27, 2000, are entitled to receive notice of and to vote at the NiSource meeting. On the record date, there were approximately 40,300 shareholders of record holding an aggregate of approximately 121,058,500 outstanding common shares.

     Each NiSource common share is entitled to one vote. Approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares. Election of directors requires a plurality of the votes cast. Approval of the NiSource incentive plan requires the affirmative vote of a majority of the votes cast, assuming a quorum is present.

     The presence, in person or by proxy, of at least a majority of the NiSource common shares entitled to vote at the NiSource meeting is necessary to constitute a quorum. Abstentions and broker non-votes will count in determining a quorum. For purposes of obtaining the required vote for approval of the merger agreement, an abstention or a broker non-vote is the same as a vote against the merger agreement. Abstentions and broker non-votes will not be counted as votes cast in the election of directors or on the proposal to approve the incentive plan. As a result, abstentions and broker non-votes will not have any effect on these proposals, other than in determining the existence of a quorum.

     At the close of business on the record date, directors and executive officers of NiSource and their affiliates beneficially owned and were entitled to vote approximately 1,339,000 NiSource common shares, which represented approximately one percent of the NiSource common shares outstanding on that date. All of NiSource's directors and executive officers have indicated their present intention to vote, or cause to be voted, their NiSource common shares FOR approval of the merger agreement at NiSource's shareholder meeting.

THE SHAREHOLDER MEETINGS

     Columbia. Only Columbia shareholders of record as of the close of business on April 27, 2000, are entitled to receive notice of and to vote at the Columbia meeting. On the record date, there were approximately 31,800 shareholders of record holding an aggregate of approximately 80,101,250 outstanding shares of Columbia common shares.

     Each share of Columbia common shares is entitled to one vote. Adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Columbia common shares entitled to vote at the Columbia meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted in determining whether a quorum is present. For purposes of obtaining the required vote for adoption of the merger agreement, an abstention or a broker non-vote is the same as a vote against the adoption of the merger agreement.

     At the close of business on the record date, directors and executive officers of Columbia and their affiliates beneficially owned and were entitled to vote approximately 117,746 Columbia common shares, which represented less than one percent of the Columbia common shares outstanding on that date. All of Columbia's directors and executive officers have indicated their present intention to vote, or cause to be voted, their Columbia common shares FOR adoption of the merger agreement at Columbia's shareholder meeting.

PROXIES

     The boards of directors of each of NiSource and Columbia are soliciting proxies for use at their shareholder meetings. If you sign, complete and return a proxy, and your company receives the proxy before or at your shareholder meeting, your proxy will be voted as you instructed. All proxies returned without instructions will be voted FOR the approval or adoption of the merger agreement and, in the case of NiSource, FOR the election of all nominees for director and FOR the adoption of the incentive plan.

     NiSource is also providing shareholders with the opportunity to submit proxies with voting instructions by telephone or through the internet by following the instructions on the accompanying proxy card. If you are a record holder of NiSource common shares, you have been assigned a unique control number which has been printed on your proxy card. If you submit your proxy by telephone or through the internet, you will be required to provide your assigned control number before your proxy will be accepted. If you submit your proxy with voting instructions by telephone or through the internet, you will receive confirmation that your proxy has been successfully submitted.

     Columbia is also providing shareholders with the opportunity to submit proxies with voting instructions by telephone by calling the telephone number printed on the accompanying proxy card. Columbia shareholders should follow the instructions that are set forth on the reverse side of the proxy card. If you are a record holder of Columbia common shares, you have been assigned a unique control number which has been printed on your proxy card. If you submit your proxy by telephone, you will be required to provide your assigned control number before your proxy will be accepted. In addition to the instructions that appear on the proxy card, step-by-step instructions will be provided by a recorded telephone message for those shareholders submitting proxies by telephone. If you

                                                        THE SHAREHOLDER MEETINGS
submit your proxy with voting instructions by telephone, you will receive confirmation on the telephone that your proxy has been successfully submitted.

     If your shares are held in the name of a broker, bank or other record holder, you must either direct the record holder how to vote your shares or obtain a proxy from the record holder to vote at your shareholder meeting. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for a customer who is the beneficial owner of those shares may not give a proxy to vote those shares in the absence of specific instructions from the customer. Shares for which no instructions are received are referred to as "broker non-votes" and will be treated as described under "Voting Rights; Votes Required for Approval" on page 28.

     If any other matters are properly presented for consideration at either shareholder meeting, the persons named in the proxies will have discretion to vote or not vote on those matters in accordance with their best judgment, unless authorization to use that discretion is withheld. Proxies marked AGAINST approval or adoption of the merger agreement will be voted against any proposal to adjourn the meeting for the purpose of soliciting additional proxies. We are unaware of any business for consideration at the shareholder meetings other than as described in this document.

     You may revoke your proxy at any time prior to its use. If you are a NiSource shareholder, to revoke your proxy, you must deliver to NiSource's corporate secretary a signed notice of revocation or a later-dated proxy changing your vote. If you are a Columbia shareholder, you must deliver to Columbia, c/o Harris Trust and Savings Bank, P.O. Box 7051, Rockford, IL 61125-9945, a signed notice of revocation or a later-dated proxy changing your vote. In addition, whether you are a shareholder of NiSource or Columbia, you may attend your shareholder meeting and choose to vote in person. Simply attending the meeting will not by itself revoke your proxy. If you are not the record holder of your shares, you may not vote your shares at the meeting without a proper proxy from the record holder.

     Each company will pay the costs associated with soliciting proxies from its shareholders. In addition to solicitation by mail, we will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. NiSource and Columbia, as appropriate, will reimburse these parties for their reasonable expenses. NiSource has retained Morrow & Company to aid in the solicitation of proxies for a fee of $10,500 plus certain other charges and expenses. Columbia also has retained Morrow & Company to aid in the solicitation of proxies for a fee of $25,000 plus certain other charges and expenses.

        PLEASE ASSIST US BY PROMPTLY RETURNING YOUR PROXY WITHOUT DELAY.

           SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES.

THE SHAREHOLDER MEETINGS

                                   THE MERGER

OVERVIEW

     HOLDING COMPANY STRUCTURE

     The merger agreement provides for a business combination of NiSource and Columbia. The structure that is used to complete the merger will depend on how the NiSource shareholders vote on approval of the merger agreement. The preferred structure for the merger involves the creation of a new holding company, currently named New NiSource, and two separate but concurrent mergers. One wholly-owned subsidiary of New NiSource will merge into NiSource, and another wholly-owned subsidiary of New NiSource will merge into Columbia. NiSource and Columbia will be the surviving corporations in these mergers and will become wholly owned by New NiSource. This structure will allow both Columbia shareholders and NiSource shareholders to exchange their shares tax-free for New NiSource common shares. New NiSource will then change its name to "NiSource Inc." and serve as a holding company for Columbia and its subsidiaries and the subsidiaries of NiSource. Throughout this document we generally refer to the NiSource merger and the Columbia merger collectively as "the merger." Immediately after the merger, NiSource will merge into New NiSource.

     ALTERNATIVE STRUCTURE

     If the NiSource shareholders do not approve the merger agreement, the merger between NiSource and a subsidiary of New NiSource will not occur. Assuming receipt of all necessary approvals, the Columbia merger will occur, and Columbia will become a wholly-owned subsidiary of NiSource itself, rather than of a new holding company. The consideration received by Columbia shareholders under this alternative structure will be different than under the holding company structure. For a description of this alternative structure, see
"-- Alternative Merger Structure" on page 33.

MERGER CONSIDERATION

     NISOURCE SHAREHOLDERS

     Upon completion of the merger between NiSource and a subsidiary of the new holding company, each NiSource common share will be converted into one common share of New NiSource. The NiSource common shares will cease to exist and, without any action on your part, your certificates representing those shares will then represent an equivalent number of New NiSource common shares.

     COLUMBIA SHAREHOLDERS

     Upon completion of the merger, each Columbia common share, other than shares held by holders who exercise their appraisal rights under Delaware law as described in "-- Columbia Shareholders' Appraisal Rights" on page 48, will be converted into the right to receive either (1) the cash and SAILS consideration or (2) for Columbia shareholders who so elect, and subject to the proration and other conditions described below, the stock consideration.

                                                                      THE MERGER

     Cash and SAILS Consideration. The cash and SAILS consideration will consist of:

     - $70 in cash;

     - $2.60 stated amount of a New NiSource SAILS, which is a unit consisting of a zero coupon debt security and a forward equity contract having the terms described under "Description of the SAILS" on page 106; and

     - if the merger is not completed by February 27, 2001, an amount in cash equal to interest at 7% per annum on $72.29 for the period beginning on February 27, 2001 and ending on the day before the completion of the merger, minus the amount of all cash dividends, if any, paid on Columbia common shares with a record date after February 27, 2001.

     Stock Consideration. The stock consideration will consist of:

     - that number of New NiSource common shares equal to $74 divided by the average closing price of NiSource common shares for the 30 trading days ending two trading days before the completion of the merger, but never more than 4.4848 shares; and

     - if the merger is not completed by February 27, 2001, an amount in cash equal to interest at 7% per annum on $72.29 for the period beginning on February 27, 2001 and ending on the day before the completion of the merger, minus the amount of all cash dividends, if any, paid on Columbia common shares with a record date after February 27, 2001.

     Proration. If Columbia shareholders make stock elections for more than an aggregate of 30% of the outstanding Columbia common shares, only a portion of the Columbia shares covered by stock elections will be converted into the stock consideration. For each shareholder making a valid stock election, the number of shares to be converted into the stock consideration will be:

     - the number of Columbia common shares covered by that shareholder's stock election, multiplied by

     - a fraction, the numerator of which is 30% of the total number of outstanding Columbia common shares and the denominator of which is the total number of Columbia common shares covered by valid stock elections.

The remainder of shares covered by each stock election will be converted into the cash and SAILS consideration as described above.

     10% Minimum. If Columbia shareholders do not make stock elections for at least 10% of the outstanding Columbia common shares, then no Columbia shares will be converted into the stock consideration, and all Columbia shares will be converted into the cash and SAILS consideration as described above. This condition assures that the exchange of Columbia common shares for New NiSource common shares will be tax-free as described under "United States Federal Income Tax Consequences -- Material United States Federal Income Tax Consequences of the Merger -- Tax Implications to Columbia Shareholders" on page 88.

     No Fractional Shares. New NiSource will not issue fractional common shares in the merger. Instead, New NiSource will pay cash for the fractional share based on the average

THE MERGER
of the closing trading prices of NiSource common shares on the New York Stock Exchange on the 30 trading days ending two days before completion of the merger.

ALTERNATIVE MERGER STRUCTURE

     The structure that is used to complete the merger will depend on how the NiSource shareholders vote on approval of the merger agreement. We will use the alternative merger structure only if the NiSource shareholders do not approve the merger agreement. In that case, the new holding company structure will not be used. NiSource common shares will remain unchanged and will not be converted into common shares of New NiSource. Each Columbia common share, other than shares held by holders who exercise their appraisal rights, will be converted in the merger into the right to receive:

     - $70 in cash;

     - $3.02 stated amount of a NiSource SAILS, which is a unit consisting of a zero coupon debt security and a forward equity contract having the terms described under "Description of the SAILS" on page 106; and

     - if the merger is not completed by February 27, 2001, an amount in cash equal to interest at 7% per annum on $72.29 for the period beginning on February 27, 2001 and ending on the day before the completion of the merger, minus the amount of all cash dividends, if any, paid on Columbia common shares with a record date after February 27, 2001.

     Columbia shareholders will have no right to elect to receive stock consideration under the alternative merger structure.

BACKGROUND OF THE MERGER

     In November 1998, during a NiSource-sponsored event to which representatives from a number of companies were invited, Oliver G. Richard III, Chairman, President and Chief Executive Officer of Columbia, and Gary L. Neale, Chairman, President and Chief Executive Officer of NiSource, had discussions, as each of them has had with other industry executives, about the active pace of change in the utility industry, including general discussions concerning the possibility of joint ventures, combinations or other transactions with respect to their businesses.

     NiSource had for some time been considering potential candidates for acquisition and other transactions as part of its ongoing evaluation of strategic alternatives. By January 1999, NiSource's ongoing exploration of possible acquisition candidates had focused on a small number of companies, including Columbia, and NiSource began a more formal analysis of Columbia.

     On April 1, 1999, Mr. Neale delivered to Mr. Richard a letter, which indicated that NiSource was interested in pursuing a transaction with Columbia pursuant to which NiSource would purchase all of the outstanding shares of Columbia for cash in the amount of $63 per share subject to certain conditions. At Mr. Richard's request, Mr. Neale agreed to withdraw the letter. Mr. Richard agreed to meet again with Mr. Neale on April 16, 1999. Because of Columbia's internal consideration of a proposal to purchase Consolidated Natural Gas Company, discussed below, Mr. Richard canceled the planned April 16 meeting with Mr. Neale. On April 16, the Columbia board of directors met to discuss a

                                                                      THE MERGER
possible public offer to acquire all of the outstanding common stock of CNG, which had entered into an agreement to merge with Dominion Resources Inc.

     On April 16, 1999, NiSource delivered a letter to Mr. Richard in which NiSource proposed a transaction pursuant to which NiSource would purchase all of the outstanding shares of Columbia for cash in the amount of $63 per share. The Columbia board of directors met on April 16 and 18, 1999 to consider NiSource's April 16 letter. After receiving advice from its outside legal advisors and from Salomon Smith Barney, its financial advisor, which discussed a range of financial considerations, factors and analyses, the Columbia board of directors unanimously (other than Messrs. Johnston, Jozoff and Olesen, who were not present) determined at the April 18, 1999 meeting to reject the transaction proposed in NiSource's April 16 letter.

     On April 18, 1999, Columbia publicly announced that it had submitted a formal proposal to CNG pursuant to which Columbia would acquire all of the outstanding common stock of CNG for consideration consisting of cash and Columbia common shares valued at $70 per CNG share. The proposal was to be kept open until 5:00 p.m. on May 3, 1999. Mr. Neale subsequently called Mr. Richard and offered to assist Columbia in connection with its proposal to CNG.

     On May 3, 1999, Columbia announced that, in response to CNG's requests for additional information concerning Columbia's April 18 proposal, Columbia was providing the additional information and was extending the deadline of its proposal until 5:00 p.m. on May 10, 1999. Columbia subsequently delivered to CNG the requested information and a definitive merger agreement, which was to remain binding upon Columbia until May 11, 1999. On May 11, 1999, following the decision by the CNG board on that same date to enter into a revised and enhanced agreement with Dominion, which substantially increased the value to be received by CNG shareholders, Columbia announced that it had withdrawn its offer to acquire CNG.

     On May 28, 1999, representatives of NiSource and Columbia spoke by telephone about a possible acquisition of Columbia by NiSource. Columbia's representative confirmed that, consistent with Columbia's previous correspondence with NiSource, Columbia was not interested in negotiating a transaction with NiSource.

     On June 7, 1999, NiSource publicly disclosed a letter from Mr. Neale addressed to Mr. Richard offering to purchase all of Columbia's shares for $68 per share in cash. Mr. Richard advised Mr. Neale in writing that the Columbia board of directors would consider NiSource's revised offer.

     At a meeting of the Columbia board of directors held on June 10, 1999, the Columbia board of directors carefully considered Columbia's business, financial condition and prospects, the terms of the June 7 proposal and other matters. At the June 10 board of directors meeting, after a lengthy discussion and following presentations by Columbia's management and legal advisors and by Salomon Smith Barney, its financial advisor, which discussed a range of financial considerations, factors and analyses, the Columbia board of directors unanimously voted against entering into the $68 per share merger contemplated in the June 7 proposal.

     On June 24, 1999, NiSource publicly announced its intention to commence a tender offer, which was subsequently commenced on June 25, 1999. Also on June 24, 1999, Columbia issued a press release urging its shareholders to take no action with respect to the tender offer until the Columbia board of directors had issued its recommendation.

THE MERGER

     At a Columbia board of directors meeting on July 1, 1999, following discussion and presentations by Columbia's legal advisors and by Morgan Stanley and Salomon Smith Barney, its financial advisors, each of which individually discussed a range of financial considerations, factors and analyses, the Columbia board of directors determined that the NiSource tender offer at $68 per share in cash was inadequate and recommended that Columbia's shareholders reject the offer and not tender their shares pursuant to the offer.

     On October 17, 1999, NiSource publicly announced an increase in the price per share to be paid pursuant to the continuing tender offer from $68 per share to $74 per share. The revised offer was scheduled to expire at 12:00 midnight, New York City time, on Friday, November 12, 1999.

     At a meeting of the Columbia board of directors held on October 22, 1999, the Columbia board of directors carefully considered Columbia's business, financial condition and prospects, the terms and conditions of the revised offer, possible strategic alternatives to the revised offer and other matters, including presentations by its management and legal advisors and by Morgan Stanley and Salomon Smith Barney, its financial advisors, each of which individually discussed a range of financial considerations, factors and analyses. At the October 22, 1999 meeting, the Columbia board of directors unanimously (other than Mr. Jozoff, who was not present) concluded, among other things, that the revised offer was not in the best interests of Columbia or its shareholders and recommended that Columbia's shareholders reject the revised offer and not tender their shares pursuant to the revised offer.

     At the October 22, 1999 meeting, the Columbia board of directors also instructed management, with the assistance of Columbia's financial and legal advisors, to explore strategic alternatives to generate value in excess of that which Columbia's business plan or the revised offer could create, including, without limitation, an extraordinary transaction, such as a merger or reorganization, involving Columbia or any of its subsidiaries or a sale or transfer of a material amount of assets by Columbia or any of its subsidiaries. As a result, shortly thereafter Columbia, through its financial advisors, initiated discussions with third parties regarding the types of transactions mentioned above.

     On December 21, 1999, Columbia announced that numerous third parties had provided preliminary indications of interest. Columbia announced that it was inviting several third parties that had provided preliminary indications of interest reflecting values higher than $74 per share, as well as NiSource, into a second round of its process.

     On February 14, 2000, NiSource publicly announced that it had allowed its revised offer to expire as of midnight on Friday, February 11, 2000, but that it would still pursue a transaction with Columbia pursuant to the rules of Columbia's previously announced process.

     On February 18, 2000, NiSource submitted a proposal to purchase all of the Columbia common shares in a transaction pursuant to which (1) all of Columbia's shareholders could elect to receive $70 per share in cash, and (2) up to a maximum of 30% of Columbia's shareholders could elect to receive NiSource common shares with a value of $72 per share, subject to a collar. Two other parties also submitted proposals to Columbia for significant business segments of Columbia. These offers, alone or taken together, would not have resulted in the sale of Columbia in its entirety. Previous indications of interest provided to Columbia reflecting a value in excess of $74 per share had been withdrawn prior to February 18, 2000, largely, Columbia believes, as a result of the marked industry-wide decrease in the share prices of publicly traded companies

                                                                      THE MERGER
involved in the gas and electric utility industries during the period between December 1999 and February 2000 and higher interest rates.

     On February 21, 2000, Columbia's board of directors began discussion of the various proposals and continued the discussions at its February 22, 2000 meeting. At the February 22, 2000 meeting, the board of directors instructed Columbia's financial advisors to hold discussions with NiSource to attempt to arrive at a value in excess of the value stated in NiSource's February 18 proposal.

     Between February 22, 2000 and February 26, 2000, representatives of Columbia and NiSource participated in numerous telephone conversations regarding the terms of the February 18 proposal. On February 24, 2000, representatives of Columbia and NiSource met to discuss various alternatives, including the possibility of increasing the value of the stock portion of NiSource's proposal to $74 per share subject to a collar and introducing a form of equity linked security to be provided in addition to the $70 cash per share.

     On February 25, 2000, NiSource improved the financial and other terms of its offer, including adding an equity linked security having a face value of $2.60 per share. On that basis, Columbia authorized its legal advisors to continue discussions with NiSource.

     On February 26, 2000 and February 27, 2000, Columbia's legal advisors and NiSource's legal advisors met to negotiate the terms of the merger agreement.

     On February 27, 2000, Columbia's board of directors met to discuss the revised terms of the NiSource proposal. Columbia's financial advisors made a financial presentation and delivered their respective opinions to the effect that, based upon and subject to the considerations set forth in such opinions, as of February 27, 2000, the consideration to be received by the holders of Columbia shares pursuant to the merger agreement was fair from a financial point of view to Columbia shareholders. The Columbia board of directors also received presentations from its legal advisors regarding the terms of the merger agreement. After further discussion and deliberation, Columbia's board of directors (other than Mr. Beeby, who was not present) declared the merger agreement and the transactions contemplated thereby to be advisable and in the best interests of Columbia and its shareholders, authorized and approved the merger agreement and the transactions contemplated thereby, subject to the finalization of the merger agreement.

     On February 27, 2000, NiSource's board of directors discussed via telephonic conference the results of the discussions between Columbia's and NiSource's financial and legal advisors. NiSource's financial advisor made a financial presentation and rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 27, 2000, to the effect that, as of that date and based upon and subject to the matters described in the opinion, the merger consideration was fair, from a financial point of view, to NiSource. The NiSource board of directors also received presentations from its legal advisors regarding the terms of the merger agreement. After further discussion and deliberation, NiSource's board of directors authorized and approved the merger agreement and the transactions contemplated thereby, subject to the finalization of the merger agreement.

     On February 27, 2000, upon reaching agreement on the remaining non-material issues, Columbia and NiSource executed the merger agreement. Columbia and NiSource issued a joint press release immediately thereafter announcing the execution of the merger agreement.

THE MERGER

     On March 31, 2000, Columbia and NiSource executed a restated and amended merger agreement which added New NiSource and the subsidiaries formed to complete the mergers as parties to the merger agreement and made other related and minor changes.

     During the course of NiSource's tender offer for Columbia, Columbia shareholders filed five class action lawsuits, which were later consolidated into a single action in the Delaware Chancery Court, and an action in federal court. NiSource also commenced two lawsuits in Chancery Court and one action in federal court. Taken together, the Chancery Court actions alleged that Columbia and its directors acted improperly by not negotiating with NiSource, by implementing a share repurchase program, by adopting change in control agreements with Columbia executive officers and by failing to elect the number of directors prescribed in Columbia's certificate of incorporation. The federal court actions alleged that Columbia and its directors had violated federal securities laws in their statements in response to NiSource's tender offer. The claim relating to the number of directors was dismissed. In October 1999, the parties agreed to stay all litigation pending the outcome of certain meetings between Columbia and NiSource. Following the execution of the merger agreement, NiSource dismissed with prejudice all of its claims. The shareholder plaintiffs' lawsuits are still pending, although they remain stayed.

NISOURCE'S REASONS FOR THE MERGER; RECOMMENDATION OF NISOURCE'S BOARD

     NISOURCE'S REASONS FOR THE MERGER

     We believe that the merger will enable NiSource and its shareholders to participate in a significantly larger and more diverse company that will have strategic and operational opportunities that would not be available to NiSource as a separate company. In particular, we believe that the combined company will have three elements that are key to success in the increasingly deregulated and competitive energy marketplace: (1) increased size, scope and scale, (2) access to strategic geographic markets and (3) a broad range of complementary assets.

     Increased Size, Scope and Scale.

     - The merger of NiSource and Columbia will create a super-regional energy company serving more than 3.6 million gas and electric utility customers located primarily in nine states. The combined company will be:

      - the largest natural gas company east of the Rockies, based on number of customers;

      - the nation's second largest gas company, based on gas sales volume of more than 900 million cubic feet per day; and

      - the largest gas storage company in the country, with 700 billion cubic feet of storage capacity in both gas supply areas and gas market areas.

     - Increased volumes of gas throughput and gas sales, along with more extensive local delivery systems, pipeline assets and a variety of gas storage facilities, will increase our flexibility and efficiency in delivering gas.

     - The merger will result in a company with pro forma 1999 operating revenues of $6.3 billion from a substantially larger and more diverse customer base.

                                                                      THE MERGER

     - We also expect operating efficiencies from economies of scale.

     - The broader geographic range of the market areas served by the NiSource and Columbia utility companies distributing gas and electricity should moderate the risk that unseasonably warm winters or cool summers in one area will adversely affect the entire company at any particular time.

     Access to Strategic Geographic Markets.

     - The merger advances NiSource's previously announced strategy of expanding its presence within a natural gas distribution corridor stretching from Texas, through Chicago, to Maine. Our company has its roots in the Chicago/northern Indiana market. We have extended east through the acquisition of Bay State Gas and southwest through the acquisition of TPC, Market Hub Partners and other gas storage assets in Texas. The additional gas storage assets, pipeline assets and customers we will acquire in the merger also fall along this corridor, linking our existing assets and allowing us to better utilize the combined company's assets.

     - Pipelines from Canada and the Gulf of Mexico to the Chicago market have made natural gas plentiful and relatively inexpensive in Chicago and northern Indiana. In contrast, in the Northeast, constrained pipeline capacity has resulted in higher gas prices and low usage of natural gas. With significant natural gas reserves and storage capacity, 19,000 miles of gas pipeline from Texas to Maine and an extensive local distribution network, we believe the combined company will be able to deliver lower cost gas to a Northeast market that has the potential for growth as an increasing number of customers, including power plant operators, switch to clean natural gas as their fuel of choice.

     - The broader geographic coverage of the combined company, including Columbia's natural gas distribution territory and its pipeline systems, will also provide more opportunities to expand NiSource's electric cogeneration business for industrial customers.

     Broad Range of Complementary Assets.

     - The merger will enable the combined company to use strong local utility brand names to offer customers a broader mix of products and services than either company alone could offer. For example, we will be able to offer more competitive management of customers' complete gas supply needs to a broader group of customers by combining NiSource's supply area gas storage with Columbia's market area gas storage and combining high deliverability storage for peak needs with standard storage for baseload needs.

     - The merger will permit the combined company to offer a broader range of energy products and services and will reduce the risk presented by NiSource's dependence on sales of gas and electricity to large industrial customers in northwest Indiana.

     - The merger will allow us to take advantage of arbitrage opportunities that may exist among natural gas, coal and electricity. Similar opportunities may be available based on differences in weather, time of day, geographic location of customers, and physical location of fuel supplies and gas storage along the Texas-to-Maine corridor. As an example, we will be able to choose how best to use natural gas supplies, whether by selling the gas on the open market, swapping it, transporting it for sale

THE MERGER
       in another market, putting it into storage for future use or sale, or using it to produce electricity in our power plants.

     - Finally, the merger will add key members of Columbia's operating management team, which has successfully managed its company during a period of deregulation in multiple states, increased competition and rapid change in the gas industry, to NiSource's management team, which has skills and experience in efficiently managing assets and delivering energy products and services.

     RECOMMENDATION OF NISOURCE'S BOARD

     NiSource's board of directors, by unanimous vote, has approved the merger agreement, believes the merger is fair and in the best interests of NiSource and its shareholders and is advisable, and recommends that NiSource's shareholders vote FOR the adoption of the merger agreement.

     In engaging in the process of screening and evaluating potential strategic transactions and in reaching its determination to approve and recommend the merger agreement, the NiSource board of directors was motivated by its desire to position NiSource to meet the challenges of the changing energy industry environment. In addition, the NiSource board believed the merger would help its shareholders realize the benefits of the opportunities, and moderate the risks, presented by this changing environment.

     In its deliberations with respect to the merger and the merger agreement, the NiSource board of directors consulted with NiSource's management and NiSource's financial and legal advisors. The factors considered by the NiSource board include those enumerated below. While the NiSource board considered all of those factors, it did not make determinations with respect to each factor. Rather, the board of directors made its judgment with respect to the merger and the merger agreement based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

     In considering the recommendation of the NiSource board of directors with respect to the merger agreement, NiSource shareholders should be aware that the members of the NiSource board of directors have interests in the merger that are different than, or in addition to, the interests of NiSource shareholders generally. See "-- Interests of Officers and Directors in the Merger" on page 45.

     The factors the NiSource board of directors considered in evaluating the merger and the merger agreement included the following:

     - the board's knowledge of the business, operations, assets, properties, operating results and financial condition of NiSource;

     - NiSource's strategic alternatives, including the prospects of positioning NiSource for the future and enhancing long-term shareholder value by remaining an independent company or by effecting a strategic business combination with another party;

     - discussions with NiSource's management and its financial and legal advisors, before and during the course of NiSource's tender offer for Columbia, concerning a proposed combination with Columbia, as well as concerning combinations with other potential acquisition candidates;

                                                                      THE MERGER

     - the recent trend in the utility industry toward consolidation and strategic partnerships in an increasingly competitive environment;

     - specifically, with respect to an acquisition of Columbia:

      - the merger consideration, and the variations in the amount and mix of consideration that could result from Columbia shareholder elections and changes in the price of NiSource common shares or from the alternative merger structure;

      - information concerning the financial position, results of operations, businesses, competitive position and prospects of Columbia;

      - the strategic and operational opportunities that would be provided by a combination with Columbia;

      - the opportunities for cost savings and revenue enhancements as a result of a merger with Columbia;

      - the prospects for obtaining regulatory approvals for a merger with Columbia;

      - recent trading prices for NiSource and Columbia common shares;

      - the terms of the merger agreement;

      - the tax and accounting treatment for the merger; and

      - the discussions with and oral opinion of Credit Suisse First Boston delivered at the February 27, 2000 meeting of the NiSource board, which was subsequently confirmed by delivery of a written opinion dated February 27, 2000, to the effect that, as of that date and based upon and subject to the matters described in the opinion, the merger consideration was fair, from a financial point of view, to NiSource. The full text of the Credit Suisse First Boston opinion, which states the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Credit Suisse First Boston, is attached as Annex III to this document and is incorporated in this section by reference. You are urged to, and should, read the opinion carefully in its entirety. See "Opinions of Financial
        Advisors -- Opinion of NiSource's Financial Advisor" on page 52.

     During its deliberations regarding the merger and the merger agreement, the NiSource board of directors also analyzed certain risks associated with the merger. The NiSource board of directors received advice regarding the risks of obtaining regulatory approval for the merger, the potential for a negative effect on NiSource's share price currently and on its credit ratings following the merger and the other factors outlined under "Risk Factors -- Transaction Risks" and "-- Business Risks" on pages 19 and 23. After reviewing these matters thoroughly, the NiSource board determined that the benefits of the merger outweighed any risks entailed in these matters.

RECOMMENDATION AND CONSIDERATIONS OF THE COLUMBIA BOARD OF DIRECTORS

     At its meeting on February 27, 2000, the Columbia board of directors unanimously as to those present determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Columbia and its shareholders. Accordingly, the Columbia board of directors has declared advisable, authorized and approved the merger agreement, and recommends that the Columbia shareholders vote FOR the adoption of the merger agreement at the special meeting.

THE MERGER

     In the course of reaching its decision to approve the merger agreement, the Columbia board of directors consulted with Columbia's management, as well as its outside legal counsel and its financial advisors, and considered a number of factors, including the following factors:

     - UTILITY INDUSTRY. The board of directors' knowledge of the business, financial condition, prospects and current business strategy of Columbia played a significant role in its decision making process. In fact, Columbia's information was particularly current as a result of its recent evaluation of strategic alternatives. The Columbia board of directors also considered its understanding of the present and anticipated environment in the utility industry and Columbia's position in the industry, and how possible consolidation and restructuring within the utility industry could affect Columbia's competitive position.

     - ACTIVE SOLICITATION. The board of directors also considered the history of Columbia's discussions with other parties thought to be the most likely candidates to have an interest in acquiring Columbia, including without limitation, the ample opportunity provided to other parties, pursuant to Columbia's solicitation process, to submit proposals to Columbia. The board of directors considered the fact that the merger agreement resulted from this active solicitation by Morgan Stanley and Salomon Smith Barney Inc., on behalf of Columbia, of proposals from a large number of prospective purchasers with respect to an acquisition of Columbia.

     - OTHER OPPORTUNITIES. The board of directors considered the risks and rewards of the alternative of continuing as an independent entity. Such risks include, among others, the risks associated with remaining independent amidst industry-wide consolidation. The potential rewards include, among others, the ability of existing Columbia shareholders to partake in the potential future growth and profitability of Columbia.

     - MANAGEMENT PRESENTATIONS. In addition, the board of directors considered the presentations and views of management expressed at a number of meetings of the Columbia board of directors held on or prior to February 27, 2000, regarding, among other things:

      - management's view with respect to the financial condition, results of operations, cash flows, business and prospects of Columbia, including the prospects of Columbia if it were to remain independent and the strategic alternatives believed to be available to Columbia; and

      - the recommendation of the merger agreement by the management of Columbia.

     - FAIRNESS OPINION. The Columbia board of directors considered the analysis and presentations prepared by each of Morgan Stanley and Salomon Smith Barney Inc. at the February 27, 2000 board meeting, and their respective oral opinions, which were each subsequently confirmed in writing, to the effect that, as of the date of such opinions and based upon and subject to the matters stated in such opinions, as of February 27, 2000, the consideration to be paid by NiSource to Columbia shareholders is fair, from a financial point of view, to such shareholders.

     - ATTRACTIVE PREMIUM. The board of directors also considered the fact that the value of the merger consideration -- having a stated value of $72.60 -- represented a premium of 27% over the closing price of Columbia common shares on February 25, 2000, the last trading day prior to the announcement of the merger agreement.

                                                                      THE MERGER

     - SHAREHOLDER APPROVAL. The board also considered that the merger agreement provided for an alternative structure under which the approval of NiSource shareholders was not required in order to effect the merger of Columbia and NiSource. The board considered that this alternative structure, to be utilized in the event NiSource's shareholders fail to approve the transactions contemplated by the merger agreement's new holding company structure, had a stated value of $73.02, representing a 28% premium over the closing price on February 25, 2000.

     - TAX TREATMENT. The fact that, if NiSource shareholders approve the merger agreement, Columbia shareholders will be able to receive New NiSource common shares for up to 30% of the outstanding Columbia shares in a tax-free exchange.

     - TRADING HISTORY. The current and historical market prices and trading volumes for the Columbia common shares, including the relationship of the merger consideration and the alternative merger consideration to the likely range of prices within which shares of Columbia common shares would trade in the absence of a possible acquisition transaction.

     The Columbia board of directors also considered: (1) the risk that the merger would not be completed; (2) the effect of the public announcement of the merger on Columbia's sales, customer, supplier and creditor relationships, operating results and ability to retain employees and the trading price of Columbia shares; (3) the substantial management time and effort that will be required to complete the merger and integrate the operations of the two companies; (4) the possibility that various provisions of the merger agreement might have the effect of discouraging other persons potentially interested in a combination with Columbia from pursuing such an opportunity; (5) the risk that the value of Columbia shares will decline; and (6) other matters described under "Risk Factors" on page 19.

     The foregoing discussion of information and factors considered by the Columbia board of directors is not intended to be exhaustive, but is believed to include all material factors considered. In view of the variety of factors considered in connection with its evaluation of the merger and the complexity of such matters, the Columbia board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its decision. The Columbia board of directors conducted a discussion of the factors described above, including asking questions of Columbia's management and Columbia's legal and financial advisors, and reached a general consensus that the merger was fair to and in the best interest of Columbia's shareholders. In addition, in considering the factors described above, individual members of the board may have given different weights to different factors.

     Columbia's board of directors also considered that members of Columbia's management and its board of directors have interests in the merger that are different from, or in addition to, the interests of Columbia's shareholders generally. These interests are discussed in detail under "Interests of Officers and Directors in the Merger" on page 45.

     THE COLUMBIA BOARD OF DIRECTORS, AT A MEETING DULY CALLED AND HELD, HAS DECLARED ADVISABLE, AUTHORIZED AND APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, ARE ADVISABLE AND IN THE BEST INTERESTS OF COLUMBIA AND ITS SHAREHOLDERS. ACCORDINGLY, THE COLUMBIA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT COLUMBIA SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

THE MERGER

FINANCING THE TRANSACTION

     NiSource estimates that the cash payments to Columbia shareholders in the merger will range from approximately $4 billion, assuming 30% of the outstanding Columbia shares are exchanged for the stock consideration, to approximately $6 billion, if all of the Columbia shares are exchanged for the cash and SAILS consideration. We anticipate that NiSource will fund this cash consideration plus any cash costs of the merger initially through borrowings under newly established bank credit facilities. In addition, we expect approximately $2.4 billion of Columbia's existing debt to remain outstanding after the merger. NiSource is also considering other sources of financing, including commercial and investment banks, institutional lenders and the public securities markets. NiSource also expects to generate funds from sales of assets that we do not consider essential to the core businesses of the combined company.

     NiSource has accepted a commitment letter from CSFB and Barclays Bank PLC to provide up to $6 billion in loans and to lead the syndication of the initial borrowings, but it has not entered into any definite agreements with respect to the actual borrowings. The commitment letter contemplates a revolving credit facility expiring February 17, 2001, with the right to convert loans outstanding at that time into term loans maturing 364 days thereafter. The loan proceeds may be used to finance the merger, to refinance existing indebtedness and to pay related fees and expenses. The credit facility also may be used to support a commercial paper program used for those purposes.

     Loans will bear interest, at the borrower's option, at specified spreads (which vary depending upon the credit rating of the combined company) above LIBOR (adjusted for reserves) or CSFB's base rate or at a negotiated competitive bid rate. Loans bearing interest based upon LIBOR will be for interest periods of 1, 2, 3 or 6 months. In addition, the borrower will pay a utilization fee at a specified annual rate on the outstanding principal amount of loans whenever more than 25% of the commitment has been borrowed, and will pay an annual facility fee on the entire amount of the facility whether or not used.

     The commitments of CSFB and Barclays Bank PLC to underwrite the credit facility may be terminated upon the occurrence of any material adverse change in the business of NiSource and its subsidiaries or of Columbia and its subsidiaries, the underwriters' discovery of additional information that is inconsistent in a material and adverse manner with information previously disclosed by NiSource, the occurrence of any material adverse change in banking or capital market conditions generally and other customary events. The conditions to NiSource's borrowing under the facility include:

     - execution and delivery of satisfactory loan documentation,

     - receipt of investment grade ratings for the borrower's senior unsecured long-term debt from both Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, and

     - the satisfaction of the conditions to the merger, including receipt of all necessary consents and approvals.

     The definitive documentation relating to the facility also will contain representations, warranties, covenants, events of default and conditions customary for transactions of this type. The financial covenants will include a minimum interest coverage ratio and a maximum leverage ratio.

                                                                      THE MERGER

     NiSource will pay underwriting and other fees to the underwriters and syndication fees to the lenders in connection with the facility. NiSource also will pay certain expenses of, and provide customary indemnities to, the underwriters and, under certain circumstances, the other lenders under the facility.

     New NiSource anticipates repaying or refinancing a substantial portion of the initial debt with proceeds from issuances of equity securities, proceeds from issuances of public debt, proceeds from non-core asset sales and cash flow from operations. However, NiSource has not entered into any agreements regarding the subsequent issuance of equity or debt securities or the potential sale of any assets. With respect to any of these transactions, there can be no assurance that any such borrowing, issuance or sale of assets can be concluded or that the borrowing, issuance or sale will be on favorable terms.

     NiSource's obtaining funds to pay the cash portion of the merger consideration is not a condition to the completion of the merger.

ACCOUNTING TREATMENT

     NiSource will account for the merger as a purchase of Columbia by NiSource. This accounting treatment is based on various factors present in the merger, including the majority ownership of the combined company by NiSource's shareholders and the role of NiSource's management following the merger. As a result, the consolidated financial statements of New NiSource after the merger will reflect the assets and liabilities of NiSource at book value and the assets and liabilities of Columbia at fair value. For presentation of certain anticipated effects of the accounting treatment on the consolidated financial position and results of operations of New NiSource, we have included unaudited pro forma combined condensed financial statements in this document, beginning on page 96.

     The purchase contracts included in the New NiSource SAILS will be forward transactions in New NiSource's common shares. Upon settlement of a purchase contract four years after completing the merger, New NiSource will receive the stated amount of $2.60 on the purchase contract and will issue the agreed number of common shares. The amount received will be credited to shareholders' equity and allocated between the common shares and paid-in capital accounts.

     Prior to the issuance of New NiSource common shares upon settlement of the purchase contracts, New NiSource expects that the SAILS will be reflected in its diluted earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the purchase contracts over the number of shares that could be purchased by New NiSource in the market at the average market price during the period using the proceeds receivable upon settlement. As a result, New NiSource expects there will be no dilutive effect on its earnings per share except during periods when the average market price of the common shares is above $23.10.

     If the merger is completed using the alternative merger structure, NiSource will account for the merger, the purchase contracts and the NiSource common shares to be issued upon settlement of the purchase contracts in the same manner.

THE MERGER

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

     In considering the recommendations of the NiSource and Columbia boards with respect to the merger, you should be aware that officers and directors of NiSource and Columbia have interests in the merger that are different from, or in addition to, yours as shareholders. The NiSource and Columbia boards were aware of these interests and considered them, among other matters, in approving the merger.

     INTERESTS OF NISOURCE DIRECTORS AND OFFICERS

     The NiSource directors at the time of the merger will become the directors of New NiSource. Gary L. Neale will serve as Chairman of the Board, President and Chief Executive Officer of New NiSource, and the New NiSource board will elect the remaining officers.

     INTERESTS OF COLUMBIA DIRECTORS AND OFFICERS

     Outside Directors. Columbia's non-employee directors are eligible to participate in Columbia's Phantom Stock Plan for Outside Directors. Under the phantom plan, eligible directors receive phantom shares of Columbia common stock, which are not actually common shares but represent rights to receive cash payments based upon the market value of Columbia common shares. Upon completion of the merger, Columbia will cash out all phantom shares issued under the phantom plan at a value equal to $72.29 per phantom share. Additionally, two directors deferred portions of their annual director's compensation pursuant to Columbia's Deferred Compensation Plan for Outside Directors and will receive a lump sum payment of all deferred amounts upon a change in control. All amounts due to the two directors under the deferred compensation plan will be paid upon completion of the merger. The following table reflects the phantom shares held as of December 31, 1999, by participants in the phantom plan and assumes a payout of $72.29 per phantom share.

                                                               VALUE OF
                                                            PHANTOM SHARES      DEFERRED
                                      NUMBER OF PHANTOM          UPON         COMPENSATION
               NAME                   SHARES OUTSTANDING       MERGER*          BALANCE
----------------------------------    ------------------    --------------    ------------
R.F. Albosta......................          9,528.4            $688,806               --
R.H. Beeby........................          5,694.3            $411,641               --
W.K. Cadman.......................         10,065.3            $727,623         $177,722
J.P. Heffernan....................          4,730.8            $341,993               --
K.L. Hendricks....................          4,648.3            $336,025               --
M.T. Hopkins......................          6,380.4            $461,240               --
J.B. Johnston.....................          7,530.4            $544,373               --
M. Jozoff.........................          8,670.9            $626,826         $ 68,812
W.E. Lavery.......................          5,858.6            $423,515               --
G. Mayo**.........................                0                  --               --
D.E. Olesen.......................          4,732.9            $342,139               --

-------------------------
 * The values shown in the table do not reflect additional amounts that will be payable, as in the case of the merger consideration, if the merger is not completed by February 27, 2001.

** G. Mayo has an interest in Columbia's Retirement Plan for Outside Directors that will be paid to him upon completion of the merger or upon his retirement from the

                                                                      THE MERGER

   Columbia board of directors. As of February 27, 2000, the estimated cash value of that interest at retirement was $272,540.

     Stock Options. All of the executive officers and key employees of Columbia and its subsidiaries and Columbia's non-employee directors are eligible to participate in Columbia's 1996 Amended and Restated Long-Term Incentive Plan. Under this plan, in the event of a change in control of Columbia, 100% of all outstanding options to purchase Columbia common shares would be fully vested. In the merger agreement, Columbia and NiSource agreed that the transactions contemplated by the merger agreement will constitute a change in control for purposes of this plan. The following table reflects the options held as of February 29, 2000, by the chief executive officer of Columbia and the next four most highly compensated Columbia officers and payout amounts based on a value of $72.29 per Columbia common share, as agreed upon between Columbia and NiSource in the merger agreement, reduced by the exercise price of the respective options.

                                   NUMBER OF LTIP       VALUE OF OPTIONS
            NAME                 OPTIONS OUTSTANDING    UPON CONVERSION*    DIVIDEND CREDITS**
-----------------------------    -------------------    ----------------    ------------------
O.G. Richard III.............          430,000            $12,492,203            $784,350
C.G. Abbott..................          100,000            $ 2,370,564            $143,075
P.A. Hammick.................           29,500            $   591,774            $ 27,773
M.W. O'Donnell...............          112,300            $ 2,965,405            $143,075
P.M. Schwolsky...............          107,500            $ 2,757,489            $143,075

-------------------------
 * The values shown in the table do not reflect additional amounts that will be payable, as in the case of the merger consideration, if the merger is not completed by February 27, 2001.

** Shows value of dividend equivalents attached to the options, which will be paid in cash to optionholders upon a cash-out or exercise of options.

     Employment and Change in Control Agreements. Columbia maintains change in control agreements and employment agreements with 33 of its officers, including executive officers. The purpose of the agreements is to assure the individuals' continuing dedication to their duties to Columbia and its shareholders in the event of a possible change in control of Columbia. In the merger agreement, Columbia and NiSource agreed that the transactions contemplated by the merger agreement would constitute a change in control for purposes of these agreements.

     Under the agreements, each officer is entitled to receive severance benefits upon termination of his or her employment within two or, for some officers including executive officers, three years after the change in control if the termination is without "cause", as defined in the agreements, or is by the officer for "good reason." Good reason includes among other things, relocation beyond a certain distance or requiring substantially more travel or a reduction which is more than de minimis in compensation. For some officers, including Columbia's executive officers, good reason includes a material reduction in duties or reduction in position or title and, for Mr. Richard, Ms. Abbott, and Mr. Schwolsky, notice that the employment agreement will not automatically be extended by Columbia. The agreements with Mr. Richard, Ms. Abbott and Mr. Schwolsky contain a provision allowing them to terminate their employment with Columbia within specified time periods after a change in control, and collect amounts owed to them under their respective agreements, without the need for a termination without cause or for good reason.

THE MERGER

     Severance benefits provided under the agreements include the following:

     - A payment equal to two or, for some officers including executive officers, three times (1) the individual's annual base salary in effect at the time of the change in control or, if greater, at the time employment terminates and (2) the individual's target annual bonus for the year in which employment terminates or, if greater, for the year in which the change in control occurs;

     - A prorated portion of the target annual bonus the individual could have received in the year of termination;

     - A cash amount calculated based on the amount that the individual would have received under retirement plans had the individual remained employed for two or, for some officers including executive officers, three years;

     - Immediate vesting of stock options and a lapse of restrictions on restricted stock; and

     - Continuation of medical and other welfare and fringe benefits for two or, for some officers including executive officers, up to three years following termination.

     The following table sets forth the estimated cash severance amounts payable to each of the chief executive officer of Columbia and the next four most highly compensated Columbia officers under each individual's agreement. The estimates were prepared for Columbia as of February 8, 2000 and are based on salaries as of December 31, 1999 and 1999 target bonus.

                                                             ESTIMATED CASH SEVERANCE
                          NAME                                    AMOUNT PAYABLE
                          ----                               ------------------------
O.G. Richard III.........................................           $6,863,303
C.G. Abbott..............................................           $2,348,406
P.A. Hammick.............................................           $1,579,421
M.W. O'Donnell...........................................           $2,409,453
P.M. Schwolsky...........................................           $2,406,336

The agreements also provide that those executive officers are entitled to receive a tax reimbursement payment which would put them in the same financial position after-tax that they would have been in if the excise tax payable on excess severance and other change in control payments or benefits imposed by Internal Revenue Code section 4999 did not apply to payments to them under the agreements. Based upon the assumptions set forth above, the estimated amount of this tax reimbursement payment would be approximately: O.G. Richard
III -- $3,316,062; C.G. Abbott -- $1,197,647; P.A. Hammick -- $818,313; M.W.
O'Donnell -- $1,235,465; and P.M. Schwolsky -- $1,180,582.

     Indemnification and Insurance. The merger agreement requires the combined company to indemnify Columbia's directors and officers and to maintain liability insurance for six years after the merger. See "The Merger Agreement -- Material Covenants -- Director and Officer Indemnification" on page 76.

                                                                      THE MERGER

COLUMBIA SHAREHOLDERS' APPRAISAL RIGHTS

     The following discussion is directed to the Columbia shareholders. The NiSource shareholders do not have any statutory right to demand appraisal of their shares in connection with the merger.

     Under the Delaware General Corporation Law, any Columbia shareholder who does not wish to accept the merger consideration in exchange for his or her Columbia common shares may seek an appraisal of, and be paid the fair cash value of, those shares. If you want to exercise your appraisal rights, you must fully comply with the provisions of Section 262 of the Delaware General Corporation Law. We have attached a copy of Section 262 as Annex II to this document.

     Perfecting your appraisal rights can be complicated. You must follow the specific procedural rules precisely. Failure to comply with the procedure may result in your losing your appraisal rights. The following is a summary of the statutory procedures you must follow to perfect your appraisal rights, but it is not a complete statement of the law, and it is qualified in its entirety by the full text of Section 262. We urge you to review Section 262 for the complete procedure.

     If you wish to exercise appraisal rights you must:

     - not vote in favor of the merger agreement;

     - deliver to Columbia, before the vote at Columbia's special shareholder meeting, a written demand for appraisal of your Columbia common shares; and

     - continuously hold your Columbia shares from the date you make the demand for appraisal through the completion of the merger.

     If you sign and return a proxy card without marking it to vote against or abstain from voting on adoption of the merger agreement, your shares will be voted for adoption of the merger agreement, and you will effectively waive your appraisal rights. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your Columbia common shares, you must either:

     - refrain from executing and returning the enclosed proxy card or from voting by telephone; or

     - check either the box entitled "Against" or "Abstain" next to the proposal to adopt the merger agreement on your proxy card; or

     - vote by telephone against, or abstain with respect to, the proposal to adopt the merger agreement; or

     - vote in person against the proposal at the Columbia special shareholder meeting; or

     - register in person your abstention with respect to the proposal at the special shareholder meeting.

     Your written demand for appraisal can be any writing that reasonably informs Columbia of your identity and your intention to demand appraisal of your Columbia common shares. This written demand for appraisal must be separate from any proxy or

THE MERGER
vote on adoption of the merger agreement. A vote or proxy against the merger agreement will not, by itself, constitute a demand for appraisal.

     If you wish to exercise appraisal rights, you must not only be the record holder of the Columbia shares on the date you make your written demand for appraisal, but you must also continue to hold your shares of Columbia until the merger is completed. If you transfer your shares prior to the closing of the merger, you will lose any right to appraisal with respect to those shares.

     A demand for appraisal must be signed by or on behalf of the holder of record of the shares to which the demand relates, fully and correctly, as the holder's name appears on the stock certificates and must state that the holder intends to demand appraisal of the shares. If you are the beneficial owner of Columbia shares, but not the shareholder of record, you must have the shareholder of record sign a demand for appraisal.

     If you own the Columbia shares in a fiduciary capacity, such as trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity. If you own the shares with another person, as in a joint tenancy or a tenancy in common, all the owners must sign the demand for appraisal or have the demand signed for them. An authorized agent, which could include one or more of the joint owners, may sign the demand on behalf of a holder of record; however, the agent must expressly disclose the identity of the record holder and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record holder.

     If you are a record holder, such as a broker, who holds Columbia shares as nominee for others, you may exercise appraisal rights for the shares held on behalf of some beneficial owners but not other beneficial owners. Under these circumstances, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, we will assume that your written demand covers all the Columbia shares held in your name as the record holder. If you hold your shares in brokerage accounts or other nominee form and wish to exercise appraisal rights, you should consult with your broker to determine the appropriate procedures for making a demand for appraisal by your nominee.

     IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD MAIL OR DELIVER YOUR WRITTEN DEMAND TO:

                             COLUMBIA ENERGY GROUP
                            13880 DULLES CORNER LANE
                               HERNDON, VA 20171
                                ATTN: SECRETARY

OR PRESENT YOUR DEMAND TO COLUMBIA'S SECRETARY AT THE SHAREHOLDER MEETING PRIOR TO THE VOTE.

     Within 10 days after completion of the merger, Columbia must give written notice to each holder of Columbia common shares who properly asserted appraisal rights under Section 262 that the merger has been completed.

     Within 120 days after completion of the merger, any Columbia shareholder who has complied with the provisions of Section 262 may file a petition in the Delaware Court of Chancery requesting the Chancery Court to determine the value of the Columbia common shares held by all of the shareholders who properly asserted appraisal rights. Columbia also

                                                                      THE MERGER
has the right to file a petition in the Chancery Court, but it has no obligation or intention to do so. If you intend to exercise your rights of appraisal, you should file a petition in the Chancery Court. If no shareholder files a petition within 120 days after the completion of the merger, you will lose your rights to appraisal.

     If you have complied with the provisions of Section 262, you are entitled to receive from Columbia a statement setting forth the aggregate number of Columbia shares not voted in favor of adoption of the merger agreement, and for which demands for appraisal were received, and the number of persons holding those shares. In order to receive this statement, you must send a written request to Columbia within 120 days after completion of the merger. Columbia must mail this statement within 10 days after it receives your written request.

     You may withdraw your demand for appraisal and accept the cash and SAILS consideration by delivering to Columbia a written withdrawal of your demand, except that:

     - any attempt to withdraw made more than 60 days after the completion of the merger will require the written approval of Columbia, and

     - an appraisal proceeding in the Chancery Court cannot be dismissed unless the Chancery Court approves.

     If you properly file a petition for appraisal in the Chancery Court and deliver a copy to Columbia, Columbia will then have 20 days to provide the Chancery Court with a list of the names and addresses of shareholders who have demanded appraisal rights and have not reached an agreement with Columbia as to the value of their shares. The Chancery Court will then send notice to all of the shareholders who have demanded appraisal rights. If the Chancery Court thinks it is appropriate, it has the power to conduct a hearing to determine whether the shareholders have fully complied with Section 262 and whether they are entitled to appraisal rights under that section. The Chancery Court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court's directions, the court may dismiss you from the proceeding.

     After the Chancery Court determines which shareholders are entitled to appraisal rights, the Chancery Court will appraise the shares. To determine the fair value of the shares, the Chancery Court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the Chancery Court determines the fair value of the shares, it will direct Columbia to pay that value to the shareholders who are entitled to appraisal rights. The Chancery Court can also direct Columbia to pay interest, simple or compound, on that value if the Chancery Court determines that interest is appropriate. In order to receive payment for your shares, you must surrender your stock certificates to Columbia at the time of payment.

     The Chancery Court could determine that the fair value of your shares is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement. An opinion of an investment banking firm that the merger is fair is not an opinion that the merger consideration is the same as the fair value under Section 262.

THE MERGER

     If you demand appraisal rights, after completion of the merger, you will have no right:

     - to vote the shares for which you have demanded appraisal rights for any purpose;

     - to receive payment of dividends or any other distribution with respect to those shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the merger; or

     - to receive the payment of the consideration provided in the merger agreement (unless you properly withdraw your demand for appraisal).

     The Chancery Court may assess costs of the appraisal proceeding against Columbia and the shareholders participating in the appraisal proceeding, as the court deems equitable under the circumstances. You may request that the Chancery Court determine the amount of interest, if any, Columbia should pay on the value of stock owned by shareholders entitled to the payment of interest. You may also request that the Chancery Court allocate the expenses of the appraisal proceeding incurred by any shareholder, including reasonable attorneys' fees and the fees and expenses of experts participating in the appraisal proceeding, pro rata against the value of all of the shares entitled to appraisal. If the Chancery Court does not make a determination or assessment, each party will bear its own expenses.

                                                                      THE MERGER

                         OPINIONS OF FINANCIAL ADVISORS

OPINION OF NISOURCE'S FINANCIAL ADVISOR

     Pursuant to an engagement letter dated June 4, 1999, NiSource engaged Credit Suisse First Boston to act as NiSource's financial advisor in connection with the merger. NiSource selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation, and familiarity with the U.S. electric and natural gas industries. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with Credit Suisse First Boston's engagement, NiSource requested that Credit Suisse First Boston evaluate the fairness to NiSource, from a financial point of view, of the merger consideration set forth in the merger agreement. On February 27, 2000, at a meeting of the NiSource board of directors held to evaluate the merger, Credit Suisse First Boston rendered to the NiSource board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 27, 2000, to the effect that, as of that date and based upon and subject to the matters described in the opinion, the merger consideration was fair, from a financial point of view, to NiSource.

     THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S WRITTEN OPINION DATED FEBRUARY 27, 2000 TO THE NISOURCE BOARD OF DIRECTORS, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX III AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. HOLDERS OF NISOURCE COMMON SHARES ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE NISOURCE BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE MERGER. THE SUMMARY OF CREDIT SUISSE FIRST BOSTON'S OPINION IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with its opinion, Credit Suisse First Boston, among other things:

     - reviewed publicly available business and financial information relating to NiSource and Columbia, as well as the merger agreement;

     - reviewed other information relating to NiSource and Columbia, including financial forecasts, which NiSource and Columbia provided to or discussed with Credit Suisse First Boston;

     - met with the managements of NiSource and Columbia to discuss the businesses and prospects of NiSource and Columbia;

     - considered, to the extent publicly available, the financial terms of other business combinations and other transactions which have recently been effected;

OPINIONS OF FINANCIAL ADVISORS

     - considered financial and stock market data of NiSource and Columbia and compared those data with similar data for other publicly held companies in businesses it deemed similar to NiSource and Columbia; and

     - considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to financial forecasts, Credit Suisse First Boston was advised, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of NiSource and Columbia as to the future financial performance of NiSource and Columbia and the potential synergies and strategic benefits anticipated to result from the merger, including the amount, timing and achievability of those synergies and benefits as well as the ability to retain those synergies and benefits. Credit Suisse First Boston further assumed, with NiSource's knowledge, that in the course of obtaining the necessary regulatory and third party consents for the merger and the transactions contemplated by the merger agreement, no delay or restriction will be imposed that will have a material adverse effect on the contemplated benefits of the merger or the transactions contemplated by the merger agreement.

     Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of NiSource or Columbia, and was not furnished with any evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on information available to, and financial, economic, market and other conditions as they existed and could be evaluated by, Credit Suisse First Boston on the date of its opinion. Credit Suisse First Boston did not express any opinion as to the actual value of the New NiSource common shares, the New NiSource SAILS or the NiSource SAILS when issued in the merger or the prices at which the New NiSource common shares, the New NiSource SAILS or the NiSource SAILS will trade or be transferable after the merger. Although Credit Suisse First Boston evaluated the merger consideration from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined in negotiations between NiSource and Columbia. No other limitations were imposed on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

     In preparing its opinion to the NiSource board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without

                                                  OPINIONS OF FINANCIAL ADVISORS
considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NiSource and Columbia. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to NiSource or Columbia or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

     Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the NiSource board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the NiSource board of directors or management with respect to the merger or the merger consideration.

     The following is a summary of the material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion and reviewed with the board of directors at a meeting of the NiSource board of directors held on February 27, 2000.

     DISCOUNTED CASH FLOW ANALYSIS. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that Columbia could produce on a stand-alone basis over the period January 1, 2000 to December 31, 2009. Estimated financial data used in this analysis were based on internal estimates of Columbia's management as amended and modified by NiSource's management. Credit Suisse First Boston also estimated a range of estimated terminal values calculated based on terminal multiples of estimated calendar year 2009 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, of 8.5x to 9.0x in the case of regulated natural gas businesses and 5.5x to 7.0x in the case of unregulated businesses. The free cash flows, as well as the estimated terminal values, were then discounted to present value using a discount rate range of 7% to 8% in the case of regulated natural gas businesses and 9% to 10.5% in the case of unregulated businesses. This analysis indicated an overall implied equity reference range for Columbia of approximately $62 to $74 per share.

     In addition, NiSource management identified synergies of approximately $98 million in the first year after the merger increasing to $185 million in the fifth year after the merger. Credit Suisse First Boston estimated that the present value of these anticipated synergies was approximately $14 to $16 per share.

OPINIONS OF FINANCIAL ADVISORS

     SELECTED MERGER AND ACQUISITION ANALYSIS. Using publicly available information, Credit Suisse First Boston analyzed the purchase prices and the implied transaction multiples proposed to be paid, at the time of announcement, of a selected group of merger and acquisition transactions in the natural gas transmission and distribution industry, including:

               ACQUIROR                                 TARGET
               --------                                 ------
     - KeySpan Corp.                    - Eastern Enterprises
     - DTE Energy Company               - MCN Energy Group Inc.
     - Energy East Corporation          - CTG Resources, Inc.
     - Wisconsin Energy Corporation     - WICOR, Inc.
     - Northeast Utilities              - Yankee Energy System, Inc.
     - Dominion Resources, Inc.         - Consolidated Natural Gas Company
     - Energy East Corporation          - Connecticut Energy Corporation
     - El Paso Energy Corporation       - Sonat Inc.
     - Carolina Power & Light Company   - North Carolina Natural Gas
                                          Corporation

     Credit Suisse First Boston compared enterprise values in the selected transactions as multiples of latest twelve months EBITDA and earnings before interest and taxes, commonly referred to as EBIT, and also equity values as multiples of the latest twelve months net income and book value. All multiples were based on financial information available at the time the relevant transaction was announced. Credit Suisse First Boston applied a range of selected multiples for the selected transactions to corresponding financial data of Columbia. This analysis indicated an implied equity reference range for Columbia of approximately $68 to $78 per share.

     No company or transaction used in the above analysis is identical to Columbia or the merger. Accordingly, an analysis of the results of the Selected Merger and Acquisition Analysis involves complex considerations of the companies involved and the transactions and other factors that could affect the acquisition value of the companies and Columbia.

     SELECTED COMPANIES ANALYSIS. Credit Suisse First Boston compared financial and stock market data of Columbia to corresponding data of a comparable group of companies with a similar business mix of regulated natural gas transmission and distribution. The comparable group included the following companies:

- Dominion Resources, Inc.            - National Fuel Gas Company
- El Paso Energy Corporation          - Questar Corporation
- KeySpan Corp.                       - Reliant Energy

     Credit Suisse First Boston reviewed equity value as a multiple of net income for estimated fiscal years 2000 and 2001, and as a multiple of book value; and enterprise value as a multiple of estimated fiscal year 2000 EBITDA and EBIT. All multiples were based on closing stock prices on February 25, 2000. Estimated financial data for the selected companies was based on publicly available securities research analysts' estimates, and estimated financial data for Columbia was provided by NiSource and Columbia management. Credit Suisse First Boston applied a range of selected multiples for the selected companies to corresponding financial data of Columbia without taking into account a control premium or any potential synergies to result from the merger. The Selected Companies Analysis indicated an implied equity reference range for Columbia of approximately $48 to $62 per share.

                                                  OPINIONS OF FINANCIAL ADVISORS

     None of the selected companies is identical to Columbia. Accordingly, an analysis of the results of the Selected Companies Analysis involves complex considerations of the selected companies and other factors that could affect the public trading value of Columbia and the selected companies.

     OTHER FACTORS. In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

     - NiSource's and Columbia's historical financial information;

     - historical market prices and trading volumes for NiSource common shares and Columbia common shares; and

     - the impact of the transaction on NiSource's estimated earnings per share in future years.

     MISCELLANEOUS. Pursuant to the terms of Credit Suisse First Boston's engagement, NiSource has agreed to pay Credit Suisse First Boston for its financial advisory services a customary fee based on the aggregate consideration paid in the merger. Substantially all of the fee is contingent on completion of the merger. NiSource also has agreed to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement. Credit Suisse First Boston and its affiliates have in the past and currently are providing financial services to NiSource unrelated to the merger, are participating in the financing of the merger, and may in the future provide services to NiSource, for which services Credit Suisse First Boston and its affiliates have received and will receive customary compensation. See "The Merger -- Financing the Transaction" on page
43. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of both NiSource and Columbia for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in these securities.

OPINIONS OF COLUMBIA'S FINANCIAL ADVISORS

     Columbia engaged the services of both Salomon Smith Barney and Morgan Stanley to serve as financial advisors in evaluating NiSource's bids for Columbia. Columbia felt that employing two independent investment banks would be instrumental in determining the fair value of the company and allow the Columbia board to act in the best interests of its shareholders.

     OPINION OF MORGAN STANLEY

     Pursuant to a letter agreement dated as of June 25, 1999, Columbia engaged Morgan Stanley to provide financial advisory services and a financial fairness opinion in connection with the merger. Morgan Stanley was selected by Columbia to act as Columbia's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Columbia and the industry, in general. At the February 27, 2000 meeting of the Columbia board of directors, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the various considerations set forth in its opinion, the merger consideration is fair from a financial point of view to Columbia shareholders.

OPINIONS OF FINANCIAL ADVISORS

     THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION DATED FEBRUARY 27, 2000, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND THE LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX IV TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. COLUMBIA SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE COLUMBIA BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE MERGER CONSIDERATION TO THE COLUMBIA SHAREHOLDERS PURSUANT TO THE MERGER AGREEMENT, AS OF THE DATE OF THE OPINION. MORGAN STANLEY'S OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY COLUMBIA SHAREHOLDERS AS TO HOW TO VOTE AT THE COLUMBIA SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In rendering its opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other information of Columbia and NiSource, respectively;

     - reviewed certain internal financial statements and other financial and operating data concerning Columbia and NiSource prepared by the management of Columbia and NiSource, respectively;

     - reviewed and analyzed certain financial projections prepared by the management of Columbia and NiSource, respectively;

     - discussed the past and current operations and financial condition and the prospects of Columbia and NiSource, including the strategic rationale for the merger and information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Columbia and NiSource, respectively;

     - reviewed the pro forma impact of the merger on NiSource's earnings per share and considered the impact of the merger on NiSource's consolidated capitalization and financial ratios;

     - reviewed the reported prices and trading activity for the Columbia common shares and the NiSource common shares;

     - compared the financial performance of Columbia and NiSource and the prices and trading activity of Columbia common shares and NiSource common shares with that of certain other publicly-traded companies and their securities;

     - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     - participated in discussions and negotiations among representatives of Columbia and NiSource and their financial and legal advisors;

     - reviewed the merger agreement and certain related documents; and

     - performed such other analyses and considered such other factors as Morgan Stanley has deemed appropriate.

                                                  OPINIONS OF FINANCIAL ADVISORS

     In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including the information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley has assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Columbia and NiSource. In addition, Morgan Stanley has assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Columbia, nor has it been furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of such opinion. In addition, Morgan Stanley's opinion does not in any manner address the prices at which the New NiSource common shares, the New NiSource SAILS or the NiSource SAILS will trade following completion of the merger.

     The following is a brief summary of certain analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter dated February 27, 2000. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed a discounted cash flow analysis of Columbia and NiSource based on certain financial projections provided by the managements of Columbia and NiSource for the period 2000 to 2004. Morgan Stanley calculated unlevered free cash flow as the after-tax operating earnings excluding any interest income and interest expense plus depreciation and amortization, plus deferred taxes, plus or minus net changes in non-cash working capital, minus capital expenditures. Morgan Stanley calculated terminal year values by applying a range of perpetual growth rates of 1.75% to 2.25% to the unlevered free cash flows in 2004 for Columbia and a range of perpetual growth rates of 1.00% to 2.00% to the unlevered free cash flow in 2004 for NiSource. The cash flow streams and terminal values were then discounted to present values using a range of discount rates of 7.00% to 8.00% for both Columbia and NiSource. This analysis implied a range of values for Columbia common shares of $67.50 to $75.75 and $20.50 to $26.75 for NiSource common shares.

     ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Using publicly available information, Morgan Stanley reviewed the terms of certain announced, pending or completed industry transactions which were deemed comparable to the merger. Morgan Stanley compared publicly available financial and market statistics of the precedent transactions to the merger. The table below presents as of December 31, 1999, the representative range for each of the ratios of price paid to earnings for the last twelve months ("LTM"), price paid to operating cash flow for the LTM, price paid to book value, aggregate value to EBITDA (earnings before interest, taxes, depreciation, and amortization) for the LTM, aggregate

OPINIONS OF FINANCIAL ADVISORS
value to estimated EBITDA for 2000 and aggregate value to EBIT (earnings before interest and taxes) for the LTM.

                                                                         AGGREGATE
                                      PRICE TO               AGGREGATE   VALUE TO
                          PRICE TO       LTM      PRICE TO   VALUE TO    ESTIMATED   AGGREGATE
                             LTM      OPERATING     BOOK        LTM        2000      VALUE TO
                          EARNINGS    CASH FLOW    VALUE      EBITDA      EBITDA     LTM EBIT
                          ---------   ---------   --------   ---------   ---------   ---------
Precedent
  Transactions..........  22.0-24.0    8.0-9.0    2.5-3.0    9.0-10.0     8.0-9.0    14.0-16.0

     Based on an analysis of the corresponding LTM earnings, LTM operating cash flow, book value, LTM EBITDA, estimated 2000 EBITDA and LTM EBIT for Columbia, Morgan Stanley calculated per share transaction values for Columbia ranging from $67.50 to $77.50.

     No transaction utilized as a comparison in the precedent transactions analysis is identical to the merger, and accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Columbia and other factors that would affect the acquisition value of the companies to which it is being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions regarding industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Columbia such as the impact of competition on Columbia and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Columbia or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data.

     COMPARABLE COMPANY ANALYSIS. As part of its analysis, Morgan Stanley compared financial information of Columbia with that of a group of publicly traded companies which included the gas transmission companies CMS Energy Corporation, Coastal Corporation, Duke Energy Corporation, El Paso Energy Corporation, Equitable Resources, Inc., National Fuel Gas Company, ONEOK, Inc., Questar Corporation and Reliant Energy, Inc. and the gas local distribution companies AGL Resources, Inc., Atmos Energy Corporation, New Jersey Resources Corporation, Nicor Inc., Peoples Energy Corporation, Piedmont Natural Gas Company, Inc. and Washington Gas Light Company. The table below presents as of February 25, 2000, the representative range for each of the ratios of price to estimated earnings for 2000 and 2001, price to LTM operating cash flow, price to book value, aggregate value to LTM EBITDA, aggregate value to estimated 2000 EBITDA and aggregate value to LTM EBIT.

                                               PRICE TO                           AGGREGATE
                       PRICE TO    PRICE TO       LTM                 AGGREGATE   VALUE TO
                       ESTIMATED   ESTIMATED   OPERATING   PRICE TO   VALUE TO    ESTIMATED   AGGREGATE
                         2000        2001        CASH        BOOK        LTM        2000      VALUE TO
                       EARNINGS    EARNINGS      FLOW       VALUE      EBITDA      EBITDA     LTM EBIT
                       ---------   ---------   ---------   --------   ---------   ---------   ---------
Comparable
  Companies..........  12.0-14.0   11.0-13.0    6.5-7.5    1.7-2.1     7.5-8.5     6.0-7.0    11.0-12.0

     Based on an analysis of the corresponding estimated 2000 and 2001 earnings, LTM operating cash flow, book value, LTM EBITDA, estimated 2000 EBITDA and LTM EBIT for Columbia, Morgan Stanley calculated per share values for Columbia ranging
                                                  OPINIONS OF FINANCIAL ADVISORS
from $47.25 to $55.00. This range was multiplied by a 35% premium including the value of acquiring control of Columbia to determine a transaction value range of $64.00 to $74.00 per Columbia common share.

     Morgan Stanley also performed a similar analysis for NiSource. As part of its analysis, Morgan Stanley compared financial information of NiSource with that of a group of publicly traded companies, which included Allegheny Energy, Inc., Cinergy Corp, Conectiv, IPALCO Enterprises, Inc. and LG&E Energy Corp. The table below presents, as of February 25, 2000, the representative range for each of the ratios of price to estimated 2000 and 2001 earnings, price to LTM operating cash flow, price to book value, aggregate value to LTM EBITDA and aggregate value to LTM EBIT.

                                                   PRICE TO
                           PRICE TO    PRICE TO       LTM                 AGGREGATE
                           ESTIMATED   ESTIMATED   OPERATING   PRICE TO   VALUE TO    AGGREGATE
                             2000        2001        CASH        BOOK        LTM      VALUE TO
                           EARNINGS    EARNINGS      FLOW       VALUE      EBITDA     LTM EBIT
                           ---------   ---------   ---------   --------   ---------   ---------
Comparable Companies.....  9.0-10.0     8.5-9.5     5.0-6.0    1.5-1.7     6.0-7.0     8.5-9.5

     Based on an analysis of the corresponding estimated 2000 and 2001 earnings, LTM operating cash flow, book value, LTM EBITDA and LTM EBIT, Morgan Stanley calculated a trading range per NiSource common share of $16.75 to $19.25.

     No company utilized in the comparable company analysis is identical to Columbia or NiSource. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Columbia or NiSource, such as the impact of competition on the business of Columbia or NiSource and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Columbia or NiSource or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

     SUM OF THE PARTS ANALYSIS. Morgan Stanley performed a variety of analyses to estimate the value of the individual business segments of Columbia which include transmission and storage, distribution, exploration and production, energy services, propane and LNG, power generation and Transcom. Morgan Stanley conducted the valuation analysis in a manner consistent with Morgan Stanley's valuation of Columbia as a whole, based upon a discounted cash flow analysis, a comparison of publicly available financial and market statistics for precedent transactions and a comparison of financial information for comparable companies. Morgan Stanley calculated per share trading values for Columbia common shares ranging from $67.50 to $77.00, $73.25 to $86.75 and $55.00 to $67.00 based on discounted cash flow, precedent transaction and comparable company valuation analysis, respectively. Morgan Stanley also applied a 35% premium, including the value of acquiring control of Columbia, to the $55.00 to $67.00 sum of the parts comparable company trading range to imply a trading range per share of Columbia common shares of $74.25 to $90.25.

     HISTORICAL COMMON STOCK PERFORMANCE. Morgan Stanley's analysis of NiSource's common share performance consisted of a historical analysis of closing prices over the period from February 25, 1997 to February 25, 2000. During that period based on closing prices on the New York Stock Exchange, NiSource's common shares three-year average,

OPINIONS OF FINANCIAL ADVISORS
two-year average, six-month average and three-month average was $24.50, $25.91, $19.98 and $18.03; respectively.

     COMPARATIVE STOCK PERFORMANCE. Morgan Stanley reviewed the stock price performance of NiSource during the period from February 25, 1999 to February 25, 2000 and compared such performance with that of the following indices: Standard & Poor's Electric Utility Index and Standard & Poor's 500 Index.

     The following table presents the changes in value for these indices, as compared to the change in the stock price of NiSource over the period from February 25, 1999 to February 25, 2000:

                                                          PERCENTAGE CHANGE
                                                          -----------------
NiSource..............................................          (40.4)%
Standard & Poor's Electric Utility Index..............           (7.1)%
Standard & Poor's 500 Index...........................           22.2%

     PRO FORMA ANALYSIS OF THE MERGER. Morgan Stanley analyzed the pro forma impact of the merger on NiSource's earnings per share for the fiscal years ended 2001 through 2003. The analysis was performed assuming completion of the merger at the beginning of this period, utilizing stand alone earnings estimated for the years ended 2001 through 2003 for Columbia and NiSource based on certain financial projections, including the value of any synergies, estimated by the managements of each company, different NiSource common share prices at closing and different combinations of cash and mandatorily convertible preferred stock and common stock. The table below sets forth the results of the analysis on NiSource's EPS.

                             100% CASH PLUS                85% CASH PLUS                   70% CASH PLUS
      STRUCTURE               MCP/0% STOCK                 MCP/15% STOCK                   MCP/30% STOCK
      ---------        --------------------------    --------------------------    -----------------------------
NiSource price at
  closing............  $15.00    $16.50    $18.00    $15.00    $16.50    $18.00    $ 15.00    $ 16.50    $ 18.00

      PRO FORMA
   EARNINGS IMPACT
   ---------------
EPS accretion
  (dilution)
2001E................    25.1%     25.1%     25.1%    (2.3)%    (2.9)%    (0.3)%    (16.8)%    (17.8)%    (14.4)%
2002E................    62.7%     62.7%     62.7%     22.6%     22.0%     25.3%       1.3%       0.4%       4.6%
2003E................    67.7%     67.6%     67.7%     23.9%     23.3%     26.8%       0.7%     (0.1)%       4.2%

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses without considering all analyses would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Columbia or NiSource.

                                                  OPINIONS OF FINANCIAL ADVISORS

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Columbia or NiSource. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than those suggested by such estimates. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the merger consideration to be received by the holders of Columbia common shares pursuant to the merger agreement and were conducted in connection with the delivery of the Morgan Stanley opinion to the Columbia board of directors. The analyses do not purport to be appraisals of value or to reflect the prices at which Columbia or NiSource might actually be sold or the price at which their securities might actually trade. In addition, as described above, the Morgan Stanley opinion was one of the many factors taken into consideration by the Columbia board of directors in making its determination to approve the merger. The merger consideration and other terms of the merger agreement were determined through arm's-length negotiations between Columbia and NiSource and were approved by the Columbia board of directors; however, Morgan Stanley did not recommend any specific consideration to Columbia or that any specific consideration constituted the only appropriate consideration for the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Columbia board of directors with respect to the value of Columbia or of whether the Columbia board of directors would have been willing to agree to different consideration.

     Columbia retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously involved in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley may continue to provide investment banking services to the combined entity in the future. In the ordinary course of its trading, brokerage and financing activities, Morgan Stanley or its affiliates may, at any time, hold long or short positions in, and buy and sell the debt or equity securities or senior loans of Columbia or NiSource for its account or the account of its customers. Morgan Stanley and its affiliates have, in the past, provided financial advisory and financing services to Columbia and NiSource and their affiliates and have received fees for the rendering of such services.

     Pursuant to an engagement letter dated June 25, 1999, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger, and Columbia agreed to pay Morgan Stanley:

     (1) An initial advisory fee of $4,000,000, which was payable upon the execution of the engagement letter;

     (2) An additional fee of $8,000,000, in the event that the board of directors of Columbia concludes that the Proposal (as defined in the engagement letter) is not in the best interest of Columbia's shareholders and the Proposal is withdrawn or does not result in, within 12 months from the date of the engagement letter, (a) the acquisition of 50% or more of the voting stock of Columbia by NiSource or any other party pursuant to the engagement letter, (b) the signing of a

OPINIONS OF FINANCIAL ADVISORS
         definitive agreement by NiSource or any other such party to acquire the common shares of Columbia or (c) a change in at least four members of the board of directors of Columbia as a result of the Proposal (and in the event that at least four members of the board of directors of Columbia are changed within 12 months from the date of the engagement letter, but the majority of the board of directors is not changed within 24 months, the fee would be payable as provided above);

     (3) An additional fee equal to 0.225% of the Aggregate Value (as defined in the engagement letter) in connection with any Business Combination (as defined in the engagement letter), such additional fee to be contingent upon the consummation of a Business Combination; and

     (4) Additional fees, customary under the circumstances, with respect to any actual or proposed alternative transactions.

     The initial advisory fee described in clause (1) above will be credited towards the transaction fee described in clause (3) above. Columbia also agreed to reimburse, subject to certain limitations, Morgan Stanley for reasonable expenses incurred by Morgan Stanley in performing its services. Any amounts paid or payable to Morgan Stanley as advisory fees will be credited against the transaction fee. In addition, Columbia has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

     Morgan Stanley has consented to the inclusion of its opinion and to the inclusion of this summary of its opinion and its related analyses in this document. In giving this consent, Morgan Stanley did not concede that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission, nor did it concede that it is an expert with respect to any part of the registration statement of which this document is a part within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission.

     OPINION OF SALOMON SMITH BARNEY

     Columbia engaged Salomon Smith Barney to act as its financial advisor in connection with the merger. Pursuant to Salomon Smith Barney's engagement letter, Salomon Smith Barney rendered an opinion to the Columbia board of directors on February 27, 2000, to the effect that, based upon and subject to the considerations set forth in that opinion, Salomon Smith Barney's experience as investment bankers, its work described below and other factors it deemed relevant, as of such date, the merger consideration was fair, from a financial point of view, to the Columbia shareholders.

     THE FULL TEXT OF SALOMON SMITH BARNEY'S OPINION IS ATTACHED AS ANNEX V TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND EXPLAINS THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SALOMON SMITH BARNEY. YOU ARE URGED TO READ THE SALOMON SMITH BARNEY OPINION CAREFULLY AND IN ITS ENTIRETY. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE COLUMBIA BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE MERGER CONSIDERATION

                                                  OPINIONS OF FINANCIAL ADVISORS

TO THE COLUMBIA SHAREHOLDERS PURSUANT TO THE MERGER AGREEMENT, AS OF THE DATE OF THE OPINION. SALOMON SMITH BARNEY'S OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY COLUMBIA SHAREHOLDERS AS TO HOW TO VOTE AT THE COLUMBIA SPECIAL MEETING. THE SUMMARY OF SALOMON SMITH BARNEY'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Salomon Smith Barney reviewed and analyzed, among other things, the following:

     - publicly available information concerning Columbia;

     - internal information, primarily financial in nature, including projections, concerning the business and operations of Columbia, furnished to Salomon Smith Barney by Columbia for purposes of its analysis;

     - publicly available information concerning the trading of, and the trading market for, Columbia common shares;

     - publicly available information concerning NiSource;

     - internal information, primarily financial in nature, including projections, concerning the business and operations of NiSource, furnished to Salomon Smith Barney by NiSource for purposes of its analysis;

     - publicly available information concerning the trading of, and the trading market for, NiSource common shares;

     - publicly available information with respect to other companies that Salomon Smith Barney believed to be comparable to Columbia or NiSource and the trading markets for such other companies' securities; and

     - publicly available information concerning the nature and terms of other transactions that Salomon Smith Barney considered relevant to its inquiry.

     Salomon Smith Barney has also considered other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant. Salomon Smith Barney has also met with officers and employees of Columbia to discuss the foregoing as well as other matters that it believed relevant to its inquiry.

     In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available. Salomon Smith Barney has not attempted independently to verify and has not assumed any responsibility for verifying any of that information. Further, Salomon Smith Barney has relied upon the assurances of the management of Columbia and NiSource that they are not aware of any facts that would make any of that information inaccurate or misleading. Salomon Smith Barney has not conducted a physical inspection of any of the properties or facilities of Columbia or NiSource. In addition, it has not made or obtained or assumed any responsibility for making or obtaining any independent evaluation or appraisal of any properties or facilities, nor has it been furnished with any such evaluations or appraisals of those properties or facilities.

     With respect to financial projections, Salomon Smith Barney has been advised by the managements of Columbia and NiSource and has assumed that the financial projections

OPINIONS OF FINANCIAL ADVISORS
were reasonably prepared and reflect the best currently available estimates and judgments of the managements of Columbia and NiSource as to the future financial performance of Columbia and NiSource. Salomon Smith Barney expresses no view with respect to such projections or the assumptions on which they were based.

     In conducting its analysis and arriving at its opinion as expressed in this joint proxy statement/prospectus, Salomon Smith Barney has considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following:

     - the historical and current financial position and results of operations of Columbia and NiSource;

     - the business prospects of Columbia and NiSource;

     - the historical and current market for Columbia common shares, NiSource common shares and for the equity securities of certain other companies that it believes to be comparable to Columbia and NiSource; and

     - the nature and terms of certain other merger transactions that it believes to be relevant.

     Salomon Smith Barney has also taken into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuation generally. Salomon Smith Barney's opinion does not in any manner address the price at which the New NiSource common shares, the New NiSource SAILS or the NiSource SAILS, as the case may be, will trade following the merger. Salomon Smith Barney's opinion necessarily is based upon conditions as they existed and could be evaluated on the date of the opinion, and Salomon Smith Barney assumes no responsibility to update or revise its opinion based upon circumstances or events occurring after the date of the opinion. Salomon Smith Barney's opinion is, in any event, limited to the fairness, from a financial point of view, of the merger consideration to the holders of the Columbia common shares and does not constitute a recommendation as to how holders of Columbia common shares should vote with respect to the merger agreement or the transactions contemplated thereby.

     In connection with its opinion, Salomon Smith Barney performed various financial analyses, which it presented to and discussed with the Columbia board of directors on February 27, 2000. The material portions of the analyses performed by Salomon Smith Barney in connection with the rendering of its opinion are summarized below.

     DISCOUNTED CASH FLOW ANALYSIS. Salomon Smith Barney performed a discounted cash flow analysis of Columbia on a consolidated basis to estimate a range of values for the Columbia common shares. The discounted cash flow analysis for Columbia was based upon certain financial forecasts for the years ended December 31, 2000 through December 31, 2004 prepared by the management of Columbia. In order to value the cash flows generated beyond 2004, Salomon Smith Barney calculated a terminal year value for Columbia by applying a range of EBITDA (earnings before interest, taxes, depreciation, and amortization) multiples of 7.5x to 8.5x to terminal year EBITDA. The unleveraged free cash flow amounts for the years ended December 31, 2000 to December 31, 2004, plus the terminal values, were then discounted to the present using a range of discount rates of 8.00% to 9.00%, based upon an analysis of the weighted average cost of capital

                                                  OPINIONS OF FINANCIAL ADVISORS

("WACC") of Columbia. Analysis of the forecasts for Columbia, without considering any benefits derived from the merger, indicated an implied equity value range per Columbia common share of approximately $68.50 to $85.25.

     Salomon Smith Barney performed a similar analysis of NiSource to estimate a range of values for the NiSource common shares. The discounted cash flow analysis for NiSource was based upon certain financial forecasts for NiSource for the years ended December 31, 2000 to December 31, 2004 provided by the management of NiSource. In order to value the cash flows generated beyond 2004, Salomon Smith Barney calculated a terminal year value for NiSource by applying a range of EBITDA multiples of 6.0x to 7.0x to terminal year EBITDA. The unleveraged free cash flow amounts for the years ended December 31, 2000 to December 31, 2004, plus the terminal values, were then discounted to the present using a range of discount rates of 7.00% to 8.00%, based upon an analysis of the WACC of NiSource. Analysis of the forecasts for NiSource, without considering any benefits derived from the merger, indicated an implied equity value range per NiSource common share of approximately $19.00 to $27.00.

     PUBLIC MARKET VALUATION ANALYSIS. Using publicly available information, Salomon Smith Barney performed a public market valuation analysis for Columbia and NiSource, based on a selected range of multiples derived from a group of companies that Salomon Smith Barney determined to be comparable to Columbia and NiSource.

     - AGL Resources Inc.

     - Atmos Energy Corporation

     - New Jersey Resources Corporation

     - Nicor Inc.

     - ONEOK, Inc.

     - Peoples Energy Corporation

     - Piedmont Natural Gas Company, Inc.

     - Washington Gas Light Company

     - Duke Energy Corporation

     - El Paso Electric Company

     - Enron Corp.

     - Reliant Energy Resources Corp.

     - Equitable Resources, Inc.

     - National Fuel Gas Company

     - Questar Corporation

     Estimated 1999 and 2000 earnings figures for Columbia were based on forecasts provided by Columbia's management.

     Salomon Smith Barney's analysis of Columbia's comparable companies resulted in the following selected reference ranges of multiples:

     - a range of multiples of common share price to earnings for the last twelve months, or LTM, of 14.0x to 17.0x;

     - a range of multiples of common share price to estimated 2000 earnings of 13.0x to 15.0x;

     - a range of multiples of common share price to estimated 2001 earnings of 11.0x to 13.0x;

     - a range of multiples of common share price to 1999 cash flow of 6.0x to 8.0x;

     - a range of multiples of firm value to 1999 EBITDA of 7.0x to 8.5x;

OPINIONS OF FINANCIAL ADVISORS

     - a range of multiples of firm value to 1999 EBIT (earnings before interest and taxes) of 11.0x to 13.0x, and

     - a range of multiples of common share price to book value of 2.0x to 2.5x.

     Salomon Smith Barney applied these selected ranges of multiples to Columbia's LTM earnings, 2000 and 2001 earnings, 1999 cash flow, 1999 EBITDA, 1999 EBIT and book value.

     Based on these analyses, Salomon Smith Barney derived an implied equity value range per Columbia common share of $50.00 to $58.00. Salomon Smith Barney also applied a 35% premium to the $50.00 to $58.00 range derived in the public market valuation analysis to derive an implied private market valuation of $67.50 to $78.25.

     Estimated 1999 and 2000 earnings figures for NiSource were based on forecasts provided by NiSource's management and I/B/E/S International.

     Salomon Smith Barney's analysis of NiSource's comparable companies resulted in the following selected reference ranges of multiples:

     - a range of multiples of common share price to 1999 earnings per share of 8.5x to 10.5x;

     - a range of multiples of common share price to estimated 2000 earnings per share (estimated by I/B/E/S) of 8.5x to 10.5x;

     - a range of multiples of common share price to estimated 2001 earnings per share (estimated by I/B/E/S) of 7.5x to 9.5x;

     - a range of multiples of common share price to estimated 2000 earnings per share (estimated by management) of 8.5x to 10.5x;

     - a range of multiples of common share price to estimated 2001 earnings per share (estimated by management) of 7.5x to 9.5x;

     - a range of multiples of common share price to 1999 cash flow of 4.5x to 5.5x;

     - a range of multiples of firm value to 1999 EBITDA of 6.0x to 7.0x;

     - a range of multiples of firm value to 1999 EBIT of 9.0x to 11.0x; and

     - a range of common share price to book value of 1.1x to 1.5x.

Salomon Smith Barney applied these selected ranges of multiples to NiSource's 1999 earnings per share, or EPS, 2000 and 2001 EPS provided by I/B/E/S, 2000 and 2001 EPS provided by management, 1999 cash flow, 1999 EBITDA, 1999 EBIT and book value.

Based on these analyses, Salomon Smith Barney derived an implied equity value range per NiSource common share of $15.00 to $19.00.

                                                  OPINIONS OF FINANCIAL ADVISORS

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

     PRECEDENT TRANSACTIONS VALUATION ANALYSIS. Using publicly available information, Salomon Smith Barney performed an analysis of selected transactions:

                  ACQUIROR                                          TARGET
                  --------                                          ------
Southern Union Company.......................      Valley Resources, Inc.
Southern Union Company.......................      Providence Energy Corporation
Energy East Corporation......................      Berkshire Energy Resources
KeySpan Corporation..........................      Eastern Enterprises
DTE Energy Company...........................      MCN Energy
Eastern Enterprises..........................      Energy North
Energy East Corporation......................      CTG Resources, Inc.
Wisconsin Energy Corporation.................      WICOR, Inc.
Northeast Utilities..........................      Yankee Energy System, Inc.
SIGCORP, Inc. ...............................      Indiana Energy, Inc.
Southern Union Company.......................      Pennsylvania Enterprises, Inc.
Dominion Resources, Inc. ....................      Consolidated Natural Gas Company
Energy East Corporation......................      Connecticut Energy Corporation
SCANA Corporation............................      Public Service Co. of North Carolina
                                                     Incorporated
Carolina Power & Light Company...............      North Carolina Natural Gas Corporation
Eastern Enterprises..........................      Colonial Gas Company
Eastern Enterprises..........................      Essex County Gas Company
NIPSCO Industries, Inc. .....................      Bay State Gas Company
El Paso Electric Company.....................      The Coastal Corporation
Kinder Morgan, Inc. .........................      K N Energy, Inc.
El Paso Electric Company.....................      Sonat Inc.
CMS Energy Corporation.......................      Midwest Pipelines
Plains Resources Inc. .......................      All American Pipeline
K N Energy, Inc. ............................      MidCon
Duke Power Company...........................      PanEnergy Corp.
El Paso Natural Gas Company..................      Tenneco Inc.
Williams Companies, Inc. ....................      Kern River Pipeline
Williams Companies, Inc. ....................      Transco Energy Company

     Salomon Smith Barney's analysis of precedent transactions resulted in the following selected reference ranges of multiples:

     - a range of multiples of common share price to earnings for the latest twelve months of 18.0x to 24.0x;

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

     - a range of multiples of common share price to estimated 2000 earnings of 17.0x to 22.0x;

     - a range of multiples of common share price to estimated 2001 earnings of 16.0x to 20.0x;

     - a range of multiples of common share price to book value of 2.5x to 3.5x;

     - a range of multiples of firm value to 1999 EBITDA of 9.5x to 11.5x; and

     - a range of multiples of firm value to 1999 EBIT of 14.0x to 16.5x.

Salomon Smith Barney applied these selected reference ranges of multiples to Columbia's LTM earnings, 2000 and 2001 earnings, book value, 1999 EBITDA and 1999 EBIT.

     Based on the analyses described above, Salomon Smith Barney derived an implied equity value range per share of Columbia common shares of $65.00 to $84.00.

     SUM-OF-THE-PARTS VALUATION ANALYSIS. Salomon Smith Barney performed a sum of the parts valuation analysis of Columbia's individual lines of business which are comprised of LDC, Pipeline, E&P, Marketing, Propane, LNG, Power Generation and Transcom. Salomon Smith Barney conducted the valuation analysis in a manner consistent with its valuation of Columbia as a whole. Based on these analyses, Salomon Smith Barney derived an implied equity value range per Columbia common share based on a public market valuation, discounted cash flow and precedent transaction valuation analysis of $52.50 to $67.00, $64.75 to $80.75 and $71.00 to $91.75, respectively. Salomon Smith Barney also applied a 35% premium to the $52.50 to $67.00 range derived in the sum of the parts public market valuation analysis to derive an implied private market equity value range per Columbia common share of $71.00 to $90.50.

     HISTORICAL TRADING ANALYSIS. Salomon Smith Barney reviewed information regarding historical stock price performance for Columbia common shares. Salomon Smith Barney noted that for the 52-week period ending on February 25, 2000 the range for Columbia common shares was from a daily closing price low of $45.50 to a daily closing price high of $65.94. Salomon Smith Barney also noted that as of June 4, 1999 (the trading day immediately prior to NiSource's bid) the daily closing price high for Columbia common shares was $55.75.

     SYNERGIES. Salomon Smith Barney considered certain hypothetical synergy estimates to represent the potential incremental benefits which may result from the merger compared to Columbia on a stand-alone basis. Salomon Smith Barney then estimated the present value as of December 31, 1999 of the future streams of after-tax cash flows generated by those synergies, by applying discount rates reflecting a WACC ranging from 8.0% to 9.0% to such cash flows through 2006 and by adding a terminal value determined by projecting a range of nominal perpetual synergy growth rates ranging from 2.0% to 3.0%. The results of this analysis, when applied to the discounted cash flow valuation analysis and the public market valuation analysis both on a consolidated and sum of the parts basis, result in implied equity value range per share of Columbia common shares of $68.50 to $91.50, $50.00 to $64.25, $64.75 to $87.00 and $52.50 to $73.25,
respectively.

     The summary set forth above is not and does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion or its presentation to the Columbia board of directors. The preparation of a fairness opinion is a complex process

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

involving subjective judgments and is not susceptible to partial analysis or summary descriptions. Salomon Smith Barney made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion described above. Accordingly, Salomon Smith Barney believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses set forth in its opinion. In addition, no company used in the public market valuation analysis summarized above is identical to Columbia or NiSource or any of their business segments and no transaction used in the precedent transactions valuation analysis summarized above is identical to the merger. In addition, Salomon Smith Barney may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Salomon Smith Barney's view of the actual value of Columbia or NiSource. Accordingly, an analysis of the data described above is not purely mathematical, but necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the transaction or public trading value of the comparable companies and transactions to which Columbia and NiSource are being compared.

     In performing its analyses, Salomon Smith Barney made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Columbia and NiSource. The analyses which Salomon Smith Barney performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness, from a financial point of view, of the merger consideration to holders of Columbia common shares. The analyses do not purport to be appraisals or to reflect the prices at which a company or any of its businesses might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, the opinion of Salomon Smith Barney was only one of the many factors taken into consideration by the Columbia board of directors in making its determination to approve the merger.

     Pursuant to Salomon Smith Barney's engagement letter, Columbia has agreed to pay to Salomon Smith Barney:

     (1) An initial advisory fee of $4,000,000, which was payable upon the execution of the engagement letter;

     (2) An additional fee of $8,000,000, in the event that the board of directors of Columbia concludes that the Proposal (as defined in the engagement letter) is not in the best interest of Columbia's shareholders and the Proposal is withdrawn or does not result in, within 12 months from the date of the engagement letter, (a) the acquisition of 50% or more of the voting stock of Columbia by NiSource or any other party pursuant to the engagement letter, (b) the signing of a definitive agreement by NiSource or any other such party to acquire the common shares of Columbia or (c) a change in at least four members of the board of directors of Columbia as a result of the Proposal (and in the event that at least four members of the board of directors of Columbia are changed within

OPINIONS OF FINANCIAL ADVISORS

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

         12 months from the date of the engagement letter, but the majority of the board of directors is not changed within 24 months, the fee would be payable as provided above);

     (3) An additional fee equal to 0.225% of the Aggregate Value (as defined in the engagement letter) in connection with any Business Combination (as defined in the engagement letter), such additional fee to be contingent upon the consummation of a Business Combination; and

     (4) Additional fees, customary under the circumstances, with respect to any actual or proposed alternative transactions.

The fee described in clause (3) above is payable less any fees previously paid under clause (1). Columbia also agreed, subject to certain limitations, to reimburse Salomon Smith Barney for all reasonable fees and disbursements of Salomon Smith Barney's counsel and all of Salomon Smith Barney's reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, and agreed to indemnify Salomon Smith Barney and certain related persons against various liabilities, relating to or arising out of its engagement, including liabilities under the federal securities laws.

     Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and other purposes. In the ordinary course of its business, Salomon Smith Barney may actively trade the securities of Columbia and NiSource for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     In addition, Salomon Smith Barney and its affiliates have rendered certain investment banking and financial advisory services to Columbia and NiSource for which Salomon Smith Barney received customary compensation. Salomon Smith Barney and its affiliates (including Citigroup Inc.) may have other business relationships with Columbia, NiSource and their affiliates. Columbia retained Salomon Smith Barney based on Salomon Smith Barney's expertise in the valuation of companies as well as its substantial experience in transactions such as the merger.

     Salomon Smith Barney has consented to the inclusion of its opinion and to the inclusion of this summary of its opinion and its related analyses in this document. In giving this consent, Salomon Smith Barney did not concede that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission, nor did it concede that it is an expert with respect to any part of the registration statement of which this document is a part within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                  OPINIONS OF FINANCIAL ADVISORS

                              THE MERGER AGREEMENT

     The following summarizes the material terms of the merger agreement. A copy of the merger agreement is attached as Annex I to this joint proxy statement/prospectus and is incorporated into this document by reference. This description may not include all the information that interests you. We urge you to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

THE MERGER

     If the shareholders of NiSource and Columbia approve the merger agreement, a wholly-owned subsidiary of New NiSource will merge into NiSource, and another wholly-owned subsidiary of New NiSource will merge into Columbia under the preferred structure. NiSource and Columbia will be the surviving corporations in those mergers and will be wholly owned by New NiSource. Immediately after the merger, NiSource will merge into New NiSource. New NiSource will then change its name to "NiSource Inc." and serve as a holding company for Columbia and its subsidiaries and the subsidiaries of NiSource.

     If the NiSource shareholders do not approve the merger agreement, the merger between NiSource and New NiSource will not occur. Instead, a wholly-owned subsidiary of NiSource will merge into Columbia, and Columbia will become a wholly-owned subsidiary of NiSource itself, rather than of a new holding company. The consideration received by Columbia shareholders under this alternative structure will be different than under the holding company structure. See "The Merger -- Alternative Merger Structure" on page 33.

EFFECTIVE TIME

     Promptly after the satisfaction or waiver of the conditions discussed under "-- Conditions to the Merger" on page 77, the companies will file articles of merger with the Secretary of State of Indiana with respect to the NiSource merger and a certificate of merger with the Secretary of State of Delaware with respect to the Columbia merger. The merger will become effective upon the later of those two filings. Because of the need for regulatory approvals, we do not expect the merger to become effective for at least several months after the shareholder meetings.

ELECTION OF CONSIDERATION BY COLUMBIA SHAREHOLDERS

     If you are a Columbia shareholder, approximately 45 days before we expect to complete the merger, an exchange agent will send you an election form, by which you may elect to receive New NiSource shares as consideration in the merger. In order to make a valid stock election, you will need to send your completed and signed election form, together with your Columbia stock certificates, to the exchange agent so that they are received no later than two business days before the closing. NiSource and Columbia will announce this date once it is established. Until that deadline, you may change or revoke your election. The election form will include more detailed instructions about how to make a valid stock election, including describing procedures for delivery of certificates by brokers or other nominees. If you do not submit an election form, or if your submission is incomplete, you will receive the cash and SAILS consideration for all of your Columbia

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

shares in the merger. YOU WILL NOT RECEIVE AN ELECTION FORM IF WE USE THE ALTERNATIVE MERGER STRUCTURE.

EXCHANGE OF COLUMBIA SHARE CERTIFICATES

     NO STOCK ELECTION

     Within five days after completion of the merger, an exchange agent will mail to each Columbia shareholder, other than shareholders who have made valid stock elections for all of their shares, a letter of transmittal and instructions for exchanging Columbia share certificates for the cash and SAILS consideration. Upon surrender to the exchange agent of Columbia certificates, together with a properly completed letter of transmittal and any other requested documents, a Columbia shareholder will receive:

     - a certified or bank cashier's check in an amount equal to the cash the Columbia shareholder is entitled to receive in the merger, and

     - written advice from the exchange agent as to the number of SAILS the Columbia shareholder is entitled to receive in the merger.

Because the SAILS will be issued only in book-entry form, New NiSource's transfer agent will hold the SAILS on behalf of Columbia shareholders who will not own their SAILS through a bank, broker or other participant in the securities depositary. See "Description of the SAILS -- Book Entry Issuance" on page 109.

     STOCK ELECTION

     Those Columbia shareholders who have made valid stock elections will already have surrendered their stock certificates with their election forms. As soon after completion of the merger as the exchange agent has calculated the number of shares to be issued to each Columbia shareholder, a Columbia shareholder making a valid stock election will receive:

     - a certificate representing the number of whole New NiSource shares the shareholder is entitled to receive in the merger, and

     - a certified or bank cashier's check in an amount equal to the cash, if any, the Columbia shareholder is entitled to receive, either in lieu of fractional shares or to reflect any additional amount payable if the merger is not completed by February 27, 2001.

     To the extent elections are subject to proration, or if elections are not made with respect to at least 10% of the Columbia shares, the Columbia shareholder will also receive, for those shares converted into the cash and SAILS consideration, a check and written advice regarding SAILS as described under "No Stock Election" above.

     NO FRACTIONAL SHARES

     New NiSource will not issue fractional common shares in the merger. Instead of issuing fractional shares, New NiSource will pay cash for the fractional share based on the average of the closing trading prices of NiSource common shares on the New York Stock Exchange on the 30 trading days ending two days before completion of the merger.

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

     NO FURTHER RIGHTS IN COLUMBIA SHARES

     All New NiSource shares, cash, New NiSource SAILS and NiSource SAILS paid in exchange for certificates representing Columbia shares will be considered to be in full payment for those shares. After the effective time of the merger, Columbia's transfer agent will not register transfers of shares that were outstanding before the effective time. If Columbia shares are presented to NiSource, Columbia or New NiSource for any reason, the certificates will be canceled and exchanged according to the merger agreement.

     FAILURE TO EXCHANGE

     If you do not exchange your Columbia share certificates within six months after completion of the merger, you will have to contact the surviving corporation in the merger to obtain the cash, New NiSource SAILS or NiSource SAILS to which you are entitled.

     LOST, STOLEN OR DESTROYED CERTIFICATES

     If you cannot submit your Columbia share certificates because they are lost, stolen or destroyed, you must submit an affidavit of that fact and, if we require, post a bond as indemnity against any potential claim regarding the lost certificates. In exchange for lost, stolen or destroyed stock certificates, after you have made the affidavit and posted any required bond, the exchange agent will issue to you the shares, cash and SAILS to which you are entitled in the merger.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties of our companies relating to various aspects of our businesses, financial statements and other matters, including:

     - corporate organization, standing and qualification

     - capital structure

     - corporate authority and approval

     - receipt of fairness opinions

     - regulatory filings and approvals

     - accuracy of documents filed with the Securities and Exchange Commission and other regulatory entities

     - absence of material adverse changes

     - absence of material litigation

     - compensation and benefit plans and other employment matters

     - compliance with applicable laws

     - non-applicability of certain state takeover statutes

     - intellectual property matters

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

     - engagement of and payment of fees to brokers, investment bankers, finders and financial advisors in connection with the merger agreement

     - regulation of our subsidiaries as utilities

     - the accuracy of information supplied by each of us in connection with this joint proxy statement/prospectus

     - trading position risk management

     - NiSource's financing for the merger.

     The representations and warranties will expire upon completion of the merger or upon termination of the merger agreement.

MATERIAL COVENANTS

     INTERIM OPERATIONS OF COLUMBIA

     Until we complete the merger, Columbia has agreed that, without NiSource's consent:

     - Columbia will conduct business only in the ordinary and usual course, and

     - Columbia will not take any of the following actions:

      - amend its charter or bylaws, except for non-material amendments to subsidiaries' charters or bylaws;

      - split, combine or reclassify outstanding shares of its capital stock;

      - declare, set aside or pay dividends on any of its stock, except for dividends consistent with past practice, or intercompany dividends from subsidiaries;

      - repurchase, redeem or otherwise acquire any shares of its stock or other securities, except for the purpose of funding or providing benefits under the existing terms of its compensation and benefit plans, with some exceptions;

      - issue, sell, pledge, dispose of or encumber its stock or securities convertible into shares of stock, except in connection with a specified number of stock options;

      - dispose of or encumber any property or assets, or incur, modify or guarantee any indebtedness outside the ordinary course of business or in transactions in excess of $125 million in the aggregate in any calendar year;

      - make any capital expenditures, to the extent it has previously committed to make those expenditures, with some exceptions; or

      - modify any existing, or enter into any new, compensation and benefit plans, subject to some exceptions.

     NO SOLICITATION

     Columbia has agreed that it will not initiate, solicit, encourage or otherwise facilitate any proposal for a merger or similar transaction with any other company. This includes engaging in negotiations with or giving any nonpublic information to any person that has made or may be considering making an acquisition proposal.

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

     However, prior to the adoption of the merger agreement by the Columbia shareholders, Columbia may furnish information to, and enter into negotiations with, any party that makes an unsolicited proposal for a merger or similar transaction, if the board of directors of Columbia determines in good faith, based on the advice of its legal and financial advisors, that:

     - the failure to take such action would result in a breach of the directors' fiduciary duties; and

     - the proposal is reasonably likely to lead to a transaction on terms more favorable to the Columbia shareholders from a financial point of view than the merger.

In addition, before the Columbia board may recommend the proposal to its shareholders or adopt an agreement relating to the proposal, it must determine that the proposal is reasonably capable of being completed.

     Promptly after receiving a proposal or a written inquiry reasonably likely to lead to a proposal, and prior to furnishing any information or entering into any discussions or negotiations, Columbia will notify NiSource of the proposal, including the identity of the person making the proposal and its material terms and conditions.

     OTHER COVENANTS PENDING THE MERGER

     NiSource and Columbia have agreed:

     - not to acquire or agree to acquire any other business entity if doing so would be reasonably expected to materially delay or impede the merger, or significantly increase the risk of not obtaining any necessary consent, order or approval of a governmental entity;

     - not to take or fail to take any action that is:

      - reasonably likely to result in the failure of any condition to the merger;

      - reasonably likely to make any representation or warranty of NiSource or Columbia inaccurate in a material respect;

      - reasonably likely to have a material adverse effect on NiSource or Columbia; or

      - to cooperate and use their best efforts to complete the merger as soon as practicable, including filing all documentation necessary to obtain all necessary and advisable consents and approvals from all third parties and governmental entities.

     DIRECTOR AND OFFICER INDEMNIFICATION

     After the merger, the combined company will indemnify, to the fullest extent permitted by law, the current and former directors and officers of Columbia and its subsidiaries against any expenses (including attorneys' fees) and liabilities in connection with any claim or investigation arising out of or relating to matters existing at or prior to the merger. The combined company will also advance expenses as incurred by the directors and officers to the fullest extent permitted by law.

     For six years after the merger, the combined company will maintain Columbia's existing directors' and officers' liability insurance policies or policies providing comparable

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

coverage. However, if the premium for that coverage is more than twice Columbia's current premium, then the combined company need only provide the coverage it can obtain for twice Columbia's current premium.

     EMPLOYEE MATTERS; BENEFIT PLANS

     At the effective time of the merger, each stock option outstanding under Columbia's long-term incentive plans will be canceled and converted into the right to receive an amount of cash equal to (1) the excess of $72.29 plus any additional amount payable per Columbia common share if the merger is not completed by February 27, 2001, over the per share exercise price under the option and (2) the balance in the holder's dividend credit account with respect to the option. Columbia will, to the extent required, use its reasonable best efforts to obtain the consent of each option holder to this treatment of his or her options.

     Upon the completion of the merger, each phantom share outstanding under Columbia's Phantom Stock Plan for Outside Directors will be canceled and converted into the right to receive an amount of cash equal to $72.29 plus any additional amount payable per Columbia common share if the merger is not completed by February 27, 2001. Columbia will, to the extent required, use its reasonable best efforts to obtain the consent of each holder of phantom shares to this treatment of his or her phantom shares. See "The Merger -- Interests of Officers and Directors in the Merger" on page 45.

     New NiSource and NiSource have agreed that, for three years after the merger, the combined company will continue to provide benefits to employees of Columbia and its subsidiaries under employee benefit plans that are no less favorable than the greater of those currently provided by Columbia and those provided by NiSource during that three year period.

     On completion of the merger, each outstanding option to purchase NiSource common shares will become an option to purchase New NiSource common shares on the same terms and conditions, including the number of shares and exercise price, as the option to acquire NiSource common shares. At that time, New NiSource will assume all of NiSource's rights and obligations under its stock option and related plans. See "Description of New NiSource Capital Stock Following the Merger -- Stock Incentive Plans" on page 126.

CONDITIONS TO THE MERGER

     The obligations of NiSource and Columbia to effect the merger are subject to the satisfaction or waiver of the following conditions:

     - adoption of the merger agreement by the Columbia shareholders;

     - absence of any stop order suspending the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part;

     - assuming the NiSource shareholders approve the merger agreement, the approval of the New NiSource common shares for listing on the New York Stock Exchange;

     - expiration or earlier termination of the waiting period under the premerger notification rules under the antitrust laws;

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

     - receipt of final orders relating to the governmental approvals for the consummation of the merger and the absence of any terms or conditions imposed by those final orders that would materially adversely affect the combined company or materially impair the ability of the parties to complete the merger; and

     - absence of any law, judgment or other order prohibiting the merger or any pending proceeding by a governmental entity seeking to prohibit the merger.

     In addition, the obligation of NiSource to complete the merger is subject to the satisfaction or waiver of the following conditions:

     - accuracy of the representations and warranties of Columbia in the merger agreement;

     - performance of Columbia's material obligations under the merger agreement;

     - receipt of consents or approvals required under Columbia's material contracts, where the failure to obtain the consent or approval would be reasonably likely to have a material adverse effect on the combined company; and

     - absence of any material adverse change in the business of Columbia, excluding the effects of changes in economic conditions generally or affecting the electric or gas utility industries.

     Similarly, the obligation of Columbia to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

     - accuracy of NiSource's representations and warranties in the merger agreement;

     - performance of NiSource's material obligations under the merger agreement; and

     - receipt of an opinion of counsel as to the tax consequences of the merger.

TERMINATION

     The merger agreement may be terminated at any time before completion of the merger, whether before or after approval by the shareholders of Columbia:

     - By mutual written consent of NiSource and Columbia

     - By either NiSource or Columbia if:

      - the merger has not occurred by June 30, 2001; however, this date will be automatically extended to March 31, 2002 if, on June 30, 2001, we are still awaiting regulatory approvals but the other conditions to the merger have been satisfied or remain capable of being satisfied;

      - the Columbia shareholders fail to adopt the merger agreement; or

      - any final and nonappealable order permanently restrains, enjoins or otherwise prohibits the merger after the parties have used their best efforts to have the order removed.

THE MERGER AGREEMENT

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

     - By Columbia after three days' prior written notice to NiSource

      - at any time before the Columbia shareholders adopt the merger agreement, if the Columbia board of directors approves a superior proposal, provided that:

        - Columbia has not solicited the proposal in violation of the merger agreement;

        - Columbia's board concludes in good faith, after giving effect to any concessions which are offered by NiSource during the three day period, on the basis of the advice of its independent financial advisor of national reputation, that the proposal is a superior proposal; and

        - Columbia pays NiSource a $200 million termination fee.

      - at any time before completion of the merger, if:

        - NiSource is in material breach of the merger agreement and does not cure the breach in all material respects within 20 business days after written notice; or

        - any governmental consents have not been obtained and become final orders by March 31, 2002.

     - By NiSource at any time before completion of the merger if:

      - the Columbia board of directors withdraws or adversely modifies its approval of the merger agreement or its recommendation that the Columbia shareholders adopt the merger agreement;

      - the Columbia board of directors approves or recommends a superior proposal; or

      - Columbia is in material breach of the merger agreement and does not cure the breach in all material respects within 20 business days after written notice.

     For purposes of these provisions, a superior proposal is a proposal made by a third party relating to a merger or similar transaction on terms that the Columbia board determines in good faith, with the advice of its legal and financial advisors, it cannot reject based on its fiduciary duties and that is reasonably likely to lead to a transaction on terms more favorable from a financial point of view to the Columbia shareholders than the merger contemplated by the merger agreement.

TERMINATION FEES

     TERMINATION FOR A SUPERIOR PROPOSAL

     If Columbia terminates the merger agreement to accept a superior proposal, or if NiSource terminates the merger agreement because Columbia's board adversely modifies its support for the merger or approves a superior proposal, Columbia will pay NiSource a termination fee of $200 million.

     FAILURE TO OBTAIN COLUMBIA SHAREHOLDER APPROVAL

     If (1) a person other than NiSource or one of its affiliates makes or publicly announces an intention to make a proposal to acquire Columbia, (2) the merger

                                                            THE MERGER AGREEMENT

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

agreement is terminated for failure to obtain Columbia shareholder approval and
(3) within 12 months of the termination of the merger agreement:

     - the person making the proposal acquires a majority of the voting power or all or substantially all of the assets of Columbia;

     - Columbia or one of its subsidiaries combines with the person making the proposal; or

     - Columbia or one of its subsidiaries and the person making the proposal enter into a binding agreement for a merger, consolidation or other business combination,

Columbia will pay NiSource a termination fee of $200 million.

     TERMINATION FOR REGULATORY REASONS

     If NiSource or Columbia terminates the merger agreement (1) because of a final and non-appealable order permanently prohibiting the merger or (2) because any required governmental consents have not been obtained or waived by March 31, 2002, NiSource will pay Columbia a termination fee of $50 million.

AMENDMENT AND WAIVER

     NiSource and Columbia may modify or amend the merger agreement by written agreement at any time before the merger is completed, except if prohibited by law.

     At any time prior to the merger, NiSource or Columbia may waive any of the conditions to its obligation to consummate the merger, to the extent permitted by law.

THE MERGER AGREEMENT

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

                               REGULATORY MATTERS

     The following discussion summarizes the regulatory requirements that we believe relate to the merger, although we may determine that additional consents from or notifications to governmental agencies are necessary or appropriate.

     We have agreed to cooperate with each other and to use our reasonable best efforts to obtain, as soon as practicable, all regulatory consents and approvals necessary or advisable to complete the merger. We are obligated to contest and resist any action seeking to impose an order that would materially delay or prohibit completion of the merger. In the event that a temporary or preliminary order is imposed, NiSource will use its best efforts to have the order vacated, modified or suspended promptly to permit completion of the merger. If necessary to prevent an order prohibiting completion of the merger, NiSource has agreed that it will divest assets of NiSource or Columbia.

     The merger is conditioned upon our receiving final orders from the various federal and state commissions described below that do not impose terms or conditions that would have, or would reasonably be expected to have, a material adverse effect on the combined company or that materially impair our ability to complete the merger. While we believe that we will receive the regulatory approvals and clearances that we need to complete the merger, we cannot predict when we will receive them or on what terms and conditions they may be granted. Moreover, there is no assurance that we will receive all the necessary approvals or that, if we do receive them, they will be on terms and conditions that satisfy the conditions to the merger.

ANTITRUST CONSIDERATIONS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, we cannot complete the merger until we have submitted certain information to the Antitrust Division of the Department of Justice and the Federal Trade Commission and satisfied the statutory waiting period requirements. In connection with NiSource's 1999 tender offer for Columbia, we made the necessary submissions under the Hart-Scott-Rodino Act, and the applicable waiting period expired on August 4, 1999 without our receiving any request to provide additional information. However, NiSource's clearance to complete an acquisition of Columbia will remain valid only for one year from the expiration of the waiting period. Because we do not expect to complete the merger until after that date, we will need to submit new information to the Department of Justice and the Federal Trade Commission, and a new Hart-Scott-Rodino Act waiting period will begin. The expiration or earlier termination of the waiting period will not prevent the Department of Justice or the Federal Trade Commission from later challenging the merger on antitrust grounds.

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

     NiSource is a public utility holding company, but it is currently exempt from registration with the Securities and Exchange Commission pursuant to an order under Section 3(a)(1) of the Holding Company Act dated February 10, 1999. This order exempts NiSource from most of the provisions of the Holding Company Act. Columbia is a registered holding company and is subject to all regulatory requirements applicable to such companies under the Holding Company Act. Following completion of the merger and the planned merger of NiSource into New NiSource, New NiSource will be required to

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

register as a holding company under the Holding Company Act, with Columbia as a subsidiary. If the merger proceeds under the alternative merger structure, Columbia's public utility companies would become indirect subsidiaries of NiSource, and NiSource would be required to register as a holding company.

     The Holding Company Act imposes a number of restrictions on the operations of registered holding companies and their systems. Among these restrictions are requirements to obtain Securities and Exchange Commission approval of certain securities issuances, acquisitions and dispositions of assets or securities of utility companies or acquisitions of interests in other businesses. The Holding Company Act also limits the ability of registered holding companies to engage in activities unrelated to their utility operations and regulates holding company system service companies and the rendering of services by holding company affiliates to other companies in their system. We believe we will be able to satisfy the requirements of the Holding Company Act for a registered holding company system.

     In connection with the merger, New NiSource is required to obtain Securities and Exchange Commission approval under the Holding Company Act to acquire the public utilities owned by Columbia. New NiSource and Columbia filed an application with the Securities and Exchange Commission on April 14, 2000 seeking the necessary approval under the Holding Company Act. Although we believe we will obtain Securities and Exchange Commission approval of the merger under the Holding Company Act on acceptable terms, it is not possible to predict with certainty the timing of the approval and whether the terms of approval will be acceptable.

     Under the standards applicable to transactions subject to approval under the Holding Company Act, the Securities and Exchange Commission is directed to approve the merger unless it finds that:

     (1) the merger would tend towards detrimental interlocking relations or a detrimental concentration of control,

     (2) the consideration to be paid in connection with the merger is not reasonable,

     (3) the merger would unduly complicate the capital structure of the holding company system or would be detrimental to the proper functioning of the applicant's holding company system, or

     (4) the merger would violate applicable state law.

     To approve the merger, the Securities and Exchange Commission must also find that the merger would tend towards the development of an integrated public utility system and would otherwise conform to the Holding Company Act's integration and corporate simplification standards.

     The Securities and Exchange Commission may require as a condition to its approval of the merger under the Holding Company Act that NiSource divest certain businesses that are unrelated to the electric or gas utility or other energy operations of the combined company. NiSource currently anticipates that it may be required by the Securities and Exchange Commission to dispose of its water utility subsidiaries within a specified period of time following the merger. (See "Description of NiSource -- Water" on page 140.) NiSource does not anticipate that the Securities and Exchange Commission will require it to dispose of any of its other subsidiaries. In several cases, the Securities and Exchange Commission has allowed a registered holding company to retain non-utility related

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

activities or deferred the question of divestiture for a substantial period of time. In those cases in which divestiture has been required, the Securities and Exchange Commission has usually allowed enough time to complete the divestiture to allow the holding company to avoid an untimely or premature sale of the divested assets.

     In conjunction with the registration of New NiSource or NiSource as a holding company under the Holding Company Act, the Securities and Exchange Commission may address the issue of whether the holding company system may retain both gas and electric utility operations. Based on recent Securities and Exchange Commission orders under the Holding Company Act, we believe the combined company will be permitted to retain all of its energy utility operations.

FEDERAL POWER ACT

     Under the Federal Power Act, we need to obtain the approval of the Federal Energy Regulatory Commission for the merger. The Federal Power Act provides that the FERC must grant its approval if it finds the merger to be "consistent with the public interest."

     The FERC has stated that, in analyzing a merger under the Federal Power Act, it will evaluate the following criteria:

     - the effect of the merger on competition in wholesale electric power markets;

     - the effect of the merger on the applicants' FERC jurisdictional ratepayers; and

     - the effect of the merger on state and federal regulation of the applicants.

     In addition, Northern Indiana, a Bay State subsidiary and NiSource's and Columbia's power marketing affiliates have FERC authorization to sell electric power at wholesale in interstate commerce at market-based rates. These authorizations were based in part on the FERC's finding that these entities lack market power over the generation and transmission of electric energy and, therefore, could not sell electric power at prices above competitive levels. As a condition of these authorizations to sell electric power at wholesale in interstate commerce at market-based rates, our power marketing affiliates must report to the FERC any change in status that would reflect a departure from the characteristics the FERC relied upon in approving market-based pricing. Under this requirement, these subsidiaries will file notifications of a "change in status" with the FERC. These notifications will inform the FERC of the merger. Pending FERC approval of the merger, we do not expect the authorizations under which these subsidiaries engage in market-based sales of electric power to be revoked. Columbia's power marketing affiliate has filed with the FERC its change of status notification as well as a proposed code of conduct under which Northern Indiana will be treated as an affiliate.

     The FERC has approved the application of Columbia's power marketing affiliate to transfer by sale all of its wholesale power contracts. Columbia's power marketing affiliate has filed a Notice of Cancellation with the FERC notifying the FERC that effective on the date of transfer of all of its wholesale sales contracts its power marketing rate schedule is to be canceled. The FERC has accepted Columbia's power marketing affiliate's Notice of Cancellation. Columbia's power marketing affiliate has not yet completed the transfer of its wholesale power contracts. In addition, Columbia's power marketing affiliate will be engaged in short-term wholesale electric power sales transactions at least through the end of June 2000.

                                                              REGULATORY MATTERS

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

PUBLIC UTILITY REGULATORY POLICIES ACT OF 1978

     Subsidiaries of Columbia hold interests in four electric generating facilities which are "qualifying cogeneration facilities" under the Public Utility Regulatory Policies Act and the federal regulations implementing the statute. A QF project company is exempt from regulation under the Holding Company Act, compliance with most provisions of the Federal Power Act and utility-type regulation under state law. In addition, the company owning a QF is entitled to require electric utilities to purchase the net electric output of its project under a long-term contract. In order to qualify for these benefits, a project must satisfy certain operational standards and be owned by a person not primarily engaged in the generation or sale of electric power, other than electric power produced solely by qualifying facilities. The QF ownership test is satisfied when no more than 50% of the equity interests in a project are owned, directly or indirectly, by a company that is an electric utility or a holding company with one or more domestic electric utility company subsidiaries, or any combination of such companies.

     Electric utility holding companies now own up to 50% of the equity interests in each of the QFs in which Columbia holds an interest. Columbia currently is not an electric utility holding company, but its interests in QFs will be indirectly held by an electric utility holding company as a result of the merger. Consequently, the 50% limitation on total interests held by electric utility holding company affiliates would be exceeded. Loss of QF status deprives the project and its owners of exemptions from regulation and could affect the continuing effectiveness of existing long-term contracts to sell power to electric utilities. To avoid jeopardizing the QF status of the projects and to comply with Columbia's obligations to other participants in the projects, Columbia plans to relinquish its ownership interests in the four QFs before completion of the merger and is currently evaluating the transfer of its interests in those facilities.

NATURAL GAS ACT

     NiSource subsidiaries operate storage facilities and have authority from the FERC to charge market-based rates for their storage services. The authorizations, which were obtained under the Natural Gas Act, were based in part on the FERC's finding that these entities lack market power in the geographic areas in which they are located. As a condition of these approvals, the FERC reserved the right to review its approval of the market-based rates if the market conditions change. Under these orders, these subsidiaries must notify the FERC of changes that have the potential to alter the subsidiaries' market power status. These filings will be made in accordance with the conditions imposed by the FERC in its orders authorizing the market-based rates.

     Pending FERC approval of the merger, we expect the authorizations under which these subsidiaries are charging market-based rates to remain effective.

STATE REGULATORY APPROVALS

     We require formal approvals from utility regulatory authorities in Kentucky, Maine, Pennsylvania and Virginia in order to complete the merger. In addition, we are also filing a formal petition with the public utilities commission in New Hampshire. Although we have determined that the merger does not need formal approval in any of the other states in which we operate, we expect that, in connection with our application for approval under the Holding Company Act, the Securities and Exchange Commission will ask for

REGULATORY MATTERS

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confirmation from these states that they are able to regulate the gas and electric distribution company operations in the state. Therefore, we intend to seek appropriate letters from the utility regulatory authorities in Indiana, Maryland, Massachusetts and Ohio.

     KENTUCKY COMMISSION. Columbia's wholly-owned subsidiary Columbia Gas of Kentucky, Inc. is subject to the jurisdiction of the Kentucky Public Service Commission. The acquisition of control of any utility furnishing utility service in Kentucky requires the approval of the Kentucky Commission. To obtain approval, the applicants must demonstrate that the acquiring party has the financial, technical and managerial abilities to provide reasonable service. Additionally, the Kentucky Commission must find that the acquisition is made in accordance with law, is made for a proper purpose and is consistent with the public interest. We currently expect to file our petition with the Kentucky Commission on May 1, 2000, seeking approval of the merger consistent with these requirements.

     MAINE COMMISSION. NiSource's indirect wholly-owned subsidiary Northern Utilities, Inc. is subject to the jurisdiction of the Maine Public Utilities Commission. The reorganization of any person who directly or indirectly owns 10% or more of the voting securities of a Maine public utility requires the approval of the Maine Commission. The applicant must establish that the reorganization is consistent with the interests of the utility's ratepayers and investors. NiSource filed a petition with the Maine Commission on April 10, 2000, seeking approval of the merger consistent with these requirements.

     NEW HAMPSHIRE COMMISSION. NiSource's indirect wholly-owned subsidiary Northern Utilities, Inc. is subject to the jurisdiction of the New Hampshire Public Utilities Commission. We do not believe the New Hampshire statutes require the New Hampshire Commission to approve the merger. NiSource filed a petition with the New Hampshire Commission on April 12, 2000, seeking a determination that New Hampshire Commission approval is not required, or in the alternative, a waiver of that requirement or that the approval be granted.

     PENNSYLVANIA COMMISSION. Columbia's wholly-owned subsidiary Columbia Gas of Pennsylvania, Inc. is subject to the jurisdiction of the Pennsylvania Public Utility Commission. Pennsylvania law requires the issuance of a certificate of public convenience. To obtain a certificate of public convenience, the applicants must show that the transaction is necessary or proper for the service, accommodation, convenience or safety of the public. The Pennsylvania Supreme Court has applied this standard to require that the applicant demonstrate that the transaction will affirmatively benefit the public. Columbia filed an application with the Pennsylvania Commission on March 30, 2000 seeking approval of the merger consistent with these requirements.

     VIRGINIA COMMISSION. Columbia's wholly-owned subsidiary Columbia Gas of Virginia, Inc. is subject to the jurisdiction of the Virginia State Corporation Commission. The acquisition of any public utility in Virginia requires the approval of the Virginia Commission. To obtain approval, the applicants must show that the provision of adequate service at just and reasonable rates will not be threatened or impaired as a result of the merger. We filed our joint petition with the Virginia Commission on April 3, 2000, seeking approval of the merger consistent with these requirements.

                                                              REGULATORY MATTERS

AFFILIATE CONTRACTS AND ARRANGEMENTS

     Following the registration of New NiSource or NiSource as a holding company under the Holding Company Act, Columbia and the current subsidiaries of NiSource may need to enter into or amend agreements under which affiliates of the combined company provide services to one another, including management, supervisory, construction, engineering, accounting, legal and financial services. The approval or non-opposition of certain federal and state regulatory commissions is required with respect to the creation or amendment of certain inter-affiliate agreements. We will seek any required regulatory approvals with the appropriate federal and state regulatory commissions.

OTHER REGULATORY MATTERS

     We have obtained from various regulatory authorities a number of franchises, permits and licenses, which may need to be renewed, replaced or transferred in connection with the merger. We may need to obtain approvals or consents, or to make notifications, in connection with those renewals, replacements or transfers.

     Regulatory commissions in the states where our utility subsidiaries operate may intervene in the federal regulatory proceedings. In addition, state regulatory commissions regulate the rates charged to utility customers within their jurisdictions. In approving rates, each state may take into account effects of the merger, including possible savings.

     In addition, it may be necessary to submit filings, notices, registrations or seek approval with, among others, the Secretaries of State of those states in which Columbia's subsidiaries are incorporated, The Bermuda Registrar of Companies, the Vermont Commissioner of Banking, Insurance, Securities and Health Care Administration, certain state insurance departments, the U.S. Department of Transportation, State Attorneys General, the Federal Communications Commission, the U.S. Department of Energy, federal and state occupational safety and health administrations, state environmental authorities, state commissioners of labor and industry, and federal, state and local taxing authorities.

     Columbia's subsidiary, Columbia Energy Services Corporation and certain of its subsidiaries may be required or may elect to submit filings, notices, registrations or seek approval with the following state commissions in connection with retail marketing licenses: Pennsylvania Public Utility Commission, New Jersey Board of Public Utilities, New York Public Service Department, Georgia Public Service Commission, Indiana Utility Regulatory Commission, Public Utilities Commission of Ohio, Michigan Public Service Commission, Maryland Public Service Commission and Virginia State Corporation Commission.

REGULATORY MATTERS

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     This section describes the material United States federal income tax consequences of the merger. It represents the opinions of Schiff Hardin & Waite, counsel to NiSource, and Sullivan & Cromwell, counsel to Columbia, as indicated.

GENERAL

     ASSUMPTIONS AND LIMITATIONS. Columbia will receive a tax opinion from its counsel Sullivan & Cromwell, and NiSource will receive a tax opinion from its counsel Schiff Hardin & Waite. The discussion below and the tax opinions of Sullivan & Cromwell and Schiff Hardin & Waite assume that you hold your NiSource or Columbia shares as capital assets and do not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances. The tax opinions assume the absence of changes in existing facts and rely on customary assumptions, representations and covenants, including those contained in certificates of officers of NiSource and of Columbia. These opinions do not prevent the Internal Revenue Service from adopting a position contrary to those expressed by counsel in the opinions. We have not sought, and do not intend to seek, a ruling from the Internal Revenue Service with respect to the merger or the SAILS. This discussion and the tax opinions are based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as in effect on the date of this document. These laws are subject to change, possibly with retroactive effect, and to differing interpretations.

     Further, the discussion and the tax opinions do not address all aspects of United States federal income taxation, nor do they apply to you if you are a member of a special class of holders of NiSource, Columbia or New NiSource common shares or SAILS such as:

     - a bank, thrift institution or real estate investment trust;

     - a tax-exempt organization;

     - a life insurance company;

     - a dealer or broker in securities or currencies;

     - a person whose functional currency for tax purposes is not the United States dollar;

     - a person who owns NiSource, Columbia or New NiSource common shares or SAILS as part of a hedge, appreciated financial position, straddle or conversion transaction; or

     - a person who acquired its NiSource or Columbia common shares upon the exercise of employee stock options or otherwise as compensation.

     This discussion does not purport to be a complete analysis or description of all potential United States federal income tax consequences of the merger and of owning SAILS. Moreover, this discussion and the tax opinions address only United States federal income tax consequences, and not any foreign, state or local tax consequences. This discussion and the tax opinions address only the tax consequences of the merger and of owning SAILS. We strongly urge you to consult with your tax advisor to determine the

                                                                TAX CONSEQUENCES

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

particular United States federal, state and local, as well as foreign income or other tax consequences of these transactions to you.

     TAX IMPLICATIONS TO SHAREHOLDERS. This discussion and the tax opinions apply to you only if you are a United States holder. You are a United States holder if you are a beneficial owner of shares or SAILS and you are:

     - a citizen or resident of the United States;

     - a domestic corporation;

     - an estate whose income is subject to United States federal income tax regardless of its source; or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     TAX IMPLICATIONS TO COLUMBIA SHAREHOLDERS. Sullivan & Cromwell has provided an opinion to Columbia that the Columbia merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and/or, combined with the NiSource merger, as a transfer of property to New NiSource by holders of Columbia common shares immediately after which the former shareholders of Columbia that contribute their Columbia shares to New NiSource and the former shareholders of NiSource are in control of New NiSource in a transaction governed by Section 351 of the Code. The opinion is limited, as explained above under "Assumption and Limitations," and assumes that the merger is completed in the manner contemplated in this document and in accordance with the merger agreement.

     In addition, the following items will apply to you, if you are a Columbia shareholder:

     - If you exchange your Columbia common shares solely for New NiSource common shares in the merger, you will not recognize gain or loss for United States federal income tax purposes with respect to the exchange. You may, however, recognize gain or loss with respect to any cash received in lieu of fractional shares or representing the additional amount payable if the merger is not completed by February 27, 2001, as described below. Your aggregate tax basis of the New NiSource common shares you receive as a result of the merger will be the same as your aggregate tax basis in the Columbia common shares you surrender in the exchange, increased by any gain recognized on the exchange and reduced by the amount of any cash received.

     - If you receive cash in lieu of fractional shares, you will be treated as first receiving additional New NiSource common shares and then exchanging those additional shares for cash in a redemption by New NiSource. You should therefore generally recognize gain or loss for United States federal income tax purposes on the deemed redemption in an amount equal to the difference between the amount of cash received and the portion of the tax basis of the Columbia common shares allocable to the New NiSource common shares deemed redeemed. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if you have

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held the Columbia common shares deemed exchanged for New NiSource shares for more than one year at the time the merger is completed.

     - If you receive cash solely because the merger is not completed by February 27, 2001, you will recognize gain, but not loss, equal to the lesser of (a) the amount of cash received and (b) the difference between
       (1) the sum of the fair market value of the New NiSource common shares and cash received and (2) your tax basis in your Columbia common shares. This gain generally will be capital gain and will be long-term capital gain if you have held your Columbia common shares exchanged for more than one year at the time the merger is completed.

     - If you exchange all or a portion of your Columbia common shares for cash and SAILS, the amount of gain or loss you will realize will be the difference between (a) the fair market value of the shares of New NiSource common shares, if any, you receive plus the amount of cash and the fair market value of the SAILS you receive and (b) your tax basis in your Columbia common shares. If you exchange only a portion of your Columbia shares for cash and SAILS, you will recognize gain, but not loss, on the exchange, and the gain you recognize will not exceed the amount of cash plus the fair market value of the SAILS you receive. Only if you receive solely cash and SAILS in exchange for your Columbia common shares will you be able to recognize loss. The gain or loss recognized generally will be capital gain or loss and will be long-term capital gain or loss if you have held your Columbia common shares exchanged for more than one year at the time the merger is completed.

     - If you receive any New NiSource common shares in the merger,

        - your holding period for those New NiSource common shares will include the period during which you held the Columbia common shares you exchanged, and

        - your aggregate tax basis in those New NiSource common shares will be equal to your tax basis in the Columbia shares exchanged, decreased by the amount of cash and the fair market value of the SAILS you receive, and increased by the amount of gain, if any, you recognize on the exchange.

     - If you receive any SAILS in the merger,

        - your holding period for those SAILS will commence on the date they are issued to you, which will be deemed to be the first date on which the SAILS are traded on a securities exchange, and

        - your tax basis in the SAILS will be the fair market value of the SAILS on the issue date.

     TAX IMPLICATIONS TO NISOURCE SHAREHOLDERS. Schiff Hardin & Waite has provided an opinion to NiSource that the NiSource merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and/or, combined with the Columbia merger, as a transfer of property to New NiSource by holders of NiSource common shares immediately after which the former shareholders of NiSource that contribute their NiSource shares to New NiSource and the former shareholders of Columbia that contribute their Columbia shares to New NiSource are in control of New NiSource in a transaction governed by Section 351 of the Code. The

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

opinion is limited, as explained above under "Assumptions and Limitations," and assumes that the merger is completed in the manner contemplated in this document and in accordance with the merger agreement.

     In addition, the following items will apply to you, if you are a NiSource shareholder:

     - You will not recognize gain or loss for United States federal income tax purposes in connection with the merger.

     - Your aggregate tax basis of the New NiSource common shares you receive as a result of the NiSource merger will be the same as your aggregate tax basis in the NiSource common shares exchanged.

     - Your holding period of the New NiSource common shares you receive as a result of the NiSource merger will include the period during which you held the NiSource common shares exchanged.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING. If you receive New NiSource common shares or SAILS as a result of the merger, you will be required to retain records and file with your United States federal income tax return a statement containing facts relating to the merger.

     In general, if you are a noncorporate Columbia shareholder, any payments made to you with respect to your Columbia shares, as well as any gain recognized in connection with the merger, will be subject to backup withholding at a rate of 31% if you:

     - fail to provide an accurate taxpayer identification number;

     - are notified by the Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your United States federal income tax return; or

     - in certain circumstances, fail to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided that any required information is furnished to the Internal Revenue Service.

     The combined company will report to its shareholders and to the Internal Revenue Service the amount of "reportable payments" and any amount withheld with respect to your common shares and SAILS during each calendar year.

     TAX IMPLICATIONS TO NISOURCE AND COLUMBIA. Neither NiSource nor Columbia will recognize any gain or loss for United States federal income tax purposes on the merger. Furthermore, neither New NiSource, NiSource nor Columbia will recognize any gain or loss for United States federal income tax purposes on the subsequent merger of NiSource into New NiSource. However, if either company disposes of assets or businesses, whether in connection with obtaining regulatory approval for the merger or otherwise, those dispositions may be taxable transactions.

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                                       90

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ALTERNATIVE MERGER STRUCTURE

     TAX IMPLICATIONS TO COLUMBIA SHAREHOLDERS

     In the case of the alternative merger structure, you will recognize capital gain or loss in an amount equal to the difference between (a) the sum of the cash (including the cash received if the merger is not completed by February 27, 2001) you receive and the fair market value of your NiSource SAILS on the issue date and (b) your tax basis in your Columbia common shares. The gain or loss generally will be capital gain or loss and will be long-term capital gain or loss, if you held your Columbia common shares exchanged for more than one year at the time the merger is completed. Capital gains recognized by an individual in respect of capital assets held for more than one year will be subject to a reduced maximum tax rate of 20%. The deductibility of capital losses is subject to limitations. Your holding period for the SAILS will commence on the day the SAILS are issued to you, which will be deemed to be the first date the SAILS are traded on a securities exchange. See "-- Material United States Federal Income Tax Consequences of Owning SAILS" below.

     TAX IMPLICATIONS TO NISOURCE SHAREHOLDERS

     In the case of the alternative merger structure, your NiSource common shares will remain unchanged and will not be converted into common shares of New NiSource. As a result, you will not recognize any gain or loss for United States federal income tax purposes in connection with the merger, and your tax basis of your NiSource common shares and your holding period will be unaffected.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF OWNING SAILS

     The following discussion describes the material United States federal income tax consequences of your acquisition, ownership and disposition of the SAILS, the debentures and the New NiSource common shares acquired under a purchase contract. See "Description of the SAILS" at page 106. To the extent this discussion relates to matters of law, it is based on an opinion of Schiff Hardin & Waite, subject to the qualifications set forth below. This summary applies to you only if you are a "United States holder" (as defined above on page 88), you receive SAILS upon original issuance in exchange for Columbia common shares and you hold the SAILS, the debentures and the New NiSource common shares acquired under the purchase contracts as capital assets.

     No statutory, administrative or judicial authority directly addresses the treatment of the SAILS or instruments similar to the SAILS for United States federal income tax purposes. You should be aware that there are alternative characterizations of the SAILS that could result in different federal income tax consequences. While Schiff Hardin & Waite does not believe these alternative characterizations should apply for federal income tax purposes, there can be no assurance in this regard, and you should consult your tax advisor concerning the risks associated with alternative characterizations. We strongly urge you to consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of the SAILS in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws, the possible effects of changes in United States federal or other tax laws and, if you are not a United States holder of the SAILS, the potential application and effect of United States

                                                                TAX CONSEQUENCES
withholding taxes. The following discussion assumes that no such alternative characterization will apply.

     Given the original issue discount consequences described below, if you are a taxable United States holder, you should assess or consult your own tax or financial advisor whether, in light of your particular circumstances, continuing to hold SAILS or Treasury SAILS is more or less desirable to you than disposing of your SAILS or Treasury SAILS and subsequently acquiring New NiSource common shares.

     ALLOCATION OF DEEMED PURCHASE PRICE OF THE SAILS

     Your acquisition of a SAILS will be treated as an acquisition of a unit consisting of the debenture and the purchase contract that comprise the SAILS. The deemed purchase price of each SAILS will be allocated between the purchase contract and the debenture in proportion to their respective fair market values at the time of purchase. We will have to wait until the issue date of the SAILS to determine the issue price of the SAILS and, in turn, the fair market value of a SAILS. The allocation will be determined by an investment banking firm mutually acceptable to NiSource and Columbia. The deemed purchase price of each SAILS will be the fair market value of a SAILS as determined by the issue price of a SAILS as of the first date a substantial amount of SAILS are publicly traded. The difference between the amount that the investment banking firm we select determines to be allocable to the debenture and the principal amount of $2.60 (or, in the case of a NiSource SAILS, $3.02) payable at maturity will constitute original issue discount or "OID" and, as discussed below, will be ratably included in your gross income during the period that the SAILS are outstanding. This allocation will not be binding on the Internal Revenue Service but generally will be binding on you as a beneficial owner of a SAILS, unless you explicitly disclose a contrary position on a statement attached to your timely filed United States federal income tax return for the taxable year in which you acquire your SAILS. Thus, absent such disclosure, you should allocate the deemed purchase price for your SAILS in accordance with our allocation. We will inform you of the allocation and the necessary information to compute the OID as the OID accrues during each year. The remainder of this discussion assumes that our allocation of the deemed purchase price for a SAILS will be respected for United States federal income tax purposes.

     DEBENTURES

     Original Issue Discount. As a result of the allocation of the deemed purchase price of a SAILS between the purchase contract and the debenture, OID will be created with respect to the debenture portion of the SAILS. You generally will be required to include in gross income OID as it accrues on a constant yield basis with respect to the debenture, regardless of your method of tax accounting, even though you will not actually receive current cash payments. Any amount of OID included in your gross income will increase your tax basis in your debentures. We will provide you with the necessary information to determine the OID as it accrues during each year.

     OID is the excess of the stated redemption price at maturity of the debenture over its issue price. The stated redemption price at maturity is the principal amount that is deemed payable on the fourth anniversary of the completion of the merger. The issue price of a debenture will be determined by allocating the fair market value of a SAILS between the purchase contract and the related debenture in proportion to their fair market values at the time of issuance of the SAILS. The fair market value of a SAILS will be equal to the TAX CONSEQUENCES issue price of a SAILS determined as of the first date a substantial amount of SAILS are publicly traded. The issue price of the debenture is then determined by the investment banking firm we select as a portion of the issue price of the SAILS. Since the issue price of a debenture as determined above will be substantially less than the principal amount of the debenture, the debenture will be treated as having been issued with OID.

     Sales, Exchanges or Other Dispositions. You will recognize capital gain or loss on a sale, exchange or other disposition of a debenture, including through a remarketing, in an amount equal to the difference between the amount you realize on the disposition of the debenture and your adjusted tax basis in the debenture. Selling expenses you may incur will reduce the amount of gain or increase the amount of loss you recognize upon the disposition. Capital gains recognized by an individual in respect of capital assets held for more than one year will be subject to a reduced maximum tax rate of 20%. You may not be able fully to deduct capital losses.

     PURCHASE CONTRACTS

     Acquisition of Common Shares under a Purchase Contract. Generally, you will not recognize gain or loss on the purchase of common shares under a purchase contract, except that if you receive any cash in lieu of a fractional common share, you will recognize gain (or loss) to the extent the cash received exceeds (or is less than) your basis allocated to the corresponding purchase contracts. Subject to the following discussion, your aggregate initial tax basis in the common shares acquired under a purchase contract generally should equal the purchase price paid for the common shares plus your tax basis in the purchase contract, if any, less the portion of the purchase price and tax basis allocable to the fractional share. Your holding period for common shares acquired under a purchase contract will commence on the day you acquire those common shares.

     Ownership of Common Shares Acquired under a Purchase Contract. You will have to include any dividend on common shares paid by New NiSource or NiSource out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) when received. If you are an otherwise qualifying corporate United States holder that meets the holding period and other requirements for a dividends received deduction, any such dividend will be eligible for the dividends received deduction.

     Upon a sale or exchange of common shares, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the common shares. Under certain conditions, your tax basis in the common shares purchased under the purchase contract will exceed their fair market value immediately after the settlement date, in which case you would generally recognize a short-term capital loss if you disposed of those common shares immediately after the settlement date. The deductibility of capital losses is subject to limitations. Capital gains of individuals derived in respect of capital assets are subject to a reduced maximum tax rate of 20%, but only if you hold the common shares for more than one year from the settlement date.

     Termination of Purchase Contract. If a purchase contract terminates (as described in "Description of the SAILS -- Termination" on page 116), you will recognize capital loss equal to your adjusted tax basis (if any) in the purchase contract at the time of the termination. The deductibility of capital losses is subject to limitations. You will not recognize gain or loss on the receipt of your proportionate share of debentures, or Treasury securities, upon termination of the purchase contract and will have the same tax basis in such debentures or Treasury securities as before the distribution.
                                                                TAX CONSEQUENCES

     Adjustment to Settlement Rate. If you hold SAILS, you may be treated as receiving a constructive distribution from New NiSource or NiSource if (1) the settlement rate is adjusted and as a result of such adjustment your proportionate interest in the assets or earnings and profits of New NiSource is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to a bona fide formula if the adjustment were made to compensate you for certain taxable distributions with respect to the common shares. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to you even though you would not receive any cash.

     Cash Settlement. If you settle your purchase contract with separate cash, as described under "Description of the SAILS -- Description of the Purchase Contracts -- Notice to Settle with Cash" on page 113, your debentures or Treasury securities will be distributed to you. In this case, you will not recognize gain or loss upon the delivery of cash or the release of the debentures or Treasury securities and will continue to include in gross income OID in respect of the debentures or Treasury securities until the settlement date and interest income on the debentures after that date. Your tax basis in the debentures or Treasury securities and the purchase contract will not be affected by the delivery of cash and the release of your pledged securities.

     TREASURY SAILS

     Substitution of Treasury Securities to Create Treasury SAILS. Generally, if you create Treasury SAILS by substituting Treasury securities for debentures, you will not recognize gain or loss upon the delivery of the Treasury securities or the release of the debentures. You will continue to include in your gross income OID in respect of the debentures, and your tax basis in the debentures and the purchase contract will not be affected by the delivery and release.

     Ownership of Treasury Securities. Generally, your initial tax basis in the Treasury securities that are part of the Treasury SAILS will be equal to the amount paid for the Treasury securities. You generally will include in income any OID or acquisition discount includible with respect to the Treasury securities that accrues on the Treasury security in each year.

     Substitution of Debentures to Recreate SAILS. If you hold Treasury SAILS and deliver debentures to recreate SAILS, you generally will not recognize gain or loss upon the delivery of such debentures or the release of the Treasury securities. You will continue to include in gross income any interest, OID or acquisition discount with respect to such Treasury securities and the debentures, and your tax basis in the Treasury securities, the debentures and the purchase contract will not be affected by the delivery and release.

     SALE OR DISPOSITION OF SAILS

     If you sell or dispose of your SAILS, other than in connection with the settlement of your purchase contract, you will be treated as having sold, exchanged or disposed of the purchase contracts and the debentures, or, in the case of Treasury SAILS, the Treasury securities, that comprise such SAILS and generally will have capital gain or loss equal to the difference between the portion of your proceeds that are allocable to the purchase contracts and the debentures, or Treasury securities, as the case may be, and your respective adjusted tax bases in the purchase contract and the debentures or Treasury securities. For purposes of determining gain or loss if you own Treasury SAILS, your

TAX CONSEQUENCES
proceeds will not include any amount equal to accrued and unpaid interest on the Treasury security not previously included in income, which amount will be treated as ordinary interest income. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

     BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Payments under the SAILS, the debentures or the common shares acquired under a purchase contract, the proceeds received with respect to a fractional common share upon settlement of a purchase contract, and the sale of the SAILS, the debentures or the common shares acquired under a purchase contract may be subject to information reporting and United States federal backup withholding tax at the rate of 31% if you are a noncorporate holder of the SAILS, debentures or common shares and you:

     - fail to provide an accurate taxpayer identification number;
     - are notified by the Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax return; or
     - in certain circumstances, fail to comply with applicable certification requirements.

Any amounts so withheld will be allowed as a credit against your United States federal income tax liability.

                                                                TAX CONSEQUENCES

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma information reflects the historical combined condensed consolidated financial data of NiSource and Columbia after accounting for the merger as a purchase business combination. Accordingly, you should read the following information together with the historical consolidated financial statements of NiSource and Columbia and all related notes, which are incorporated into this document by reference. The unaudited pro forma combined condensed consolidated balance sheet assumes the merger was completed as of December 31, 1999. The unaudited pro forma combined condensed consolidated statement of income from continuing operations assumes the merger was completed January 1, 1999.

     The information presented below is not necessarily indicative of the results of operations that would have occurred had the merger actually been completed on January 1, 1999, or the actual financial position that would have resulted had the merger actually been completed on December 31, 1999. The information is also not necessarily indicative of the future results of operations or financial position of New NiSource. In addition, NiSource management has identified synergies, on a pre-tax basis, of approximately $98 million in the first year after the merger, increasing to $185 million in the fifth year after the merger. These synergies are not reflected in the pro forma combined condensed consolidated financial data.

     The information presented below assumes that we complete the merger using the preferred holding company structure, which involves the creation of a new holding company, currently named New NiSource, and two separate but concurrent mergers. In one merger, a wholly-owned subsidiary of New NiSource will merge into NiSource. In the other merger, a second wholly-owned subsidiary of New NiSource will merge into Columbia. NiSource and Columbia will be the surviving corporations in those mergers and will be wholly owned by New NiSource. Immediately after these mergers, NiSource will merge into New NiSource. New NiSource will then change its name to "NiSource Inc." and will serve as a holding company for Columbia and its subsidiaries and the subsidiaries of NiSource.

     The pro forma combined condensed consolidated financial data assume that 23% of Columbia's shares are exchanged for $74 in New NiSource shares, and 77% of Columbia's shares are exchanged for $70 in cash plus $2.60 stated amount of a SAILS. The total aggregate purchase price for the transaction using this assumption is approximately $6.0 billion.

     The merger is being accounted for by the purchase method. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values. The accompanying allocation anticipates that the fair market value of Columbia's regulated operations reasonably approximates the underlying book values of these operations. As a result, the purchase price paid in excess of the estimated fair value of non-regulated operations and the book value, which is a proxy for fair value, of regulated operations has been allocated to goodwill. Allocations included in the pro forma combined condensed consolidated financial statements are based on analyses that are not yet completed. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amounts included in the accompanying pro forma statements.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

                               NEW NISOURCE INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT
                      OF INCOME FROM CONTINUING OPERATIONS
                   FOR TWELVE MONTHS ENDED DECEMBER 31, 1999

                                                      COLUMBIA
                                                       ENERGY                        PRO FORMA
                                    NISOURCE INC.      GROUP       ADJUSTMENTS        COMBINED
                                    -------------     --------     -----------       ---------
                                             ($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Operating Revenues..............     $3,144,576      $3,189,200             0        $6,333,776
Cost of Sales...................      1,651,051       1,194,400             0         2,845,451
                                     ----------      ----------    ----------        ----------
Operating Margin................      1,493,525       1,994,800             0         3,488,325
Operating Expenses:
     Operation and
       Maintenance..............        617,016         905,800             0         1,522,816
     Depreciation, Depletion and
       Amortization.............        311,404         229,000       106,456F          646,860
     Taxes (except income)......        103,569         211,600             0           315,169
                                     ----------      ----------    ----------        ----------
          Total Operating
            Expenses............      1,031,989       1,346,400       106,456         2,484,845
Operating Income................        461,536         648,400      (106,456)        1,003,480
Other Income (Deductions).......        (18,030)         29,200             0            11,170
                                     ----------      ----------    ----------        ----------
Income Before Interest and Other
  Charges.......................        443,506         677,600      (106,456)        1,014,650
Interest and Other Charges:
     Interest expense...........        166,617         164,400       380,160B          711,177
     Minority interest..........         17,693               0             0            17,693
     Dividend requirements on
       preferred stock of
       subsidiaries.............          8,334               0             0             8,334
                                     ----------      ----------    ----------        ----------
          Total.................        192,644         164,400       380,160           737,204
                                     ----------      ----------    ----------        ----------
     Income from continuing
       operations before income
       taxes....................        250,862         513,200      (486,616)          277,446
     Income taxes...............         90,448         158,200      (147,537)C,F       101,111
                                     ----------      ----------    ----------        ----------
     Income from continuing
       operations...............     $  160,414      $  355,000    ($ 339,079)       $  176,335
                                     ==========      ==========    ==========        ==========
Average common shares
  outstanding -- basic..........        124,343          82,210             0           206,553
     Common shares retired......              0               0       (82,210)D         (82,210)
     Common shares issued.......              0               0        83,682E           83,682
Average number of common
  shares........................                                                        208,025
     Diluted shares.............            996             499          (499)D             996
                                     ----------      ----------    ----------        ----------
Diluted shares..................        125,339          82,709                         209,021
Basic earnings per average
  common share from continuing
  operations....................     $     1.29      $     4.31                      $     0.84
Diluted earnings per average
  common share from continuing
  operations....................     $     1.27      $     4.29                      $     0.84
Dividends declared per common
  share.........................     $    1.035      $    0.875                      $    1.035
Common shares outstanding at end
  of period (000)...............        124,139                                         207,821

                                       UNAUDITED PRO FORMA FINANCIAL INFORMATION

                               NEW NISOURCE INC.
       UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1999

                                                  COLUMBIA
                                                   ENERGY                         PRO FORMA
                                NISOURCE INC.      GROUP       ADJUSTMENTS       CONSOLIDATED
                                -------------    ----------    -----------       ------------
                                                      ($ IN THOUSANDS)
Assets:
  Property, Plant and
     Equipment:
  Net Utility Plant...........   $4,796,802      $4,441,800    $        0        $ 9,238,602
  Net Other Plant.............      433,616         584,500       211,440G         1,229,556
                                 ----------      ----------    ----------        -----------
     Total Property, Plant and
       Equipment..............    5,230,418       5,026,300       211,440         10,468,158
Investments:
  Investment in unconsolidated
     affiliates...............      174,110          67,600       (11,379)L          230,331
  Other.......................       32,839          51,900             0             84,739
                                 ----------      ----------    ----------        -----------
     Total Investments........      206,949         119,500       (11,379)           315,070
Current Assets:
  Cash and cash equivalents...       43,533          62,600             0            106,133
  Accounts receivable, less
     reserve..................      390,990         552,400             0            943,390
  Exchange gas................            0         275,400             0            275,400
  Energy adjustment clause....       96,699          40,500             0            137,199
  Other inventories...........       96,498          71,100             0            167,598
  Natural gas in storage......       63,750         144,900             0            208,650
  Prepayments and other.......       80,133         246,300             0            326,433
                                 ----------      ----------    ----------        -----------
     Total current assets.....      771,603       1,393,200             0          2,164,803
Other Assets:
  Regulatory assets...........      208,634         358,100             0            566,734
  Intangible assets, less
     accumulated provision for
     amortization.............      128,564         135,200     3,835,479A         4,099,243
  Deferred tax asset..........            0               0        53,576J            53,576
  Prepayments and other.......      289,061          63,600             0            352,661
                                 ----------      ----------    ----------        -----------
     Total other assets.......      626,259         556,900     3,889,055          5,072,214
                                 ----------      ----------    ----------        -----------
                                 $6,835,229      $7,095,900    $4,089,116        $18,020,245
                                 ==========      ==========    ==========        ===========

UNAUDITED PRO FORMA FINANCIAL INFORMATION

                                             COLUMBIA
                                              ENERGY                             PRO FORMA
                           NISOURCE INC.      GROUP       ADJUSTMENTS           CONSOLIDATED
                           -------------    ----------    -----------           ------------
CAPITALIZATION AND
  LIABILITIES
Capitalization:
  Common stock, without
     par value...........   $  870,930      $        0    $  (870,930)D         $         0
  Common stock, $.01 par
     value...............            0             800           (800)D                   0
  Common stock, $.01 par
     value...............            0               0          2,078E                2,078
  Additional paid-in
     capital.............      180,702       1,611,300        143,229D,E,K,L      1,935,231
  Treasury shares........     (472,553)       (135,000)       607,553D,K                  0
  Retained earnings......      774,425         586,900       (586,900)D             774,425
                            ----------      ----------    -----------           -----------
     Common Shareholders
       Equity............    1,353,504       2,064,000       (705,770)            2,711,734
  Cumulative Preferred
     Stock
     Without mandatory
       redemption........       85,611               0              0                85,611
     With mandatory
       redemption........       54,030               0              0                54,030
  Company-obligated
     preferred securities
     of subsidiary
     trust...............      345,000               0              0               345,000
  Long-term debt, less
     current portion.....    1,975,184       1,639,700      4,657,195I,M          8,272,079
                            ----------      ----------    -----------           -----------
  Total Capitalization...    3,813,329       3,703,700      3,951,425            11,468,454
Current Liabilities:
  Current portion of
     long-term debt......      173,721         311,300              0               485,021
  Short-term
     borrowings..........      679,321         465,500      4,538,695H            1,144,821
                                                           (4,538,695)I
  Accounts payable.......      277,358         267,500              0               544,858
  Dividends declared on
     common and preferred
     stocks..............       34,535           6,400              0                40,935
  Transportation and
     exchange gas........            0         297,500              0               297,500
  Taxes accrued..........       42,853         199,000              0               241,853
  Interest accrued.......       34,157          32,500              0                66,657
  Other accruals.........      231,771         462,800              0               694,571
                            ----------      ----------    -----------           -----------
     Total current
       liabilities.......    1,473,716       2,042,500              0             3,516,216
Other:
  Deferred income
     taxes...............      996,193         674,100         79,840G            1,750,133
  Deferred investment tax
     credits, being
     amortized over life
     of related
     property............       94,946          32,600              0               127,546
  Deferred credits.......       94,058               0              0                94,058

                                       UNAUDITED PRO FORMA FINANCIAL INFORMATION

                                               COLUMBIA
                                                ENERGY                           PRO FORMA
                             NISOURCE INC.      GROUP       ADJUSTMENTS         CONSOLIDATED
                             -------------    ----------    -----------         ------------
  Accrued liability for
     post retirement
     benefits..............      157,517          96,400              0             253,917
  Deferred revenue.........            0         300,800              0             300,800
  Other....................       64,908         225,000         57,851J            347,759
  Customers advances and
     contributions in aid
     to construction.......      140,562          20,800              0             161,362
                              ----------      ----------    -----------         -----------
     Total Other...........    1,548,184       1,349,700        137,691           3,035,575
                              ----------      ----------    -----------         -----------
                              $6,835,229      $7,095,900    $ 4,089,116         $18,020,245
                              ==========      ==========    ===========         ===========

-------------------------
A. To reflect the purchase price allocation to goodwill. The adjustments include the step-up applied to Columbia common shares, estimated merger costs NiSource will incur and costs relating to certain compensation obligations, net of tax benefits.

    Weighted average consideration per share to be paid for
      Columbia common shares....................................    $     72.12
    Columbia common shares (in thousands):
    Outstanding at January 31, 2000 excluding shares held by
      NiSource..................................................         81,125
                                                                    -----------
    Fair value of consideration.................................    $ 5,850,832
    Less: Columbia's net equity at December 31, 1999............     (2,064,000)
    NiSource ownership of Columbia shares.......................          9,962
                                                                    -----------
    Consideration in excess of Columbia book value..............      3,796,794
    Reserves for contractual obligations........................         57,851
    Value of nonqualified stock options cashed out..............        116,010
    Estimated merger costs......................................         50,000
    Estimated tax benefits associated with non-qualified stock
      options and contractual obligations.......................        (53,576)
                                                                    -----------
    Allocable purchase price....................................      3,967,079
    Less: step-up allocated to non-utility properties, net of
      deferred taxes............................................       (131,600)
                                                                    -----------
    Amount allocated to goodwill................................    $ 3,835,479
                                                                    ===========

     The weighted average consideration of $72.12 per share assumes that holders of 23% of Columbia's shares will elect to receive $74 per share in New NiSource common shares and that the holders of 77% of the shares will receive $70 in cash and $2.60 stated amount of SAILS. The accompanying allocation anticipates that the fair market value of Columbia's regulated operations reasonably approximates the underlying book value of these operations. This allocation is based on analyses that are not yet completed. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amounts included in the accompanying pro forma statements.

B. To adjust historical interest expense to reflect the cost of the increased indebtedness from completion of the merger. The pro forma statements assume an 8.2% per annum interest rate on the indebtedness incurred to complete the merger. A one-eighth percent variance from the assumed rate increases or decreases pre-tax interest expense by approximately $5.8 million.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

C. To recognize the estimated pro forma income tax effect of additional interest expense reflected in adjustment (B).

D. To eliminate Columbia and NiSource common shareholders' equity and related common shares.

E. To reflect the issuance of 83.7 million New NiSource common shares at $16.50 per share and the exchange of 124.1 million NiSource common shares for New NiSource common shares.

F. To adjust historical depreciation, depletion and amortization expense for the preliminary purchase price allocation reflected in these pro forma financial statements. The amount allocated to goodwill reflects amortization on a straight-line basis over a 40-year period. The amount allocated to net other plant reflects amortization on a straight-line basis over a 20-year period. This adjustment also reflects the deferred income tax impact of amortizing the amount allocated to net other plant.

G. To reflect the allocation of purchase price to non-utility businesses including $211.4 million to net other plant and related deferred income taxes of $79.8 million.

H.  To reflect the issuance of $4.5 billion of short-term acquisition debt.

I. To reflect the reclassification of acquisition debt from short-term to long-term consistent with NiSource's intent and ability to refinance such amounts.

J. To reflect a liability of $57.9 million related to estimated contractual obligations associated with employment agreements and other estimated employee benefit arrangements of Columbia including related tax benefits. The adjustment also reflects the estimated tax benefits associated with the cash out of Columbia stock options.

K.  To reflect the cancellation of NiSource treasury shares.

L. To eliminate NiSource investments in Columbia common shares at December 31, 1999 and allocate to purchase price.

M. To reflect the fair value purchase price consideration of SAILS, units consisting of zero coupon debt securities and forward equity contracts.

                                       UNAUDITED PRO FORMA FINANCIAL INFORMATION

                    DIRECTORS AND MANAGEMENT OF NEW NISOURCE
                              FOLLOWING THE MERGER

DIRECTORS

     After the merger, the board of directors of New NiSource will consist of the persons who serve as directors of NiSource immediately before the merger. The directors will be divided into three classes, each consisting of one-third, or as close to one-third as possible, of the total number of directors. The initial directors of New NiSource will serve until the first, second or third annual meeting of shareholders after the merger, depending on their respective classes as directors of NiSource. Directors elected after completion of the merger will be elected for three-year terms. Information about the current directors of NiSource is set forth under "Additional Matters for the NiSource Annual Meeting -- Election of NiSource Directors" on page 149.

EXECUTIVE OFFICERS

     After the merger, Gary L. Neale will serve as Chairman of the Board, President and Chief Executive Officer of New NiSource. The New NiSource board will elect the remaining officers of New NiSource after the merger.

                        SECURITY OWNERSHIP OF NISOURCE,
                           COLUMBIA AND NEW NISOURCE

     The following tables contain information about the beneficial ownership of NiSource and Columbia common shares, as of January 31, 2000 on an actual basis and a pro forma basis as if the merger had been completed at that date, of:

     - Each person known to us to own beneficially more than 5% of the outstanding NiSource or Columbia common shares;

     - Each director of NiSource and of Columbia;

     - The chief executive officer and four other most highly compensated executive officers of NiSource and of Columbia; and

     - All directors and executive officers of NiSource as a group and all directors and executive officers of Columbia as a group.

With respect to each person listed in the NiSource table, the pro forma beneficial ownership of New NiSource common shares includes only shares issuable in exchange for the NiSource common shares held by that person. With respect to each person listed in the Columbia table, the pro forma beneficial ownership of New NiSource common shares includes only shares issuable in exchange for the Columbia common shares held by that person and assumes that he or she elects to receive, and receives, the stock consideration for each Columbia share and that stock options held by that person are settled for cash as provided in the merger agreement. Unless otherwise indicated, to our knowledge, each person listed below has sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

SECURITY OWNERSHIP OF NEW NISOURCE

     The following tables assume that (1) the holders of 30% of the Columbia common shares elect to receive the stock consideration in the merger and (2) the stock consideration will consist of 4.4848 New NiSource common shares for each Columbia common share, which is the maximum number of New NiSource common shares that will be issued per Columbia share in the merger. Under these assumptions, there would be approximately 233.3 million New NiSource common shares outstanding after the merger is completed. The actual number of New NiSource common shares that will be outstanding after the merger will depend on the shareholders' elections, the actual exchange ratio and the structure of the merger.

NISOURCE

                                                              AMOUNT AND NATURE OF
                                                           BENEFICIAL OWNERSHIP (1)(2)
                                                           ---------------------------
                                                                    NISOURCE
                                                                       AND
               NAME OF BENEFICIAL OWNER                           NEW NISOURCE
               ------------------------                    ---------------------------
Steven C. Beering......................................                 8,992
Arthur J. Decio........................................                 8,500
Dennis E. Foster.......................................                 3,000
James T. Morris........................................                45,435
Gary L. Neale..........................................               677,069
Ian M. Rolland.........................................                19,384
John W. Thompson.......................................                 7,202
Robert J. Welsh........................................                12,000
Carolyn Y. Woo.........................................                 2,000
Roger A. Young.........................................               156,567
Stephen P. Adik........................................               343,945
Patrick J. Mulchay.....................................               269,666
Jeffrey W. Yundt.......................................               282,189
Joseph L. Turner.......................................               151,417
All directors and executive officers (23 persons) as a
  group(3).............................................             2,674,004

-------------------------
(1) The number of shares owned includes shares held in NiSource's automatic dividend reinvestment and share purchase plan, shares held in NiSource's tax deferred savings plan and restricted shares awarded under NiSource's long-term incentive plans and nonemployee director stock incentive plan, where applicable.

(2) The totals include shares for which the following executive officers have a right to acquire beneficial ownership, within 60 days after January 31, 2000, by exercising stock options granted under the long-term incentive plans: Gary L. Neale -- 310,000 shares; Stephen P. Adik -- 160,000 shares; Patrick J. Mulchay -- 150,000 shares; Jeffrey W. Yundt -- 160,000 shares; Joseph L. Turner -- 71,000 shares; and all executive officers as a group -- 1,334,826 shares.

                                              SECURITY OWNERSHIP OF NEW NISOURCE

(3) The percentage of NiSource common shares owned by all directors and officers as a group is approximately 2.28% of the common shares outstanding as of January 31, 2000, which would represent approximately 1.15% of the New NiSource common shares expected to be outstanding upon completion of the merger, based on the assumptions described above. To NiSource's knowledge none of its directors and executive officers is the beneficial owner of as much as 1% of the outstanding NiSource common shares at that date.

COLUMBIA

                                                             AMOUNT AND NATURE OF
                                                            BENEFICIAL OWNERSHIP**
                                                          --------------------------
               NAME OF BENEFICIAL OWNER                   COLUMBIA*    NEW NISOURCE*
               ------------------------                   ---------    -------------
J.P. Morgan & Co. Incorporated***
  60 Wall Street, New York, NY 10260..................    9,071,599     40,684,307
R. F. Albosta.........................................       20,000          6,727
R. H. Beeby...........................................       20,000(1)       6,727
W. K. Cadman..........................................       20,000          6,727
J. P. Heffernan.......................................       26,000         33,636
K. L. Hendricks.......................................       11,000         49,323
M. T. Hopkins.........................................       26,806         37,250
J. B. Johnston........................................       10,534         47,243
M. Jozoff.............................................       21,000         11,212
W. E. Lavery..........................................       20,150          7,400
G. E. Mayo............................................       20,000         15,670
D. E. Olesen..........................................       20,055          6,974
O. G. Richard III.....................................      378,795(2)     263,684
C. G. Abbott..........................................       65,104(3)      19,150
P. A. Hammick.........................................       11,123(7)         552
M. W. O'Donnell.......................................       82,097(4)      40,197
P. M. Schwolsky.......................................       72,422(5)      18,334
All executive officers and directors
  (16 persons) as a group.............................      827,086(6)     485,632

-------------------------
  * To Columbia's knowledge, none of its directors and executive officers, individually or as a group, is the beneficial owner of as much as 1% of the outstanding Columbia common shares at January 31, 2000, or would become the beneficial owner of 1% of New NiSource common shares.

 ** Includes an allocation of shares held by the Trustee of the Employees'
    Thrift Plan of Columbia Energy Group for the executive officers as of December 31, 1999. Also includes currently exercisable options and those exercisable within 60 days. All holdings of the directors, except Messrs. Johnston and Richard and Ms. Hendricks, include beneficial ownership of 18,500 shares, which may be acquired pursuant to

SECURITY OWNERSHIP OF NEW NISOURCE
    stock options awarded under Columbia's Long-Term Incentive Plan (LTIP). The holdings of Mr. Johnston and Ms. Hendricks include beneficial ownership of 9,500 shares, which may be acquired pursuant to stock options awarded under the LTIP.

*** Information for this beneficial owner was obtained solely from the owner's
    Schedule 13G dated December 31, 1999 and filed with the Securities Exchange Commission. As to the nature of the beneficial ownership, the Schedule 13G reported: shared voting power: 88,425 shares; sole voting power: 6,749,355 shares; shared investment power: 111,025 shares; and sole investment power:
    8,959,774 shares. The 9,071,599 shares shown as beneficially owned represent 11.2% of the Columbia common shares outstanding at January 31, 2000 and, on the assumptions described above, would represent 17.4% of the New NiSource common shares.

(1) Includes beneficial ownership of 1,500 shares with shared investment power.

(2) Includes beneficial ownership of 320,000 shares which may be acquired pursuant to stock options awarded under the LTIP.

(3) Includes beneficial ownership of 1,000 shares with shared voting and investment power, includes beneficial ownership of 60,834 shares which may be acquired pursuant to stock options awarded under the LTIP.

(4) Includes beneficial ownership of 73,134 shares which may be acquired pursuant to stock options awarded under the LTIP.

(5) Includes beneficial ownership of 68,334 shares which may be acquired pursuant to stock options awarded under the LTIP.

(6) Includes beneficial ownership of 718,802 shares which may be acquired pursuant to stock options awarded under the LTIP.

(7) Includes beneficial ownership of 11,000 shares which may be acquired pursuant to stock options awarded under the LTIP.

                                              SECURITY OWNERSHIP OF NEW NISOURCE

                            DESCRIPTION OF THE SAILS

     The terms of the SAILS will include those stated in the purchase contract agreement between New NiSource and the purchase contract agent. The following description of the SAILS and the descriptions under the subcaptions "Description of the Purchase Contracts" and "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement" summarize the material terms of the SAILS, the purchase contract agreement, the purchase contracts and the pledge agreement but do not purport to be complete. For additional information, you should refer to the forms of the purchase contract agreement, the SAILS and the pledge agreement, including definitions of certain terms used in them, that are filed as exhibits to the registration statement that includes this joint proxy statement/prospectus.

     The description of the SAILS focuses on the New NiSource SAILS that will be issued under the holding company structure, since we believe that we will use that structure to complete the merger. If we complete the merger using the alternative structure, the SAILS and the related debentures will be issued by NiSource rather than New NiSource. In that case, each SAILS will include a share purchase contract under which the number of common shares to be received would be based on $3.02 rather than $2.60. The stated amount of each debenture also would be $3.02. In all other ways, NiSource SAILS would work the same as New NiSource SAILS.

     The following discussion refers to a number of agents and other parties involved in the issuance and administration of the SAILS. These are the purchase contract agent, the collateral agent, the securities intermediary, the indenture trustee and the remarketing agent, whose roles are described in the following discussion.

SAILS

     Each SAILS is a unit initially consisting of:

     - a purchase contract requiring you to purchase on the purchase contract settlement date, for $2.60, a number of newly issued common shares equal to the settlement rate described under "-- Description of the Purchase Contracts -- Settlement Rate" on page 110; and

     - a debenture with a stated amount of $2.60.

The purchase contract settlement date will be the fourth anniversary of completion of the merger, or earlier if there is a change in control of New NiSource before that date. You may not settle the purchase contracts prior to the purchase contract settlement date. Your debenture will be pledged under the pledge agreement to secure your obligation to purchase common shares under the purchase contract.

DESCRIPTION OF THE SAILS

CREATING TREASURY SAILS

     You may create Treasury SAILS by substituting for the debentures that are a part of the SAILS particular U.S. Treasury securities having an aggregate principal amount at maturity equal to the aggregate principal amount of those debentures.

     Each Treasury SAILS is a unit that consists of:

     - a purchase contract which is identical to the purchase contract included in a SAILS; and

     - an undivided beneficial ownership interest in related Treasury securities having a principal amount at maturity equal to $2.60 maturing on the business day preceding the purchase contract settlement date.

The Treasury securities will be pledged under the pledge agreement to secure your obligation to purchase common shares under the purchase contract.

     You may create Treasury SAILS at any time on or prior to the seventh business day preceding the purchase contract settlement date. You may create Treasury SAILS only in integral multiples of 5,000.

     To create 5,000 Treasury SAILS, you must:

     - deposit with the securities intermediary Treasury securities having a principal amount at maturity of $13,000 (equal to 5,000 times $2.60); and

     - transfer to the purchase contract agent 5,000 SAILS, accompanied by a notice stating that you have deposited Treasury securities with the securities intermediary and requesting that the collateral agent release the related $13,000 principal amount of debentures.

Upon receiving instructions from the purchase contract agent and confirmation of receipt of the Treasury securities by the securities intermediary, the collateral agent will cause the securities intermediary to release the related $13,000 principal amount of debentures from the pledge of the pledge agreement and deliver them to the purchase contract agent, on your behalf, free and clear of any security interest relating to the SAILS. The purchase contract agent then will:

     - cancel the 5,000 SAILS;

     - transfer the related $13,000 principal amount of debentures to your account; and

     - deliver 5,000 Treasury SAILS to your account.

The Treasury securities will be substituted for the debentures and will be pledged to the collateral agent to secure your obligation to purchase common shares under the related purchase contracts. Your debentures thereafter will trade separately from the Treasury SAILS.

     If we complete the merger using the alternative merger structure, you may create Treasury SAILS only in integral multiples of 50,000, by depositing Treasury securities having a principal amount at maturity of $151,000 (equal to 50,000 times $3.02).

                                                        DESCRIPTION OF THE SAILS

     If you create Treasury SAILS or recreate SAILS, as discussed below, you will be responsible for any fees or expenses payable to the collateral agent in connection with substitutions of collateral. See "-- Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge
Agreement -- Miscellaneous" on page 119.

RECREATING SAILS

     If you create Treasury SAILS, you may recreate SAILS by:

     - depositing with the securities intermediary $13,000 principal amount of debentures; and

     - transferring to the purchase contract agent 5,000 Treasury SAILS, accompanied by a notice stating that you have deposited $13,000 principal amount of debentures with the securities intermediary and requesting the collateral agent to release the related Treasury securities.

Upon receiving instructions from the purchase contract agent and confirmation of receipt of the debentures by the securities intermediary, the collateral agent will cause the securities intermediary to release the related Treasury securities from the pledge and deliver them to the purchase contract agent, on your behalf, free and clear of any security interest relating to the SAILS. The purchase contract agent then will:

     - cancel the 5,000 Treasury SAILS;

     - transfer the related Treasury securities to your account; and

     - deliver 5,000 SAILS to your account.

     If you hold Treasury SAILS, you may recreate SAILS at any time until the seventh business day before the purchase contract settlement date.

NO CURRENT PAYMENTS

     You will not receive interest or other payments with respect to your SAILS or Treasury SAILS, or the share purchase contracts, debentures or Treasury securities comprising them, before the settlement date. However, original issue discount will accrue on the related debentures or Treasury securities. This amount represents taxable income to you, even though you receive no cash. See "United States Federal Income Tax Consequences -- Material United States Federal Income Tax Consequences of Owning SAILS" on page 91.

LISTING OF THE SAILS

     We have applied to list the SAILS on the New York Stock Exchange and are obligated to use our best efforts to obtain approval of our application and to maintain the listing after the merger.

PURCHASE BY ISSUER

     The combined company may purchase from time to time any of the SAILS that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE SAILS

BOOK-ENTRY ISSUANCE

     The Depository Trust Company will act as securities depositary for the SAILS. The SAILS will be issued only as fully-registered securities registered in the name of Cede & Co. or another nominee of the depositary.

     One or more fully-registered global security certificates, representing the total aggregate number of SAILS, will be issued, and will be deposited with the depositary. The certificates will bear a legend regarding restrictions on their exchange and registration of transfer.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability of a beneficial owner to transfer beneficial interests in the SAILS as long as the SAILS are represented by global security certificates.

     The depositary is a limited-purpose trust company organized under the New York Banking Law, as a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with it. The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.

     No transfer of global security certificates in whole or in part may be registered in the name of any person other than the depositary or a nominee of the depositary unless the depositary has notified New NiSource that it is unwilling or unable to continue as depositary for such global security certificates or has ceased to be qualified to act as depositary under the purchase contract agreement. All SAILS and portions of SAILS represented by global security certificates will be registered in such names as the depositary may direct.

     As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or the nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all SAILS represented by them for all purposes under the SAILS, the purchase contracts, the purchase contract agreement and the pledge agreement. Except in the limited circumstances referred to in the paragraph above, owners of beneficial interests in global security certificates will not be entitled to have such global security certificates or the underlying SAILS registered in their names, will not receive or be entitled to receive physical delivery of certificates, and will not be considered to be owners or holders of such global security certificates or any underlying SAILS for any purpose under the SAILS, purchase contracts and principal
                                                        DESCRIPTION OF THE SAILS
agreements. All payments on the SAILS represented by the global security certificates and all deliveries of pledged debentures, pledged Treasury securities or common shares to the holders will be made to the depositary or its nominee, as the case may be, as the holder.

     Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Procedures for settlement of purchase contracts on the purchase contract settlement date will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. The depositary has advised New NiSource that it will not take any action permitted to be taken by a holder of SAILS unless directed to do so by one or more participants to whose account the beneficial interests in the global security certificates are credited and only for the number of SAILS as to which such participant or participants has or have given such direction. None of New NiSource, the purchase contract agent or any of their agents will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payment made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to such beneficial ownership interests.

     This information concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

     The foregoing discussion of book-entry issuance applies to Treasury SAILS as well as SAILS. Similar provisions also apply with respect to the debentures. See "-- Description of the Debentures -- Book-Entry Issuance" on page 124.

DESCRIPTION OF THE PURCHASE CONTRACTS

     SETTLEMENT RATE

     Each purchase contract obligates you to purchase, and New NiSource to sell, on the purchase contract settlement date, a number of newly issued common shares equal to the rate described below, for $2.60 in cash, unless the purchase contract terminates prior to that date. The number of common shares issuable upon settlement of each purchase contract on the purchase contract settlement date will be determined as follows:

     - If the Applicable Market Value (as defined below) is equal to or greater than $23.10, then each purchase contract will be settled for 0.1126 New NiSource common shares.

     - If the Applicable Market Value is less than $23.10 but greater than $16.50, then each purchase contract will be settled for a number of New NiSource common

DESCRIPTION OF THE SAILS
       shares determined by dividing the stated amount of $2.60 by the Applicable Market Value (carried to four decimal places).

     - If the Applicable Market Value is less than or equal to $16.50, then each purchase contract will be settled for 0.1576 New NiSource common shares.

The settlement rate is subject to adjustment as described under "-- Anti-Dilution Adjustments" on page 114.

     The following table shows the number of common shares issuable upon settlement of each purchase contract at various assumed Applicable Market Values. The table assumes that the settlement rate has not been adjusted as described under "-- Anti-Dilution Adjustments" below. There can be no assurance that the actual Applicable Market Value will be within the range set forth below. You would receive the following number of New NiSource common shares on the purchase contract settlement date:

                          NUMBER OF COMMON   MARKET VALUE OF COMMON
APPLICABLE MARKET VALUE   SHARES PER SAILS      SHARES PER SAILS
-----------------------   ----------------   ----------------------
        $25.00                 0.1126                $2.82
        $23.10                 0.1126                $2.60
        $20.00                 0.1300                $2.60
        $16.50                 0.1576                $2.60
        $15.00                 0.1576                $2.36

     As the foregoing table illustrates, if, on the purchase contract settlement date, the Applicable Market Value is greater than or equal to $23.10, New NiSource will be obligated to deliver 0.1126 common shares for each purchase contract. If, on the purchase contract settlement date, the Applicable Market Value is less than $23.10 but greater than $16.50, New NiSource will deliver a number of common shares equal to $2.60 divided by the Applicable Market Value, and New NiSource would retain the benefit of all appreciation in the market value of the common shares above $16.50. If, on the purchase contract settlement date, the Applicable Market Value is less than or equal to $16.50, New NiSource will deliver 0.1576 common shares for each purchase contract, regardless of the market price of the common shares. As a result, you would realize the entire loss attributable to a lower market value of the common shares.

     If we complete the merger using the alternative merger structure, the SAILS, including the related debentures will be issued by NiSource rather than by New NiSource, the stated amount of the SAILS will be $3.02 rather than $2.60, and the settlement rate will be based on a formula under which you will receive
0.1830 of a NiSource common share if the Applicable Market Value during the same measurement period is $16.50 or less and 0.1307 of a NiSource common share if the Applicable Market Value is equal to or more than $23.10. For prices between $16.50 and $23.10, the number of common shares will be $3.02 divided by the Applicable Market Value.

     The Applicable Market Value means the average of the closing prices of the common shares on each of the 30 consecutive trading days ending on the third trading day preceding the purchase contract settlement date.

                                                        DESCRIPTION OF THE SAILS

     The closing price of the common shares, on any date of determination, means:

     - the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the common shares on the New York Stock Exchange on that date or, if the common shares are not listed for trading on the New York Stock Exchange on that date, as reported in the composite transactions for the principal United States securities exchange on which the common shares are so listed, or if the common shares are not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market; or

     - if prices for the common shares are not so reported, the last quoted bid price for the common shares in the over-the-counter market as reported by the National Quotation Bureau or a similar organization or, if such bid price is not available, the average of the mid-point of the last bid and ask prices of the common shares on such date from at least three nationally recognized independent investment banking firms retained for this purpose by New NiSource.

     Trading day means a day on which the common shares:

     - are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

     - have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common shares.

     We will not issue fractional common shares upon settlement of a purchase contract. If you surrender for settlement at one time more than one purchase contract, then the number of common shares issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered. In lieu of a fractional share, you will receive an amount of cash equal to such fraction multiplied by the Applicable Market Value.

     Prior to the settlement of a purchase contract, the common shares underlying the purchase contract will not be outstanding, and you will not have any voting rights, dividend rights or other rights or privileges of a shareholder.

     By accepting a SAILS or a Treasury SAILS, you will be deemed to have:

     - agreed to be bound by, and to have consented to, the terms and provisions of the related purchase contract;

     - irrevocably authorized the purchase contract agent as your attorney-in-fact to enter into and perform the purchase contract and the pledge agreement on your behalf; and

     - agreed to be bound by the pledge arrangement contained in the pledge agreement.

     In addition, you will be deemed to have agreed to treat yourself as the owner of the related debentures, or the Treasury securities, as the case may be, in each case for U.S. federal, state and local income and franchise tax purposes.

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     NOTICE TO SETTLE WITH CASH

     Although you are not obligated to do so, you may choose to settle the purchase contracts included in your SAILS or Treasury SAILS by delivering $2.60 per New NiSource SAILS (or $3.02 per NiSource SAILS) in cash before the purchase contract settlement date. To do so, you must notify the purchase contract agent by delivering a "Notice to Settle by Separate Cash" on or prior to 5:00 p.m., New York City time:

     - on the seventh business day preceding the purchase contract settlement date, in the case of SAILS; and

     - on the second business day preceding the purchase contract settlement date, in the case of Treasury SAILS.

     If you wish to settle with cash, you must deliver to the securities intermediary cash payment in the form of a certified or cashier's check or by wire transfer, in each case in immediately available funds payable to or upon the order of the securities intermediary. You must deliver your payment prior to 11:00 a.m., New York City time, on the fifth business day prior to the purchase contract settlement date in the case of SAILS, or on the business day prior to the purchase contract settlement date in the case of Treasury SAILS. Upon receipt of the cash payment, the related debentures or Treasury securities will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to your account. If your payment is not received by that time and date, then the related debentures will be remarketed or New NiSource will receive at maturity the principal amount of the related Treasury securities in full satisfaction of your obligations under the related purchase contract.

     The securities intermediary will invest any cash received in permitted investments. The securities intermediary will pay the aggregate settlement price to New NiSource on the purchase contract settlement date. If you settled with cash, any earnings from such investments will be distributed to the purchase contract agent for payment to you.

     SETTLEMENT THROUGH REMARKETING

     If you do not notify the purchase contract agent, on or prior to the seventh business day preceding the purchase contract settlement date, of your intention to settle the purchase contracts included in your SAILS or Treasury SAILS with cash in the manner described under "-- Notice to Settle with Cash," or if you so notify the purchase contract agent but fail to deliver cash when required, your debentures will be sold to the public on the third business day preceding the purchase contract settlement date in a remarketing process. Under the remarketing agreement, Credit Suisse First Boston, the remarketing agent, will use commercially reasonable efforts to remarket your debentures, together with all other debentures pledged under the pledge agreement for SAILS holders not choosing to settle in cash on such date at a price of 100.50% of the total principal amount of such debentures. The proceeds from the remarketing of the debentures that are a part of the SAILS will automatically be applied to satisfy in full the holders' obligations to purchase common shares under the related purchase contracts. Any remaining proceeds will be used to pay the remarketing agent's fees and, to the extent not so used, will be paid to New NiSource. See "-- Description of the Debentures -- Interest Rate Established by Remarketing" starting on page 120.

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

     If the remarketing agent cannot remarket the debentures, New NiSource will be entitled to exercise its rights as a secured party and, subject to applicable law, retain the debentures pledged as collateral under the pledge agreement or sell them in one or more private sales. In either case, your obligation under the purchase contracts would be satisfied in full. New NiSource will cause a notice of failed remarketing to be published no later than the business day preceding the purchase contract settlement date in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal.

     As long as the SAILS or the debentures are held in book-entry form through The Depository Trust Company, New NiSource will request, not later than 15 nor more than 30 calendar days prior to the remarketing date, that DTC notify its participants holding SAILS or debentures of the remarketing and of the procedures to be followed for settlement with separate cash. If the remarketing is due to a change in control, New NiSource will make that request eight business days prior to the remarketing date. See "-- Book-Entry Issuance" above. Prior to the remarketing date, New NiSource will prepare and have in effect a registration statement, if required, covering the debentures to be remarketed, in a form approved by the remarketing agent.

     ANTI-DILUTION ADJUSTMENTS

     The formula for determining the settlement rate will be adjusted if New
NiSource:

     - pays dividends in, or makes other distributions of, its common shares to its common shareholders;

     - issues to its common shareholders rights, options or warrants entitling them, for a period of up to 45 days, to subscribe for or purchase common shares at less then current market price;

     - subdivides, splits or combines its common shares;

     - distributes evidences of indebtedness or assets to its common shareholders; or

     - distributes cash to its common shareholders, or pays cash and other consideration pursuant to a self-tender or exchange offer for its common shares, in an amount that, together with (a) other all-cash distributions made within the preceding 12 months and (b) the aggregate of any cash plus the fair market value of consideration payable in respect of any self-tender or exchange offer within the preceding 12 months, exceeds 15% of the combined company's total market capitalization on the date of the distribution.

     In the case of a reclassification, consolidation, merger, sale or transfer of assets or other transaction in which the common shares are converted into the right to receive other securities, cash or property, each purchase contract then outstanding would automatically become, without your consent, a contract to purchase the same kind and amount of securities, cash and other property that you would have received in that transaction if you had settled the purchase contracts included in your SAILS immediately prior to the transaction. However, if the transaction involves a change in control of New NiSource, the settlement date will be accelerated. See "-- Acceleration of Settlement Date Upon Change in Control" on page 115.

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

     If New NiSource makes a distribution of property to its shareholders that would be taxable as a dividend for United States federal income tax purposes (for example, distributions of evidences of indebtedness or assets of New NiSource, but generally not share dividends or rights to subscribe for capital shares) and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, you may be deemed to have received a taxable dividend. See "United States Federal Income Tax Consequences -- Material United States Federal Income Tax Consequences of Owning SAILS" on page 91.

     In addition, New NiSource may make any increases in the settlement rate that it deems advisable in order to avoid or diminish any income tax to holders of its capital shares resulting from any dividend or distribution of capital shares, or rights to acquire capital shares, or from any event treated as such for income tax purposes or for any other reason.

     Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. The settlement rate will not be adjusted unless the adjustment would require an increase or decrease of at least 1%. However, any adjustments not required to be made by reason of the foregoing will be carried forward and taken into account in any subsequent adjustment.

     Whenever the settlement rate is adjusted, New NiSource must deliver to the purchase contract agent a certificate setting forth the settlement rate, detailing the calculation of the new rate and describing the facts upon which the adjustment is based. In addition, New NiSource must notify you of the adjustment within ten business days of any event requiring the adjustment and describe in reasonable detail the method by which the settlement rate was adjusted.

     If the settlement rate is adjusted as a result of an event described above, an adjustment also will be made to the Applicable Market Value solely to determine which settlement rate will apply.

     ACCELERATION OF SETTLEMENT DATE UPON CHANGE IN CONTROL

     If there is a change in control of New NiSource before the fourth anniversary of the completion of the merger, the settlement date will be accelerated. In that case, the settlement date will be eight business days after the date on which the change of control becomes effective. For this purpose, a change in control of New NiSource means (1) the acquisition of more than 50% of the outstanding voting power of all capital stock of New NiSource entitled to vote generally in elections of directors, (2) a merger or consolidation of New NiSource after which the holders of the outstanding voting power of New NiSource immediately prior to the transaction will hold less than 50% of the voting power of the surviving entity (3) a transfer of more than 50% of the voting power of New NiSource to an entity of which New NiSource owns less than 50%, (4) a sale of all or substantially all of New NiSource's assets, (5) the acquisition by an unaffiliated person of the contractual ability to elect a majority of the board of directors or (6) the actual vote by an unaffiliated person of shares entitled to vote generally in the election of directors sufficient to elect a majority of the board of directors.

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     TERMINATION

     The purchase contracts, the obligations and rights of New NiSource under the purchase contracts, and your obligations and rights under the purchase contracts, including your obligation and right to purchase and receive common shares, will terminate immediately and automatically upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to New NiSource or upon the occurrence of an event of default under the indenture with respect to the debentures. Upon termination, the collateral agent will release the related debentures or Treasury securities from the pledge arrangement and cause the securities intermediary to transfer such debentures or Treasury securities to the purchase contract agent for distribution to the holders of SAILS and Treasury SAILS. If New NiSource becomes the subject of a case under the Bankruptcy Code, the release and distribution of the debentures or Treasury securities may be delayed. The delay may occur as a result of the automatic stay under the Bankruptcy Code and may continue until such automatic stay has been lifted.

     PLEDGED SECURITIES AND PLEDGE AGREEMENT

     The debentures that are a part of your SAILS or, if you have created Treasury SAILS, the Treasury securities that are a part of your Treasury SAILS will be pledged to the collateral agent for the benefit of New NiSource under the pledge agreement to secure your obligation to purchase common shares under the related purchase contracts. Your rights with respect to the securities pledged under the pledge agreement will be subject to New NiSource's security interest. You will not be permitted to withdraw the pledged securities from the pledge arrangement except:

     (1) to substitute Treasury securities for the related debentures;

     (2) to substitute debentures for the related Treasury securities; or

     (3) upon settlement for separate cash or termination of the purchase contracts.

Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, you will be entitled, through the purchase contract agent and the collateral agent, to your share of all of the rights and preferences of the debentures and Treasury securities pledged in respect of the related purchase contracts. New NiSource will have no interest in the pledged securities, other than its security interest, until the settlement date. On the settlement date, New NiSource will be entitled to receive the principal of the maturing Treasury securities and the full amount of the proceeds from the remarketing of debentures.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS, THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT

     GENERAL

     The purchase contracts will be settled, and transfers of the SAILS will be registrable, at the office of the purchase contract agent in the Borough of Manhattan, New York City. No service charge will be payable for any registration of transfer or exchange of the SAILS, except for any tax or other governmental charge that may be imposed in connection with any such transfer.

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

     MODIFICATION

     Subject to limited exceptions, New NiSource and the purchase contract agent may not modify the terms of the purchase contracts or the purchase contract agreement without the consent of the holders of a majority of the outstanding purchase contracts. The following modifications require the unanimous consent of all SAILS and Treasury SAILS holders whose related purchase contracts are affected:

     - to change any payment date;

     - to change the amount or type of collateral required to be pledged to secure a holder's obligations under the purchase contract (except for the right to substitute Treasury securities for debentures or debentures for Treasury securities), or otherwise adversely affect the holder's rights in or to the collateral;

     - to impair the right to institute suit for the enforcement of a purchase contract;

     - to reduce the number of common shares purchasable under a purchase contract, increase the purchase price on settlement, change the settlement date or otherwise adversely affect the holder's rights under a purchase contract; or

     - to change the requirements for modifying the purchase contracts or the purchase contract agreement.

However, if any modification would adversely affect only the SAILS or only the Treasury SAILS, there is no requirement to obtain the consent of the class of holders that is not affected.

     Subject to limited exceptions, New NiSource, the collateral agent, the securities intermediary and the purchase contract agent may not modify the terms of the pledge agreement without the consent of the holders of a majority of the outstanding purchase contracts. The following modifications require the unanimous consent of all SAILS and Treasury SAILS holders adversely affected by such modification:

     - to change the amount or type of collateral underlying a SAILS (except to substitute Treasury securities for debentures or debentures for Treasury securities) or otherwise adversely affect the holder's rights in or to the collateral;

     - to effect any other action that, under the purchase contract agreement, would require the unanimous consent of all affected SAILS or Treasury SAILS holders; or

     - to change the requirements for modifying the pledge agreement.

However, if any modification would adversely affect only the SAILS or only the Treasury SAILS, there is no requirement to obtain the consent of the class of holders that is not affected.

     NO CONSENT TO ASSUMPTION

     By accepting SAILS or Treasury SAILS, you will be deemed to have expressly withheld any consent to the assumption (also known as affirmance) of the related purchase contracts by New NiSource, or its receiver, liquidator or trustee if New NiSource becomes

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the subject of a case under the Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

     CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     New NiSource will not merge or consolidate with any other company or sell or transfer all or substantially all of its properties and assets to any other entity or group of affiliated entities, unless:

     - either New NiSource is the continuing corporation or the successor corporation is organized in the United States and expressly assumes all of the obligations of New NiSource under the purchase contracts, the purchase contract agreement and the pledge agreement; and

     - New NiSource or that successor corporation is not, immediately after such merger, consolidation, sale or transfer, in default under the purchase contract agreement or the pledge agreement.

     GOVERNING LAW

     The purchase contracts, the purchase contract agreement and the pledge agreement will be governed by and construed in accordance with the laws of the State of New York.

     INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT, COLLATERAL AGENT AND SECURITIES INTERMEDIARY

     Purchase Contract Agent. The Chase Manhattan Bank will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of the SAILS and Treasury SAILS from time to time. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the SAILS and Treasury SAILS or the purchase contract agreement.

     The purchase contract agreement contains provisions limiting the liability of the purchase contract agent. The purchase contract agreement also contains provisions under which the purchase contract agent may resign or be replaced. Resignation or replacement would be effective upon the acceptance of appointment by a successor.

     Collateral Agent. Bank One, National Association, will be the collateral agent. The collateral agent will act solely as the agent of New NiSource and will not assume any obligation or relationship of agency or trust for or with any of the holders of the SAILS and Treasury SAILS except for the obligations owed by a pledgee of property to the owner of that property under the pledge agreement and applicable law.

     The pledge agreement contains provisions limiting the liability of the collateral agent. The pledge agreement also contains provisions under which the collateral agent may resign or be replaced. The collateral agent's resignation or replacement would not be effective until the acceptance of appointment by a successor.

     Securities Intermediary. Bank One, National Association, will be the securities intermediary. All property delivered to the securities intermediary pursuant to the purchase contract agreement or the pledge agreement will be credited to a collateral account established by the securities intermediary for the collateral agent. The securities intermediary will treat the purchase contract agent as entitled to exercise all rights relating

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to any financial asset credited to such collateral account, subject to the provisions of the pledge agreement.

     MISCELLANEOUS

     New NiSource will pay all fees and expenses related to (1) the retention of the collateral agent and the securities intermediary and (2) the enforcement by the purchase contract agent of the rights of the holders of the SAILS and Treasury SAILS. However, if you elect to create Treasury SAILS or recreate SAILS, you will be responsible for any fees or expenses payable in connection with substituting Treasury securities for debentures, or debentures for Treasury securities, as well as for any commissions, fees or other expenses incurred in acquiring the securities to be substituted. New NiSource will not be responsible for any of those fees or expenses.

DESCRIPTION OF THE DEBENTURES

     GENERAL

     The debentures form a part of the SAILS and, after the creation of Treasury SAILS, will trade separately from the SAILS. The debentures will also trade separately after the purchase contract settlement date. The debentures will be issued under an indenture to be entered into between New NiSource and The Chase Manhattan Bank, as indenture trustee, as it will be supplemented by a first supplemental indenture. For additional information, you should refer to the forms of indenture and supplemental indenture that are filed as exhibits to the registration statement.

     The debentures will be unsecured senior obligations of New NiSource. The debentures will not be subject to a sinking fund provision and will not be redeemable by New NiSource prior to maturity. The entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest, on the sixth anniversary of the completion of the merger.

     The indenture does not contain provisions that afford holders of the debentures protection in the event of a highly leveraged transaction or other similar transactions involving New NiSource that may adversely affect such holders.

     INTEREST AFTER THE SETTLEMENT DATE

     The debentures will not bear interest before the purchase contract settlement date, which is the fourth anniversary of the completion of the merger. The debentures will bear interest at the rate described below from that date until principal is paid. Interest will be payable quarterly in arrears to the persons in whose names the debentures are registered, subject to certain exceptions, at the close of business on the business day preceding the interest payment date. If the debentures do not remain in book-entry only form, the record dates will be 15 business days prior to each interest payment date.

     The interest rate on the debentures after the purchase contract settlement date will be established on the third business day preceding the purchase contract settlement date. The interest rate will be equal to the annual rate that results from the remarketing of the debentures as described below under "-- Interest Rate Established by Remarketing." However, if a failed remarketing occurs, the interest rate will be equal to (1) the Two-

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

Year Benchmark Treasury Rate plus (2) a spread ranging from 300 to 700 basis points, based on the credit ratings of the debentures at that time.

     The amount of interest payable on the debentures for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on that date will be made on the next day that is a business day and without any interest or other payment in respect of the delay. However, if the business day is in the next calendar year, then the payment will be made on the preceding business day.

     INTEREST RATE ESTABLISHED BY REMARKETING

     The interest rate on the debentures will be established on the third business day preceding the purchase contract settlement date, which will be the remarketing date. On the remarketing date, Credit Suisse First Boston, as remarketing agent, will use commercially reasonable efforts to remarket the debentures at a price equal to 100.50% of the aggregate stated amount of the debentures. The following discussion summarizes the procedures to be followed in connection with a remarketing of the debentures.

     As long as the SAILS or the debentures are evidenced by one or more global security certificates deposited with The Depository Trust Company, New NiSource will request, not later than 15 nor more than 30 calendar days prior to the remarketing date, that The Depository Trust Company notify its participants holding debentures or SAILS of the remarketing. However, if the remarketing is due to a change in control, New NiSource will make that request eight business days prior to the remarketing date.

     The remarketing agent will treat as tendered for purchase in the remarketing:

     - debentures that are part of the SAILS, if the holders do not give notice to the purchase contract agent, prior to 5:00 p.m., New York City time, on the seventh business day before the purchase contract settlement date, of their intention to settle their related purchase contracts for cash; and

     - debentures that are part of the SAILS, if the holders give notice of their intention to settle their related purchase contracts for cash but fail to deliver cash to the securities intermediary prior to 11:00 a.m., New York City time, on the fifth business day before the purchase contract settlement date.

Debentures that are not part of the SAILS will not be eligible to be remarketed.

     If no debentures are tendered for purchase in the remarketing, the interest rate will be the rate determined by the remarketing agent, in its sole discretion, as the rate that would have been established had a remarketing been held on the remarketing date.

     If the remarketing agent determines that it will be able to remarket all the debentures tendered for purchase at a price of 100.50% of the aggregate stated amount of such debentures prior to 4:00 p.m., New York City time, on the remarketing date, the remarketing agent will determine the interest rate, which will be the rate, rounded to the nearest one-thousandth (0.001) of one percent, per annum that the remarketing agent

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determines, in its sole judgment, to be the lowest rate per year that will enable it to remarket all the debentures tendered for purchase at that price.

     If, by 4:00 p.m., New York City time, on the remarketing date, the remarketing agent is unable to remarket all the debentures tendered for purchase, the remarketing agent will advise The Depository Trust Company, the indenture trustee and New NiSource that the remarketing has failed. If a failed remarketing occurs, the interest rate will be equal to (1) the Two-Year Benchmark Treasury Rate plus (2) a spread ranging from 300 to 700 basis points based on the credit ratings of the debentures at that time.

     "Two-Year Benchmark Treasury Rate" means the bid side rate displayed at 10:00 a.m., New York City time, on the third business day preceding the purchase contract settlement date for direct obligations of the United States having a maturity comparable to the remaining term to maturity of the debentures, as agreed upon by New NiSource and the remarketing agent. This rate will be as displayed in the Telerate system or, if the Telerate system is no longer available or, in the opinion of the remarketing agent after consultation with New NiSource, no longer an appropriate system from which to obtain the rate, some other nationally recognized quotation system that, in the opinion of the remarketing agent after consultation with New NiSource, is appropriate. If this rate is not so displayed, the Two-Year Benchmark Treasury Rate will be calculated by the remarketing agent as the yield to maturity for direct obligations of the United States having a maturity comparable to the remaining term to maturity of the debentures, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m., New York City time, on the third business day preceding the purchase contract settlement date of three leading United States government securities dealers selected by the remarketing agent after consultation with New NiSource. These dealers may include the remarketing agent or an affiliate.

     By approximately 4:30 p.m., New York City time, on the remarketing date, so long as there has not been a failed remarketing, the remarketing agent will advise:

     - The Depository Trust Company, the indenture trustee and New NiSource of the interest rate determined in the remarketing and the number of debentures sold in the remarketing;

     - each person purchasing debentures in the remarketing of the interest rate and the number of debentures such person is to purchase; and

     - each such purchaser of the need to give instructions to its Depository Trust Company participant to pay the purchase price on the purchase contract settlement date in same-day funds against delivery of the debentures purchased through the facilities of The Depository Trust Company.

     In accordance with The Depository Trust Company's normal procedures, on the purchase contract settlement date, the transactions described above with respect to each debenture tendered for purchase and sold in the remarketing will be executed through The Depository Trust Company, and the accounts of the appropriate Depository Trust Company participants will be debited and credited and the debentures delivered by book entry as necessary to effect purchases and sales of the debentures. The Depository Trust Company will make payment in accordance with its normal procedures.

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     The remarketing agent is not obligated to purchase any debentures that would otherwise remain unsold in the remarketing. Neither New NiSource nor the remarketing agent will be obligated to provide funds to make payment upon tender of debentures for remarketing.

     New NiSource will receive all of the proceeds from the remarketing and will be liable for any and all fees, costs and expenses incurred in connection with the remarketing.

     Remarketing Agent. The remarketing agent will be Credit Suisse First Boston Corporation. Under a remarketing agreement with Credit Suisse First Boston, the remarketing agent will act as the exclusive remarketing agent and will use commercially reasonable efforts to remarket securities tendered for purchase in the remarketing at a price of 100.50% of their principal amount.

     The remarketing agreement provides that the remarketing agent will incur no liability to New NiSource, the collateral agent, the securities intermediary, the purchase contract agent, the indenture trustee or any holder of the SAILS or the debentures in its individual capacity or as remarketing agent for any action or failure to act in connection with a remarketing or otherwise, pursuant to the terms of the remarketing agreement, the indenture, the first supplemental indenture, the pledge agreement or the purchase contract agreement, except as a result of gross negligence or willful misconduct on the remarketing agent's part. The remarketing agent will receive customary fees consistent with the amount of debentures remarketed.

     New NiSource has agreed to indemnify the remarketing agent against certain liabilities, including liabilities under the federal securities laws, arising out of or in connection with its duties under the remarketing agreement.

     The remarketing agreement also provides that the remarketing agent may resign and be discharged from its duties and obligations under the remarketing agreement. However, no resignation will become effective unless a nationally recognized broker-dealer has been appointed by New NiSource as successor remarketing agent and the successor remarketing agent has entered into a remarketing agreement with New NiSource. In that case, New NiSource will use reasonable efforts to appoint a successor remarketing agent and enter into a remarketing agreement with that person as soon as reasonably practicable.

     EVENTS OF DEFAULT

     Under the indenture, each of the following events constitutes an event of default with respect to the debentures:

     - New NiSource defaults in the payment of any interest that becomes due and payable and the default continues for 30 days;

     - New NiSource defaults in the payment of principal or any premium that becomes due and the default continues for three business days;

     - New NiSource defaults in the performance of or breaches any covenant or warranty in the indenture for 60 days after written notice from the indenture trustee or from the holders of at least 25% of the outstanding debentures;

     - New NiSource fails to pay indebtedness for borrowed money within any applicable grace period after final maturity or such indebtedness is accelerated by the holders

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thereof because of a default; the total amount of such unpaid or accelerated indebtedness exceeds $5 million; and such default shall not have been cured or such acceleration rescinded within a 60 day period; and

     - certain events of bankruptcy, insolvency or reorganization.

     If an event of default occurs with respect to the debentures, the indenture trustee or the holders of one-third of the outstanding principal amount of the debentures may declare the principal of the debentures immediately due and payable, and the indenture trustee may seek other remedies against New NiSource. Generally, the indenture trustee will represent the holders of the debentures in pursuing remedies against New NiSource; the indenture limits the circumstances in which holders of the debentures may seek remedies independent of the indenture trustee. The holders of a majority in principal amount of the debentures may direct the indenture trustee in exercising remedies on behalf of the holders, if the directions are lawful, do not unduly prejudice the other holders and do not expose the indenture trustee to personal liability.

     MODIFICATION OF THE INDENTURE

     Subject to limited exceptions, New NiSource and the indenture trustee may not modify or amend the indenture without the consent of the holders of a majority of the outstanding debentures. Any modification or amendment of the indenture that would have any of the following effects will require the consent of the holder of each debenture:

     - to change the stated maturity of the principal or the terms and conditions for payment of principal, premium or interest on any debenture;

     - to reduce the percentage in principal amount of the outstanding debentures or reduce any quorum or voting requirements;

     - to change any obligation of New NiSource to maintain an office or agency in the place of payment; and

     - to change the provisions of the indenture relating to modification of the indenture except to increase the percentage of holders whose consent is required or to further limit modification.

     CONSOLIDATION, MERGER AND SALE

     Under the indenture, New NiSource may not consolidate or merge with any other corporation or convey, transfer or lease substantially all of its assets or properties to any entity unless:

     - that corporation or entity is organized under the laws of the United States or any state,

     - that corporation or entity assumes New NiSource's obligations under the indenture,

     - after giving effect to the transaction, New NiSource is not in default under the indenture and

     - New NiSource delivers to the indenture trustee an officer's certificate and an opinion of counsel to the effect that the transaction complies with the indenture.

                                                        DESCRIPTION OF THE SAILS

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     LIMITATION ON LIENS

     Subject to certain exceptions, as long as any debentures remain outstanding, neither New NiSource nor any subsidiary of New NiSource other than a utility may issue, assume or guarantee any debt secured by any mortgage, security interest, pledge, lien or other encumbrance on any property owned by New NiSource or that subsidiary, except intercompany indebtedness, without securing the debentures equally or ratably with the new debt, unless the total amount of all of the secured debt would not exceed 5% of the consolidated net tangible assets of New NiSource.

     PAYMENT OF FEES AND EXPENSES

     New NiSource will pay all fees and expenses related to (1) the offering of the debentures, (2) the retention of the indenture trustee and (3) the enforcement by the indenture trustee of the rights of the holders of the debentures.

     INFORMATION CONCERNING THE INDENTURE TRUSTEE

     Prior to default, the indenture trustee will perform only those duties specifically set forth in the indenture. After default, the indenture trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures unless the holder offers the indenture trustee reasonable indemnity against the costs, expenses and liability that the indenture trustee might incur in exercising those powers. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that it may not receive repayment or adequate indemnity.

     GOVERNING LAW

     The indenture and the debentures will be governed by and construed in accordance with the laws of the State of New York.

     BOOK-ENTRY ISSUANCE

     The debentures will initially be issued in the form of one or more global certificates deposited with The Depository Trust Company. The debentures will be issued in accordance with the procedures set forth under "Description of the SAILS -- Book-Entry Issuance" on page 109. Under limited circumstances, the debentures may be issued in certificated form in exchange for the global certificates. If the debentures are issued in certificated form, the debentures will be in denominations of $2.60 (or $3.02 in the case of NiSource debentures) and integral multiples of that amount and may be transferred or exchanged at the offices of the trustee. Payments on debentures issued as global certificates will be made to DTC, a successor depositary or, if no depositary is used, to a paying agent for the debentures. If the debentures are issued in certificated form, principal and -- after the purchase contract settlement date -- interest will be payable, the transfer of the debentures will be registrable and the debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount at the trust office or agency of the indenture trustee in New York City. However, at the option of New NiSource, payment of interest may be made by check.

DESCRIPTION OF THE SAILS

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                   DESCRIPTION OF NEW NISOURCE CAPITAL STOCK
                              FOLLOWING THE MERGER

GENERAL

     The authorized capital stock of New NiSource consists of 420,000,000 shares, $0.01 par value, of which 400,000,000 are common shares and 20,000,000 are preferred shares. The board of directors has designated 4,000,000 of the preferred shares as Series A Junior Participating Preferred Shares. These shares are reserved for issuance under New NiSource's Shareholder Rights Plan, described in "Comparison of Rights of Shareholders of New NiSource, NiSource and Columbia -- Shareholder Rights Plan" on page 136.

COMMON SHARES

     New NiSource expects that, upon completion of the merger, its common shares will be listed on the New York Stock Exchange, and may also be listed on the Chicago Stock Exchange and the Pacific Exchange, under the symbol "NI". Common shareholders may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until obligations to any preferred shareholders have been satisfied. All common shares will be fully paid and non-assessable. Each common share is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to preemptive or cumulative voting rights. Common shareholders will be notified of any shareholders' meeting according to applicable law. If New NiSource liquidates, dissolves or winds-up its business, either voluntarily or involuntarily, common shareholders will share equally in the assets remaining after creditors and preferred shareholders are paid.

PREFERRED SHARES

     The board of directors can, without approval of shareholders, issue one or more series of preferred shares. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series, including any dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred shares could delay a change in control of New NiSource and make it harder to remove incumbent management. Under certain circumstances, preferred shares could also restrict dividend payments to holders of common shares. The preferred shares will, if issued, be fully paid and non-assessable.

NEW YORK STOCK EXCHANGE LISTING; DELISTING OF NISOURCE AND COLUMBIA SHARES

     It is a condition to the merger that the New NiSource common shares issuable in the merger be approved for listing on the New York Stock Exchange. If we complete the merger, the existing NiSource common shares and the Columbia common shares will cease to be listed on the New York Stock Exchange.

FEDERAL SECURITIES LAW CONSEQUENCES; STOCK TRANSFER RESTRICTION AGREEMENTS

     Unless you are an affiliate of NiSource or Columbia, the New NiSource common shares you receive in the merger will be freely transferable. Generally, an affiliate is
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

someone who is controlled by or who controls NiSource or Columbia. Affiliates generally include certain officers, directors and principal shareholders of a company. The Securities Act of 1933 and Rules 144 and 145 under that act restrict the ability of affiliates of NiSource and Columbia to resell their New NiSource common shares. The merger agreement requires us to use our reasonable best efforts to obtain written agreements from our affiliates that they will not sell or otherwise dispose of their shares in violation of the Securities Act.

STOCK INCENTIVE PLANS

     Upon completion of the merger, NiSource will merge into New NiSource, and New NiSource will assume NiSource's Long-Term Incentive Plan, its Nonemployee Director Stock Incentive Plan and its Nonemployee Director Restricted Stock Unit Plan as those plans are then in effect. If the NiSource shareholders approve the amended and restated Long-Term Incentive Plan at the NiSource shareholders meeting, the NiSource amended and restated Long-Term Incentive Plan will become the New NiSource amended and restated Long-Term Incentive Plan and will relate to shares of New NiSource after the merger. See "Additional Matters for NiSource's Annual Meeting -- Election of NiSource Directors -- Compensation of NiSource Directors" and "-- Approval of NiSource's Amended and Restated Long-Term Incentive Plan" on pages 152 and 164. In effect, therefore, adoption or approval of the merger agreement includes approval of these stock compensation plans.

  COMPARISON OF RIGHTS OF SHAREHOLDERS OF NEW NISOURCE, NISOURCE AND COLUMBIA

     Columbia shareholders who receive New NiSource common shares in the merger will become New NiSource shareholders upon completion of the merger. Columbia shareholders who continue to hold New NiSource SAILS received as part of the cash and SAILS consideration will become New NiSource shareholders on the settlement date of the purchase contracts included in the SAILS. New NiSource's certificate of incorporation and bylaws will be similar to Columbia's certificate of incorporation and bylaws and, like Columbia, New NiSource will be governed by the Delaware General Corporation Law. Accordingly, the rights of New NiSource shareholders will be similar to the current rights of Columbia shareholders. UNLESS THE SUMMARY BELOW INDICATES OTHERWISE, THE SUMMARY OF THE RIGHTS OF NEW NISOURCE SHAREHOLDERS ALSO DESCRIBES THE RIGHTS OF COLUMBIA SHAREHOLDERS.

     As for NiSource shareholders, if we complete the merger using the holding company structure, your rights as shareholders will change when you become New NiSource shareholders, because NiSource is governed by the Indiana Business Corporation Law and NiSource's articles of incorporation and bylaws.

     If we complete the merger using the alternative merger structure, NiSource shareholders will continue to hold their NiSource shares, and their rights as shareholders will not change. The rights of the shareholders of NiSource after the alternative merger will continue to be governed by NiSource's articles of incorporation and bylaws and the Indiana Business Corporation Law. Under the alternative merger structure, Columbia shareholders will receive NiSource SAILS as part of the cash and SAILS consideration. As holders of NiSource SAILS, they will become NiSource shareholders on the settlement date of the purchase contracts included in the SAILS. For this reason,

COMPARISON OF RIGHTS

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Columbia shareholders should read the description of current NiSource shareholders' rights to understand what their rights would be under the alternative merger structure.

     The following discussion summarizes the material differences between the rights of New NiSource shareholders and the rights of NiSource shareholders. It also summarizes the relatively few differences between the rights of shareholders of Columbia and of New NiSource. This summary is qualified in its entirety by reference to the relevant provisions of the Delaware General Corporation Law, Columbia's certificate of incorporation and bylaws, New NiSource's certificate of incorporation and bylaws, and the Indiana Business Corporation Law and NiSource's articles of incorporation and bylaws.

VOTING RIGHTS

     New NiSource/Columbia. New NiSource shareholders are entitled to one vote for each common share they hold of record upon any matter submitted to a vote of New NiSource shareholders, including the election of directors. The Delaware General Corporation Law provides that directors are elected by a plurality of the votes cast by the shares entitled to vote on the election of directors. New NiSource preferred shareholders will have no voting rights except as provided in the resolutions of the board of directors establishing the particular series of preferred shares or as provided by Delaware law. The resolutions establishing the Series A Junior Participating Preferred Shares provide that the holders of such shares, when issued and outstanding, will be entitled to 100 votes per share on all matters submitted to a vote of New NiSource shareholders, subject to adjustments for share splits, share dividends and other events.

     The voting rights of New NiSource shareholders will differ from the rights of Columbia shareholders because Columbia shareholders are entitled to cumulate their votes when electing directors. With cumulative voting, each Columbia shareholder is entitled to a number of votes equal to the product of the number of the holder's common shares multiplied by the number of directors seeking election. A Columbia shareholder can cast all of his or her votes for one of the directors running for election or may distribute them among any two or more of the directors running for election. New NiSource shareholders will not be entitled to cumulative voting.

     NiSource. NiSource shareholders are entitled to one vote for each common share they hold of record upon any matter submitted to a vote of NiSource shareholders, including the election of directors. NiSource preferred shareholders have no voting rights except as provided in the resolutions of the board of directors establishing the particular series of preferred shares or as provided by applicable state law. The Indiana Business Corporation Law provides that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes unless the articles of incorporation so provide. NiSource's articles of incorporation make no such provision.

NUMBER, VACANCY AND REMOVAL OF DIRECTORS

     New NiSource/Columbia. The board of directors consists of between 9 and 12 directors. The board of directors fixes by resolution the exact number. The directors are divided into three classes as equal in number as possible. Directors hold office for three-year terms, and the term of one class of directors expires each year. The majority of the directors, even if less than a quorum, is entitled to fill any vacancies. A vacancy is filled for

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                                       127
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the remainder of the term and until the director's successor is elected and qualified. The shareholders can remove any director only for cause. The affirmative vote of the holders of at least 80% of the combined voting power of all of the then-outstanding shares of stock entitled to vote generally, voting together as a single class, is required to remove a director.

     The size of the New NiSource board of directors differs from the size of the Columbia board of directors, which is between 13 and 18 directors.

     NiSource. The board of directors consists of 10 directors. The directors are divided into three classes, and each class consists of one-third, or as close to one-third as possible, of the total number of directors constituting the board of directors. Directors hold office for three-year terms, and the term of one class of directors expires each year. The majority of the directors, even if less than a quorum, is entitled to fill any vacancy on the board of directors. A vacancy is filled for the remainder of the term and until the director's successor is elected and qualified. The shareholders or the directors can remove a director for cause. Removal by vote of the shareholders may only be considered at an annual shareholder meeting. The affirmative vote of two-thirds of the shares entitled to vote for the election of directors must be obtained to remove a director.

MEETINGS OF SHAREHOLDERS

     New NiSource/Columbia. The bylaws provide that the annual shareholder meeting will be held on the second Wednesday in April of each year or on such other date as the board of directors determines. The shareholders have no right to call a special meeting. A majority of the board of directors by resolution may call a special meeting, except as otherwise required by law and subject to the rights of the holders of any class or any series of preferred shares. New NiSource must give notice of the annual and of all special meetings to each shareholder entitled to vote at the meeting not less than 10 nor more than 60 days prior to the meeting. The notice must state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     The date of the annual meeting of New NiSource shareholders differs from the annual meeting date of Columbia shareholders, which is held on the third Wednesday in May of each year or on such other date as the board of directors determines.

     NiSource. The bylaws provide that the annual shareholder meeting will be held in each year on the second Wednesday in April or on such other date as the board of directors determines. The chairman, the president or the board of directors may call a special shareholder meeting for any purpose. The chairman must call a special meeting at the request of shareholders holding at least 25% of the shares entitled to vote on the business proposed to be transacted at the meeting. Notices of shareholder meetings must state the date, time and place and, in the case of a special meeting, the purpose or purposes for which the meeting is called. NiSource must give notice to each shareholder entitled to vote not less than 10 nor more than 60 days prior to the date of the meeting.

SHAREHOLDER ACTION WITHOUT A MEETING

     New NiSource/Columbia. The bylaws prohibit shareholders from acting by written consent.

COMPARISON OF RIGHTS

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     NiSource. The bylaws permit shareholders to take by unanimous written consent any action that may be taken at a meeting. Such written consents must be filed with the records of the meetings of shareholders.

SHAREHOLDER INSPECTION RIGHTS AND SHAREHOLDERS' LISTS

     New NiSource/Columbia. The Delaware General Corporation Law provides that a shareholders' list must be available for inspection by any shareholder entitled to vote at the meeting, beginning ten business days before the date of the meeting for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation must make the list available at the meeting, and any shareholder is entitled to inspect the list at any time during ordinary business hours. A shareholder is entitled to inspect and copy certain records of the corporation (including the shareholders' list) during regular business hours of the corporation, if the shareholder presents a written demand made under oath, stating a purpose for the inspection reasonably related to that person's interest as a shareholder.

     NiSource. The Indiana Business Corporation Law provides that a shareholders' list must be available for inspection by any shareholder entitled to vote at the meeting, beginning five business days before the date of the meeting for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation must make the list available at the meeting, and any shareholder is entitled to inspect the list at any time during the meeting or any adjournment. A shareholder is entitled to inspect and copy certain records of the corporation (including the shareholders' list) during regular business hours of the corporation, if the shareholder gives the corporation at least five business days' written notice of the shareholder's demand, the demand is made in good faith and for a proper purpose, the shareholder describes the purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder's purpose.

DIVIDENDS

     New NiSource/Columbia. The Delaware General Corporation Law provides that, subject to any restrictions in a corporation's certificate of incorporation, a corporation may declare and pay dividends out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. The New NiSource board of directors may declare dividends on the common shares subject to the preferential rights of the preferred shareholders, if any. New NiSource's certificate of incorporation does not otherwise restrict the payment of dividends. Delaware law also provides that the directors of a corporation may not pay any dividends out of net profits if depreciation in the value of the corporation's property, losses or another cause has diminished the capital of the corporation to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes of shares having preferential rights upon a distribution of assets.

     NiSource. The Indiana Business Corporation Law provides that a board of directors may authorize and the corporation may make distributions to its shareholders, except as restricted by the articles of incorporation and except that a distribution may not be made

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if, after giving it effect: (1) the corporation would not be able to pay its debts as they become due in the usual course of business; or (2) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights that are superior to those receiving the distribution. The board of directors may declare dividends on NiSource common shares subject to the preferential rights of the preferred shareholders, if any. NiSource's articles of incorporation do not otherwise restrict the payment of dividends.

AMENDMENTS TO ARTICLES OR CERTIFICATE OF INCORPORATION

     New NiSource/Columbia. Under the Delaware General Corporation Law, amendments to a corporation's certificate of incorporation must be approved by the board of directors, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote for the amendment and the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote for the amendment, unless the certificate of incorporation requires a greater vote. New NiSource's certificate of incorporation does not require a greater vote. New NiSource's certificate of incorporation reserves in the board of directors the right to amend, change or repeal any provision of the certificate of incorporation in the manner Delaware law prescribes, provided that the certificate of incorporation cannot be amended in any manner which would materially change the rights of the holders of the Series A Junior Participating Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Junior Participating Preferred Shares.

     NiSource. Under the Indiana Business Corporation Law, amendments to a corporation's articles of incorporation must be approved by the board of directors, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote for the amendment and the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote for the amendment, unless the articles of incorporation require a greater vote. NiSource's articles of incorporation require the affirmative vote of the holders of not less than 75% of the outstanding shares to amend, change or repeal the provisions related to directors, business combinations, indemnification and amendment of the articles of incorporation. This 75% vote requirement, which is greater than the majority vote requirement under the Indiana Business Corporation Law, could give certain minority shareholders of NiSource, including the members of the board of directors of NiSource in their capacity as shareholders, a veto power over subsequent changes to provisions relating to directors, business combinations, indemnification and amendment of the articles of incorporation, ultimately making it more difficult to amend such provisions, even if a majority of the NiSource shareholders favors such changes. The articles of incorporation cannot be amended in any manner which would materially change the rights of the holders of the Series A Junior Participating Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Junior Participating Preferred Shares.

AMENDMENTS TO BYLAWS

     New NiSource/Columbia. New NiSource's certificate of incorporation reserves in the board of directors the power to amend, change or repeal the bylaws, subject to the rights of shareholders under the Delaware General Corporation Law. The bylaws state that the

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directors or shareholders may amend or repeal the bylaws at any meeting of the board of directors or the shareholders, provided that the notice of the meeting included the proposed change. The affirmative vote of at least 80% of the total number of authorized directors is required to alter or repeal the provisions related to calling special shareholder meetings; shareholder actions without a meeting; the size and classification of the board of directors; resignation, removal and newly created positions and vacancies on the board of directors; quorum for board action and the powers of the board to amend the bylaws and the certificate of incorporation.

     Columbia's bylaws permit the board of directors to amend, change or repeal the bylaws in a national emergency. New NiSource's bylaws contain no such provision.

     NiSource. The affirmative vote of a majority of a quorum of the board of directors at any directors' meeting is required to amend, change or repeal any of the bylaws. The shareholders have no right to adopt or amend the bylaws.

LIABILITY OF DIRECTORS

     New NiSource/Columbia. Delaware law allows a Delaware corporation to include in its certificate of incorporation, and New NiSource's certificate of incorporation contains, a provision eliminating the liability of a director for monetary damages for breach of his or her fiduciary duties as a director, except liability:

     - for any breach of the director's duty of loyalty to New NiSource or its shareholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law, which deals generally with unlawful payments of dividends, stock repurchases and redemptions; and

     - for any transaction from which the director derived an improper personal benefit.

     NiSource. The Indiana Business Corporation Law provides that a director is not liable for any acts or omissions unless the director has breached or failed to perform his or her duties in compliance with the Indiana Business Corporation Law and the director's breach or failure to act constitutes willful misconduct or recklessness. The Indiana Business Corporation Law generally requires a director to act in good faith with the care that a prudent person in a like position would exercise under similar circumstances and in a manner that the director reasonably believes to be in the best interests of the corporation.

INDEMNIFICATION

     New NiSource/Columbia. The Delaware General Corporation Law permits a corporation to indemnify any person who is a party or is threatened to be made a party to any action, suit or proceeding brought or threatened by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving as such with respect to another corporation at the request of the corporation, if:

     - that person acted in good faith;

     - in the case of conduct in his or her official capacity, that person reasonably believed his or her conduct to be in the best interests of the corporation, or in the case of all

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                                       131
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       other conduct, that person reasonably believed his or her conduct was not opposed to the best interests of the corporation; and

     - with respect to any criminal action, that person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her actions were unlawful.

     A corporation must indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, because he or she is or was a director or officer or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, if the person has been wholly successful in defense of the proceeding on the merits or otherwise. A corporation may advance expenses, including attorneys' fees, to any director or officer who is a party to a proceeding in advance of final disposition of the proceeding if the director or officer furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the director did not meet the required standard of conduct. Amounts to be indemnified include judgments, penalties, fines, settlements and reasonable expenses that were actually incurred by the person. However, if the proceeding was by or in the right of the corporation, the person will be indemnified only against reasonable expenses incurred and indemnification will not be provided if the individual is adjudged liable to the corporation in the proceeding.

     New NiSource's certificate of incorporation permits New NiSource to indemnify directors, officers, employees and agents of the corporation and its wholly-owned subsidiaries to the fullest extent permitted by law.

     NiSource. The Indiana Business Corporation Law permits a corporation to indemnify officers, directors, employees and agents under substantially the same circumstances as the Delaware General Corporation Law. NiSource's articles of incorporation provide that NiSource will indemnify each officer and director to the fullest extent permitted by law. The bylaws provide that NiSource will indemnify each officer and director who is a party to litigation or investigation in such officer or director's capacity as an officer or director against expenses incurred if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of NiSource and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

CERTAIN BUSINESS COMBINATIONS AND SHARE PURCHASES

     New NiSource/Columbia. New NiSource is subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date that the stockholder becomes an interested stockholder, unless: (1) prior to the date that the stockholder becomes an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are both directors and officers and employee stock plans in circumstances specified in Section 203;

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or (3) on or after the date that the stockholder becomes an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A business combination includes a merger, consolidation, asset sale, or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

     The Delaware General Corporation Law does not contain provisions comparable to those governing NiSource with respect to "control share acquisitions" or "takeover offers" described below.

     NiSource. The Indiana Business Corporation Law regulates "control share acquisitions" of securities of, and "business combinations" with, certain Indiana corporations. These statutory provisions apply to NiSource.

     A "control share acquisition" occurs when a person acquires shares of a corporation that, when added to any shares already owned by that person, entitle that person to vote or direct the voting of shares of the corporation having voting power in the election of directors within any of the following ranges:
(1) one-fifth or more but less than one-third of all voting power; (2) one-third or more but less than a majority of all voting power; or (3) a majority or more of all voting power. Shares acquired in a control share acquisition do not have the same voting rights, including voting for directors, as all other shares of the same class or series of the corporation. The affirmative vote of the holders of a majority of all of the shares entitled to vote generally in the election of directors, excluding shares held by the acquiring person, any officer of the corporation or any employee of the corporation who is also a director of the corporation, is necessary to grant the control shares the same voting rights. The acquiring person may cause a special shareholders' meeting to be held to consider whether the acquiring person can vote its shares. If no such request for a special shareholders' meeting is made, the matter must be taken up at the next special or annual shareholders' meeting of the corporation. If the acquiring person fails to file a statement requesting a special shareholder meeting or the remaining shareholders vote not to grant voting rights to the acquiring person's shares, the corporation may redeem all of the acquiring person's shares for fair value, if the corporation's articles or bylaws authorize such a redemption. NiSource's bylaws authorize such a redemption. If the shareholders grant the acquiring person voting rights and the acquiring person acquires beneficial ownership of a majority of the shares of the corporation entitled to vote on the election of directors, each shareholder who has not voted in favor of granting the acquiring person such voting rights may demand an appraisal and payment for his or her stock at fair value. Control shares will cease to be control shares upon the transfer to another person, unless that transfer also constitutes a control share acquisition. These provisions apply to Indiana corporations that have one hundred or more shareholders; their principal place of business, their principal office or substantial assets within Indiana; and either more than 10% of its shareholders resident in Indiana, more than 10% of its shares owned by Indiana residents, or 10,000 shareholders resident in Indiana, unless the articles of incorporation or bylaws of the corporation provide that these restrictions do not apply. These provisions apply to NiSource.

     The Indiana Business Corporation Law regulates "business combinations" involving Indiana corporations having a class of voting shares registered under the Securities

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Exchange Act of 1934 and an "interested shareholder." An "interested shareholder" is generally (1) a person who is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation; or
(2) an affiliate or associate of the corporation who, at any time within the five-year period immediately preceding the date of the business combination, was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation. A "business combination" includes:

     - a merger, sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets, outstanding stock or earning power of the corporation, to or with an interested shareholder;

     - any transaction resulting in the issuance or transfer to an interested shareholder of any stock of the corporation or its subsidiaries having 5% or more of the aggregate market value of all outstanding shares (except pursuant to the exercise of certain warrants or rights to purchase shares, or pro rata dividends or distributions);

     - any proposal for liquidation or dissolution by the interested shareholder;

     - any transaction involving the corporation or its subsidiaries that would result in increasing the proportionate share of the stock of the corporation or its subsidiaries owned by an interested shareholder; and

     - any receipt by an interested shareholder of the benefit (except proportionately as a shareholder) of loans, guarantees or other financial benefits.

The corporation may not engage in any business combination with an interested shareholder for a period of five years following the date the shareholder became an interested shareholder, unless prior to that date the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder. Subsequent to the expiration of the five year prohibition, a combination will be allowed only if (1) the combination is approved by a majority of the disinterested shareholders or (2) the business combination meets a number of conditions relating to the amount and type of consideration to be received by shareholders, other than the interested shareholder.

     A corporation may elect not to be governed by the business combination provisions by amendment to its articles of incorporation. NiSource has not adopted such an amendment. NiSource's articles contain provisions similar to those of the Indiana Business Corporation Law, except that NiSource's articles also include an exception for a business combination with an interested shareholder approved by 80% of the outstanding voting shares.

     These provisions of the Indiana Business Corporation Law and NiSource's articles encourage a party seeking to control NiSource, in advance of the party becoming an interested shareholder, to negotiate and reach an agreement with NiSource's board of directors as to the terms of its proposed business combination. Without such a prior agreement with NiSource's board of directors, it could take over five years for a party who is an interested shareholder to obtain approval of its proposed business combination unless the proposed business combination is approved by the requisite 80% vote or satisfies the fair price and procedural requirements. As a result of these restrictions on business combinations with interested shareholders, takeovers that might be favored by a majority of NiSource's shareholders may be impeded or prevented. On the other hand, the negotiation of terms of a takeover transaction in advance is likely to result in more

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favorable terms for all of the shareholders of NiSource than are likely to be offered in takeovers initiated without advance negotiations.

     The Indiana Business Corporation Law provides that a person shall not make a takeover offer unless the following conditions are satisfied: (1) a statement which consists of each document required to be filed with the Securities and Exchange Commission is filed with the Indiana securities commissioner and delivered to the president of the target company before making the takeover offer; (2) a consent to service of process and the requisite filing fee accompanies the statement filed with the Indiana securities commissioner; (3) the takeover offer is made to all offerees holding the same class of equity securities on substantially equivalent terms; (4) a hearing is held within 20 business days after the statement described above is filed; and (5) the Indiana securities commissioner approves the takeover offer.

     In addition, no offeror may acquire any equity security of any class of a target company within two years following the conclusion of the takeover offer with respect to that class, unless the holder of such equity security is afforded, at the time of that acquisition, a reasonable opportunity to dispose of such securities to the offeror upon substantially equivalent terms. A "takeover offer" means an offer to acquire or an acquisition of any equity security of a target company pursuant to a tender offer or request or invitation for tenders if, after the acquisition, the offeror is directly or indirectly a record or beneficial owner of more than ten percent of any class of the outstanding equity securities of the target company. A "target company" means an issuer of securities which is organized under the laws of Indiana, has its principal place of business in Indiana and has substantial assets in Indiana.

DISSENTERS' OR APPRAISAL RIGHTS

     New NiSource/Columbia. Under the Delaware General Corporation Law, shareholders are entitled to receive payment of the fair value of their common shares under certain circumstances if they dissent from mergers, statutory share exchanges and other corporate transactions. Shareholders do not have appraisal rights if the shares are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders unless, by the terms of the transaction, they must accept consideration other than the shares of the surviving corporation, shares of stock which are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system or held of record by more than 2,000 shareholders and/or cash in lieu of fractional shares. Shareholders who perfect their appraisal rights are entitled to receive cash from the corporation equal to the value of their shares as established by judicial appraisal. Shareholders do not have appraisal rights in the event of the sale of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate unless the corporation's certificate of incorporation grants appraisal rights. New NiSource's certificate does not grant these appraisal rights.

     NiSource. Under the Indiana Business Corporation Law, shareholders of Indiana corporations have the right to object and obtain payment of the fair value of their shares in certain business combination transactions and other specified corporate actions. These rights are not available to holders of shares if, on the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the corporate action is to be acted upon, such shares are traded on a registered United States securities
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exchange or on the Nasdaq National Market or a similar market. The Indiana
Business Corporation Law permits a corporation to grant appraisal rights in connection with other corporate actions by inclusion of a provision in its articles, bylaws or by a resolution of the board of directors, but NiSource's articles of incorporation and bylaws do not include any such provisions.

SHAREHOLDER RIGHTS PLAN

     New NiSource/Columbia. Each New NiSource common share includes one preferred share purchase right. Each preferred share purchase right entitles its holder to purchase one-hundredth (1/100) of a Series A Junior Participating Preferred Share at a price of $60 per one-hundredth of a share, subject to adjustment. The preferred share purchase rights will become exercisable if a person or group acquires 25% or more of the voting power of New NiSource or announces a tender or exchange offer following which the person or group would hold 25% or more of New NiSource's voting power. If such an acquisition were consummated, or if New NiSource were acquired by the person or group in a merger or other business combination, then each preferred share purchase right would be exercisable for that number of New NiSource common shares or the acquiring company's common shares having a market value of two times the exercise price of the preferred share purchase right. The preferred share purchase rights will also become exercisable on or after the date on which the 25% threshold has been triggered, if New NiSource is acquired in a merger or other business combination in which New NiSource is not the survivor or in which New NiSource is the survivor but its common shares are changed into or exchanged for securities of another entity, cash or other property, or 50% or more of the assets or earning power of New NiSource and its subsidiaries is sold. At that time, each preferred share purchase right will become exercisable for that number of common shares of the acquiring company having a market value of two times the exercise price of the preferred share purchase right. The preferred share purchase rights will not be exercisable in this instance if the person who acquired sufficient shares to reach the 25% threshold acquired its shares under an offer at a price and on terms which the board of directors determines is fair to shareholders and that is in the best interests of New NiSource, provided that the price per common share offered in the merger or other business combination is not less than the price paid in the offer and the form of consideration offered in the merger or other business combination is the same as that paid in the offer. New NiSource may redeem the preferred share purchase rights at a price of $.01 per right prior to the occurrence of an event that causes the preferred share purchase rights to be exercisable for common shares. The preferred share purchase rights will expire on March 12, 2010.

     The rights of New NiSource shareholders differ from Columbia shareholders as Columbia does not have a shareholder rights plan.

     NiSource. NiSource has a shareholder rights plan substantially the same as the New NiSource shareholder rights plan described above.

VOLUNTARY DISSOLUTION

     New NiSource/Columbia. The Delaware General Corporation Law provides that the dissolution of a corporation must be first approved by a majority of the whole board of directors and then recommended to the shareholders and approved by the holders of a

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majority of all votes entitled to be cast by each voting group entitled to vote on the dissolution unless the certificate of incorporation requires a greater or lesser vote. The New NiSource certificate does not modify the Delaware statute concerning the voting requirements for dissolution.

     NiSource. Under the Indiana Business Corporation Law, the board of directors may propose to the shareholders the dissolution of the corporation. The shareholders must approve the proposal by a majority of all the votes entitled to be cast unless the articles of incorporation or the board of directors require a greater vote or a vote by voting groups. NiSource's articles of incorporation do not require a greater vote.

LIQUIDATION RIGHTS

     New NiSource/Columbia. In the event of the liquidation, dissolution or winding up of the affairs of New NiSource, the common shareholders will be entitled to receive the remaining assets after the payment to the holders of any outstanding preferred shares of the preferential amounts to which they are entitled. Holders of the Series A Junior Participating Preferred Shares will be entitled to a liquidation preference in the event of a voluntary liquidation, dissolution or winding up of $6,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of the payment, provided that these holders shall be entitled to receive an aggregate amount per share, subject to certain adjustments, equal to 100 times the aggregate amount to be distributed per share to common shareholders or to the holders of shares ranking on a parity with the Series A Junior Participating Preferred Shares.

     NiSource. Similar to New NiSource, in the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of NiSource, the common shareholders will be entitled to receive the remaining assets after the payment to the holders of any outstanding preferred shares of the preferential amounts to which they are entitled. Holders of the Series A Junior Participating Preferred Shares will be entitled to a liquidation preference in the event of a voluntary liquidation, dissolution or winding up of $6,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of the payment, provided that these holders shall be entitled to receive an aggregate amount per share, subject to certain adjustments, equal to 100 times the aggregate amount to be distributed per share to common shareholders or to the holders of shares ranking on a parity with the Series A Junior Participating Preferred Shares.

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                            DESCRIPTION OF NISOURCE

     NiSource is an energy and utility-based holding company that provides natural gas, electricity, water and related services for residential, commercial and industrial uses through a number of regulated and non-regulated subsidiaries. NiSource operates principally in Indiana, Texas, Louisiana, Massachusetts, New Hampshire and Maine.

NISOURCE'S BUSINESS STRATEGY

     NiSource's business strategy is to establish itself as the premier supplier of natural gas, electricity and water in the Midwest and Northeast regions; and to support its energy and utility businesses with strong gas storage, transportation and distribution assets, innovative products and technologies, and superior service.

     NiSource believes that it can best serve its customers and grow shareholder value by focusing on its core transmission and distribution businesses and the upstream and downstream opportunities in related businesses.

RECENT ACQUISITIONS IN UTILITY AND ENERGY SERVICES BUSINESSES

     NiSource intends to concentrate on the distribution of natural gas, electricity and water and related products and services in its selected markets. As the energy industry has deregulated, NiSource has expanded its product and service offerings and distribution channels through a combination of internal growth and strategic partnerships and acquisitions. In 1997, NiSource entered the water utility business and expanded its non-regulated utility services businesses by acquiring Indianapolis Water Company, SM&P Utility Resources, Inc. and Miller Pipeline Corporation. NiSource completed its acquisition of Bay State Gas Company and its subsidiaries, including Northern Utilities, Inc. and EnergyUSA, Inc., in the first quarter of 1999, which further expanded NiSource's natural gas utility business and utility services businesses. These acquisitions strengthened NiSource's position as a regional supplier and distributor in the energy and utility services business and diversified its offerings of utility-related products and services. Also in 1999, NiSource acquired TPC Corporation, now renamed EnergyUSA-TPC Corp., a natural gas asset management company, and Market Hub Partners, L.P., the leading developer, owner and operator of high deliverability salt cavern natural gas storage capacity, both based in Houston, Texas.

     TPC is a major natural gas asset portfolio manager. During 1999, TPC assumed the operations of NiSource's subsidiary NESI Energy Marketing LLC, which provided natural gas sales and management services to industrial and commercial customers and engaged in natural gas marketing activities. During 1999, TPC and NESI Energy Marketing had combined sales of over 300 million dekatherms.

     Market Hub Partners is the largest developer, owner and operator of high deliverability salt cavern natural gas storage capacity in North America. Market Hub Partners' Moss Bluff and Egan facilities, located near Houston, Texas, and in Acadia Parish, Louisiana, are strategically positioned at industry-recognized market hubs near the convergence of major natural gas pipelines and serve as aggregation points for natural gas collected along the Texas and Louisiana Gulf Coast. The Moss Bluff and Egan facilities have bi-directional interconnects to five pipelines, which form hub and spoke systems and enable Market Hub Partners to provide its customers with storage and other services that

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allow better management of their variable gas load requirements. At December 31,
1999, Market Hub Partners' two facilities maintained approximately 22.7 billion cubic feet of natural gas working storage capacity, 91.6% of which was leased under storage contracts with major utilities, pipeline companies, local distribution companies, natural gas producers and natural gas marketers. These storage contracts provide an assured level of revenue regardless of usage by the customer. Market Hub Partners supplements these revenues by providing a variety of load management services. On February 17, 2000, drilling began at Tioga, a third storage facility located in Tioga County, Pennsylvania. The new facility is scheduled to be completed in mid-June 2002, and will represent the first major high deliverability storage facility in the northeast U.S. gas market.

NATURAL GAS

     NiSource distributes natural gas to approximately 751,000 customers in northern Indiana through three wholly-owned utility subsidiaries: Northern Indiana Public Service Company, Kokomo Gas and Fuel Company and Northern Indiana Fuel and Light Company, Inc. Northern Indiana, Kokomo Gas and NIFL operate in 41 counties across northern Indiana, serving an area of about 13,900 square miles with a population of approximately 2.4 million.

     Bay State and Northern Utilities distribute natural gas to more than 320,000 customers in the areas of Brockton, Lawrence and Springfield, Massachusetts, Lewiston and Portland, Maine and Portsmouth, New Hampshire. Bay State and Northern Utilities operate in 12 counties in New England, serving an area of about 2,100 square miles with a population of approximately 1.8 million.

     Based on total throughput, NiSource is the tenth largest gas distribution company in the United States. NiSource purchases its gas supply on the spot market and under short-term and seasonal agreements with gas marketers and producers. NiSource ensures an adequate supply of natural gas for its customers through firm transportation agreements with all of the major interstate pipelines serving its territories, an underground gas storage field, liquefied natural gas plants, salt dome gas storage facilities and gas storage service agreements. The gas asset portfolio management services of EnergyUSA-TPC and the high deliverability storage assets of Market Hub Partners, each described above, complement NiSource's distribution assets to provide a complete package of services to its customers.

     NiSource's wholly-owned subsidiary, Crossroads Pipeline Company, owns and operates a 201-mile, 20 inch diameter interstate pipeline extending from the northwestern corner of Indiana (near the border with Chicago) eastward into Ohio. Another wholly-owned NiSource subsidiary, Granite State Transmission, owns and operates a 105-mile, 6 to 12 inch diameter interstate pipeline that extends from Haverhill, Massachusetts in a northeasterly direction to Maine. In addition to the Crossroads and Granite State pipelines, NiSource owns a 19% share of Portland Natural Gas Transmission System, a 292-mile pipeline built to bring Canadian gas from New Brunswick into Maine, New Hampshire and Massachusetts in order to increase the gas supply to the region.

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ELECTRICITY

     NiSource generates and distributes electricity to the public primarily through its largest subsidiary, Northern Indiana. Through its Primary Energy, Inc. subsidiary, NiSource also is active in developing unregulated power projects. Northern Indiana provides electric service in 30 counties in the northern part of Indiana, with an area of approximately 12,000 square miles and a population of approximately 2.2 million. At December 31, 1999, Northern Indiana provided approximately 426,000 customers with electricity. For the year ended December 31, 1999, industrial NiSource customers accounted for approximately 37% of NiSource's electric energy revenues, with residential customers providing approximately 26%, commercial customers contributing approximately 25% and wholesale customers accounting for approximately 12%.

     Northern Indiana owns and operates four coal-fired electric generating stations, two hydroelectric generating plants and four gas-fired combustion turbine generating units, providing a total system net capability of 3,392 megawatts. Northern Indiana has no nuclear power plants. During the year ended December 31, 1999, Northern Indiana generated approximately 90% of its electric energy requirements and purchased the balance in the spot market.

     Deregulation in the electric energy industry is giving utility customers broader choices in meeting their electricity needs. NiSource believes that industrial customers that consume large amounts of electricity, such as steel and refining companies, are most likely to take advantage of these increased choices. These customers historically have required a significant portion of Northern Indiana's generating capacity and have negotiated relatively low rates in return. Primary Energy works with industrial customers to develop cost-effective, long-term sources of energy for energy-intensive facilities. In these projects, Primary Energy offers its expertise in managing the engineering, construction, operation and maintenance of "inside the fence" cogeneration plants that process waste fuels or improve plant efficiency to provide lower-cost electricity and steam. In addition, by helping large industrial customers satisfy their demands for power, NiSource has been able to free up its generating capacity and focus on providing electricity to a growing base of residential and commercial consumers in northwest Indiana.

WATER

     NiSource operates the sixth largest investor-owned water utility business in the United States, serving approximately 275,000 customers through the water utility subsidiaries. These companies supply water for residential, commercial and industrial uses and for fire protection service in Indianapolis and the surrounding areas. The principal sources of the water utilities' present water supply are the White River and other streams, supplemented by three large surface reservoirs. The territory served by the water utilities covers an area of approximately 650 square miles in seven counties of central Indiana. Subsidiaries of NiSource also manage the municipal water system for Lawrence, Indiana, and participate in a partnership that operates municipal wastewater treatment facilities in Indianapolis and Gary, Indiana.

NON-REGULATED ENERGY SERVICES

     In addition to the activities of Primary Energy, TPC and Market Hub Partners described above, NiSource provides non-regulated energy services through its wholly-

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owned subsidiary, EnergyUSA, Inc. Through its subsidiaries and investments,
EnergyUSA provides to customers in 22 states a variety of energy-related services, including installing, repairing and maintaining underground pipelines used in gas and water distribution systems; underground utility locating and marking services; energy efficiency design services; and marketing and distributing retail non-regulated products and services, such as propane. These products and services are branded and operated either under the local utility's label or with the EnergyUSA name. EnergyUSA is a partner in Mosaic Energy, L.L.C., a new venture to develop and market proprietary fuel cell distributed generation technology. EnergyUSA is also developing and field-testing microturbine cogeneration technology for commercial and small industrial customers.

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                            DESCRIPTION OF COLUMBIA

GENERAL

     Columbia Energy Group, formerly The Columbia Gas System, Inc., and its subsidiaries comprise one of the nation's largest integrated natural gas systems engaged in natural gas transmission, natural gas distribution, and exploration for and production of natural gas and oil. Columbia is also engaged in related energy businesses including the distribution of propane and petroleum products, marketing of natural gas and electricity and the generation of electricity, primarily fueled by natural gas. Columbia, organized under the laws of the State of Delaware on September 30, 1926, is a registered holding company under the Holding Company Act and derives substantially all its revenues and earnings from the operating results of its 19 direct subsidiaries. Columbia owns all of the securities of these direct subsidiaries except for approximately 8% of the stock in Columbia LNG Corporation. Columbia and its subsidiaries are sometimes collectively referred to herein as the Columbia Group.

TRANSMISSION AND STORAGE OPERATIONS

     Columbia's two interstate pipeline subsidiaries, Columbia Gas Transmission Corporation and Columbia Gulf Transmission Company, own a pipeline network of approximately 16,250 miles extending from offshore in the Gulf of Mexico to Lake Erie, New York and the eastern seaboard. In addition, Columbia Transmission operates one of the nation's largest underground natural gas storage systems. Together, Columbia Transmission and Columbia Gulf serve customers in 15 northeastern, mid-Atlantic, midwestern, and southern states and the District of Columbia. Columbia Gulf's pipeline system extends from offshore Louisiana to West Virginia and transports a major portion of the gas delivered by Columbia Transmission. It also transports gas for third parties within the production areas of the Gulf Coast. Columbia Pipeline Corporation and its wholly-owned subsidiary, Columbia Deep Water Services Company, were formed to operate pipeline and gathering facilities that are not regulated by the Federal Energy Regulatory Commission (FERC).

     Columbia Transmission and Columbia Gulf provide an array of competitively priced natural gas transportation and storage services for local distribution companies and industrial and commercial customers who contract directly with producers or marketers for their gas supplies.

     In 1999, Columbia Transmission completed construction of the largest ever expansion of its storage and transportation system. The expansion adds approximately 500,000 Mcf (thousand cubic feet) per day of firm storage to 23 customers. Columbia Transmission is also participating in the proposed 442-mile Millennium Pipeline Project that has been submitted to the FERC for approval. As proposed, the project will transport approximately 700,000 Mcf of natural gas per day from the Lake Erie region to eastern markets.

DISTRIBUTION OPERATIONS

     Columbia's five distribution subsidiaries provide natural gas service to nearly 2.1 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky and Maryland. Approximately 32,400 miles of distribution pipelines serve these major markets. The distribution subsidiaries have initiated transportation

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programs that allow residential and small commercial customers the opportunity to choose their natural gas suppliers and to use the distribution subsidiaries for transportation service. This ability to choose a supplier was previously limited to larger commercial and industrial customers.

EXPLORATION AND PRODUCTION OPERATIONS

     Columbia's exploration and production subsidiary, Columbia Energy Resources, Inc., explores for, develops, gathers and produces natural gas and oil in Appalachia and Canada. As of December 31, 1999, Columbia Resources held interests in approximately 3.9 million net acres of gas and oil leases and had proved reserves of 965.8 billion cubic feet of natural gas equivalent. Columbia Resources owns and operates 8,188 wells and 6,069 miles of gathering facilities and has expanded its reserve base and production through an aggressive drilling and acquisition program. During 1999, Columbia Resources purchased 800 wells, gathering assets and approximately 800,000 undeveloped acres in the U.S. and Canada. In August 1997, Columbia Resources acquired Alamco, Inc., an Appalachian gas and oil exploration and development company. Through Columbia Resources' operations in north-central West Virginia, southern Kentucky, northern Tennessee and New York, it is one of the largest-volume independent natural gas and oil producers in the Appalachian Basin.

ENERGY MARKETING OPERATIONS

     The energy marketing segment includes Columbia Energy Services that consists of a retail mass marketing business, an internet based service and a wholly-owned subsidiary that provides energy related services and products. Also included in the energy marketing segment are the operations of Columbia Propane Corporation.

     As a result of an ongoing strategic assessment in 1999, Columbia Energy Services decided to focus its efforts on the Mass Markets business, which provides energy products to smaller volume retail customers, and to exit the Wholesale and Trading and Major Accounts businesses. The Wholesale and Trading business was sold at the end of 1999 and the Major Accounts business is being offered for sale. These businesses are recorded as discontinued operations, in accordance with generally accepted accounting principles.

     Columbia Propane sells propane at wholesale and retail and has been aggressively expanding its operations through acquisitions and internal growth. At the end of 1999, Columbia Propane served more than 350,600 customers in 31 states and the District of Columbia, which is more than triple the number of customers served at the end of 1998. Columbia Petroleum Corporation, a subsidiary of Columbia Propane, owns and operates petroleum assets and had sales of 202.4 million gallons in 1999 with approximately 42,600 customers in five states.

POWER GENERATION, LNG AND OTHER OPERATIONS

     Columbia Electric Corporation is an unregulated electric generation company whose primary focus is the development, ownership and operation of clean, natural gas fueled power projects. Columbia currently has three operating facilities totaling 248 megawatts, one 550-megawatt (equivalent) plant under construction in Gregory, Texas and approximately 3,000 megawatts of gas-fired generation under development. Publicly announced projects in Columbia Electric's development portfolio include the Kelson Ridge Project in

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Charles County, Maryland, the Liberty Electric Project in Eddystone,
Pennsylvania, the Grassy Point Energy Project in Haverstraw, New York, the Ceredo Electric Generating Station in Ceredo, West Virginia and the Henderson Generating Station in Henderson, Kentucky.

     The Gregory Project, a partnership between subsidiaries of Columbia Electric and LG&E Power, Inc., is anticipated to start operations in the summer of 2000.

     Construction of the Liberty Electric Project is anticipated to commence in spring 2000. Ownership of the Liberty Electric Project was jointly held by Columbia Electric and subsidiaries of Westcoast Energy, Inc. In December 1999, the ownership agreement between Columbia and Westcoast was terminated due to allocation of capital to other projects by Westcoast in geographic areas more closely aligned with other Westcoast operating assets and the desire of Westcoast to focus its resources in ventures that will generate near-term operating income. Columbia Electric announced on February 16, 2000, that it purchased Westcoast's 50% interest and now owns 100% of the Liberty Electric Project.

     In December 1999, a limited partnership company established between Columbia Electric and Atlantic Generation, Inc. completed a transaction terminating a long-term power purchase contract. Columbia Electric's portion of the proceeds was approximately $71 million pre-tax under the terms of the buyout. The partners will continue to operate the facility as a merchant power plant.

     Columbia LNG Corporation and an affiliate company own an LNG facility, located in Cove Point, Maryland, which is one of the largest natural gas peaking and storage facilities in the United States. The facility has the capacity to liquefy natural gas at a rate of 15,000 Mcf of natural gas per day. The facility enables LNG to be stored until needed for the winter peak-day requirements of utilities and other large gas users.

     Columbia Network Services Corporation, a wholly-owned subsidiary of Columbia, and its subsidiaries provide telecommunications and information services and assist personal communications service providers and other microwave radio service licensees in locating and constructing antenna facilities.

     In 1999, Columbia Transmission Communications Corporation, a wholly-owned subsidiary of Columbia, began the construction of its telecommunications network along the Washington, D.C. to New York City corridor. Transcom will build and maintain a fiber optics network for voice and data communications on rights-of-way of Columbia's pipeline companies. Transcom expects to complete the D.C. to New York fiber optics link in the first half of 2000. The route covers 260 miles and provides access to 16 million people in the busiest telecommunications corridor in the United States. Columbia is developing plans to extend the fiber optics network beyond the initial route.

COMPETITION

     Open access to natural gas supplies over interstate pipelines and the deregulation of the commodity price of gas has led to tremendous change in the energy markets, which continue to evolve. During the past couple of years, local distribution company customers and marketers began to purchase gas directly from producers and marketers and an open competitive market for gas supplies has emerged. This separation or "unbundling" of the transportation and other services offered by pipelines and LDCs allows customers to select

DESCRIPTION OF COLUMBIA
the service they want independent from the purchase of the commodity. Columbia's distribution subsidiaries are involved in programs that provide residential customers the opportunity to purchase their natural gas requirements from third parties and use the distribution subsidiaries for transportation services. It is likely that, over time, distribution companies will have a very limited merchant function. At the same time that the natural gas markets are evolving, the markets for competing energy sources are also changing. In 1997, open access to interstate transmission of electricity was approved by the FERC and was subsequently approved by several state regulatory commissions, which approvals provide for increased competition in the electricity market. Columbia's other operations also experience competition for energy sales and related services from third party providers. Columbia meets these challenges through innovative programs aimed at providing energy products and services at competitive prices while also providing new services that are responsive to the evolving energy market and customer requirements.

OTHER RELEVANT BUSINESS INFORMATION

     Columbia Group's customer base is broadly diversified, with no single customer accounting for a significant portion of revenues.

     As of January 31, 2000, the Columbia Group had 9,683 full-time employees of which 1,797 are subject to collective bargaining agreements.

     Columbia's subsidiaries are subject to extensive federal, state and local laws and regulations relating to environmental matters. These laws and regulations, which are constantly changing, require expenditures for corrective action at various operating facilities, waste disposal sites and former gas manufacturing sites for conditions resulting from past practices that have subsequently become subject to environmental regulation.

                                                         DESCRIPTION OF COLUMBIA

                                 LEGAL MATTERS

     Schiff Hardin & Waite will pass upon the validity of the New NiSource common shares and SAILS to be issued in connection with the merger, if the new holding company structure is used, and the validity of the NiSource SAILS and the NiSource common shares to be issued pursuant to those SAILS, if the alternative merger structure is used.

                                    EXPERTS

     The consolidated financial statements and schedules of NiSource incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Columbia incorporated in this document by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                          FUTURE SHAREHOLDER PROPOSALS

     Any NiSource shareholder who intends to submit a proposal for inclusion in the proxy materials for the 2001 annual meeting must submit such proposal by November 21, 2000, to the Secretary of New NiSource or, if the merger has not been completed by that date or is completed using the alternative merger structure, the Secretary of NiSource. Securities and Exchange Commission rules set forth standards as to what shareholder proposals are required to be included. In addition, New NiSource's and NiSource's bylaws provide that any shareholder wishing to make a nomination for director, or wishing to introduce a proposal or other business, at the 2001 annual meeting must give at least sixty days advance notice, subject to exceptions, and that notice must meet other requirements set forth in the bylaws. The bylaws provide that the annual meeting of shareholders is to be held on the second Wednesday in April of each year, unless the board of directors fixes another date.

     If the merger is not consummated, the 2001 annual meeting of shareholders of Columbia is expected to be held on May 16, 2001 unless otherwise determined by Columbia's board of directors.

FUTURE SHAREHOLDER PROPOSALS

                      WHERE YOU CAN FIND MORE INFORMATION

     NiSource and Columbia file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

     New NiSource and NiSource filed a Registration Statement on Form S-4 to register with the Securities and Exchange Commission the New NiSource common shares and SAILS to be issued in the merger and the New NiSource common shares to be issued upon settlement of those SAILS (assuming the new holding company structure) and the NiSource SAILS to be issued in the merger and the NiSource common shares to be issued upon settlement of those SAILS (assuming the alternative structure). This document constitutes a prospectus of New NiSource and NiSource in addition to being a joint proxy statement of NiSource and Columbia. As permitted by Securities and Exchange Commission rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The Securities and Exchange Commission permits us to incorporate by reference information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The following documents previously filed with the Securities and Exchange Commission by NiSource (File Number 1-9779) are incorporated by reference into this document:

     1. NiSource's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

     2. NiSource's Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 3, 2000 and April 3, 2000, relating to the merger agreement.

     The following documents previously filed with the Securities and Exchange Commission by Columbia (File Number 1-01098) are incorporated by reference into this document:

     1. Columbia's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

     2. Columbia's Proxy Statement relating to the Annual Meeting of Shareholders of Columbia to be held on May 17, 2000 (other than the compensation committee report and stock performance chart).

     3. Columbia's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2000, reporting its earnings for the first quarter 2000.

                                             WHERE YOU CAN FIND MORE INFORMATION

     We also are incorporating by reference any additional documents that we file with the Securities and Exchange Commission between the date of this document and the date election forms are required to be submitted by Columbia shareholders.

     If you are a shareholder, we may have sent you some of the documents referenced above, but you can obtain any of them through us or the Securities and Exchange Commission. You may obtain documents incorporated by reference without charge by writing or calling the appropriate party at the following addresses:

            NiSource Inc.                         Columbia Energy Group
          Investor Relations                        Investor Relations
         801 East 86th Avenue                    13880 Dulles Corner Lane
     Merrillville, Indiana 46410                 Herndon, Virginia 20171
            (219) 647-6085                            (703) 561-6000

     If you would like to receive documents from us before the shareholder meetings, please request them by May 19, 2000.

     In voting on the merger, you should rely only on the information contained or expressly incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 24, 2000. You should not assume that the information contained in the joint proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of the joint proxy statement/prospectus to shareholders nor the issuance of common shares or SAILS in the merger shall create any implication to the contrary.

WHERE YOU CAN FIND MORE INFORMATION

                ADDITIONAL MATTERS FOR NISOURCE'S ANNUAL MEETING
                                ---------------
                         ELECTION OF NISOURCE DIRECTORS

NOMINEES FOR ELECTION AS NISOURCE DIRECTORS

     NiSource's board of directors is composed of ten directors, who are divided into three classes. Each class serves for a term of three years, and one class is elected each year. The NiSource board of directors, with the recommendation of its Nominating and Compensation Committee, has nominated Arthur J. Decio, Gary L. Neale and Robert J. Welsh for re-election as directors of NiSource, each for a term of three years that will expire in 2003. The board of directors does not anticipate that any of the nominees will be unable to serve, but if any nominee is unable to serve the proxies will be voted in accordance with the best judgment of the person or persons acting thereunder.

     The following chart gives information about nominees (who have consented to being named in the proxy statement and to serve if elected) and incumbent directors. The dates shown for service as a director include service as a director of Northern Indiana Public Service Company prior to the March 3, 1988 share exchange with NiSource. If NiSource completes its merger with Columbia using the new holding company structure, the directors will serve the balance of their terms as directors of New NiSource.

            NAME, AGE AND PRINCIPAL OCCUPATIONS                   HAS BEEN A
     FOR PAST FIVE YEARS AND PRESENT DIRECTORSHIPS HELD         DIRECTOR SINCE
     --------------------------------------------------         --------------
Nominees For Terms to Expire in 2003
Arthur J. Decio, 69
     Chairman of the Board and Director of Skyline
     Corporation, Elkhart, Indiana, a manufacturer of
     manufactured housing and recreational vehicles.........      1991
Gary L. Neale, 60
     Chairman, President and Chief Executive Officer of
     NiSource since March 1, 1993; prior thereto, Executive
     Vice President of NiSource, and President and Chief
     Operating Officer of Northern Indiana Public Service
     Company. Mr. Neale is also a director of Modine
     Manufacturing Company, Chicago Bridge and Iron Company,
     and Mercantile National Bank of Indiana................      1991
Robert J. Welsh, 64
     Chairman and Chief Executive Officer of Welsh, Inc.,
     Merrillville, Indiana, a marketer of petroleum products
     through convenience stores and travel centers. Mr.
     Welsh is also the Chairman of the Board of Aspen,
     Inc....................................................      1988

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING

            NAME, AGE AND PRINCIPAL OCCUPATIONS                   HAS BEEN A
     FOR PAST FIVE YEARS AND PRESENT DIRECTORSHIPS HELD         DIRECTOR SINCE
     --------------------------------------------------         --------------
Directors Whose Terms Expire in 2002
Ian M. Rolland, 66
     Director of Wells Fargo & Co., Tokheim Corporation and
     Bright Horizons Family Solutions. Prior to his
     retirement in 1998, Mr. Rolland served as Chairman and
     Chief Executive Officer of Lincoln National
     Corporation, of Ft. Wayne, Indiana.....................      1978
John W. Thompson, 50
     Chairman, President and Chief Executive Officer of
     Symantec Corp., Cupertino, California. Symantec
     produces software and provides Internet security
     technology. Prior to joining Symantec in 1999, Mr.
     Thompson was General Manager of IBM Americas. Mr.
     Thompson is also a director of Fortune Brands Inc......      1993
Roger A. Young, 54
     Chairman, Bay State Gas Company, Westborough,
     Massachusetts since 1996. Bay State Gas Company has
     been a subsidiary of NiSource since 1999. Mr. Young
     also served as Chief Executive Officer of Bay State Gas
     Company from 1990 to 1999. Mr. Young also serves as a
     regional director of BankBoston Corporation. Mr. Young
     is director of Watts Industries, Inc...................      1999

Directors Whose Terms Expire in 2001
Steven C. Beering, 67
     President of Purdue University, West Lafayette,
     Indiana. Dr. Beering is also a director of Arvin
     Industries, Inc., American United Life Insurance
     Company and Eli Lilly and Company......................      1986
Dennis E. Foster, 59
     Vice Chairman of ALLTEL Corporation, Little Rock,
     Arkansas, a full service telecom and information
     service provider. Mr. Foster is a director of ALLTEL
     Corporation, Cellular Telecommunications Industry
     Association and Salient 3 Communications...............      1999
James T. Morris, 56
     Chairman and Chief Executive Officer, IWC Resources
     Corporation, Indianapolis, Indiana, a subsidiary of
     NiSource since 1997. Mr. Morris is also a director of
     Paul Harris Stores, Inc. and National City Bank
     (Indianapolis).........................................      1997
Carolyn Y. Woo, 45
     Gillen Dean and Siegfried Professor, College of
     Business Administration, University of Notre Dame,
     South Bend, Indiana. Dr. Woo is also a director of
     Bindley Western Industries, Inc., Arvin Industries,
     Inc. and AON Corporation...............................      1997

THE NISOURCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE PROPOSAL TO ELECT MESSRS. DECIO, NEALE AND WELSH AS DIRECTORS OF NISOURCE, EACH TO SERVE FOR A TERM OF THREE YEARS UNTIL 2003.

ADDITIONAL MATTERS FOR NISOURCE MEETING

MEETINGS AND COMMITTEES OF THE NISOURCE BOARD OF DIRECTORS

     The board of directors of NiSource met eight times during 1999. The board has the following six standing committees:

     - the Executive Committee,

     - the Audit Committee,

     - the Nominating and Compensation Committee,

     - the Environmental Affairs Committee,

     - the Public Affairs and Career Development Committee and

     - the Corporate Governance Committee.

     During 1999, each director attended at least 75% of the combined total number of NiSource's board meetings and the meetings of the committees on which he or she was a member, except Mr. Thompson who attended 71% of the board meetings and the meetings of the committees on which he was a member.

     The Executive Committee has the authority to act on behalf of the board if reasonably necessary when the board is not in session. The Executive Committee met four times in 1999. Mr. Neale was Chairman and Dr. Beering and Messrs. Decio, Rolland and Welsh were members of the Executive Committee in 1999.

     The Audit Committee met six times in 1999. The Audit Committee has reviewed and made recommendations to the board with respect to the engagement of the independent public accountants, both for 1999 and 2000, and the fees relating to audit services and other services performed by them. The Audit Committee meets with the independent public accountants and officers responsible for company financial matters. NiSource adopted a charter for the Audit Committee on August 24, 1999. Mr. Rolland was Chairman and Messrs. Schroer (until his retirement from the board in April 1999), Foster and Thompson and Dr. Woo were members of the Audit Committee in 1999.

     The Nominating and Compensation Committee met three times in 1999. This committee advises the board with respect to nominations of directors and the salary, compensation and benefits of directors and officers of NiSource. Dr. Beering was Chairman of the Compensation Committee, and Messrs. Decio, Ribordy and Welsh were members during 1999. The Compensation Committee considers nominees for directors recommended by shareholders. NiSource's by-laws require that shareholders who desire to nominate a person for election as a director at the 2001 annual meeting must deliver a written notice to the secretary of the corporation by November 15, 2000. The notice of nomination must provide:

     - the name, age and address of each nominee proposed,

     - the principal occupation or employment of the nominee,

     - the number of common shares beneficially owned by the nominee,

     - such other information concerning the nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of the nominee,

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING

     - the nominating shareholder's name and address, and

     - the number of common shares beneficially owned by the shareholder.

The shareholder must also furnish the signed consent of the nominee to serve as a director, if elected.

     The Environmental Affairs Committee met twice during 1999. This committee reviews the status of environmental compliance of NiSource, and considers company public policy issues. Mr. Welsh was Chairman and Messrs. Decio and Young were members of the Environmental Affairs Committee in 1999.

     The Public Affairs and Career Development Committee met twice in 1999. This committee advises the board regarding charitable and political contributions, employment policies, shareholder proposals concerning matters of general public interest and consumer and utility industry related issues. Mr. Thompson was Chairman and Dr. Beering and Messrs. Foster, Morris and Rolland were members of the Public Affairs and Career Development Committee in 1999.

     The Corporate Governance Committee met once in 1999. The Corporate Governance Committee consists of all members of the board who are not also officers. The Corporate Governance Committee meets once a year to evaluate and advise the board regarding the performance of the board of directors and each of its members and the nature and amount of information flowing between the Board, management and shareholders. Mr. Rolland was Chairman and Drs. Beering and Woo and Messrs. Decio, Ribordy, Thompson and Welsh were members of the Committee in 1999.

COMPENSATION OF NISOURCE DIRECTORS

     NiSource pays each director who is not receiving a salary from NiSource $20,000 per year, $3,000 annually per standing committee on which the director sits, $1,000 annually for each committee chairmanship, $1,000 for each board meeting attended and $750 per committee meeting attended. Directors of NiSource do not receive any additional compensation for services as a director of any subsidiary. Under a deferred compensation arrangement, directors may have their fees deferred in the current year and credited to an interest-bearing account or to a phantom stock account for payment in the future.

     NiSource's Nonemployee Director Retirement Plan provides a retirement benefit for each nonemployee director who has completed at least five years of service on the board. The benefit under the plan will be an amount equal to the annual retainer for board service in effect at the time of the director's retirement from the board and will be paid for ten years, or the number of years of service the individual served as a nonemployee director of NiSource, whichever is less.

     NiSource's Nonemployee Director Stock Incentive Plan provides for grants of restricted common shares to nonemployee directors of NiSource. The plan provides for a grant of 2,000 shares to each person, other than an employee of NiSource, upon his or her election or re-election as a director of NiSource. The grants of restricted shares vest in 20% annual increments, with all of a director's shares vesting five years after the date of award. In 1999, Messrs. Rolland, Thompson and Foster each received a grant of 2,000 restricted common shares under this plan.

ADDITIONAL MATTERS FOR NISOURCE MEETING

     NiSource's Nonemployee Director Restricted Stock Unit Plan, which was adopted by the Board in December 1998 and made effective as of January 1, 1999, is a phantom stock plan that provides for grants to nonemployee directors of restricted stock units that have a value related to NiSource's common shares. Each nonemployee director received an initial grant of 500 units in April 1999. Subsequent grants of 500 units will be made annually to nonemployee directors upon election or re-election to the Board. The grants of units vest in 20% annual increments, with all of a director's units vesting five years after the date of award. The units have no voting or stock ownership rights. In 1999, Messrs. Decio, Welsh, Rolland, Thompson, Ribordy and Foster and Drs. Woo and Beering each received a grant of 500 units.

     NiSource has adopted a Directors' Charitable Gift Program for nonemployee directors. Under the program, NiSource makes a donation to one or more eligible tax-exempt organizations as designated by each eligible director. NiSource contributes up to an aggregate of $125,000 for each nonemployee director who has served as a director of NiSource for at least five years and up to an additional $125,000 (for an overall $250,000) for each nonemployee director who has served ten years or more. Organizations eligible to receive a gift under the program include charitable organizations and educational institutions located in Indiana and educational institutions that the director attended or for which he or she serves on its governing board. Individual directors derive no financial benefit from the program, as all deductions relating to the charitable donations accrue solely to NiSource. All current nonemployee directors are eligible to participate in the program.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 12, 1999, NiSource acquired Bay State Gas Company. Roger A. Young was Chairman of the Board and Chief Executive Officer of Bay State at the time of the acquisition and held shares in Bay State. Pursuant to the acquisition transaction, Mr. Young received common shares and/or cash in exchange for his Bay State shares in the same proportion as other Bay State shareholders. In connection with the Bay State acquisition transaction, Mr. Young was elected as a director of NiSource. Bay State entered into a nine month employment agreement with Mr. Young, guaranteed by NiSource, and Mr. Young entered into a covenant not to compete with NiSource. The employment agreement provided Mr. Young with a base compensation and a performance-based bonus. For the nine month term of the employment contract, Mr. Young received base compensation of $641,000 and earned a performance-based bonus of $1,600,000. In consideration of Mr. Young's covenant not to compete, he was paid $3,200,000. Mr. Young elected to defer payment of some of these payments. Deferred amounts will bear interest at a market rate of interest and no interest was paid to Mr. Young in 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     See "Security Ownership of NiSource, Columbia and New NiSource" on page 102 for information as to the beneficial ownership of common shares, as of January 31, 2000, for each of the NiSource directors, nominees and named executive officers, and for all directors and executive officers as a group.

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING

                        NISOURCE EXECUTIVE COMPENSATION

NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Nominating and Compensation Committee's compensation policy is designed to relate total compensation (base salary, incentive bonus and long-term stock-based compensation) to corporate performance. This policy applies to all executive officers, including the Chief Executive Officer of NiSource and the four other most highly compensated executive officers, who collectively constitute the "Named Officers." In 1999, the Named Officers were the Chief Executive Officer, Mr. Neale, and Messrs. Adik, Yundt, Mulchay and Turner. The Committee has implemented a "pay-for-performance" program which is designed to position NiSource's executive compensation competitively and to reward performance that creates additional shareholder value. The Committee discusses and considers executive compensation matters, then makes recommendations to the full board of directors, which takes the final action on these matters. The board accepted all of the Committee's recommendations in 1999.

     The Committee has engaged Hewitt Associates, an independent compensation consulting firm, to advise it and provide surveys of comparative compensation practices for (1) a group of similarly sized utility companies, typically electric, gas or combination utility companies; and (2) a group of similarly sized energy-oriented companies, including diversified energy companies and companies with gas marketing transmission and distribution operations and energy services operations. These 1999 executive compensation comparative groups consisted of 28 and 23 companies, respectively, from which data was available to Hewitt and which the Committee believed to be competitors of NiSource for executive talent. Seven companies were in both the utility and the energy comparative groups. The comparative compensation groups are subject to change in future years if information about any company included in a group is not available, any companies included in a group are no longer competitors for executive talent, or if different energy or other types of companies are determined to be competitors. The changing nature of NiSource's competitive businesses has required the consideration of the compensation practices of non-utility and non-energy companies in evaluating the compensation of certain of NiSource's officers and may require the inclusion of non-utility and non-energy companies in the comparative compensation group in future years. NiSource's comparative compensation group is not the same as the corporations that make up the Dow Jones Utilities Index in the Stock Price Performance Graph included in this proxy statement.

     The Committee considers the surveys provided by Hewitt in determining base salary, incentive bonus and long-term stock-based compensation. The Committee's philosophy is to set conservative base salaries at or near the medians of the utility and energy comparative groups, which are similar, while providing performance-based variable compensation through the bonus and incentive plans described below to allow total compensation to fluctuate according to NiSource's financial performance. Long-term incentive awards are stock-based (for example, stock options or performance-based restricted stock awards) to emphasize long-term stock price appreciation and the concomitant increased shareholder value. In 1999, total compensation of the executive officers, including the Chief Executive Officer, was targeted between the 50th and the 75th percentile of the relevant comparative compensation group. Total compensation would reach this level only if NiSource met the applicable performance targets under the bonus incentive plans. For those executive officers with significant responsibilities for certain

ADDITIONAL MATTERS FOR NISOURCE MEETING
business units, total compensation is dependent on NiSource's financial performance and on business unit operating income or on other measures unique to the respective business unit.

     In establishing Mr. Neale's base salary for 1999, the Committee reviewed information provided by Hewitt regarding the chief executive officer compensation practices of comparative utility and energy companies. The Committee determined to set base salary near the median salary of the comparative group, giving regard to Mr. Neale's proven abilities and strong performance with NiSource since joining it as Executive Vice President and Chief Operating Officer in 1989. In establishing the officer compensation for 1999, the Committee noted that NiSource, over the most recent five years, had significantly out-performed both comparative groups in return on equity, earnings per share growth and total shareholder return. As with the other executive officers, Mr. Neale's total compensation was targeted to be between the 50th and the 75th percentile of the utility comparative compensation group, depending upon NiSource's financial performance. The result of the Committee's determination as to Mr. Neale's total compensation package was that more than 65% of Mr. Neale's total target compensation was performance-based and at risk, dependent upon NiSource's earnings per share and stock price performance. The compensation would be realized only if NiSource reached specific financial benchmarks.

     The Committee determines annual incentive awards for all executive officers in accordance with the Senior Management Incentive Plan. This Plan sets forth a formula established at the beginning of each fiscal year by the Committee for awarding incentive bonuses, based upon NiSource's financial performance and, for certain officers, a mix of company and business unit financial performance. Bonuses awarded to each of the Named Officers (including the Chief Executive Officer) are based on overall corporate and business unit financial performance, rather than individual performance of the executive. In 1999, the bonus formula (and the relative weight of the factors on which it was based) was based upon attaining targets for NiSource's earnings per share and, in the case of executive officers who have significant responsibilities for certain business units, the pre-tax operating income or other appropriate measure of financial performance for the respective business unit. Each year the Incentive Plan establishes a threshold level of financial performance (below which no bonus whatsoever is paid), a target level, and a maximum level (above which no additional bonus is paid). The range of awards and levels of awards (as a percent of base salary), if financial performance targets are achieved, are as follows:

                                                            AWARD IF
                                                RANGE      TARGETS MET
                                               --------    -----------
Chief Executive Officer....................    0 to 85%        70%
Senior Executive Vice President and
  Executive Vice Presidents................    0 to 75%        65%
Senior Vice Presidents and Vice
  Presidents...............................    0 to 65%        45%

The required financial performance levels of NiSource necessary to attain the threshold, target, and maximum bonus levels have been increased annually since the inception of the Incentive Plan in 1990. In 1999, NiSource's actual earnings per share were $1.29 which was below target and also below the threshold. Consequently, Messrs. Neale and Adik received no bonus in 1999 and Messrs. Mulchay, Yundt and Turner received only that portion of the bonus related to their respective business units' financial performance.

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING

     Executive officers are also eligible to receive awards under NiSource's Long-Term Incentive Plan. Under the Long-Term Incentive Plan, stock options, stock appreciation rights, performance units, restricted stock awards and supplemental cash payments may be awarded. Stock options were awarded to each Named Officer (including Mr. Neale) in 1999, and Mr. Neale also received a restricted stock award in 1999. The Committee considers base salaries of the executive officers, prior awards under the Long-Term Incentive Plan, and NiSource's total compensation target in establishing long-term incentive awards. Options and restricted stock awards granted to executive officers are valued using the Black-Scholes option pricing model at the time of grant for purposes of determining the number of options to be granted to reach total target compensation. In 1999, the number of options and restricted shares granted to the Chief Executive Officer and other executive officers (including all Named Officers) was based on these considerations. The compensation value of stock options and/or restricted stock awards depends on actual stock price appreciation. In addition, restricted stock awards are subject to performance vesting criteria as established by the Committee. The criteria for 1999 awards involved meeting specific performance objectives.

     Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1,000,000 per year paid to the chief executive officer or any of the four other most highly compensated executive officers employed at year-end, other than compensation meeting the definition of "performance based compensation," will not be deductible by a corporation for federal income tax purposes. The Committee believes that NiSource's long-term stock-based compensation constitutes performance-based compensation for purposes of the Internal Revenue Code. In light of its emphasis on such performance based compensation, the Committee does not anticipate that the limits of Section 162(m) will materially affect the deductibility of compensation paid by NiSource. However, the Committee will continue to review the deductibility of compensation under Section 162(m) and related regulations.

     The Committee believes that its overall executive compensation program has been successful in providing competitive compensation sufficient to attract and retain highly qualified executives, while at the same time encouraging increased performance from the executive officers which creates additional shareholder value.

                                          Nominating and Compensation Committee
                                          Steven C. Beering, Chairman
                                          Arthur J. Decio
                                          Robert J. Welsh
January 29, 2000

ADDITIONAL MATTERS FOR NISOURCE MEETING

COMPENSATION OF NISOURCE EXECUTIVE OFFICERS

     Summary. The following table summarizes compensation for services to NiSource and its subsidiaries for the years 1999, 1998 and 1997 awarded to, earned by or paid to each of the Named Officers.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                            ANNUAL COMPENSATION(1)           COMPENSATION
                                          ---------------------------   ----------------------
                                                                          AWARDS      PAYOUTS
                                                                        ----------   ---------
                                                                        SECURITIES
                                                               OTHER      UNDER-     LONG-TERM
                                                              ANNUAL      LYING      INCENTIVE   ALL OTHER
                                                              COMPEN-    OPTIONS/      PLAN       COMPEN-
                                          SALARY     BONUS    SATION       SARS       PAYOUTS     SATION
   NAME AND PRINCIPAL POSITION     YEAR     ($)     ($)(2)    ($)(3)       (#)        ($)(4)      ($)(5)
   ---------------------------     ----   -------   -------   -------   ----------   ---------   ---------
Gary L. Neale,...................  1999   689,583         0     6,436     50,000      484,313     33,465
  Chairman, President and Chief    1998   561,250   345,000     7,073     50,000      415,251     31,704
  Executive Officer                1997   520,000   390,000     6,711     50,000           --     42,993
Stephen P. Adik,.................  1999   343,749         0     2,980     30,000           --      5,645
  Senior Executive Vice            1998   268,750   148,500     2,202     20,000      207,626      5,324
  President, Chief Financial       1997   250,000   171,250     2,575     20,000           --      5,673
  Officer and Treasurer
Patrick J. Mulchay, (6)..........  1999   294,166   104,670     2,800     25,000           --      7,163
  Executive Vice President and     1998   225,000   148,350     1,412     20,000           --      6,666
  President, Chief Operating       1997   210,000   150,675       851     20,000           --      7,506
  Officer -- Northern Indiana
  Public Service Company
Jeffrey W. Yundt, (6)............  1999   294,166    62,130   149,415     25,000           --      3,776
  Executive Vice President and     1998   225,000   124,200     6,348     20,000           --      3,485
  President and Chief Executive    1997   210,000   143,850     8,905     20,000           --      3,693
  Officer -- Bay State Gas
  Company
Joseph L. Turner, (7)............  1999   208,750    69,968     3,791     10,000           --      7,396
  Senior Vice President            1998   195,000   205,838     2,203     10,000           --      6,948
  President -- Primary Energy,
  Inc.                             1997   180,000   113,675     1,175      8,000           --      7,599

-------------------------
(1) Compensation deferred at the election of the Named Officer is reported in the category and year in which such compensation was earned.

(2) All bonuses are paid pursuant to the Senior Management Incentive Plan, except for a portions of the bonuses paid to Messrs. Mulchay, Yundt and Turner, which are described in notes (6) and (7). The incentive plan is designed to supplement a conservative base salary with incentive bonus payments if targeted financial performance is attained. The 1999 target aggregate payout for the incentive plan for the Named Officers was $1,212,500, which was more than the actual aggregate payout for the Named Officers. See "Nominating and Compensation Committee Report on Executive Compensation" on page 154.

(3) In accordance with applicable Securities and Exchange Commission rules, the amounts shown for each of the Named Officers do not include perquisites and other personal benefits, as the aggregate amount of such benefits is less than the lesser of

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING

    $50,000 and 10% of the total salary and bonus of the Named Officer. In 1999, this amount includes a one-time relocation allowance of $85,305 and a related tax allowance of $60,412 for Mr. Yundt.

(4) The payouts shown are based on the value, at date of vesting, of restricted shares awarded under the Long-Term Incentive Plan which vested during the years shown. Vesting was based on meeting certain performance requirements. Total restricted shares held (assuming 100% vesting) and aggregate market value at December 31, 1999 (based on the average of the high and low sale prices of the common shares on that date as reported in The Wall Street Journal) for the Named Officers were as follows: Mr. Neale, 120,000 shares valued at $2,148,744; Messrs. Adik, Mulchay and Yundt, 50,000 shares each, valued at $895,310; and Mr. Turner, 33,200 shares (includes 9,201 shares purchased pursuant to the Primary Energy Incentive Plan described in note
    (7)) valued at $594,504. Dividends on the restricted shares are paid to the Named Officers.

(5) The Chairman, President and Chief Executive Officer, the Senior Executive Vice President, the Executive Vice President, the Senior Vice Presidents, and certain Vice Presidents of NiSource and Northern Indiana Public Service Company have available to them a supplemental life insurance plan which provides split-dollar coverage of up to 3.5 times base compensation as of commencement of the plan in 1991 and could provide life insurance coverage after retirement if there is adequate cash value in the respective policy. "All Other Compensation" represents company contributions to the 401(k) plan and the dollar value of the benefit to the Named Officers under the supplemental life insurance plan, as follows: Mr. Neale -- $1,066 401(k) Plan, $28,856 premium value and $3,543 term insurance cost; Mr.
    Adik -- $1,110 401(k) Plan, $3,474 premium value and $1,061 term insurance cost; Mr. Mulchay -- $362 401(k) Plan, $5,671 premium value and $1,130 term insurance cost; Mr. Yundt -- $2,976 premium value and $800 term insurance cost and Mr. Turner -- $5,512 premium value and $1,884 term insurance cost. The value of the life insurance premiums paid by NiSource in excess of term insurance cost on behalf of the Named Officers under the supplemental life insurance plan has been restated for all periods in accordance with the present value interest-free loan method.

(6) Messrs. Mulchay and Yundt are also Presidents of Northern Indiana Public Service Company and Bay State Gas Company, respectively, and 50% of their annual incentive compensation is determined based on the financial performance of the business unit for which they are responsible.

(7) Mr. Turner is also President of Primary Energy, Inc., and participates in the Primary Energy Incentive Plan. The plan provides for a bonus based on meeting certain financial performance criteria of Primary Energy. Under the plan, $39,982 of Mr. Turner's bonus for 1999 was used to purchase common shares of NiSource on or about February 29, 2000, the date of payment of the bonus. The plan provides that the common shares are restricted for a period of five years, subject to continued employment, except that they vest earlier in the event of the employee's retirement, death or disability.

ADDITIONAL MATTERS FOR NISOURCE MEETING

     Option Grants in 1999. The following table sets forth grants of options to purchase common shares made during 1999 to the Named Officers. No stock appreciation rights were awarded during 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                        NUMBER OF      PERCENT OF TOTAL
                        SECURITIES       OPTIONS/SARS     EXERCISE
                        UNDERLYING        GRANTED TO       OR BASE                  GRANT DATE
                       OPTIONS/SARS      EMPLOYEES IN       PRICE     EXPIRATION     PRESENT
        NAME          GRANTED (#)(1)    FISCAL YEAR(2)    ($/SH)(3)      DATE      VALUE ($)(4)
        ----          --------------   ----------------   ---------   ----------   ------------
Gary L. Neale........     50,000             6.71           24.59      8/24/09       183,000
Stephen P. Adik......     30,000             4.03           24.59      8/24/09       109,800
Patrick J. Mulchay...     25,000             3.36           24.59      8/24/09        91,500
Jeffrey W. Yundt.....     25,000             3.36           24.59      8/24/09        91,500
Joseph L. Turner.....     10,000             1.34           24.59      8/24/09        36,600

-------------------------
(1) All options granted in 1999 are fully exercisable commencing one year from the date of grant. Vesting may be accelerated as a result of certain events relating to a change in control of NiSource. The exercise price and tax withholding obligation related to exercise may be paid by delivery of already owned common shares or by reducing the number of common shares received on exercise, subject to certain conditions.

(2) Based on an aggregate of 744,750 options granted to all employees in 1999.

(3) All options were granted at the average of high and low sale prices of the common shares as reported in The Wall Street Journal on the date of grant.

(4) Grant date present value is determined using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes option pricing model were as follows: volatility -- 15.72% (calculated using daily common share prices for the twelve-month period preceding the date of grant); risk-free rate of return -- 5.87% (the rate for a ten-year U.S. treasury); dividend yield -- $1.02; option term -- ten years; vesting -- 100% one year after date of grant; and an expected option term of 5.4 years. No assumptions relating to non-transferability or risk of forfeiture were made. Actual gains, if any, on option exercises and common shares are dependent on the future performance of the common shares and overall market condition. There can be no assurance that the amounts reflected in this table will be achieved.

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING

     Option Exercises in 1999. The following table sets forth certain information concerning the exercise of options or stock appreciation rights during 1999 by each of the Named Officers and the number and value of unexercised options and stock appreciation rights at December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                        SHARES                       OPTIONS/SARS AT               OPTIONS/SARS AT
                      ACQUIRED ON    VALUE         FISCAL YEAR-END (#)         FISCAL YEAR-END ($)(1)
                       EXERCISE     REALIZED   ---------------------------   ---------------------------
        NAME              (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----          -----------   --------   -----------   -------------   -----------   -------------
Gary L. Neale........       --           --      310,000        50,000         407,190           0
Stephen P. Adik......   12,000      220,499      160,000        30,000         454,376           0
Patrick J. Mulchay...    4,400       76,862      150,000        25,000         360,626           0
Jeffrey W. Yundt.....   12,000      220,499      160,000        25,000         454,376           0
Joseph L. Turner.....       --           --       75,000        10,000         122,782           0

-------------------------
(1) Represents the difference between the option exercise price and $17.9063, the average of high and low sale prices of the common shares on December 31, 1999, as reported in The Wall Street Journal.

     Long-Term Incentive Plan Awards in 1999. The following table sets forth restricted shares awarded pursuant to the Long-Term Incentive Plan during 1999 to each of the Named Officers.

         LONG-TERM STOCK INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                NUMBER OF      PERFORMANCE     ESTIMATED FUTURE PAYOUTS UNDER
                                 SHARES,         OR OTHER       NON-STOCK PRICE-BASED PLANS
                                 UNITS OR      PERIOD UNTIL    ------------------------------
                               OTHER RIGHTS     MATURATION     THRESHOLD    TARGET    MAXIMUM
            NAME                   (#)          OR PAYOUT*        (#)        (#)        (#)
            ----               ------------    ------------    ---------    ------    -------
Gary L. Neale................     10,000             2             0        10,000    10,000
Stephen P. Adik..............         --            --            --            --        --
Patrick J. Mulchay...........         --            --            --            --        --
Jeffrey W. Yundt.............         --            --            --            --        --
Joseph L. Turner.............         --            --            --            --        --

-------------------------
* Amounts stated in years.

     The restrictions on shares awarded during 1999 lapse two years from the date of grant. The vesting of the restricted shares varies from 0% to 100% of the number awarded, based upon meeting certain specific financial performance objectives. There is a two-year holding period for the shares after the restrictions lapse.

ADDITIONAL MATTERS FOR NISOURCE MEETING

PENSION PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The following table shows estimated annual benefits, giving effect to NiSource's Pension Plan and Supplemental Executive Retirement Plan, payable upon retirement to persons in the specified remuneration and years-of-service classifications.

                               PENSION PLAN TABLE

                                                     YEARS OF SERVICE
                                 --------------------------------------------------------
        REMUNERATION                15          20          25          30          35
        ------------             --------    --------    --------    --------    --------
$350,000.....................    $144,750    $193,000    $201,750    $210,500    $210,500
 400,000.....................     167,250     223,000     233,000     243,000     243,000
 450,000.....................     189,750     253,000     264,250     275,500     275,500
 500,000.....................     212,250     283,000     295,500     308,000     308,000
 550,000.....................     234,750     313,000     326,750     340,500     340,500
 600,000.....................     257,250     343,000     358,000     373,000     373,000
 650,000.....................     279,750     373,000     389,250     405,500     405,500
 700,000.....................     302,250     403,000     420,500     438,000     438,000
 750,000.....................     324,750     433,000     451,750     470,500     470,500
 800,000.....................     347,250     463,000     483,000     503,000     503,000
 850,000.....................     369,750     493,000     514,250     535,500     535,500
 900,000.....................     392,250     523,000     545,500     568,000     568,000
 950,000.....................     414,750     553,000     576,750     600,500     600,500
 1,000,000...................     437,250     583,000     608,000     633,000     633,000
 1,050,000...................     459,750     613,000     639,250     665,500     665,500
 1,100,000...................     482,250     643,000     670,500     698,000     698,000

     The credited years of service for each of the Named Officers, pursuant to the Pension Plan and Supplemental Executive Retirement Plan, are as follows:
Gary L. Neale -- 25 years; Stephen P. Adik -- 21 years; Patrick J. Mulchay -- 37 years; Jeffrey W. Yundt -- 20 years; and Joseph L. Turner -- 28 years.

     Upon their retirement, regular employees and officers of NiSource and its subsidiaries which adopt the plan (including directors who are also full-time officers) will be entitled to a monthly pension in accordance with the provisions of NiSource's pension plan, originally effective as of January 1, 1945. The directors who are not and have not been officers of NiSource are not included in the pension plan. The pensions are payable out of a trust fund established under the pension plan with The Northern Trust Company, trustee. The trust fund consists of contributions made by NiSource and the earnings of the fund. Over a period of years the contributions are intended to result in overall actuarial solvency of the trust fund. The pension plan of NiSource has been determined by the Internal Revenue Service to be qualified under Section 401 of the Internal Revenue Code.

     Pension benefits are determined separately for each participant. The formula for a monthly payment for retirement at age 65 is 1.7% of average monthly compensation multiplied by years of service (to a maximum of 30 years) plus 0.6% of average monthly compensation multiplied by years of service over
30. Average monthly compensation is the average for the 60 consecutive highest-paid months in the employee's last 120 months of service. Covered compensation is defined as wages reported as W-2 earnings (up to a limit set forth in the Internal Revenue Code and adjusted periodically) plus any salary reduction contributions made under NiSource's 401(k) plan, minus any portion of a bonus in excess

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING
of 50% of base pay and any amounts paid for unused vacation time and vacation days carried forward from prior years. The benefits listed in the Pension Plan table are not subject to any deduction for Social Security or other offset amounts.

     NiSource also has a Supplemental Executive Retirement Plan for officers. Participants in the supplemental plan are selected by the board of directors. Benefits from this plan are to be paid from the general assets of NiSource.

     The Supplemental Executive Retirement Plan provides the greater of (i) 60% of five-year average pay less Primary Social Security Benefits (prorated for less than 20 years of service) and an additional 0.5% of 5-year average pay less Primary Social Security Benefits per year for participants with between 20 and 30 years of service, or (ii) the benefit formula under NiSource's Pension Plan. In either case, the benefit is reduced by the actual pension payable from NiSource's Pension Plan. In addition, the Supplemental Executive Retirement Plan provides certain disability and pre-retirement death benefits for the spouse of a participant.

NISOURCE CHANGE IN CONTROL AND TERMINATION AGREEMENTS

     The board of directors of NiSource has authorized Change in Control and Termination Agreements with Mr. Neale and the vice presidents of NiSource (including each of the Named Officers). NiSource believes that these agreements and related shareholder rights protections are in the best interests of the shareholders, to insure that in the event of extraordinary events, totally independent judgment is enhanced to maximize shareholder value. The agreements can be terminated on three years' notice and provide for the payment of specified benefits if the executive terminates employment for good reason or is terminated by NiSource for any reason other than good cause within 24 months following certain changes in control. Each of these agreements also provides for payment of these benefits if the executive voluntarily terminates employment during a specified one-month period within 24 months following a change in control. No amounts will be payable under the agreements if the executive's employment is terminated by NiSource for good cause (as defined in the agreements).

     The agreements provide for the payment of three times the executive's current annual base salary and target incentive bonus compensation. The executive will also receive a pro rata portion of the executive's targeted incentive bonus for the year of termination. The executive would also receive benefits from NiSource that would otherwise be earned during the three-year period following the executive's termination under NiSource's Supplemental Executive Retirement Plan and qualified retirement plans. All stock options held by the executive would become immediately exercisable upon the date of termination of employment, and the restrictions would lapse on all restricted shares awarded to the executive. NiSource will increase the payment made to the executive as necessary to compensate the executive for any parachute penalty tax imposed on the payment of amounts under the contracts.

     During the three-year period following the executive's termination, the executive and his or her spouse will continue to be covered by applicable health or welfare plans of NiSource. If the executive dies during the three-year period following the executive's termination, all amounts payable to the executive will be paid to a named beneficiary.

     The agreement with Mr. Neale provides for the same severance payments as described above in the event his employment is terminated at any time by NiSource (other than for

ADDITIONAL MATTERS FOR NISOURCE MEETING
good cause) or due to death or disability, or if he voluntarily terminates employment with good reason (as defined in the agreements), even in the absence of a change in control.

     If the merger is completed using the holding company structure, the Change in Control and Termination Agreements will become obligations of, and will relate to changes in control of, New NiSource.

                     NISOURCE STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the yearly change in NiSource's cumulative total shareholder return on common shares, from 1994 through 1999, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Dow Jones Utilities Average, assuming the investment of $100 on December 31, 1994 and the reinvestment of dividends.

[GRAPH]

                      -----------------------------------------------------------------------------------------
                           1994           1995           1996           1997           1998           1999
---------------------------------------------------------------------------------------------------------------
  NiSource                100.00         134.79         146.03         190.32         242.78         148.48
---------------------------------------------------------------------------------------------------------------
  S & P 500               100.00         137.53         169.09         225.49         289.93         350.93
---------------------------------------------------------------------------------------------------------------
  DJ Utilities            100.00         132.32         144.48         177.70         211.16         198.91
---------------------------------------------------------------------------------------------------------------

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING

                  APPROVAL OF NISOURCE'S AMENDED AND RESTATED
                            LONG-TERM INCENTIVE PLAN

BACKGROUND

     At the annual meeting of shareholders held on April 13, 1994, the shareholders of NiSource approved an amendment and restatement of the NIPSCO Industries, Inc. 1994 Long-Term Incentive Plan. Since 1994, the Compensation Committee of the board of directors has approved certain minor amendments to the 1994 Long-Term Incentive Plan. Also, at the annual meeting of shareholders held on April 14, 1999, the shareholders of NiSource approved further amendments to the 1994 Long-Term Incentive Plan.

     At a meeting on January 29, 2000, the board of directors of NiSource approved certain additional amendments to the 1994 Long-Term Incentive Plan, described more fully below, and contained in an amendment and restatement of the plan effective January 1, 2000. The board directed that the amendment and restatement of the 1994 Long-Term Incentive Plan be submitted to the shareholders for their approval. The proposed amended and restated Long-Term Incentive Plan would increase the total number of shares or other awards available for issuance under the plan, would expand the types of awards available under the plan, and would extend the term of the plan from April 13, 2004 to December 31, 2005.

     The NiSource board of directors recommends that the shareholders approve the amended and restated Long-Term Incentive Plan, which is summarized in the remainder of this section. If the amended and restated Long-Term Incentive Plan is not approved, NiSource intends to continue the 1994 Long-Term Incentive Plan in its current form. A copy of the amended and restated Long-Term Incentive Plan is set forth in Annex VI to this joint proxy statement/prospectus. The following summary is qualified in its entirety by reference to the full text of the plan set forth as Annex VI.

GENERAL DESCRIPTION OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

     The amended and restated Long-Term Incentive Plan is a stock-based compensation plan, currently providing for the grant of:

     - incentive stock options within the meaning of section 422 of the Internal Revenue Code,

     - options not intended to be incentive stock options (nonqualified stock options),

     - stock appreciation rights,

     - restricted stock and

     - performance units

to officers and other key executives of NiSource who are in positions in which their decisions, actions and counsel significantly impact profitability. The amended and restated Long-Term Incentive Plan is intended to recognize the contributions made to NiSource by officers and other key executives who make substantial contributions through their loyalty, ability, industry and invention, and to improve the ability of NiSource to secure, retain and motivate such employees upon whom NiSource's future earnings depend, by providing

ADDITIONAL MATTERS FOR NISOURCE MEETING
them with an opportunity either to acquire or increase their proprietary interest in NiSource or to receive additional compensation based upon the performance of NiSource's common shares. In furtherance of that goal, the proposed amendments expand the types of awards available under the plan to include contingent stock awards and dividend equivalents payable on grants of options, stock appreciation rights, performance units and contingent stock awards. The proposed amendments also increase the maximum number of common shares that NiSource can issue or use as a measure of stock appreciation rights granted under the plan, increase per participant limits with respect to options, stock appreciation rights, restricted stock awards and performance units and expand the criteria that must be satisfied to earn grants of restricted stock and performance units. The amendments also extend the term of the plan from April 13, 2004 to December 31, 2005.

PLAN PROVISIONS

     Shares Subject to Awards. Under the proposed amendments, the maximum number of NiSource common shares that may be subject to awards would be increased from 5,000,000 common shares to 11,000,000 common shares. All awards and common shares available under the plan are subject to adjustment in the event of a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding NiSource common shares. Unpurchased shares subject to an option that lapses or terminates without exercise, and shares subject to restricted stock awards, that are never earned because the conditions of the award are not fulfilled, are available for future awards. Common shares delivered in lieu of cash payments or withheld by NiSource to satisfy income tax withholding obligations are considered to have been used by the plan and are not available for further awards or such delivery.

     Information relating to awards which have been granted to the executive officers named in the Summary Compensation Table is presented above in the various tables under "-- NiSource Executive Compensation." As of December 31, 1999, 595,800 options had been granted under the plan to all executive officers as a group at exercise prices ranging from $16.21 to $29.22 and 2,647,337 options had been granted to all employees as a group at exercise prices from $16.22 to $29.22. As of December 31, 1999, there were 52,834 shares of restricted stock that had been granted to all executive officers under the plan which had not yet vested and 52,834 shares of restricted stock that had been granted to all employees as a group which had not yet vested. Future awards to be made are within the discretion of the Compensation Committee.

     Administration. The plan is administered by the Compensation Committee, which must be composed of two or more directors who are "nonemployee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act and are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

     The Compensation Committee has the sole power to administer the plan and to make rules with regard to how the plan is implemented. Subject to the provisions of the plan, the Compensation Committee's powers include determining the officers and employees of NiSource and its subsidiaries to whom awards shall be granted, and fixing the size, terms, conditions and timing of all awards. The Compensation Committee is, however, limited in the number of common shares subject to awards that may be granted to certain executive officers of NiSource.

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING

     Under the proposed amendments, the maximum number of common shares subject to options and stock appreciation rights that may be granted to any single qualifying executive officer during the term of the plan would be increased from 500,000 to 1,500,000. The maximum number of NiSource common shares subject to options and stock appreciation rights that may be granted to a qualifying executive officer in any one year would be increased from 50,000 to 300,000. "Qualifying executive officer" means any executive officer named from time to time in the summary compensation table in the proxy statement and who is employed on the last day of the taxable year.

     The proposed amendments further provide that the maximum number of common shares subject to restricted stock awards that may be granted to any single qualifying executive officer during the term of the plan would be increased from 150,000 to 750,000. The proposed amendments also would increase the number of shares of restricted stock or performance units that may be awarded to an executive in any one year from 50,000 to 200,000, provided that no more than 400,000 (previously, 50,000) shares of restricted stock or performance units may be awarded in any three year period. The limitations may in each case be adjusted in the event of any stock dividend, recapitalization, stock split or other capital adjustment or any other transaction materially affecting common shares.

     The proposed amendments also expand the types of awards available under the plan to include contingent stock awards. The maximum number of common shares subject to contingent stock awards that may be granted to any qualifying executive officer would be 200,000 per year; provided, however, that no more than 400,000 shares of contingent stock may be awarded in any three year period, and that the maximum number of shares of contingent stock granted to any qualifying executive officer during the term of the plan would be 750,000.

     The proposed amendments also provide for the award of dividend equivalents payable on grants of options, stock appreciation rights, performance units and contingent stock awards, in addition to payment of dividend equivalents on restricted stock, which the plan already allows.

     The Compensation Committee retains its discretion as to the timing and amount of particular awards. In establishing the number of options, stock appreciation rights, restricted stock awards, contingent stock awards and performance units that may be granted to qualifying executive officers, the Compensation Committee is not obligated to grant any particular amount within any year, during the term of the plan or at any other time.

     Eligibility. The Compensation Committee may select any executive and managerial employee of NiSource and its subsidiaries who is in a position in which the employee's decisions, actions and counsel significantly impact profitability to be a participant in the plan. A director who is not an employee is not eligible to receive awards under the plan. The determination of who is eligible to participate and the awards to be granted is made on a year-to-year basis. Approximately 200 employees were eligible to participate in the plan in 1999.

     Stock Options. An incentive stock option or a nonqualified option is the right to purchase, in the future, NiSource common shares at a set price. Under the plan, the purchase price of shares subject to any option, which can be either an incentive stock option or a nonqualified option, must be at least 100% of the fair market value of the

ADDITIONAL MATTERS FOR NISOURCE MEETING
shares on the date of grant. Fair market value is defined as the average of the high and low prices of the common shares on the New York Stock Exchange on the date on which the option is granted. On April 24, 2000, the closing price of the common shares on the New York Stock Exchange was $17 11/16. The proposed amendments would prohibit repricing any outstanding option or granting an option subject to cancellation and replacement, except in the case of adjustments for a merger, recapitalization, stock dividend, stock split or other similar change.

     Each option terminates on the earliest of (1) the expiration of the term, which may not exceed ten years from the date of grant; (2) 30 days after the date the option holder's employment terminates for any reason other than disability, death or retirement; or (3) the expiration of three years from the date an option holder's employment terminates by reason of disability, death or retirement.

     If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Internal Revenue Code, shares possessing more than 10% of the total combined voting power of all classes of shares of NiSource, the term of the incentive stock option will not exceed five years and the exercise price will be at least 110% of the fair market value of the shares on the date that the incentive stock option is granted.

     An option holder may pay the exercise price for an option (1) in cash, (2) in cash received from a broker-dealer to whom the holder has submitted an exercise notice consisting of a fully endorsed option (however, in the case of a holder subject to Section 16 of the Securities Exchange Act, this payment option shall only be available to the extent such holder complies with Regulation T issued by the Federal Reserve Board), (3) by delivering common shares having an aggregate fair market value on the date of exercise equal to the exercise price,
(4) by directing NiSource to withhold such number of common shares otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the exercise price, (5) by such other medium of payment as the Compensation Committee, in its discretion, shall authorize at the time of grant, or (6) by any combination of these methods.

     Each option will be evidenced by a written option agreement containing provisions consistent with the plan and such other provisions as the Compensation Committee deems appropriate. No incentive stock option granted under the plan may be transferred, except by will or the laws of descent and distribution. Nonqualified options may be assigned, without consideration and with the approval of the Compensation Committee, to the option holder's spouse or lineal descendant, a trustee for his or her spouse or lineal descendant, or a tax-exempt organization.

     Restricted Stock Awards. A restricted stock award is the grant of a right to receive common shares of NiSource, subject to satisfaction of certain criteria or conditions, which may or may not be performance based. Common shares awarded may not be transferred or encumbered until the restrictions established by the Compensation Committee lapse.

     Pursuant to the plan, the business criteria that the Compensation Committee uses to define the performance targets must relate to corporate, division or business unit performance and may be established in terms of one or more of the following:

     - change in stock price;

     - growth in gross revenue, pre-tax operating income or pre-tax earnings per share;

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING

     - ratio of stock price, earnings or pre-tax operating income to shareholder's equity, earnings, total assets or assets employed; or

     - a comparison of any of the preceding measures to similar measures for other companies, including competitors.

The Compensation Committee will choose which of these criteria, if any, to include in each individual grant and the performance targets that must be satisfied before the restrictions will be lifted.

     In the event of a participant's termination of employment (other than due to death, disability or retirement) prior to the lapse of applicable restrictions, all shares as to which there still remain unlapsed restrictions will be forfeited. Each restricted stock award will be evidenced by a written restricted stock award agreement containing provisions consistent with the plan and such other provisions as the Compensation Committee deems appropriate.

     Stock Appreciation Rights. A stock appreciation right is a right to receive, in the future in cash or common shares, all or a portion of the excess of the fair market value of NiSource's common shares, at the time the stock appreciation right is exercised, over a specified price not less than the fair market value of the NiSource common shares at the date of the grant. Stock appreciation rights may be granted in tandem with a previously or contemporaneously granted stock option, or separately from the grant of a stock option. Stock appreciation rights granted under the plan may not be granted for a period of more than ten years and will be exercisable in whole or in part, at such time or times and as determined by the Compensation Committee at the time of the grant, which period may not commence any earlier than six months after the date of grant.

     Performance Units. A performance unit is a right to a future payment, either in cash or common shares, based upon the achievement of pre-established long-term performance objectives. The Compensation Committee may establish performance periods of not less than two, nor more than five, years and maximum and minimum performance targets during the period. The level of achievement of targets will determine what portion of value of a unit is awarded. The business criteria that the Compensation Committee may use to define the performance targets are the same as those used in awarding restricted stock, as described on page 167.

     In the event a participant holding a performance unit ceases to be employed prior to the end of the applicable performance period by reason of death, disability or retirement, such participant's units, to the extent earned, shall be payable at the end of the performance period in proportion to his active service during the performance period as determined by the Committee. Upon any other termination of employment, participation will terminate and all outstanding performance units will be canceled.

     Contingent Stock Awards. A contingent stock award is a contingent right to receive restricted stock in the future, subject to the satisfaction of certain vesting requirements and performance targets as specified by the Compensation Committee. Contingent stock awards may be granted either alone or in tandem with restricted stock awards. The Compensation Committee may establish performance periods and maximum and minimum performance targets during the period. The Compensation Committee has the authority to permit an acceleration of the expiration of the applicable restriction period with respect to any part or all of a contingent stock award. The business criteria that the Compensation

ADDITIONAL MATTERS FOR NISOURCE MEETING

Committee may use to define the performance targets are the same as those used in awarding restricted stock, as described on page 167.

     In the event of a participant's termination of employment (other than due to death, disability or retirement) prior to the lapse of applicable restrictions, all awards and related shares as to which there still remain unlapsed restrictions will be forfeited. Each contingent stock award will be evidenced by a written contingent stock award agreement containing provisions consistent with the plan and such other provisions as the Compensation Committee deems appropriate.

     Duration of the Plan. No award may be granted under the plan after December 31, 2005.

     Provisions Relating to a Change in Control of NiSource. In the event of a "change in control" of NiSource, the date upon which each award then outstanding under the plan first becomes exercisable or vests, as the case may be, will automatically accelerate to the effective date of the change in control. The Compensation Committee, as constituted before the change in control, is authorized, and has sole discretion, as to any award, either at the time the award is granted or any time thereafter, to take any one or more of the following actions:

     - to provide for the exercise of any award for an amount of cash equal to the difference between the exercise price and the then fair market value of the common shares covered by the award as if the award were currently exercisable;

     - to provide for the vesting or termination of the restrictions on any award;

     - to make any adjustment to any award then outstanding as the Compensation Committee deems appropriate to reflect the change in control; and

     - to cause any award then outstanding to be assumed by the acquiring or surviving corporation, after the change in control.

"Change in control" has the meaning given to the term in separate change in control agreements between NiSource and certain executives. See "-- NiSource's Change in Control and Termination Agreements" on page 162.

     Termination, Suspension or Amendment. The board or the Compensation Committee may terminate, suspend or amend the plan without the authorization of shareholders to the extent allowed by law or the rules of the New York Stock Exchange, including any rules issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act, as long as shareholder approval is not required for the plan to continue to satisfy the requirements of Rule 16b-3. No termination, suspension or amendment of the plan shall adversely affect any right acquired by any participant under an award granted before the date of the termination, suspension or amendment, unless the participant consents. It shall be conclusively presumed that any adjustment for changes in capitalization as provided in the plan does not adversely affect any right. The plan will apply to grants made under the plan at any time.

     Tax Aspects with Respect to Grants under the Amended and Restated Incentive Plan. The following discussion summarizes the general principles of United States federal income tax law applicable to awards granted under the plan. A recipient of an incentive stock option will not recognize taxable income upon either the grant or exercise of the

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING
incentive stock option. The option holder will recognize long-term capital gain or loss on a disposition of the common shares acquired upon exercise of an incentive stock option, provided the option holder does not dispose of those common shares within two years from the date the incentive stock option was granted or within one year after the common shares were transferred to the option holder. If the option holder satisfies both of the foregoing holding periods, then NiSource will not be allowed a deduction by reason of the grant or exercise of the incentive stock option.

     As a general rule, if the option holder disposes of the common shares without satisfying the above holding periods, in a manner different than described above, the gain recognized will be taxed as ordinary income to the extent of the difference between (1) the lesser of the fair market value of the common shares on the date of exercise or the amount received for the common shares, and (2) the adjusted basis of the common shares. Under these circumstances, NiSource will be entitled to a deduction in an equal amount. Any gain in excess of the amount recognized as ordinary income on such disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the common shares prior to the disposition.

     The amount by which the fair market value of a common share at the time of exercise of any incentive stock option exceeds the exercise price will be included in the computation of an option holder's "alternative minimum taxable income" in the year the option holder exercises the incentive stock option. If an option holder pays alternative minimum tax with respect to the exercise of an incentive stock option, the amount of tax paid will be allowed as a credit against regular tax liability in subsequent years. The option holder's basis in the common shares for purposes of the alternative minimum tax will be adjusted when income is included in alternative minimum taxable income.

     A recipient of a nonqualified stock option will not recognize taxable income at the time of grant, and NiSource will not be allowed a deduction by reason of the grant. In the taxable year in which the option holder exercises the nonqualified stock option, the option holder will recognize ordinary income in an amount equal to the excess of the fair market value of the common shares received at the time of exercise of such an option over the exercise price of the option, and NiSource will be allowed a deduction in that amount. Upon disposition of the common shares subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the common shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's adjusted basis of the common shares subject to the option (which adjusted basis ordinarily is the fair market value of the common shares subject to the option on the date the option was exercised.)

     At the date of grant, the holder of a stock appreciation right will not be deemed to receive income, and NiSource will not be entitled to a deduction. On the date of exercise, the holder of a stock appreciation right will realize ordinary income equal to the amount of cash or the fair market value of the common shares received on exercise. NiSource will be entitled to a corresponding deduction with respect to ordinary income realized by the holder of a stock appreciation right. Upon the vesting of restricted stock awards or contingent stock awards, the holder will realize ordinary income in an amount equal to the fair market value of the unrestricted shares at that time and NiSource will receive a corresponding deduction. Upon receipt of payment of a performance unit, the recipient will realize ordinary income equal to the amount paid and NiSource will receive a corresponding deduction.

ADDITIONAL MATTERS FOR NISOURCE MEETING

VOTE REQUIRED FOR APPROVAL OF THE AMENDED AND RESTATED INCENTIVE PLAN

     Approval of the proposed amended and restated Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast at the NiSource shareholder meeting, assuming the presence of a quorum.

THE NISOURCE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors has selected Arthur Andersen LLP to serve as NiSource's independent public accountants for the year 2000, as they have served for many years past. A representative of that firm will be present at the meeting and will be given an opportunity to make a statement if he so desires. The Arthur Andersen representative has informed NiSource that he does not presently intend to make a statement. The representative will also be available to respond to questions from shareholders.

                                         ADDITIONAL MATTERS FOR NISOURCE MEETING

                                    ANNEXES

Annex I      Agreement and Plan of Merger

Annex II     Section 262 of the Delaware General Corporation Law

Annex III    Opinion of Credit Suisse First Boston Corporation

Annex IV     Opinion of Morgan Stanley & Co. Incorporated

Annex V      Opinion of Salomon Smith Barney Inc.

Annex VI NiSource Inc. 1994 Long-Term Incentive Plan, as amended and restated effective January 1, 2000

ANNEXES

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             COLUMBIA ENERGY GROUP,

                                 NISOURCE INC.,

                               NEW NISOURCE INC.,

                           PARENT ACQUISITION CORP.,

                           COMPANY ACQUISITION CORP.

                                      AND

                             NISOURCE FINANCE CORP.

                         Dated as of February 27, 2000

                  As Amended and Restated as of March 31, 2000

                                                                         ANNEX I

                               TABLE OF CONTENTS

                               ARTICLE I
             FORMATION OF HOLDING COMPANY AND SUBSIDIARIES
1.1   Organization of Holdco......................................    1
1.2   Directors and Officers of Holdco............................    2
1.3   Organization of Merger Subsidiaries.........................    2
1.4   Actions of Directors and Officers...........................    2
1.5   Actions of Parent and the Company...........................    2

                              ARTICLE II
                 THE MERGERS; CLOSING; EFFECTIVE TIME
2.1   The Mergers.................................................    3
      (a) Parent Merger...........................................    3
      (b) Company Merger..........................................    3
2.2   Closing.....................................................    4
2.3   Effective Time..............................................    4
2.4   Alternative Structure.......................................    4

                              ARTICLE III
         EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF PARENT,
       THE COMPANY AND THE MERGER SUBS; EXCHANGE OF CERTIFICATES
3.1   Merger Sub Shares...........................................    5
3.2   Holdco Shares...............................................    5
3.3   Conversion of Parent Shares.................................    5
3.4   Conversion of Company Shares................................    6
3.5   Stock Elections.............................................    7
3.6   Proration...................................................    8
3.7   Exchange of Company Certificates............................    9
3.8   Dividends, Etc. ............................................   10

                              ARTICLE IV
                    ADJUSTMENT TO PREVENT DILUTION
4.1   Adjustments of the Exchange Ratio...........................   11

                               ARTICLE V
                    REPRESENTATIONS AND WARRANTIES
5.1   Representations and Warranties of the Company...............   11
      (a) Organization, Good Standing and Qualification...........   11
      (b) Capital Structure.......................................   12
      (c) Corporate Authority; Approval and Fairness..............   13
      (d) Governmental Filings; No Violations.....................   13
      (e) Company Reports; Financial Statements...................   14
      (f) Absence of Certain Changes..............................   15
      (g) Litigation..............................................   16
      (h) Employee Benefits.......................................   16
      (i) Compliance with Laws....................................   17

                                                                         ANNEX I

           (j) Takeover Statutes....................................................................         18
           (k) Environmental Matters................................................................         18
           (l) Taxes................................................................................         18
           (m) Labor Matters........................................................................         19
           (n) Intellectual Property................................................................         19
           (o) Brokers and Finders..................................................................         20
           (p) Regulation as a Utility..............................................................         20
           (q) Trading Position Risk Management.....................................................         20
           (r) Registration Statement and Proxy Statement...........................................         20
           (s) Tax Matters..........................................................................         20
           (t) Employment Agreements................................................................         20
           (u) No Other Representations or Warranties...............................................         21
     5.2   Representations and Warranties of Parent.................................................         21
           (a) Capitalization of Holdco, Merger Subs and Finance Co. ...............................         21
           (b) Organization, Good Standing and Qualification........................................         21
           (c) Capital Structure....................................................................         22
           (d) Corporate Authority and Approval.....................................................         22
           (e) Governmental Filings; No Violations..................................................         23
           (f) Parent Reports; Financial Statements.................................................         24
           (g) Absence of Certain Changes...........................................................         25
           (h) Litigation...........................................................................         25
           (i) Employee Benefits....................................................................         25
           (j) Compliance with Laws.................................................................         27
           (k) Takeover Statutes....................................................................         27
           (l) Environmental Matters................................................................         27
           (m) Tax Matters..........................................................................         27
           (n) Taxes................................................................................         27
           (o) Labor Matters........................................................................         28
           (p) Intellectual Property................................................................         28
           (q) Brokers and Finders..................................................................         29
           (r) Available Funds......................................................................         29
           (s) Regulation as a Utility..............................................................         29
           (t) Registration Statement and Proxy Statement...........................................         29
           (u) No Other Representations or Warranties...............................................         29

                                                  ARTICLE VI
                                                   COVENANTS
     6.1   Interim Operations of the Company........................................................         30
     6.2   Acquisition Proposals....................................................................         32
     6.3   Shareholders Meeting.....................................................................         33
           (a) Company Shareholders Meeting.........................................................         33
           (b) Parent Shareholders Meeting..........................................................         34
           (c) Meeting Date.........................................................................         34
     6.3A  Joint Proxy Statement and Registration Statement.........................................         34
           (a) Preparation and Filing...............................................................         34
           (b) Letter of the Company's Accountants..................................................         34
           (c) Letter of Parent's Accountants.......................................................         35
     6.4   Filings; Other Actions; Notification.....................................................         35
     6.5   Access...................................................................................         36

ANNEX I

6.6   Stock Exchange De-listing...................................   37
6.7   Publicity...................................................   37
6.8   Benefits....................................................   37
      (a) Stock Options...........................................   37
      (b) Employee Benefits.......................................   37
      (c) Employees...............................................   38
      (d) Community Involvement...................................   38
      (e) Integration Committee...................................   38
      (f) Phantom Shares..........................................   38
6.9   Expenses....................................................   39
6.10  Indemnification; Directors' and Officers' Insurance.........   39
6.11  Takeover Statute............................................   40
6.12  Parent Vote.................................................   41
6.13  1935 Act....................................................   41
6.14  Necessary Action............................................   41
6.15  Certain Mergers.............................................   41
6.16  Rule 145 Affiliates.........................................   41
6.17  Executive Consent Rights....................................   41
6.18  Listing of Units............................................   42
6.19  Organization of Finance Co..................................   42

                              ARTICLE VII
                              CONDITIONS
7.1   Conditions to Each Party's Obligation to Effect the            42
      Mergers.....................................................
      (a) Shareholder Approval....................................   42
      (b) Registration Statement..................................   42
      (c) Listing of Shares.......................................   42
      (d) HSR.....................................................   43
      (e) Other Regulatory Consents...............................   43
      (f) Litigation..............................................   43
7.2   Conditions to Obligations of Parent, Holdco, Merger Subs and   43
      Finance Co. ................................................
      (a) Representations and Warranties..........................   43
      (b) Performance of Obligations of the Company...............   44
      (c) Consents Under Agreements...............................   44
      (d) Material Adverse Effect.................................   44
7.3   Conditions to Obligation of the Company.....................   44
      (a) Representations and Warranties..........................   44
      (b) Performance of Obligations of Parent....................   44
      (c) Tax Opinion.............................................   44

                             ARTICLE VIII
                              TERMINATION
8.1   Termination by Mutual Consent...............................   45
8.2   Termination by Either Parent or the Company.................   45
8.3   Termination by the Company..................................   45
8.4   Termination by Parent.......................................   46
8.5   Effect of Termination and Abandonment.......................   46

                                                                         ANNEX I

                              ARTICLE IX
                       MISCELLANEOUS AND GENERAL
9.1   Survival....................................................   47
9.2   Modification or Amendment...................................   47
9.3   Waiver of Conditions........................................   48
9.4   Counterparts................................................   48
9.5   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL...............   48
9.6   Notices.....................................................   48
9.7   Entire Agreement; NO OTHER REPRESENTATIONS..................   49
9.8   No Third Party Beneficiaries................................   49
9.9   Obligations of Parent and of the Company....................   49
9.10  Severability................................................   50
9.11  Interpretation..............................................   50
9.12  Assignment..................................................   50

ANNEX I

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of February 27, 2000, as amended and restated as of March 31, 2000, among Columbia Energy Group, a Delaware corporation (the "Company"), NiSource Inc., an Indiana corporation ("Parent"), New NiSource Inc., a corporation organized under the laws of the State of Delaware, Parent Acquisition Corp., a corporation organized under the laws of the State of Indiana, Company Acquisition Corp., a corporation organized under the laws of the State of Delaware, and NiSource Finance Corp., a corporation to be organized under the laws of the State of Indiana.

     WHEREAS, the boards of directors of each of Parent and the Company have approved and declared it advisable and in the best interests of their respective companies and stockholders to consummate the mergers provided for herein, pursuant to which a newly formed holding company, New NiSource Inc. ("Holdco"), will acquire all of the common stock of each of Parent and the Company through mergers of subsidiaries of Holdco with and into each of Parent and the Company or, if the Parent Requisite Vote (as hereinafter defined) is not obtained, pursuant to which a wholly owned subsidiary of Parent will merge with and into the Company;

     WHEREAS, for federal income tax purposes, it is intended that (i) the Parent Merger (as hereinafter defined) qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and/or as an exchange under the provisions of Section 351 of the Code and (ii) that, if the Parent Requisite Vote is obtained, the Company Merger (as hereinafter defined) qualify as an exchange under the provisions of Section 351 of the Code; and

     WHEREAS, the Company and Parent desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                 FORMATION OF HOLDING COMPANY AND SUBSIDIARIES

     1.1 Organization of Holdco. As promptly as practicable and in any event no later than five days following the execution of this Agreement, Parent shall cause Holdco to be organized under the laws of the State of Delaware. The Certificate of Incorporation and By-Laws of Holdco shall be in such forms as shall be determined by Parent; provided that, if the Parent Requisite Vote has been received, prior to the Closing Date (as hereinafter defined), the Certificate of Incorporation of Holdco shall be amended to be substantially in the form of the Certificate of Incorporation of the Company in effect as of the date hereof (other than the name of the corporation and the number of authorized shares, which shall each be as Parent shall decide, and the elimination of cumulative voting) and concurrent with or immediately after the consummation of the Parent Merger (as defined below), the Certificate of Incorporation of Holdco shall be amended to change the name of Holdco to "NiSource Inc." The authorized capital stock of Holdco shall initially consist of 100 common shares, par value $.01 per share (the "Holdco Shares"), all of which shares shall

                                                                         ANNEX I
be issued to Parent. Parent shall provide the Company with copies of the Certificate of Incorporation and By-Laws of Holdco promptly upon the Company's request.

     1.2 Directors and Officers of Holdco. The directors and officers of Holdco shall be designated by Parent. Each such officer and director shall remain in office until his or her successor is elected.

     1.3 Organization of Merger Subsidiaries. As promptly as practicable, and in any event no later than five days following the execution of this Agreement, Holdco shall cause to be organized for the sole purpose of effectuating the mergers contemplated herein:

          (a) Parent Acquisition Corp., a corporation to be organized under the laws of the State of Indiana ("PAC"). The Articles of Incorporation and By-Laws of PAC shall be in such forms as shall be determined by Parent. The authorized capital stock of PAC shall initially consist of 100 common shares, without par value ("PAC Shares"), all of which shares shall be issued to Holdco at a price of $1.00 per share.

          (b) Company Acquisition Corp., a corporation to be organized under the laws of the State of Delaware ("CAC" and, together with PAC, the "Merger Subs"). The Certificate of Incorporation and By-Laws of CAC shall be in such forms as shall be determined by Parent. The authorized capital stock of CAC shall initially consist of 100 shares of common stock, par value $0.01 per share ("CAC Shares"), all of which shares shall be issued to Holdco at a price of $1.00 per share.

     Parent shall provide the Company with copies of the Articles of Incorporation or Certificate of Incorporation, as the case may be, and By-Laws of PAC and CAC promptly upon the Company's request.

     1.4 Actions of Directors and Officers. As promptly as practicable and in any event no later than five days following the execution of this Agreement, Parent shall take all requisite action to designate the directors and officers of Holdco and each of the Merger Subs and to take such steps as may be necessary or appropriate to complete the organization of Holdco and the Merger Subs. Parent shall cause the directors of Holdco and the directors of the Merger Subs to declare advisable, ratify and approve this Agreement.

     1.5 Actions of Parent and the Company. As promptly as practicable and in any event no later than five days following the execution of this Agreement, Parent, as the holder of all the outstanding Holdco Shares, shall cause Holdco, as the sole stockholder of each of the Merger Subs, to adopt and declare advisable this Agreement. Parent shall cause Holdco, and Holdco shall cause Parent and the Merger Subs, to perform their respective obligations under this Agreement. As promptly as practicable the parties shall cause this Agreement to be amended to add Holdco and the Merger Subs as parties hereto, and each Merger Sub shall become a constituent corporation in its respective Merger.

ANNEX I

                                   ARTICLE II

                      THE MERGERS; CLOSING; EFFECTIVE TIME

     2.1 The Mergers. Upon the terms and subject to the conditions set forth in this Agreement at the Effective Time (as hereinafter defined), the following transactions shall be consummated:

          (a) Parent Merger. In accordance with the Indiana Business Corporation Law (the "IBCL") and this Agreement, at the Effective Time, PAC shall be merged with and into Parent, and the separate corporate existence of PAC shall thereupon cease (the "Parent Merger"). Parent shall be the surviving corporation in the Parent Merger and shall continue its corporate existence under the laws of the State of Indiana, and the separate corporate existence of Parent with all its rights, privileges, immunities and franchises shall continue unaffected by the Parent Merger. Pursuant to the Parent Merger, the name of the surviving corporation in the Parent Merger shall be amended as Parent shall reasonably decide. As a result of the Parent Merger, Parent shall become a wholly owned subsidiary of Holdco. The Parent Merger shall have the effects set forth in the IBCL. Pursuant to the Parent Merger:

             (i) The Articles of Incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the surviving corporation in the Parent Merger except that such articles of incorporation shall be amended to change the name of the surviving corporation as provided in Section 2.1(a) and to make such other changes as Parent and the Company agree.

             (ii) The By-Laws of PAC, as in effect immediately prior to the Effective Time, shall be the by-laws of the surviving corporation in the Parent Merger.

             (iii) The directors of PAC immediately prior to the Effective Time, shall, from and after the Effective Time, be the directors of the surviving corporation in the Parent Merger until their successors are duly appointed or elected in accordance with applicable law.

             (iv) The officers of Parent immediately prior to the Effective Time, shall, from and after the Effective Time, be the officers of the surviving corporation in the Parent Merger until their successors are duly appointed or elected in accordance with applicable law.

             (v) The shares of PAC and Parent shall be converted as provided in
        Article III.

          (b) Company Merger. In accordance with the Delaware General Corporation Law (the "DGCL") and this Agreement, at the Effective Time, CAC shall be merged with and into the Company, and the separate corporate existence of CAC shall thereupon cease (the "Company Merger" and, together with the Parent Merger, the "Mergers"). The Company shall be the surviving corporation in the Company Merger and shall continue its corporate existence under the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities and franchises shall continue unaffected by the Company Merger. As a result of the Company Merger, the Company shall become a wholly

                                                                         ANNEX I
     owned subsidiary of Holdco. The Company Merger shall have the effects set forth in the DGCL. Pursuant to the Company Merger:

             (i) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the surviving corporation in the Company Merger.

             (ii) The By-Laws of CAC, as in effect immediately prior to the Effective Time, shall be the by-laws of the surviving corporation in the Company Merger.

             (iii) The directors of CAC immediately prior to the Effective Time, shall, from and after the Effective Time, be the directors of the surviving corporation in the Company Merger.

             (iv) The officers of the Company immediately prior to the Effective Time, shall, from and after the Effective Time, be the officers of the surviving corporation in the Company Merger.

             (v) The shares of CAC and the Company shall be converted as provided in Article III.

     2.2 Closing. The closing of the Mergers (the "Closing") shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 A.M. on the third Business Day after the last of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived (by the party entitled to the benefit of such condition) in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date"). For purposes of this Agreement, the term "Business Day" means a day on which banks are not required or authorized by law to close in New York City.

     2.3 Effective Time. On the Closing Date, or, if not reasonably practicable, as soon as practicable following the Closing Date, the Company and Parent will cause Articles of Merger relating to the Parent Merger to be executed, acknowledged and filed with the Secretary of State of the State of Indiana and a Certificate of Merger relating to the Company Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. The term "Effective Time" shall mean the time and date which is the later of (i) the date and time of the filing of the Articles of Merger relating to the Parent Merger with the Secretary of State of the State of Indiana and (ii) the date and time of the filing of the Certificate of Merger relating to the Company Merger with the Secretary of State of the State of Delaware.

     2.4 Alternative Structure. In the event Parent fails to obtain the Parent Requisite Vote (as defined in Section 5.2(d)) at the Parent Shareholders Meeting (as defined in Section 6.3(b)), the Company, Parent and Holdco hereby agree that the Company Merger will be consummated upon the following terms:

          (a) the Parent Merger will not be consummated and Holdco will not repurchase Holdco Shares and consequently Holdco shall remain a wholly owned subsidiary of Parent;

ANNEX I

          (b) the term "Effective Time" as used throughout this Agreement shall mean the date and time of the filing of the Certificate of Merger relating to the Company Merger;

          (c) Parent shall cause Holdco to, and Holdco shall, consummate the Company Merger; and

          (d) at the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time, other than Excluded Shares (as defined herein), shall, in lieu of being converted as provided in Section 3.4(a)(i) and (ii), be converted into the right to receive (x) $70 in cash, without interest, and (y) $3.02 in face value of Parent SAILS security units consisting of a zero coupon debt security and a forward equity contract and having the terms set forth in Annex A hereof (the "Parent Units") and (z) the Additional Amount, if any (the sum of (x), (y) and (z) being referred to herein as the "Alternative Structure Merger Consideration").

                                  ARTICLE III

             EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF PARENT, THE COMPANY AND THE MERGER SUBS; EXCHANGE OF CERTIFICATES

     3.1 Merger Sub Shares.

     (a) At the Effective Time, each PAC Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Parent Merger and without further action by the holder thereof, be converted into and shall become one common share, without par value, of Parent, as the surviving corporation in the Parent Merger. Each certificate which immediately prior to the Effective Time represented outstanding PAC Shares shall, on and after the Effective Time, be deemed for all purposes to represent the number of shares of the common stock of the surviving corporation into which the PAC Shares represented by such certificate shall have been converted pursuant to the Parent Merger.

     (b) At the Effective Time, each CAC Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Company Merger and without further action by the holder thereof, be converted into and shall become one share of common stock, par value $.01 per share, of the Company, as the surviving corporation in the Company Merger. Each certificate which immediately prior to the Effective Time represented outstanding CAC Shares shall, on and after the Effective Time, be deemed for all purposes to represent the number of shares of the common stock of the surviving corporation into which the CAC Shares represented by such certificate shall have been converted pursuant to the Company Merger.

     3.2 Holdco Shares. At the Effective Time, Holdco shall repurchase each Holdco Share issued and outstanding immediately prior to the Effective Time for an amount of cash representing the fair market value thereof, as agreed upon by Parent and Holdco.

     3.3 Conversion of Parent Shares.

     (a) At the Effective Time, each common share, without par value, of Parent (a "Parent Share"), issued and outstanding immediately prior to the Effective Time (other than Parent Shares held in the treasury of Parent) shall be converted into one Holdco Share. Upon such conversion, all such Parent Shares shall be canceled and cease to exist,

                                                                         ANNEX I
and each certificate theretofore representing Parent Shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of Holdco Shares. The Holdco Shares into which Parent Shares are converted pursuant to the Parent Merger shall be deemed to have been issued at the Effective Time.

     (b) At the Effective Time, each Parent Share which is then held in the treasury of Parent shall, by virtue of the Parent Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

     (c) At the Effective Time, each outstanding option or right to purchase Parent Shares (a "Parent Option") shall be assumed by Holdco in such manner that it is converted into an option to purchase Holdco Shares, with each such Parent Option otherwise to be exercisable upon the same terms and conditions as then are applicable to such Parent Option, including the number of shares and exercise price provided thereby. At the Effective Time, Holdco shall assume all rights and obligations of Parent under Parent's stock option plans as in effect at the Effective Time and shall continue such plans in accordance with their terms.

     3.4 Conversion of Company Shares.

     (a) At the Effective Time, each share of common stock, par value $.01 per share, of the Company (a "Company Share") issued and outstanding immediately prior to the Effective Time (other than (x) Company Shares the holders of which shall have validly demanded appraisal of such shares pursuant to Section 262 of the DGCL ("Section 262") and shall not have voted such shares in favor of the Company Merger ("Dissenting Shares"), (y) Company Shares owned by Parent or any Subsidiary of Parent and (z) Company Shares held in the treasury of the Company or owned by any Subsidiary of the Company (collectively, "Excluded Shares")) shall be converted into either of the following (the "Merger Consideration"):

          (i) the right to receive (x) $70 in cash, without interest, and (y) $2.60 in face value of Holdco SAILS security units consisting of a zero coupon debt security and a forward equity contract and having the terms set forth in Annex A hereto (the "Holdco Units")(the Holdco Units or the Parent Units, as the case may be, being referred to herein as the "Units Consideration"), and (z) the Additional Amount, if any (the sum of (x), (y) and (z) being referred to herein as the "Cash and Units Consideration"), or

          (ii) subject to Section 3.4(b), if the holder thereof shall have validly made and not revoked a Stock Election (as defined in Section 3.5(c)) with respect to such Company Share, a number of fully paid and non-assessable Holdco Shares determined by dividing $74 by the Average Parent Share Price (the "Exchange Ratio"), plus the Additional Amount, if any, provided that in no event shall the Exchange Ratio be more than 4.4848 (the "Stock Consideration").

     The "Additional Amount" means an amount in cash equal to 7% interest on $72.29 for the period beginning on the first anniversary date of this Agreement, and ending on the day prior to the Closing Date (calculated on a per annum basis of a 365-day year), less all cash dividends per Company Share, if any, paid on the Company Shares with respect to a record date occurring after the first anniversary date of this Agreement; provided, however, that the Additional Amount shall not be a negative number.

ANNEX I

     "Average Parent Share Price" means the average (rounded to the nearest 1/10,000) of the closing trading prices of the Parent Shares on the New York Stock Exchange Composite Tape on each of the thirty consecutive trading days immediately preceding the second trading day prior to the Closing Date.

     Upon such conversion, all Company Shares (other than Excluded Shares) shall be canceled and cease to exist, and each holder of Company Shares shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, the Merger Consideration or the Alternative Structure Merger Consideration, as the case may be, and cash for fractional Holdco Shares in accordance with Section 3.7(d) upon the surrender of a certificate representing such Company Shares (a "Company Certificate").

     (b) Notwithstanding the foregoing, (i) if the aggregate number of Company Shares for which Stock Elections are validly made and not revoked exceeds 30% of the Company Shares outstanding as of the Effective Time (the "Maximum Stock Shares"), the number of Company Shares to be converted into the Stock Consideration shall be prorated as described in Section 3.6, and all other Company Shares (other than Excluded Shares) shall be converted into the Cash and Units Consideration, and (ii) if the aggregate number of Company Shares for which valid Stock Elections are made is less than 10% of the Company Shares outstanding as of the Effective Time, all Company Shares shall be converted into the Cash and Units Consideration and Section 2.4 (other than subparagraph (d) thereof) shall apply and in lieu of the Holdco Units, Parent Units shall be delivered as part of the Merger Consideration.

     (c) At the Effective Time, each Company Share which is then held in the treasury of the Company or owned by Parent, any Subsidiary of Parent or any Subsidiary of Company shall, by virtue of the Company Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

     (d) Notwithstanding anything in this Section 3.4 to the contrary, Dissenting Shares shall not be converted into or be exchangeable for the right to receive the Merger Consideration or the Alternative Structure Merger Consideration, unless and until the holder of Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to appraisal and payment, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Cash and Units Consideration, without any interest thereon. The Company shall give Parent prompt notice of any Dissenting Shares (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights), and Parent shall have the right to direct all negotiations and proceedings with respect to any such demands. Neither the Company nor the surviving corporation of the Company Merger shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal rights.

     3.5 Stock Elections.

     (a) Parent shall authorize one or more transfer agent(s) reasonably acceptable to the Company to receive Stock Elections and to act as Exchange Agent hereunder (the "Exchange Agent") with respect to the Company Merger.

                                                                         ANNEX I

     (b) Each person who, at the Effective Time, is a record holder of Company Shares (other than Excluded Shares) shall have the right to submit a Form of Election (as defined in Section 3.5(c)) specifying the number of Company Shares that such person desires to have converted into the Stock Consideration.

     (c) Parent and the Company shall prepare a form (the "Form of Election") pursuant to which any holder of Company Shares may elect to receive the Stock Consideration for any or all of his Company Shares (a "Stock Election"). The Form of Election shall be mailed to the holders of Company Shares as of a date on which Parent and the Company mutually agree, which date is expected to be approximately 45 days prior to the expected Closing Date. Parent and the Company shall use reasonable efforts to make the Form of Election available to all persons who become holders of record of Company Shares between the date on which the Form of Election is mailed to holders of Company Shares and the Election Deadline (as defined in Section 3.5(d)).

     (d) A Stock Election shall have been validly made only if the Exchange Agent shall have received, by 5:00 p.m. New York, New York time on the second Business Day prior to the Effective Time (the "Election Deadline"), a Form of Election properly completed and signed and accompanied by the Company Certificate or Certificates representing the shares to which such Form of Election relates (or by an appropriate guarantee of delivery of such Company Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Form of Election, provided such Company Certificate or Certificates are in fact delivered by the time set forth in such guarantee of delivery). Any holder of Company Shares who has made a Stock Election by submitting a Form of Election to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Form of Election, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Shares may at any time prior to the Election Deadline revoke such holder's election and withdraw such holder's Company Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the Election Deadline. As soon as practicable after the Election Deadline, the Exchange Agent shall determine the aggregate amounts of Cash and Units Consideration and Stock Consideration and shall notify Holdco of its determination.

     (e) Parent, with the Company's consent, shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election, the manner and extent to which Stock Elections are to be taken into account in making the determinations prescribed by Section 3.6, the issuance and delivery of certificates representing Holdco Shares ("Holdco Certificates") into which Company Shares are converted in the Company Merger, and the payment of cash for Company Shares converted into the right to receive the Cash and Units Consideration in the Company Merger.

     3.6 Proration. If valid Stock Elections are made for more than the Maximum Stock Shares, then the number of Company Shares covered by each Form of Election to be converted into the Stock Consideration shall be determined by multiplying
(i) the number of Company Shares as to which such Form of Election relates by
(ii) a fraction, the numerator of which is the Maximum Stock Shares and the denominator of which is the total number of Company Shares for which a valid Stock Election has been validly made and not withdrawn as of the Effective Time, rounded down to the nearest whole number,

ANNEX I
and the balance of the Company Shares covered by such Form of Election shall be converted into the Cash and Units Consideration.

     3.7 Exchange of Company Certificates.

     (a) At or prior to the Effective Time, (i) Parent or Holdco shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of Company Shares, for exchange in accordance with this Article III, cash in the amount sufficient to pay the aggregate cash portion of the Merger Consideration or the Alternative Structure Merger Consideration, as the case may be, and (ii) Parent or Holdco shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of Company Shares, Holdco Certificates and certificates for Holdco Units or Parent Units, as the case may be, for exchange in accordance with this Article III (the cash, shares and Holdco Units or Parent Units deposited pursuant to clauses (i) and (ii) being hereinafter referred to as the "Exchange Fund"). The Holdco Shares and Holdco Units, or Parent Units, as the case may be, into which Company Shares are converted pursuant to the Company Merger shall be deemed to have been issued at the Effective Time. Any cash (including the cash portion of the Cash and Unit Consideration) deposited with the Exchange Agent shall be invested by the Exchange Agent as Parent reasonably directs, provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated P-1 and A-1 or better by Moody's Investors Service, Inc. and Standard & Poor's Corporation, respectively, and any net profit resulting from, or interest or income produced by, such investments will be payable to the Company or Parent, as Parent directs. Parent shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Company Shares for the Merger Consideration or the Alternative Structure Merger Consideration.

     (b) As soon as reasonably practicable after the Effective Time and in any case no later than 5 days thereafter, the Exchange Agent shall mail to each holder of record of Company Shares immediately prior to the Effective Time (other than Company Shares covered by valid Stock Elections and Excluded Shares)
(i) a letter of transmittal (the "Company Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of such Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company shall agree prior to the Effective Time), and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Cash and Unit Consideration with respect to the Company Shares formerly represented thereby. As of the Election Deadline all holders of Company Shares immediately prior to the Effective Time that have not submitted to the Exchange Agent, or have properly revoked an effective, properly completed Form of Election, shall be deemed not to have made a valid Stock Election.

     (c) Upon surrender of a Company Certificate for cancellation to the Exchange Agent, together with the Company Letter of Transmittal, duly executed, and such other documents as Parent or the Exchange Agent shall reasonably request, the holder of such Company Certificate shall be entitled to receive in exchange therefor (i) a certified or bank cashier's check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article III (including any cash in lieu of fractional Holdco Shares pursuant to Section 3.7(d)), (ii) a certificate representing that number of Holdco Units or Parent Units, if any, and (iii) a Holdco Certificate

                                                                         ANNEX I
representing that number of Holdco Shares, if any, which such holder has the right to receive pursuant to this Article III (in each case less the amount of any required withholding taxes), and the Company Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.7, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration or the Alternative Structure Merger Consideration, as the case may be, with respect to the Company Shares formerly represented thereby.

     (d) No fractional Holdco Shares shall be issued pursuant to the Company Merger. In lieu of the issuance of any fractional Holdco Shares, cash adjustments will be paid to holders in respect of any fractional Holdco Share that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional amount and the Average Parent Share Price.

     3.8 Dividends, Etc.

     (a) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time shall be paid on Holdco Shares issuable with respect to any Company Shares represented by a Company Certificate, until such Company Certificate is surrendered in exchange for Stock Consideration as provided herein. Subject to the effect of applicable laws, following surrender of any such Company Certificate, there shall be paid to the holder of the Holdco Certificates issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Holdco Shares and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Holdco Shares, less the amount of any withholding taxes which may be required thereon.

     (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of Parent of the Parent Shares (in the event the Parent Merger is consummated) or the Company of the Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the surviving corporations of the Parent Merger or the Company Merger, they shall be canceled and exchanged for certificates for the consideration, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article III. Company Certificates surrendered by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Parent has received a written agreement from such person as provided in Section 6.16.

     (c) Any portion of the Exchange Fund (including the proceeds of any investments thereof, any Holdco Shares and any Holdco Units or Parent Units) that remains unclaimed by the former stockholders of the Company six months after the Effective Time shall be delivered to Holdco. Any former stockholder of the Company who has not theretofore complied with this Article III shall thereafter look only to the surviving corporation of the Company Merger for payment of the Merger Consideration or the Alternative Structure Merger Consideration, as the case may be, and any cash in lieu of fractional shares and unpaid dividends and distributions on the Holdco Shares deliverable

ANNEX I
in respect of each Company Share such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

     (d) None of Parent, the Company, Holdco, the surviving corporations of the Mergers, the Exchange Agent or any other person shall be liable to any former holder of Parent Shares or Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (e) In the event that any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Holdco or Parent, as applicable, the posting by such person of a bond in such reasonable amount as Holdco or Parent, as applicable, may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Certificate the applicable Merger Consideration or Alternative Structure Merger Consideration and any cash in lieu of fractional shares, and unpaid dividends and distributions on Holdco Shares as provided in
Section 3.7, deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE IV

                         ADJUSTMENT TO PREVENT DILUTION

     4.1 Adjustments of the Exchange Ratio. If, after the date hereof and prior to the Effective Time, the outstanding shares of Parent or the Company shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or stock dividend or similar event.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1 Representations and Warranties of the Company. Except as set forth in the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter") or the Company Reports (as defined in Section 5.1(e), the Company hereby represents and warrants to Parent that:

          (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its material properties and assets and to carry on its business as presently conducted in all material respects and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified as a foreign corporation or be in good standing would not be reasonably likely to have,

                                                                         ANNEX I
     either individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Company's and its Subsidiaries' certificate of incorporation and by-laws (or comparable governing instruments), as amended to date. The Company's and its Subsidiaries' certificate of incorporation and by-laws (or comparable governing instruments) so delivered are in full force and effect. Section 5.1(a) of the Company Disclosure Letter sets forth a list, as of the date hereof, of all of the Subsidiaries of the Company, the jurisdictions under which such Subsidiaries were incorporated, the percent of the equity interest therein owned by the Company and each Subsidiary of the Company, as applicable and specifies each Subsidiary that is (i) a "public utility company", a "holding company", a "subsidiary company", an "affiliate" of any public-utility company, an "exempt wholesale generator" or a "foreign utility company" within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8), 2(a)(11), 32(a)(1) or 33(a)(3) of the Public Utility
     Holding Company Act of 1935, as amended (the "1935 Act"), respectively,
     (ii) a "public utility" within the meaning of Section 201(e) of the Federal Power Act (the "Power Act") or (iii) a "qualifying facility" within the meaning of the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), or that owns such a qualifying facility.

          As used in this Agreement, the term "Subsidiary" means, with respect to the Company or Parent, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries but excludes any such entities that are inactive.

          As used in this Agreement, the term "Company Material Adverse Effect" means a material adverse effect on the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from or arising out of (i) any change in U.S. generally accepted accounting principles ("GAAP") or interpretations thereof, (ii) economic or business conditions in the United States generally or (iii) conditions generally affecting the electric or gas utility industries, shall not be considered when determining if a Company Material Adverse Effect has occurred. As used in this Agreement, the term "knowledge" or any similar formulation of knowledge shall mean the actual knowledge of, with respect to the Company, those persons set forth in Section 1.1 of the Company Disclosure Letter and, with respect to Parent, those persons set forth in
     Section 1.1 of the Parent Disclosure Letter (as defined in Section 5.2).

          (b) Capital Structure. The authorized capital stock of the Company consists of 200,000,000 Shares, of which 81,308,000 Shares were outstanding as of the close of business on December 31, 1999 and 40,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, of which no shares were outstanding as of the date hereof. All of the issued and outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares reserved for issuance, except that, as of February 25, 2000 there were 10,085,000 Shares reserved in the aggregate for issuance pursuant to the Company's

ANNEX I

     1985 Long Term Incentive Plan, 1996 Amended and Restated Long Term Incentive Plan and the Columbia Savings Plan (collectively, the "Stock Plans"). Section 5.1(b) of the Company Disclosure Letter sets forth, as of February 25, 2000 the aggregate number of outstanding options to acquire Shares granted by the Company. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter ("Voting Debt").

          (c) Corporate Authority; Approval and Fairness.

             (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding Shares (the "Company Requisite Vote"), the Company Merger. This Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery of this Agreement by Parent, is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

             (ii) As of the date hereof the Board of Directors of the Company
        (A) has approved and declared advisable this Agreement and adopted the plan of merger relating to the Company set forth herein and has resolved to recommend that the shareholders of the Company approve this Agreement and (B) has received the opinion of its financial advisors, Morgan Stanley Dean Witter & Co., Inc. ("Morgan Stanley") and Salomon Smith Barney Inc., to the effect that the consideration to be received by the holders of the Shares in the Company Merger pursuant to this Agreement is fair from a financial point of view to such holders.

          (d) Governmental Filings; No Violations.

             (i) Other than any reports, filings, registrations, approvals and/or notices (A) required to be made pursuant to Section 2.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), (C) with, to or of the Federal

                                                                         ANNEX I

        Energy Regulatory Commission (the "FERC"), (D) with, to or of the Kentucky Public Service Commission, the Maryland Public Service Commission, the Public Utilities Commission of Ohio, the Pennsylvania Public Utility Commission, the Virginia State Corporation Commission and the West Virginia Public Service Commission; (E) with, to or of the Securities and Exchange Commission (the "SEC") under the 1935 Act; (F) to comply with applicable Environmental Laws (as defined in Section 5.1(k)); (G) with, to or of The Bermuda Registrar of Companies; (H) with, to or of the Vermont Commissioner of Banking, Insurance, Securities and Health Care Administration; and (I) to comply with the rules and regulations of the New York Stock Exchange, Inc. (the "NYSE"), no notices, reports, registrations or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity (each a "Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Company Merger and the other transactions contemplated hereby, except for those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

             (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Company Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, either the Restated Certificate of Incorporation of the Company or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, or the acceleration of any obligations, the loss of any right or benefit, or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation not otherwise terminable by the other party thereto on 90 days' or less notice ("Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (e) Company Reports; Financial Statements. The Company has made available to Parent each registration statement, report, proxy statement or information statement filed by it with the SEC (collectively, including any amendments of any such reports, the "Company Reports") pursuant to the Securities Act or the Exchange Act since January 1, 1998 and prior to the date hereof, including (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31,

ANNEX I

     1998 and (ii) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999, each in the form filed with the SEC (including exhibits, annexes and any amendments thereto). None of the Company Reports (in the case of Company Reports filed pursuant to the Securities Act), as of their effective dates, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and none of the Company Reports (in the case of Company Reports filed pursuant to the Exchange Act) as of the respective dates first mailed to shareholders contains any statement which, at the time and in the light of the circumstances under which it was made, was false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its Subsidiaries included in such Company Reports comply as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) presents fairly, in all material respects, the financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and consolidated statements of cash flow included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Since December 31, 1999 (the "Audit Date") and through the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent or otherwise and whether due or to become due) of any nature, except liabilities or obligations which (i) were reflected on the audited balance sheet of the Company and its Subsidiaries as of December 31, 1999 (including the notes thereto), (ii) were incurred in the ordinary course of business, consistent with past practices after December 31, 1999, (iii) are disclosed in the Company Reports filed after December 31, 1999, (iv) would not be reasonably likely to, either individually or in the aggregate, have a Company Material Adverse Effect,
     (v) were incurred in connection with the transactions contemplated by this Agreement or (vi) have been satisfied prior to the date hereof.

          (f) Absence of Certain Changes. Since the Audit Date, the Company and its Subsidiaries taken as a whole have conducted their business only in the ordinary and usual course of such business and there has not been (i) any change in the financial condition, business, assets, liabilities, or results of operations of the Company and its Subsidiaries that has had or would be reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or material property owned, leased or otherwise used by the Company or any of its Subsidiaries, not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any securities of the Company other than

                                                                         ANNEX I

     (A) regular quarterly dividends on Shares in the ordinary course (including any periodic increase thereon consistent with past practice) not to exceed $.225 per Share and (B) as expressly contemplated by this Agreement; or
     (iv) any change by the Company in accounting principles, practices or methods which is not required by a change in GAAP. Since the Audit Date and through the date hereof, except as provided for herein or as disclosed in the Company Reports, there has not been any material increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any material amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)(i)) other than increases or amendments in the ordinary course of business consistent with past practice.

          (g) Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, investigations, reviews or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, except for those that would not be reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (h) Employee Benefits.

             (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, change in control, retention, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy, practice or arrangement that covers employees or former employees of the Company and its Subsidiaries ("Employees"), or directors or former directors of the Company (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. All material Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any Compensation and Benefit Plans containing "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

             (ii) All Compensation and Benefit Plans, to the extent subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in substantial compliance with the applicable provisions of ERISA. Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"). As of the date hereof, there is no material pending or to the knowledge of the Company threatened litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either
        Section 4975 of the Code or Section 502(i) of ERISA.

ANNEX I

             (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

             (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

             (v) Neither the Company nor its Subsidiaries have any obligations for, or liabilities with respect to, retiree health and life benefits under any Compensation and Benefit Plan, except for benefits required to be provided under Section 4980(B) of the Code.

          (i) Compliance with Laws. As of the date hereof, the business of the Company and its Subsidiaries taken as a whole is not being conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations that would not be reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. As of the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which would not be reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals from Governmental Entities necessary to conduct its business as presently conducted, except for those the absence

                                                                         ANNEX I
     of which would not be reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

          (j) Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or any anti-takeover provision in the Company's Restated Certificate of Incorporation and by-laws is applicable to the Company Merger or the other transactions contemplated by this Agreement.

          (k) Environmental Matters. To the knowledge of the Company, except for such matters that would not be reasonably likely to cause a Company Material Adverse Effect: (i) the operations of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and its Subsidiaries possess all environmental permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the business of the Company and its Subsidiaries as presently conducted and no deficiencies have been asserted by any Governmental Entities with respect to such authorizations; (iii) the Company and its Subsidiaries have not received any written environmental claim, notice or request for information during the past three years concerning any violation or alleged violation of any applicable Environmental Law; and (iv) there are no material writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings pending or threatened in writing relating to compliance by the Company or any of its Subsidiaries with any environmental permit or liability of the Company or any of its Subsidiaries under any applicable Environmental Law.

          The representations and warranties in this Section 5.1(k) constitute the sole representations and warranties of the Company with respect to any Environmental Law or Hazardous Substance.

          As used herein, the term "Environmental Law" means any applicable law, regulation, code, license, permit, order, judgment, decree or injunction promulgated by any Governmental Entity (A) for the protection of the environment (including air, water, soil and natural resources) or (B) regulating the use, storage, handling, transportation, release or disposal of Hazardous Substances.

          As used herein, the term "Hazardous Substance" means any substance listed, defined, regulated, designated or classified as hazardous, toxic or radioactive pursuant to any applicable Environmental Law including petroleum and any derivative or by-product thereof.

          (l) Taxes. The Company and each of its Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) (A) have timely paid all Taxes that are shown as due on such filed Tax Returns, including amounts required to be paid with respect to Taxes as a result of any Tax sharing agreement or similar arrangements ("Tax Sharing Agreement Amounts") or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith and (B) no penalties or charges are due with respect to the
ANNEX I
     late filing of any Tax Return required to be filed by or with respect to any of them on or before the Effective Time; and (iii) with respect to all Tax Returns filed by or with respect to any of them have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except, in each case, for those failures to file or pay or those waivers that would not have a Company Material Adverse Effect. As of the date hereof, there are not pending or proposed or threatened in writing, any deficiency, or any such audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. Neither the Company nor any of its Subsidiaries has been or is a party to any Tax sharing agreement or similar arrangement.

          As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

          (m) Labor Matters. As of the date hereof, neither the Company nor any of its Subsidiaries is the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice nor is there pending or threatened, nor since January 1, 1998 has there been any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries, except for those that, either individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect or prevent or materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (n) Intellectual Property.

             (i) The Company or its Subsidiaries own (free and clear of any and all liens, pledges, security interests, claims or other encumbrances), or are licensed or otherwise possess sufficient legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, technology, know-how, computer software programs or applications, databases and tangible or intangible proprietary information or materials that are currently used in its and its Subsidiaries' businesses (collectively, "Intellectual Property Rights"), except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

             (ii) Except as disclosed in the Company Reports filed prior to the date hereof, and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, (i) to the knowledge of the Company, the use of the Intellectual Property Rights by the Company or its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, patent,

                                                                         ANNEX I
        trademark, trade name, service mark, copyright of any other Person and
        (ii) there have been no claims made and neither the Company nor any of its Subsidiaries has received written notice of any claim or otherwise knows that any Intellectual Property Right is invalid, or conflicts with the asserted right of any other Person.

          (o) Brokers and Finders. Except for Morgan Stanley and Salomon Smith Barney Inc., neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Company Merger or the other transactions contemplated by this Agreement.

          (p) Regulation as a Utility. Neither the Company nor any subsidiary company or affiliate of the Company is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. As used in this Section 5.1(p), the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act.

          (q) Trading Position Risk Management. The Company has established a risk management committee which, from time to time, establishes risk parameters to restrict the level of risk that the Company and its Subsidiaries are authorized to take with respect to the net position resulting from physical commodity transactions, exchange traded futures and options and over-the-counter derivative instruments.

          (r) Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Holdco in connection with the issuance of shares of Holdco Common Stock and Holdco Units (or by Parent in connection with the issuance of Parent Units) in the Mergers (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, and as the same may be amended, at the effective time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
     (ii) the joint proxy in definitive form, relating to the meetings of the stockholders of the Company and Parent to be held in connection with the Mergers and the prospectus relating to the Holdco Shares and Holdco Units or the Parent Units, as the case may be, to be issued in the Mergers (the "Joint Proxy Statement/Prospectus") will at the date such Joint Proxy Statement/Prospectus is mailed to such stockholders and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (s) Tax Matters. As of the date hereof, neither the Company nor any of its Affiliates has taken or agreed to take any action that would prevent the Company Merger contemplated by this Agreement from qualifying as an exchange under the provisions of Section 351 of the Code.

          (t) Employment Agreements. Other than those persons listed on Section 5.1(t) of the Company Disclosure Letter, no officer, director or employee of the Company or
ANNEX I
     any of its Subsidiaries is a party to, or a beneficiary of, an employment agreement of the type set forth in Section 5.1(t) of the Company Disclosure Letter.

          (u) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 5.1, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates.

     5.2 Representations and Warranties of Parent. Except as set forth in the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure Letter") or the Parent Reports (as defined in Section 5.2(f)), Parent represents and warrants to the Company that:

          (a) Capitalization of Holdco, Merger Subs and Finance Co. The authorized capital stock of Holdco consists of 100 shares of common stock, par value $.01 per share, all of which are issued and outstanding and owned by Parent. The authorized capital stock of PAC consists of 100 shares of common stock, without par value, all of which are issued and outstanding and owned by Holdco. The authorized capital stock of CAC consists of 100 shares of common stock, $0.01 par value, all of which are issued and outstanding and owned by Holdco. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Finance Co. (as defined in Section 6.19) at the Effective Time will consist only of shares of common stock, without par value, all of which shall be validly issued, fully paid and outstanding. There are (i) no other shares of capital stock or voting securities of Holdco, either Merger Sub or Finance Co. (ii) no securities of Holdco, either Merger Sub or Finance Co. convertible into or exchangeable for shares of capital stock or voting securities of Holdco, either Merger Sub or Finance Co., respectively, and (iii) no options or other rights to acquire from Holdco, either Merger Sub or Finance Co., and no obligations of Holdco, either Merger Sub or Finance Co. to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Holdco, either Merger Sub or Finance Co., respectively. Until the certificate of incorporation of Holdco is amended pursuant to Section 1.1 of the Agreement, the authorized capital stock of Holdco will consist of 100 shares of common stock, par value $.01 per share. As of the effective date of the amendment of the certificate of incorporation of Holdco pursuant to Section 1.1 of the Agreement, the authorized capital stock of Holdco will be as set forth in such amended certificate of incorporation. Prior to the Effective Time, all of the issued and outstanding capital stock of Holdco shall be owned directly by Parent. At the Effective Time, all of the issued and outstanding capital stock of Finance Co. will be owned indirectly by Parent. Prior to the Effective Time, Holdco, each Merger Sub and Finance Co. will not have conducted any business and will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Mergers and the other transactions contemplated by this Agreement.

          (b) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its material properties and assets and to carry on its business as presently conducted in all material respects and is qualified to do business and is in good standing as a foreign corporation in each

                                                                         ANNEX I
     jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be qualified as a foreign corporation or be in good standing would not be reasonably likely to have, either individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company a complete and correct copy of Parent's and its Subsidiaries' certificates of incorporation and by-laws (or comparable governing instruments), as amended to date. Parent's and its Subsidiaries' certificates of incorporation and by-laws (or comparable governing instruments) so delivered are in full force and effect.

          As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, business, assets, liabilities or results of operations of Parent and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from or arising out of (i) any change in GAAP or interpretations thereof, (ii) economic or business conditions in the United States generally or (iii) conditions generally affecting the electric or gas utility industries, shall not be considered when determining if a Parent Material Adverse Effect has occurred.

          (c) Capital Structure. The authorized capital stock of Parent consists of 400,000,000 Parent Shares, of which 124,098,357 shares were issued and outstanding on January 31, 2000 and 20,000,000 preferred shares, without par value, of which no shares were outstanding as of the date hereof and 4,000,000 shares designated as Series A Junior Participating Preferred Shares and reserved for issuance pursuant to Parent's Share Purchase Rights Plan. All of the issued and outstanding shares of Parent Shares have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Shares reserved for or subject to issuance, except that, as of December 31, 1999, there were 5,874,956 shares of Parent Shares reserved in the aggregate for issuance pursuant to Parent's 1988 Amended and Restated Long-Term Incentive Plan, 1994 Amended and Restated Long-Term Incentive Plan and Nonemployee Director Stock Incentive Plan (the "Parent Stock Plans"). Each of the outstanding shares of capital stock or other securities of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter ("Parent Voting Debt").

          (d) Corporate Authority and Approval.

             (i) Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations

ANNEX I
        under this Agreement, and, subject only to approval of this Agreement by the holders of a majority of the outstanding Parent Shares (the "Parent Requisite Vote"), to consummate the Mergers and the transactions contemplated hereby. If the Parent Requisite Vote is not obtained, this Agreement as modified by Section 2.4 hereof will remain effective and no vote of holders of capital stock of Parent will be necessary to approve this Agreement and the transactions contemplated by Section 2.4 hereof or for Parent, Holdco or CAC to perform their respective obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and legally binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

             (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit Holdco to issue the number of Holdco Shares and Holdco Units or to permit Parent to issue the number of Parent Units, as the case may be, required to be issued pursuant to Articles II and III. The Holdco Shares and Holdco Units or the Parent Units, as the case may be, when issued, will be validly issued, fully paid and nonassessable, and no shareholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Holdco Shares and Holdco Units or the Parent Units, as the case may be, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

             (iii) As of the date hereof the Board of Directors of Parent (A) has approved and declared advisable this Agreement and adopted the plan of merger relating to Parent set forth herein and has resolved to recommend that the shareholders of Parent approve this Agreement and (B) has received the opinion of its financial advisor Credit Suisse First Boston to the effect that the Merger Consideration or the Alternate Structure Merger Consideration, as the case may be, is fair to Parent from a financial point of view.

          (e) Governmental Filings; No Violations.

             (i) Other than any reports, filings, registrations, approvals and/or notices (A) required to be made pursuant to Section 2.3, (B) required to be made under the HSR Act, the Securities Act and the Exchange Act, (C) with, to or of the SEC under the 1935 Act, (D) with, to or of the FERC, (E) required to be made with the NYSE and (F) with, to or of the Kentucky Public Service Commission, the Maryland Public Service Commission, the Public Utilities Commission of Ohio, the Pennsylvania Public Utility Commission, the Virginia State Corporation Commission, the West Virginia Public Service Commission and the Maine Public Utilities Commission, no notices, reports, registrations or other filings are required to be made by Parent with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and the consummation by Parent of the Mergers and the other transactions contemplated hereby, except for those that the failure to make or obtain would not be reasonably likely to have, either individually or in the aggregate, a Parent Material Adverse Effect or prevent,

                                                                         ANNEX I
        materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

             (ii) The execution, delivery and performance of this Agreement by Parent do not, and the consummation by Parent of the Merger and the other transactions contemplated hereby will not, constitute or result in
        (A) a breach or violation of, or a default under, either the certificate of incorporation or by-laws of Parent or the comparable governing instruments of any of Parent's Subsidiaries, (B) a breach or violation of, or a default under, or the acceleration of any obligations, the loss of any right or benefit or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that would not be reasonably likely to have, either individually or in the aggregate, a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

          (f) Parent Reports; Financial Statements. Parent has made available to the Company each registration statement, report, proxy statement or information statement filed by it with the SEC (collectively, including any amendments of any such reports, the "Parent Reports") pursuant to the Securities Act or the Exchange Act since January 1, 1998 and prior to the date hereof, including (i) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and (ii) Parent's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999, each in the form filed with the SEC (including exhibits, annexes and any amendments thereto). None of the Parent Reports (in the case of Parent Reports filed pursuant to the Securities Act), as of their effective dates, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and none of the Parent Reports (in the case of Parent Reports filed pursuant to the Exchange Act) as of the respective dates first mailed to shareholders contains any statement which, at the time and in the light of the circumstances under which it was made, was false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent and its Subsidiaries included in such Parent Reports comply as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, in all material respects, the financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and consolidated statements of cash flow included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations, retained earnings and changes in financial

ANNEX I
     position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Since September 30, 1999 (the "Parent Audit Date") and through the date hereof, neither Parent nor any of its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent or otherwise and whether due or to become due) of any nature, except liabilities or obligations which (i) were reflected on the audited balance sheet of Parent and its Subsidiaries as of September 30, 1999 (including the notes thereto), (ii) were incurred in the ordinary course of business, consistent with past practices after September 30, 1999, (iii) are disclosed in the Parent Reports filed after September 30, 1999, (iv) would not be reasonably likely to, either individually or in the aggregate, have a Parent Material Adverse Effect, (v) were incurred in connection with the transactions contemplated by this Agreement or (vi) have been satisfied prior to the date hereof.

          (g) Absence of Certain Changes. Since the Parent Audit Date, Parent and its Subsidiaries taken as a whole have conducted their business only in the ordinary and usual course of such business and there has not been (i) any change in the financial condition, business, assets, liabilities or results of operations of Parent and its Subsidiaries that has had or would be reasonably likely to have a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or material property owned, leased or otherwise used by Parent or any of its Subsidiaries, not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent or any repurchase, redemption or other acquisition by Parent or any Subsidiary of any securities of Parent other than (A) quarterly dividends in the ordinary course not to exceed $.30 per share of Parent Shares and (B) as expressly contemplated by this Agreement; or (iv) any change by Parent in accounting principles, practices or methods which is not required or permitted by GAAP. Since the Parent Audit Date and through the date hereof, except as provided for herein or as disclosed in the Parent Reports, there has not been any material increase in the compensation payable or that could become payable by Parent or any of its Subsidiaries to officers or key employees or any material amendment of any of the Parent Compensation and Benefit Plans (as defined in Section 5.2(i)) other than increases or amendments in the ordinary course of business consistent with past practice.

          (h) Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, investigations, reviews or proceedings pending or threatened against Parent or any of its Subsidiaries, except for those that would not be reasonably likely to have, either individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

          (i) Employee Benefits.

             (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, change in control, retention, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy, practice or arrangement that covers employees or former employees of the

                                                                         ANNEX I

        Parent and its Subsidiaries ("Parent Employees"), or directors or former directors of the Parent (the "Parent Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Parent Compensation and Benefit Plans has been made available to the Company prior to the date hereof. All material Parent Compensation and Benefit Plans are listed in Section 5.2(i) of the Parent Disclosure Letter and any Parent Compensation and Benefit Plans containing "change of control" or similar provisions therein are specifically identified in
        Section 5.2(i) of the Parent Disclosure Letter.

             (ii) All Parent Compensation and Benefit Plans, to the extent subject to ERISA are in substantial compliance with the applicable provisions of ERISA. Each Parent Compensation and Benefit Plan that is a Pension Plan and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS. As of the date hereof, there is no material pending or, to the knowledge of Parent or Merger Sub, threatened litigation relating to the Parent Compensation and Benefit Plans. Neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Parent or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

             (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered an ERISA Affiliate. Parent and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event", within the meaning of
        Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

             (iv) All contributions required to be made under the terms of any Parent Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither Parent nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

             (v) Neither Parent nor any of its Subsidiaries have any obligations for, or liabilities with respect to, retiree health and life benefits under any Parent Compensation and Benefit Plan, except for benefits required to be provided under Section 4980(B) of the Code.

ANNEX I

          (j) Compliance with Laws. As of the date hereof, the business of Parent and its Subsidiaries taken as a whole is not being conducted in violation of any Laws, except for violations that would not be reasonably likely to have, either individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement. As of the date hereof, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or to the knowledge of Parent threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which would not be reasonably likely to have, either individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Parent and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals from Governmental Entities necessary to conduct its business as presently conducted, except for those the absence of which would not be reasonably likely to have, either individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially delay or materially impair the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement.

          (k) Takeover Statutes. As of the date hereof, no Takeover Statute or any applicable anti-takeover provision in the certificate of incorporation of Parent or by-laws of Parent is applicable to the Mergers or any of the other transactions contemplated by this Agreement.

          (l) Environmental Matters. To the knowledge of Parent, except for such matters that would not be reasonably likely to cause a Parent Material Adverse Effect: (i) operations of Parent and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) Parent and its Subsidiaries possess all environmental permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the business of Parent and its Subsidiaries as presently conducted and no deficiencies have been asserted by any Governmental Entities with respect to such authorizations; (iii) Parent and its Subsidiaries have not received any written environmental claim, notice or request for information during the past three years concerning any violation or alleged violation of any applicable Environmental Law; and (iv) there are no material writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits or proceedings pending or threatened in writing relating to compliance by Parent or any of its Subsidiaries with any environmental permit or liability of Parent or any of its Subsidiaries under any applicable Environmental Law.

          The representations and warranties in this Section 5.2(l) constitute the sole representations and warranties of Parent with respect to any Environmental Law or Hazardous Substance.

          (m) Tax Matters. As of the date hereof, neither Parent nor any of its Affiliates has taken or agreed to take any action that would prevent the Parent Merger from qualifying as a "reorganization" within the meaning of
     Section 368(a) of the Code.

          (n) Taxes. Parent and each of its Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns

                                                                         ANNEX I
     required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii)
     (A) have timely paid all Taxes that are shown as due on such filed Tax Returns, including all Tax Sharing Agreement Amounts, and all amounts that Parent or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith and (B) no penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the Effective Time; and (iii) with respect to all Tax Returns filed by or with respect to any of them have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except, in each case, for those failures to file or pay or those waivers that would not have a Parent Material Adverse Effect. As of the date hereof, there are not pending or proposed or threatened in writing, any deficiency, or any such audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. Neither Parent nor any of its Subsidiaries has been or is a party to any Tax sharing agreement or similar arrangement.

          (o) Labor Matters. As of the date hereof, neither Parent nor any of its Subsidiaries is the subject of any material proceeding asserting that Parent or any of its Subsidiaries has committed an unfair labor practice nor is there pending or threatened, nor since January 1, 1998 has there been any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving Parent or any of its Subsidiaries, except for those that, either individually or in the aggregate, are not likely to have a Parent Material Adverse Effect or prevent or materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

          (p) Intellectual Property.

             (i) Parent or its Subsidiaries own (free and clear of any and all liens, pledges, security interests, claims or other encumbrances), or are licensed or otherwise possess sufficient legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, technology, know-how, computer software programs or applications, databases and tangible or intangible proprietary information or materials that are currently used in its and its Subsidiaries' businesses (collectively, "Parent Intellectual Property Rights"), except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

             (ii) Except as disclosed in the Parent Reports filed prior to the date hereof, and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect, (i) to the knowledge of Parent, the use of the Parent Intellectual Property Rights by Parent or its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, patent, trademark, trade name, service mark of any other Person and (ii) there have been no claims made and neither Parent nor any of its Subsidiaries has received written notice of any claim or otherwise knows that any Parent Intellectual Property Right is invalid, or conflicts with the asserted right of any other Person.

ANNEX I

          (q) Brokers and Finders. Except for Credit Suisse First Boston and Wasserstein Perella & Co., Inc., neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Mergers or the other transactions contemplated by this Agreement.

          (r) Available Funds. Parent has received a commitment letter from Credit Suisse First Boston and Barclays Bank PLC representing committed funds sufficient to pay the cash portion of the Cash and Unit Consideration and to satisfy all of its obligations hereunder and in connection with the Company Merger and the other transactions contemplated by this Agreement (a copy of which has been provided to the Company) and on the Closing Date will have available all funds necessary to pay the cash portion of the Cash and Unit Consideration and to satisfy all of obligations hereunder and in connection with the Company Merger and the other transactions contemplated by this Agreement. The obligations of Parent hereunder are not subject to any conditions regarding the ability of Parent to obtain financing for the consummation of the transactions contemplated herein.

          (s) Regulation as a Utility. Neither Parent nor any subsidiary company or affiliate of Parent is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. As used in this Section 5.2(s), the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act.

          (t) Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of Holdco, PAC, CAC, or Parent for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, and as the same may be amended, at the effective time of such amendment, contain any untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus will, at the date such Joint Proxy Statement/ Prospectus is mailed to the stockholders of the Company and Parent and, as the same may be amended or supplemented, at the times of the meetings of such stockholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

          (u) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 5.2, neither Parent nor any other Person makes any other express or implied representation or warranty on behalf of Parent or any of its Affiliates.

                                                                         ANNEX I

                                   ARTICLE VI

                                   COVENANTS

     6.1 Interim Operations of the Company. Except as otherwise set forth in
Section 6.1 of the Company Disclosure Letter, including but not limited to the list of capital expenditures of the Company for the years 2000 and 2001 set forth therein, the Company covenants and agrees as to itself and its Subsidiaries that, from the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or required by Law):

          (i) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable best efforts to (a) subject to prudent management of workforce needs and ongoing programs currently in force, preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates, (b) maintain and keep material properties and assets in good repair and condition, subject to ordinary wear and tear and (c) maintain in effect all existing governmental permits pursuant to which the Company or any of its Subsidiaries operates;

          (ii) the Company shall not (w) amend its certificate of incorporation or by-laws or the comparable governing instruments of any of its Subsidiaries except, in the case of its Subsidiaries, for such amendments that would not prevent or materially delay the consummation of the transactions contemplated by this Agreement; (x) split, combine or reclassify its outstanding shares of capital stock; (y) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock (other than (A) dividends from its direct or indirect wholly owned Subsidiaries to it or a wholly owned Subsidiary and (B) regular quarterly dividends on Shares with usual record and payment dates not to exceed $.225 per Share); or (z) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock (other than for the purpose of funding or providing benefits under the existing terms of the Compensation and Benefit Plans and any other existing terms of the employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase and dividend reinvestment plans);

          (iii) neither the Company nor any of its Subsidiaries shall issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than (A) Shares issuable pursuant to options (whether or not vested) outstanding on the date hereof under the Stock Plans and (B) issuances of additional options or rights to acquire not more than 1,000,000 Company Shares in any calendar year (it being understood that approximately 845,000 options have already been issued by the Company in the year 2000 and that those persons identified on Section 6.1(iii) of the Company Disclosure Letter have already been

ANNEX I
     issued approximately 115,000 options in 2000) nor more than 2,000,000 Company Shares in the aggregate granted pursuant to the terms of the Stock Plans as in effect on the date hereof in the ordinary and usual course of the operation of such Stock Plans consistent with past practice and performance guidelines; provided that option issuances for each of the calendar years 2001 and 2002 for the persons identified on Section 6.1(iii) of the Company Disclosure Letter shall not exceed the option issuances to such persons in the year 2000 and shall not be included for purposes of the 1,000,000 and 2,000,000 option grant limitations set forth above, and issuances of Shares pursuant to options granted after the date hereof pursuant to such Stock Plans;

          (iv) neither the Company nor any of its Subsidiaries shall, other than in the ordinary and usual course of business, and other than transactions not in excess of $125,000,000 in the aggregate in any calendar year, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any property or assets (including capital stock of any of its Subsidiaries) or incur or modify any indebtedness for borrowed money or guarantee any such indebtedness;

          (v) neither the Company nor any of its Subsidiaries shall, by any means, make any acquisition of, or investment in, assets or stock (whether by way of merger, consolidation, tender offer, share exchange or other activity) in any transaction or any series of transactions (whether or not related), except for acquisitions not involving a merger, consolidation, tender offer or share exchange for an aggregate purchase price or prices, including the assumption of any debt, not in excess of $125,000,000 in any calendar year;

          (vi) neither the Company nor any of its Subsidiaries shall, other than in the ordinary and usual course of business, (i) modify, amend, or terminate any material contract, (ii) waive, release, relinquish or assign any material contract (or any of the material rights of the Company or any of its Subsidiaries thereunder), right or claim, or (iii) cancel or forgive any material indebtedness owed to the Company or any of its Subsidiaries;

          (vii) neither the Company nor any of its Subsidiaries will (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization of the Company or any Subsidiary of the Company, (ii) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates, other than in the usual and ordinary course of business, or (iii) change any accounting principle, practice or method in a manner that is inconsistent with past practice, except to the extent required by U.S. GAAP as advised by the Company's regular independent accountants;

          (viii) neither the Company nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans (other than issuances of additional Shares or options or rights to acquire Shares granted pursuant to the terms of the Stock Plans as in effect on the date hereof in the ordinary and usual course of the operation of such Stock Plans, subject to the limitations set forth in clause (iii) of this Section 6.1) or enter into any material consulting agreements or arrangements, or increase the salary, wage, bonus or other compensation of any employees except for (A) grants or awards or increases to employees who are not persons set forth in Section 6.1(iii) of the Company Disclosure Letter under existing Compensation and

                                                                         ANNEX I

     Benefit Plans as in effect as of the date hereof occurring in the ordinary and usual course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases), (B) annual reestablishment of Compensation and Benefit Plans and the provision of individual compensation or benefit plans and agreements for newly hired or appointed officers and employees of the Company and its Subsidiaries who are not executive officers or (C) actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans or agreements existing as of the date hereof;

          (ix) other than in the ordinary and usual course of business, neither the Company nor any of its Subsidiaries shall settle or compromise any material claims or litigation or regulatory proceeding;

          (x) neither the Company nor any of its Subsidiaries shall make any material Tax election or, except as required by applicable Law, permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business or as may be required by applicable Law;

          (xi) except for (x) capital expenditures set forth in Section 6.1(xi) of the Company Disclosure Letter and (y) acquisitions permitted under clause (v) above, neither the Company nor any of its Subsidiaries shall make, or (to the extent the Company has not previously committed to making such expenditures) commit to make, any capital expenditures; and

          (xii) neither the Company nor any of its Subsidiaries will authorize or enter into an agreement to do anything prohibited by the foregoing.

     6.2 Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers and directors shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and other representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, recapitalization, reorganization, share exchange, consolidation or similar transaction involving it or its Subsidiaries, (ii) any sale, lease, exchange, mortgage, pledge or transfer of 25% or more of the equity securities of the Company or a business that constitutes 25% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for 15% or more of the outstanding Shares (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that prior to the adoption of this Agreement by the Company's Shareholders, nothing contained in this Agreement shall prevent either the Company or any of its representatives or the Board of Directors of the Company from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or otherwise complying with the Exchange Act; provided that the Company or its Board of

ANNEX I

Directors shall not be permitted to recommend any such Acquisition Proposal unless it would be permitted to do so in accordance with clause (D) below; (B) providing information in response to a request therefor by a Person who has made a bona fide unsolicited written Acquisition Proposal; (C) engaging in any negotiations or discussions with any Person who has made a bona fide unsolicited written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the shareholders of the Company or adopting an agreement relating to an Acquisition Proposal, if, and only to the extent that (x) in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company determines in good faith, after consultation with and based upon the advice of outside legal counsel that failure to take such action would result in a breach of the directors' fiduciary duties under applicable law and after consultation with its independent financial advisors of national reputation, that such Acquisition Proposal is reasonably likely to lead to a transaction on terms more favorable from a financial point of view to the Company's shareholders than the transactions contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and
(y) in the case of clause (D) above the Board of Directors of the Company determines in good faith that such Acquisition Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and prior to taking any such action set forth in clauses (B), (C) or (D) above (other than with respect to actions related to entering into a confidentiality agreement), the Company provides reasonable notice to Parent to the effect that it is taking such action and receives from the Person making the Acquisition Proposal an executed confidentiality agreement in reasonably customary form and, in any event, containing terms no more onerous to the Company than those contained in the Confidentiality Agreement (as defined in Section 9.7). Promptly after receiving any Acquisition Proposal or any written inquiry that would be reasonably likely to lead to an Acquisition Proposal and prior to providing any information to or entering into any discussions or negotiations with any Person in connection with an Acquisition Proposal by such Person, the Company shall notify Parent of such Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it), and shall provide Parent with a copy of any written Acquisition Proposal or amendment or supplements thereto and shall thereafter inform Parent on a prompt basis of any material changes to the terms and conditions of such Acquisition Proposal. The Company agrees that it will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal; it being understood that any Acquisition Proposal made prior to the date hereof may, if made at any time after the date hereof, be deemed a Superior Proposal, if it would otherwise fulfill the requirements for being deemed a Superior Proposal hereunder. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2.

     6.3 Shareholders Meetings.

     (a) Company Shareholders Meeting. Subject to fiduciary obligations under applicable law, the Company will take, in accordance with applicable law and its Restated Certificate of Incorporation and by-laws, all action necessary to call, give notice of, convene and hold a meeting of holders of Shares, including any adjournment thereof (the "Company Shareholders Meeting") as promptly as practicable after the execution of this Agreement by Parent to consider and vote upon the approval of this Agreement and such other

                                                                         ANNEX I
matters as may be appropriate. The Board of Directors of the Company shall recommend such approval and shall take all lawful action reasonably necessary to solicit such approval; provided, however, that the recommendation of the Board of Directors of the Company may be withdrawn or adversely modified if required under applicable law relating to fiduciary duties.

     Without limiting the generality of the foregoing but subject to the Company's rights pursuant to Sections 6.2 and 8.3, the Company agrees that its obligations pursuant to the first sentence of this Section 6.3(a) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal.

     (b) Parent Shareholders Meeting. Subject to fiduciary obligations under applicable law, Parent will take, in accordance with applicable law and its Restated Articles of Incorporation and by-laws, all action necessary to call, give notice of, convene and hold a meeting of its holders of Parent Shares, including any adjournment thereof (the "Parent Shareholders Meeting") as promptly as practicable after the execution of this Agreement to consider and vote upon the approval of this Agreement and such other matters as may be appropriate. The Board of Directors of Parent shall recommend such approval and shall take all lawful action reasonably necessary to solicit such approval, provided, however, that the recommendation of the Board of Directors of the Company may be withdrawn or adversely modified if required under applicable law relating to fiduciary duties.

     (c) Meeting Date. The Parent Shareholders Meeting shall be held on the day prior to the Company Shareholders Meeting unless otherwise agreed by the Company and Parent.

     6.3A Joint Proxy Statement and Registration Statement.

     (a) Preparation and Filing. As promptly as reasonably practicable after the date hereof, Parent, Holdco and the Company, shall prepare and file with the SEC the Registration Statement and the Joint Proxy Statement/ Prospectus (together the "Joint Proxy/Registration Statement"). Holdco or Parent, as the case may be, shall take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Joint Proxy/Registration Statement. No representation, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Joint Proxy/ Registration Statement. The parties shall take such actions as may be reasonably required to cause the Joint Proxy/Registration Statement to comply as to form in all material respects with the Securities Act, the Exchange Act and the 1935 Act and the rules and regulations thereunder. Holdco or Parent, as the case may be, shall take such action as may be reasonably required to cause the Holdco Shares and Holdco Units, or Parent Units, as the case may be, to be issued in the Mergers to be approved for listing on the NYSE and any other stock exchanges agreed to by the parties, each upon official notice of issuance.

     (b) Letter of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to the Company, Parent and Holdco letters of Arthur Andersen LLP, one dated a date within two (2) business days before the effective date of the Joint Proxy/Registration Statement and one dated the Closing Date, and addressed to the Company and Parent, in form and substance reasonably satisfactory to the Company and Parent and customary in scope and substance for "cold comfort" letters delivered by ANNEX I independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

     (c) Letter of Parent's Accountants. Parent shall use its reasonable best efforts to cause to be delivered to Parent, Holdco and the Company letters of Arthur Andersen LLP, one dated a date within two (2) business days before the effective date of the Joint Proxy/ Registration Statement and one dated the Closing Date, and addressed to Parent and the Company, in form and substance satisfactory to Parent and the Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/ Registration Statement.

     6.4 Filings; Other Actions; Notification.

     (a) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents (including, but not limited to, the parties cooperating and using their reasonable best efforts to obtain the consents listed in Section 5.1(d) of the Company Disclosure Letter), registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Mergers or any of the other transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, Parent and the Company shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (b) Subject to applicable Laws and the preservation of any applicable attorney-client privilege, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Mergers and the transactions contemplated by this Agreement.

     (c) Subject to any confidentiality obligations and the preservation of any attorney-client privilege, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Mergers and the other transactions contemplated by this Agreement.

                                                                         ANNEX I

     (d) Without limiting the generality of the undertakings pursuant to this
Section 6.4, each of the Company and Parent agrees to take or cause to be taken the following actions: (i) provide promptly to any and all federal, state, local or foreign courts or Governmental Entity with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the Company Merger and the transactions contemplated by this Agreement and (ii) contest and resist any action seeking to have imposed any order, decree, judgment, injunction, ruling or other order (whether temporary, preliminary or permanent) (an "Order") that would materially delay, restrain, enjoin or otherwise prohibit consummation of the Company Merger and, in the event that any such temporary or preliminary Order is entered in any proceeding that would make consummation of the Company Merger in accordance with the terms of this Agreement unlawful or that would prevent or materially delay consummation of the Company Merger or the other transactions contemplated by this Agreement, Parent agrees to use its best efforts to take promptly any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (e) of this paragraph) necessary to vacate, modify or suspend such Order so as to permit such consummation.

     (e) Without limiting the generality of the covenants contained in this
Section 6.4, Parent agrees to, if necessary to prevent any Governmental Authority from issuing any order, injunction, decree, judgment or ruling or the taking of any other action restraining, enjoining or otherwise prohibiting the Company Merger, offer to accept an order to divest (or enter into a consent decree or other agreement giving effect thereto) such of Parent's or the Company's assets as are required to forestall such order, injunction, decree, judgment, ruling or action and to hold separate such assets pending such divestiture.

     6.5 Access. Upon reasonable notice, and except as may otherwise be required by applicable Law, the Company shall (and shall cause its Subsidiaries to) afford Parent's officers, employees, counsel, accountants and other authorized representatives ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its executive officers, to its properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, and; provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company, would result in the disclosure of any trade secrets of third parties, the loss of any applicable attorney-client privilege or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by such executive officer. All such information shall be governed by the terms of the Confidentiality Agreement. From the date hereof until the Effective Time, Parent shall (i) comply with the reasonable requests of the Company to make its officers and employees available to respond to the reasonable inquiries of the Company in connection with the operations of Parent and its Subsidiaries and (ii) furnish to the Company such information concerning its financial condition as may be reasonably requested.

ANNEX I

     6.6 Stock Exchange De-listing. Holdco or Parent, as the case may be, shall use its best efforts to cause the Company Shares to be removed from quotation on the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

     6.7 Publicity. The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the Mergers and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or national market system.

     6.8 Benefits.

     (a) Stock Options. At the Effective Time, each stock option outstanding under the Stock Plans (each, a "Company Option"), whether or not then exercisable, shall be cancelled and only entitle the holder thereof to receive with respect to such Company Option an amount in cash equal to (i) for each share with respect to such Company Option, the excess, if any, of (A) the value of the Merger Consideration or the Alternative Structure Merger Consideration, as the case may be, over (B) the per Share exercise price under such Company Option and (ii) the balance in such holder's Dividend Credit Account pursuant to the stock option agreement with respect to such Company Option. For purposes of this Section 6.8(a), the value of the Merger Consideration or the Alternative Structure Merger Consideration, as the case may be, shall be $72.29 plus an amount in cash equal to 7% interest on $72.29 for the period beginning on the first anniversary date of this Agreement and ending on the day prior to the Closing Date (calculated on a per annum basis of a 365-day year). Parent, Holdco or Merger Sub, as applicable, shall be entitled to deduct or withhold from amounts otherwise payable to a holder of a Company Option any amounts required to be withheld under applicable tax laws. The Company shall use its reasonable efforts to obtain, but only if and to the extent required, the consent of each holder of outstanding Company Options to the foregoing treatment of such Company Options and to take any other action reasonably necessary to effectuate the foregoing provisions.

     (b) Employee Benefits. Parent and Holdco agree that, during the period commencing at the Effective Time and ending on the third anniversary thereof, the employees of the Company and its Subsidiaries will continue to be provided with benefits under employee benefit plans that are no less favorable than the greater of (i) those currently provided by the Company and its Subsidiaries to such employees and (ii) those provided by Parent and Holdco, as the case may be, and their Subsidiaries from time to time during such three-year period. Following the Effective Time, Parent or Holdco, as the case may be, shall cause service by employees of the Company and its Subsidiaries (and any predecessor entities) to be taken into account for all purposes (including, without limitation, eligibility to participate, eligibility to commence benefits, vesting, benefit accrual and severance) under the Compensation and Benefit Plans or any other benefit plans of Parent or Holdco, as the case may be, or its Subsidiaries in which such employees participate; provided, however, that with respect to any defined benefit pension plan, such crediting of service shall not result in the duplication of benefits in respect of any period.

     From and after the Effective Time, Parent or Holdco, as the case may be, shall (i) cause to be waived any pre-existing condition limitations under benefit plans, policies

                                                                         ANNEX I
or practices of Parent or Holdco, as the case may be, or its Subsidiaries in which employees of the Company or its Subsidiaries participate (other than those pre-existing condition limitations in effect at the Effective Time under any plans, policies or practices of the Company or its Subsidiaries) and (ii) cause to be credited any deductibles and out-of-pocket expenses incurred by such employees and their beneficiaries and dependents during the portion of the calendar year prior to participation in the benefit plans provided by Parent or Holdco, as the case may be, and its Subsidiaries.

     Parent and Holdco shall, and Parent and Holdco shall cause the Company to, honor all employee benefit obligations to current and former employees under the Compensation and Benefit Plans.

     Parent and Holdco each agree that the transactions contemplated by this Agreement meet the definition of, and shall constitute, a "change in control" under each Compensation and Benefit Plan listed on Schedule 6.8(b) of the Company Disclosure Letter.

     (c) Employees. Any workforce reductions carried out following the Effective Time by Parent, Holdco or the Company and their respective Subsidiaries shall be done in accordance with all applicable collective bargaining agreements, and all Laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

     (d) Community Involvement. Parent and Holdco, as applicable, acknowledge that after the Effective Time, it intends to provide charitable contributions and community support within the service areas of the Company and its Subsidiaries at levels consistent with past practice.

     (e) Integration Committee. Parent recognizes that the Company has a talented group of officers and employees that will be important to the future growth of Holdco or Parent, as the case may be, after the Effective Time. In recognition of the foregoing, within seven business days of the date hereof, Parent and the Company will establish an Integration Committee composed in its entirety of two senior executive officers of the Company and two senior executive officers of Parent, as selected by the Company and Parent, respectively (the "Integration Committee"). The Integration Committee shall meet not less than once per month and shall have direct access to the Chief Executive Officer of each of Parent and the Company and will be responsible for proposing alternatives and recommendations regarding the matters and issues arising in connection with the integration of the Company and Parent and their respective businesses, assets and organizations (including without limitation, issues arising in connection with matters contemplated by this Article VI).

     (f) Phantom Shares. At the Effective Time, each Phantom Share under the Company's Phantom Stock Plan for Outside Directors shall be canceled and only entitle the holder thereof to receive with respect to such Phantom Share an amount in cash equal to the value of the Merger Consideration or the Alternative Structure Merger Consideration, as the case may be. For purposes of this Section 6.8(f), the value of the Merger Consideration or the Alternative Structure Merger Consideration, as the case may be, shall be $72.29 plus an amount in cash equal to 7% interest on $72.29 for the period beginning on the first anniversary date of this Agreement and ending on the date prior to the Closing Date (calculated on a per annum basis of a 365-day year). Parent, or Holdco, ANNEX I as applicable, shall be entitled to deduct or withhold from amounts otherwise payable to a holder of a Phantom Share any amounts required to be withheld under applicable tax laws. The Company shall use its reasonable efforts to obtain, but only if and to the extent required, the consent of each holder of a Phantom Share to the foregoing treatment of such Phantom Shares and to take any other action reasonably necessary to effectuate the foregoing provisions.

     6.9 Expenses. Parent or Holdco, as the case may be, shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article II. Except as otherwise provided in this
Section 6.9 and Section 8.5(b), whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the Mergers and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that each of the Company and Parent shall bear and pay one-half of the costs and expenses incurred in connection with the preparation, printing and mailing of the Joint Proxy/Registration Statement.

     6.10 Indemnification; Directors' and Officers' Insurance.

     (a) From and after the Effective Time, Holdco and Parent shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and Parent and Holdco shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, however, that Parent and Holdco shall not be required to indemnify any Indemnified Party pursuant hereto if it shall be determined that the Indemnified Party acted in bad faith and not in a manner such Party believed to be in or not opposed to the best interests of the Company. In addition, Holdco and Parent shall indemnify each present and former director, officer and employee of the Company and its Subsidiaries for any Costs arising out of or pertaining to matters existing or occurring at or prior to the Effective Time to the extent that the Company would have been obligated to indemnify such persons pursuant to its Restated Certificate of Incorporation as in effect as of the date hereof. In the event any claim or claims are asserted or made within six years after the Effective Time, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

     (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 6.10, upon receiving written notification of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent or Holdco, as applicable, thereof, but the failure to so notify shall not relieve Parent or Holdco, as applicable, of any liability it may have to such Indemnified Party if such failure does not materially and irreversibly prejudice Parent or Holdco, as applicable. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) subject to receipt of the undertaking to repay advances referred to in paragraph (a) of

                                                                         ANNEX I
this Section 6.10, Parent or Holdco, as applicable, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably satisfactory to Parent or Holdco, as applicable, promptly after statements therefor are received, and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Parent or Holdco, as applicable, will cooperate in the defense of any such matter, and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable Law shall be made by independent counsel mutually acceptable to Parent or Holdco, as applicable, and the Indemnified Party; provided, however, that (A) Parent or Holdco, as applicable, shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between the positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to retain separate counsel mutually satisfactory to Parent and such Indemnified Party, (B) the Indemnified Parties shall cooperate in the defense of any such matter and (C) Parent or Holdco, as applicable, shall not be liable for any settlement effected without its prior written consent (which consent may not be unreasonably withheld or delayed).

     (c) Parent or Holdco shall cause the Company to maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, (i) that policies with at least the same coverage, containing terms and conditions which are at least as protective of the insureds thereunder, may be substituted therefor; (ii) if the existing D&O Insurance is terminated or cancelled during such six-year period, the Surviving Corporation shall use its best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium and, to the extent permitted by law, shall agree to indemnify the directors and officers for any Costs not covered by such D&O Insurance; and (iii) if the annual premiums for the existing D&O Insurance exceed 200% of the Current Premium, the Surviving Corporation shall obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

     (d) If Parent, Holdco or the Company or any of its successors or assigns
(i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent, Holdco or the Company shall assume all of the obligations set forth in this Section 6.10.

     (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     6.11 Takeover Statute. If any Takeover Statute is or may become applicable to the Mergers or the other transactions contemplated by this Agreement, each of Parent, Holdco, the Company, each Merger Sub and Finance Co. and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that such

ANNEX I
transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Mergers and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     6.12 Parent Vote. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares and any shares of common stock of a Merger Sub beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the approval of this Agreement at the Company Shareholders Meeting or any other meeting of shareholders of the Company or either Merger Sub, respectively, at which this Agreement shall be submitted for approval and at all adjournments or postponements thereof (or, if applicable, by any action of shareholders of either the Company or either Merger Sub by consent in lieu of a meeting).

     6.13 1935 Act. None of the parties hereto shall, nor shall any such party permit any of its Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities that would cause a change in its status, or that of its Subsidiaries, under the 1935 Act if such change would prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     6.14 Necessary Action. Neither the Company nor Parent, nor any of their respective Subsidiaries, shall take or fail to take any action that is reasonably likely to result in any failure of the conditions to the Mergers set forth in Article VII, or is reasonably likely to make any representation or warranty of the Company or Parent contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that is reasonably likely to, individually or in the aggregate, have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

     6.15 Certain Mergers. Each of the Company and Parent agrees that it shall not, and shall not permit any of its Subsidiaries to (i) acquire or agree to acquire any assets or (ii) acquire or agree to acquire, whether by merger, consolidation, by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, if the entering into of a definitive agreement relating thereto or the consummation of such acquisition, merger or consolidation could reasonably be expected to (A) impose any material delay in the expiration of any applicable waiting period or impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger, (B) significantly increase the risk of any Governmental Entity entering an Order (as defined in Section 7.1(e)) prohibiting the consummation of the Merger, (C) significantly increase the risk of not being able to remove any such Order on appeal or otherwise or (D) materially delay or materially impede the consummation of the Merger.

     6.16 Rule 145 Affiliates. Prior to the Closing Date, the Company shall identify in a letter to Parent all persons who are, at the Closing Date, "affiliates" of the Company, as such term is used in Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause its affiliates to deliver to Parent on or prior to the Closing Date written agreements substantially in the form attached as Annex B.

     6.17 Executive Consent Rights. In the event an officer covered by an employment agreement set forth in Section 5.1(t) of the Company Disclosure Letter terminates his
                                                                         ANNEX I
employment with the Company prior to the Effective Time, the person replacing such officer shall not be hired by the Company without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed).

     6.18 Listing of Units. Parent agrees to file, within 60 days after the date hereof, a listing application with NYSE covering the listing of the Units and to use its best efforts to pursue the listing of such Units so that the listing is effective prior to the Effective Time. In the event such Units are not accepted for listing despite such best efforts, Parent shall use its best efforts to list such Units on another national securities exchange or the Nasdaq Stock Market so that such listings are effective prior to the Effective Time.

     6.19 Organization of Finance Co. In connection with Parent's obligation to pay the aggregate cash portion of the Merger Consideration or the Alternative Structure Merger Consideration, as the case may be, prior to the Effective Time, Parent shall cause Holdco to organize NiSource Finance Corp., under the laws of the State of Indiana ("Finance Co."). Parent and Holdco shall each take all necessary action so that the organization of Finance Co. and the consummation of Finance Co.'s obligations do not (A) impose any material delay in the expiration or termination of any applicable waiting period or impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger, (B) significantly increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Merger, (C) significantly increase the risk of not being able to remove any such Order on appeal or otherwise or (D) materially delay or materially impede the consummation of the Merger. The Articles of Incorporation and By-Laws of Finance Co. shall be in such forms and shall initially consist of 100 shares of common stock, without par value, all of which shall be issued to Holdco at a price of $1.00 per share. As soon as practicable after the date of Finance Co.'s due organization, Parent and Holdco shall each cause Finance Co. to approve, authorize, execute and deliver this Agreement and assume its obligations as a party hereunder.

                                  ARTICLE VII

                                   CONDITIONS

     7.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. This Agreement shall have been duly approved by holders of Company Shares constituting the Company Requisite Vote in accordance with applicable Law and the Restated Certificate of Incorporation and by-laws of the Company.

          (b) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

          (c) Listing of Shares. In the event that the Parent Requisite Vote is obtained, the Holdco Shares issuable in the Mergers pursuant to Article II shall have been approved for listing on the NYSE, subject to official notice of issuance.

ANNEX I

          (d) HSR. The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been earlier terminated.

          (e) Other Regulatory Consents. Other than the filing provided for in
     Section 1.3, the parties shall have made or filed those notices, reports or other filings required to be made or filed with, and obtained those registrations, approvals, permits or authorizations required to be obtained from or filed with any Governmental Entity prior to the consummation of the Mergers and in each case set forth in Sections 5.1(d) and 5.2(e) ("Governmental Consents") and such Governmental Consents shall have become Final Orders, except for those that the failure to make or to obtain, either individually or in the aggregate are not reasonably likely to have a material adverse effect on the combined entity resulting from the transactions contemplated hereby.

          The Final Orders shall not impose terms or conditions that (a) have or would reasonably be expected to have a material adverse effect on the combined entity resulting from the transactions contemplated hereby, or (b) materially impair the ability of the parties to complete the Mergers or the transactions contemplated hereby. A "Final Order" means action by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

          (f) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order that is in effect and permanently enjoins or otherwise prohibits consummation of the Mergers (collectively, an "Order"), nor shall any proceeding brought by a Governmental Entity seeking an Order be pending, provided, however, that the provisions of this Section 7.1(f) shall not be available to any party whose failure to fulfill its obligations hereunder shall have been the cause of, or shall have resulted in, such Order.

     7.2 Conditions to Obligations of Parent, Holdco, Merger Subs and Finance Co. The obligations of Parent, Holdco, each Merger Sub and Finance Co. to effect the Mergers are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement which are not modified by the words "Material Adverse Effect" shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct in all material respects as of such date in the same manner as specified above), and the representations and warranties of the Company set forth in this Agreement which are modified by the words "Material Adverse Effect" shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct as of such date in the same manner as specified above), and Parent

                                                                         ANNEX I
     shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any material Contract to which the Company or any of its Subsidiaries is a party except for such consents or approvals the failure of which to obtain would not be reasonably likely to result in a material adverse effect on Parent and the Company (together with all Subsidiaries of Parent and the Company) taken as a whole.

          (d) Material Adverse Effect. There shall not have occurred any Company Material Adverse Effect or change or condition which would reasonably be expected to have a Company Material Adverse Effect.

     7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Mergers is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement which are not modified by the words "Material Adverse Effect" shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct in all material respects as of such date in the same manner as specified above) and the representations and warranties of Parent set forth in this Agreement which are modified by the words "Material Adverse Effect" shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct as of such date in the same manner as specified above), and the Company shall have received a certificate signed on behalf of Parent by executive officers of Parent to such effect.

          (b) Performance of Obligations of Parent. Parent shall have performed and caused Holdco, CAC and PAC to have performed, in all material respects all material obligations required to be performed by each such entity under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (c) Tax Opinion. In the event of the Company Merger, the Company shall have received the opinion of Sullivan & Cromwell, counsel to the Company, dated the Closing Date, to the effect that, based on the facts and assumptions stated therein, the Company Merger will qualify as an exchange pursuant to Section 351 of the Code.

          In rendering its opinion, Sullivan & Cromwell may rely on the representations made in certificates addressed to such counsel by both Parent and the Company.

ANNEX I

                                  ARTICLE VIII

                                  TERMINATION

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

     8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (a) the Mergers shall not have been consummated by June 30, 2001, whether such date is before or after the date of receipt of the Company Requisite Vote (the "Termination Date"), provided that the Termination Date shall be automatically extended to March 31, 2002 if, on June 30, 2001: (x) any of the Governmental Consents described in Section 7.1(e) have not been obtained or waived, (y) each of the other conditions to the consummation of the Mergers set forth in Article VII has been satisfied or waived or remains capable of satisfaction, and (z) any Governmental Consent that has not yet been obtained is being pursued diligently and in good faith, (b) the approval of the Company's shareholders required by
Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Mergers shall become final and non-appealable after the parties have used their respective best efforts to have such Order removed, repealed or overturned (whether before or after the approval by the shareholders of the Company) pursuant to Section 6.4, provided that the right to terminate this Agreement pursuant to clause (a) above shall not be available to any party whose failure to fulfill any obligation under this Agreement or under any existing law, order, rule or regulation has caused or resulted in the failure of the Mergers to be consummated.

     8.3 Termination by the Company. This Agreement may be terminated and the Mergers may be abandoned by action of the Board of Directors of the Company after three days' prior written notice to Parent at any time prior to (a) the approval of this Agreement by shareholders of the Company referred to in Section 7.1(a), if the Board of Directors of the Company shall approve a Superior Proposal; provided, however, that (i) the Company is not then in breach of
Section 6.2, (ii) the Board of Directors of the Company shall have concluded in good faith, after giving effect to any concessions which are offered by Parent during such three-day period, on the basis of the advice of its independent financial advisor of national reputation, that such proposal is a Superior Proposal and (iii) the termination pursuant to this Section 8.3(a) shall not be effective unless the Company shall at or prior to the time of such termination make the payment required by Section 8.5; or (b) the Effective Time, whether before or after the approval by shareholders of the Company referred to in
Section 7.1(a) if (x) there has been a breach by Parent of any representation or warranty modified by the words "Material Adverse Effect" or a breach of any other representation or warranty that, individually or in the aggregate, has had a Parent Material Adverse Effect, or there has been a material breach by Parent of any material covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by the Company to the party committing such breach or (y) if all Governmental

                                                                         ANNEX I

Consents have not been obtained and become Final Orders meeting the requirements of Section 7.1(e) by March 31, 2002.

     8.4 Termination by Parent. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Parent if (a) the Board of Directors of the Company withdraws or adversely modifies its adoption of this Agreement or its recommendation that the shareholders of the Company approve this Agreement, (b) the Board of Directors of the Company shall approve or recommend a Superior Proposal, (c) the Board of Directors of the Company shall resolve or publicly propose to take any of the actions specified in clauses (a) or (b) above, or (d) there has been a breach by the Company of any representation or warranty modified by the words "Material Adverse Effect" or a breach of any other representation or warranty that, individually or in the aggregate, has had a Company Material Adverse Effect, or there has been a material breach by the Company of any material covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by Parent to the party committing such breach.

     8.5 Effect of Termination and Abandonment.

     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement prior to termination.

     (b) In the event that this Agreement is terminated by the Company pursuant to Section 8.3(a) or by Parent pursuant to Section 8.4(a), (b) or (c), then the Company shall promptly, but in no event later than two days after the date of such termination (except in the case of a termination pursuant to Section 8.3(a), in which case the payment referred to below shall be made at or prior to the time of such termination), pay Parent a termination fee (as liquidated damages) of $200,000,000 (the "Termination Fee") by wire transfer of same day funds to an account previously designated in writing by Parent to the Company. In the event that (i) an Acquisition Proposal shall have been made to the Company after the date hereof or any Person (other than Parent or any of its Affiliates) shall have publicly announced after the date hereof an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(b) and (ii) (x) the Person making the Acquisition Proposal which was outstanding at the time of the Shareholders Meeting (the "Acquiring Party") acquires, by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions within twelve months after a termination of this Agreement, a majority of the voting power of the outstanding securities of the Company or all or substantially all of the assets of the Company and its Subsidiaries taken as a whole or (y) there is consummated a merger, consolidation or similar business combination between the Company or one of its Subsidiaries and the Acquiring Party or one of its Subsidiaries within twelve months after the relevant termination of this Agreement, or (z) within twelve months after termination of this Agreement, the Company or one of its Subsidiaries enters into a binding agreement with the Acquiring Party for such an acquisition, merger,

ANNEX I
consolidation or similar business combination then the Company shall promptly, but in no event later than two days after the earlier of consummation of the transaction or transactions with the Acquiring Party or one of its Subsidiaries or the execution of a binding agreement between the Company and the Acquiring Party, pay Parent the Termination Fee in same day funds to an account previously designated by Parent to the Company in writing.

     In the event that this Agreement is terminated by the Company pursuant to
Section 8.3(b)(y) or by Parent or the Company pursuant to 8.2(a) as a result of the failure to meet the condition set forth in Section 7.1(e) or 8.2(c) hereof, then Parent shall, or shall cause Holdco to, promptly, but in no event later than two days after the date of such termination, pay to the Company a termination fee (as liquidated damages) of $50,000,000 (the "Regulatory Termination Fee").

     The Company and Parent acknowledge that the agreements contained in this
Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements neither Parent nor the Company would have entered into this Agreement; accordingly, if the Company or Parent fails to promptly pay any amounts due pursuant to this Section 8.5(b), and in order to obtain such payment Parent or the Company as the case may be commences a suit which results in a judgment against the Company for payment of all or a portion of the Termination Fee, or against Parent for payment of all or a portion of the Regulatory Termination Fee, the Company shall pay to Parent or Parent shall pay the Company, as the case may be, its costs and expenses (including its reasonable attorneys' fees) incurred in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of The Chase Manhattan Bank in effect from time to time during such period. The Company's payment of the Termination Fee shall be the sole and exclusive remedy of Parent against the Company and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives in the event this Agreement is terminated and the Termination Fee is payable whether or not there has been a breach of this Agreement.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

     9.1 Survival. This Article IX and the agreements of the Company, Parent and Holdco, as the case may be, contained in Article III, Sections 6.6 (Stock Exchange De-listing), 6.8 (Benefits), 6.9 (Expenses), 6.10 (Indemnification; Directors' and Officers' Insurance) and 6.18 (Listing of Units) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Holdco, as the case may be, contained in Section 6.9 (Expenses),
Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Mergers or the termination of this Agreement.

     9.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                                                                         ANNEX I

     9.3 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Mergers are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE WHOLLY PERFORMED IN SUCH STATE. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York in each case in the borough of Manhattan solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a State of New York or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. Each party hereto hereby acknowledges and agrees to waive any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

     9.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

               if to Parent, Holdco, Merger Subs or Finance Co.

               NiSource Inc.
               801 East 86th Avenue,
               Merrillville, Indiana 46410.
               Attention: Stephen P. Adik
               fax: (219) 647-6060

               (with a copy to
               Peter V. Fazio, Jr.,
               Schiff Hardin & Waite,
               6600 Sears Tower
               233 South Wacker Drive
               Chicago, IL 60606-6473
               fax: (312) 258-5600).

ANNEX I
               if to the Company

               Columbia Energy Group,
               13880 Dulles Corner Lane
               Herndon, Virginia 20171-4600
               Attention: Michael W. O'Donnell
               fax: (703) 561-7326

               (with a copy to
               Neil T. Anderson
               Sullivan & Cromwell
               125 Broad Street
               New York, New York 10004
               fax: (212) 558-3588).

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.7 Entire Agreement; NO OTHER REPRESENTATIONS. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, dated November 18, 1999 between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

     9.8 No Third Party Beneficiaries. Other than with respect to the matters set forth in Section 6.10 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.9 Obligations of Parent and of the Company. Whenever this Agreement requires Holdco or a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Holdco or such Subsidiary, as the case may be, to take such action. Whenever this Agreement requires Parent to take any action, such requirement shall be deemed to include an undertaking to cause Holdco to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Company to cause such Subsidiary to take such action.

                                                                         ANNEX I

     9.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.11 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.12 Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly owned direct or indirect subsidiary to be a constituent corporation in lieu of either Merger Sub, so long as such designation would not reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Mergers or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Mergers, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay the consummation of the Mergers. If the requirements of the previous sentence are met and Parent wishes to designate another wholly owned direct or indirect subsidiary to be a constituent corporation in lieu of either Merger Sub, then, all references herein to that Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to that Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

ANNEX I

     IN WITNESS WHEREOF, this Agreement has been duly executed, acknowledged and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                              COLUMBIA ENERGY GROUP

                                              By: /s/ OLIVER G. RICHARD III
                                                --------------------------------
                                                  Name: Oliver G. Richard III
                                                  Title: Chairman, President
                                                         and Chief Executive
                                                  Officer

                                              NISOURCE INC.

                                              By:     /s/ GARY L. NEALE
                                                --------------------------------
                                                  Name: Gary L. Neale
                                                  Title: Chairman, President
                                                         and Chief Executive
                                                  Officer

                                              NEW NISOURCE INC.

                                              By:     /s/ GARY L. NEALE
                                                --------------------------------
                                                  Name: Gary L. Neale
                                                  Title: President

                                              PARENT ACQUISITION CORP.

                                              By:     /s/ GARY L. NEALE
                                                --------------------------------
                                                  Name: Gary L. Neale
                                                  Title: President

                                              COMPANY ACQUISITION CORP.

                                              By:     /s/ GARY L. NEALE
                                                --------------------------------
                                                  Name: Gary L. Neale
                                                  Title: President

                                          Accepted and agreed as of: March 31,
                                          2000

                                              NISOURCE FINANCE CORP.

                                              By:     /s/ GARY L. NEALE
                                                --------------------------------
                                                  Name: Gary L. Neale
                                                  Title: President

                                                                         ANNEX I

                                                                        ANNEX II

                            DELAWARE CODE ANNOTATED
                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
               SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

SEC. 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or

                                                                        ANNEX II
consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation. (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

ANNEX II

     (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such

                                                                        ANNEX II
stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced

ANNEX II
as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                        ANNEX II

                                                                       ANNEX III

                    [CREDIT SUISSE FIRST BOSTON LETTERHEAD]


February 27, 2000

Board of Directors
NiSource Inc.
801 East 86th Avenue
Merrillville, Indiana 46410-6272

Members of the Board:

You have asked us to advise you with respect to the fairness to NiSource Inc. ("Parent"), from a financial point of view, of the Merger Consideration (as defined below) set forth in the Agreement and Plan of Merger, dated as of February 27, 2000 (the "Merger Agreement"), between Parent and Columbia Energy Group (the "Company"). The Merger Agreement provides, among other things, that either (i) a newly formed holding company, Parent Holdco, Inc. ("Holdco"), will acquire all of the outstanding common stock, no par value, of Parent (the "Parent Shares") and all of the outstanding common stock, par value $0.1 per share, of the Company (the "Company Shares") through the merger of Parent Acquisition Corp., a wholly owned subsidiary of Holdco, with and into Parent (the "Parent Merger") and the merger of Company Acquisition Corp., a wholly owned subsidiary of Holdco, with and into the Company (the "Company Merger" and, together with the Parent Merger, the "Mergers") or (ii) in the event that holders of a majority of the outstanding Parent Shares do not approve the Mergers at a meeting called for such purpose, a newly formed wholly owned indirect subsidiary of Parent will merge with and into the Company (the "Alternative Merger" and, together with the Mergers, the "Transaction").

In the Mergers, (i) each outstanding Parent Share will be converted into the right to receive one share of the common stock, no par value, of Holdco (the "Holdco Shares") and (ii) subject to certain proration procedures and adjustments set forth in the Merger Agreement, as to which we express no opinion, each outstanding Company Share will be converted into the right to receive, at the option of the holder thereof, either (A) the sum of $70.00 in cash, without interest thereon, and $2.60 in face value of Holdco SAILS security units (the "Holdco SAILS") consisting of a zero coupon debt security and a forward equity contract (collectively, the "Cash Consideration") or (B) that number of Holdco Shares (the "Stock Consideration" and, together with the Cash Consideration, the "Primary Merger Consideration") determined by dividing $74.00 by the average of the closing trading prices of the Parent Shares on the New York Stock Exchange Composite Tape on each of the thirty consecutive trading days immediately preceding the second trading day prior to the Closing Date of the Mergers (the "Exchange Ratio"), provided that in no event will the Exchange Ratio be more than 4.4848. The Merger Agreement further provides that the aggregate number of Company Shares for which elections to receive the Stock Consideration are validly made and not revoked cannot exceed 30% of the Company Shares outstanding as of the Effective Time.

                                                                       ANNEX III

                                      III-1

Board of Directors
NiSource Inc.
February 27, 2000
Page 2
In the Alternative Merger, each outstanding Company Share will be converted into the right to receive the sum of $70.00 in cash, without interest thereon, and $3.02 in face value of Parent SAILS security units (the "Parent SAILS" and, together with the Holdco SAILS, the "SAILS") consisting of a zero coupon debt security and a forward equity contract (the "Alternative Merger Consideration" and, together with the Primary Merger Consideration, the "Merger Consideration"), subject to adjustments set forth in the Merger Agreement, as to which we express no opinion.

In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to Parent and the Company. We have also reviewed certain other information relating to Parent and the Company, including financial forecasts, provided to or discussed with us by Parent and the Company, and have met with the managements of Parent and the Company to discuss the business and prospects of Parent and the Company. We have also considered certain financial and stock market data of Parent and the Company, and we have compared those data with similar data for other publicly held companies in businesses similar to those of Parent and the Company, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, you have informed us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Parent and the Company as to the future financial performance of Parent and the Company and the strategic benefits and potential synergies (including the amount, timing, achievability and retainability thereof) anticipated to result from the Transaction. We have further assumed, with your knowledge, that in the course of obtaining the necessary regulatory and third party consents for the proposed Mergers and the transactions contemplated thereby, no delay or restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed Mergers or the transactions contemplated thereby. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Parent or the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to the actual value of the Holdco Shares or the SAILS when issued pursuant to the Transaction or the price at which the Holdco Shares or the SAILS will trade or be transferable subsequent to the Transaction.

ANNEX III

                                      III-2

Board of Directors
NiSource Inc.
February 27, 2000
Page 3
We have acted as financial advisor to Parent in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction. Credit Suisse First Boston and its affiliates have in the past and currently are providing financial services to Parent unrelated to the Transaction, are participating in the financing of the Mergers, and may in the future provide services to Parent, for which services we have received and will receive compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of both Parent and the Company for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of Parent in connection with its evaluation of the Transaction, does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Mergers, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Parent.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                       ANNEX III

                                      III-3

                                                                        ANNEX IV

                    [MORGAN STANLEY DEAN WITTER LETTERHEAD]

                                                               February 27, 2000

Board of Directors
Columbia Energy Group
13880 Dulles Corner Lane
Herndon, VA 20171-4600
Members of the Board:

     We understand that Columbia Energy Group (the "Company") and NiSource Inc. ("Parent") propose to enter into an Agreement and Plan of Merger dated February 27, 2000 (the "Merger Agreement"). As more specifically set forth in the Merger Agreement, and subject to the terms and conditions thereof, as promptly as practicable following the execution of the Merger Agreement, Parent will cause to be organized Parent Holdco ("Holdco"), which will be 100% owned by Parent, and Holdco will cause to be organized Parent Acquisition Corp. ("PAC") and Company Acquisition Corp. ("CAC"), each of which will be 100% owned by Holdco.

     At the effective time, (A) PAC will merge with and into Parent (the "Parent Merger") and each issued and outstanding common share, without par value, of Parent (the "Parent Common Stock") (other than shares held in the treasury of Parent or owned by any Subsidiary (as defined in the Merger Agreement) of Parent, which shall be canceled) shall be converted into one share of Holdco common stock, without par value (the "Holdco Common Stock") and (B) CAC will merge with and into the Company (the "Company Merger" and, together with the Parent Merger, the "Merger") and each issued and outstanding share of Company Common Stock (other than Dissenting Shares (as defined in the Merger Agreement), shares owned by Parent or any Subsidiary of Parent, which shall be canceled, and shares held in the treasury of the Company or owned by any Subsidiary of the Company, which shall be canceled (collectively, "Excluded Shares")) shall be converted into the right to receive, at the election of the holders of such shares, either (1) the sum of (x) $70 in cash, without interest, plus (y) $2.60 in face value of Holdco SAILS security units having the terms set forth in Annex A to the Merger Agreement, plus (z) the Additional Amount (as defined below), if any (the "Cash and Units Consideration") or (2) a number, in no event to be greater than 4.4848, of shares of Holdco Common Stock determined by dividing $74 by the Average Parent Share Price (as defined in the Merger Agreement), plus the Additional Amount, if any (the "Stock Consideration"). The "Additional Amount" means an amount in cash equal to 7% interest on $72.29 for the period beginning on the first anniversary of the Merger Agreement, and ending on the day prior to the closing of the Merger (calculated on a per annum basis of a 365-day year) less all cash dividends declared or paid on the Company Common Stock after the first anniversary of the Merger Agreement; provided, however, that the Additional Amount shall not be a negative number. The Merger Agreement

                                                                        ANNEX IV

                                                    [MORGAN STANLEY DEAN WITTER]

provides that, notwithstanding the elections of holders of shares of Company Common Stock, (i) no greater than 30% of the outstanding shares of Company Common Stock will be converted into the right to receive the Stock Consideration and (ii) if less than 10% of the outstanding shares of Company Common Stock elect the Stock Consideration, all shares of Company Common Stock will be converted into the Cash and Units Consideration, provided that Parent SAILS security units will be delivered in lieu of Holdco SAILS security units. Dissenting Shares shall not be converted into the right to receive the Cash and Units Consideration, the Stock Consideration or the Alternative Structure Merger Consideration, as the case may be, unless and until the holder of such shares shall have failed to perfect or shall have withdrawn or lost his right to appraisal and payment, as the case may be, at which time such shares shall be deemed to have been converted into the right to receive the Cash and Units Consideration, without any interest thereon.

     Notwithstanding the foregoing, if Parent fails to obtain the necessary shareholder approval to consummate the Parent Merger, (i) the Parent Merger will not be consummated and (ii) at the effective time of the Company Merger, each issued and outstanding share of Company Common Stock (other than Excluded Shares) shall, in lieu of being converted as provided in the preceding paragraph, be converted into the right to receive the sum of (x) $70 in cash, without interest, plus (y) $3.02 in face value of Parent SAILS security units having the terms set forth in Annex A to the Merger Agreement, plus (z) the Additional Amount, if any (the "Alternative Structure Merger Consideration" and, together with the Cash and Units Consideration and the Stock Consideration, the "Consideration").

     You have asked for our opinion as to whether the Consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of the Company and Parent;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and Parent prepared by the management of the Company and Parent, respectively;

     (iii) reviewed and analyzed certain financial projections prepared by the management of the Company and Parent;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company and Parent, including the strategic rationale for the Merger and the information relating to certain strategic, financial and operational benefits anticipated from the Merger with senior executives of the Company and Parent, respectively;

     (v) reviewed the pro forma impact of the Merger on Parent's earnings per share and considered the impact of the Merger on Parent's consolidated capitalization and financial ratios;

ANNEX IV

                                                    [MORGAN STANLEY DEAN WITTER]

     (vi) reviewed the reported prices and trading activity for the Company Common Stock and the Parent Common Stock;

     (vii) compared the financial performance of the Company and Parent and the prices and trading activity of the Company Common Stock and the Parent Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (ix) participated in discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

     (x)  reviewed the Merger Agreement and certain related documents; and

     (xi) performed such other analyses and considered such factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, and information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and Parent. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We note that we are not legal or regulatory experts and have relied upon, without independent verification, the assessment of the Company's legal and regulatory advisors with respect to the legal and regulatory matters related to the Merger.

     In arriving at our opinion, we were authorized to solicit, and did solicit, interest from numerous parties with respect to an acquisition, business combination or other extraordinary transaction involving the Company.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan, Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Parent and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Holdco Common Stock or the SAILS security units of Holdco or Parent, as the case may be, will trade following consummation of the Merger and Morgan Stanley expresses no opinion or

                                                                        ANNEX IV

                                                    [MORGAN STANLEY DEAN WITTER]

recommendation as to how the shareholders of the Company should vote at the shareholders meeting held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of Company Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders.
                                              Very truly yours,

                                              MORGAN STANLEY & CO. INCORPORATED
                                              By: [DANIEL B. MORE SIGNATURE]
                                              Managing Director

ANNEX IV

                                                                         ANNEX V

                       [SALOMON SMITH BARNEY LETTERHEAD]

February 27, 2000

Board of Directors
Columbia Energy Group
13880 Dulles Corner Lane
Herndon, VA 20171-4600

Ladies and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of the common stock, par value $0.01 per share ("Company Common Stock"), of Columbia Energy Group (the "Company") of the consideration to be received by such holders in connection with the proposed merger contemplated by the Agreement and Plan of Merger (the "Agreement"), dated as of February 27, 2000, between the Company and Nisource Inc. ("Parent").

     As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, (i) as promptly as practicable following the execution of the Agreement, Parent will cause to be organized Parent Holdco ("Holdco"), which will be 100% owned by Parent, and Holdco will cause to be organized Parent Acquisition Corp. ("PAC") and Company Acquisition Corp. ("CAC"), each of which will be 100% owned by Holdco.

     At the effective time, (A) PAC will merge with and into Parent (the "Parent Merger") and each issued and outstanding common share, without par value, of Parent (the "Parent Common Stock") (other than shares held in the treasury of Parent or owned by any Subsidiary (as defined in the Agreement) of Parent, which shall be canceled) shall be converted into one share of Holdco common stock, without par value (the "Holdco Common Stock") and (B) CAC will merge with and into the Company (the "Company Merger" and, together with the Parent Merger, the "Merger") and each issued and outstanding share of Company Common Stock (other than Dissenting Shares (as defined in the Agreement), shares owned by Parent or any Subsidiary of Parent, which shall be canceled, and shares held in the treasury of the Company or owned by any Subsidiary of the Company, which shall be canceled (collectively, "Excluded Shares")) shall be converted into the right to receive, at the election of the holders of such shares, either (1) the sum of
(x) $70 in cash, without interest, plus (y) $2.60 in face value of Holdco SAILS security units having the terms set forth in Annex A to the Agreement, plus (z) the Additional Amount (as defined below), if any (the "Cash and Units Consideration") or (2) a number, in no event to be greater than 4.4848, of shares of Holdco Common Stock determined by dividing $74 by the Average Parent Share Price (as defined in the Agreement), plus the Additional Amount, if any (the "Stock Consideration"). The "Additional Amount" means an amount in cash equal to 7% interest on $72.29 for the period beginning on the first anniversary of the Agreement, and ending on the day prior to the closing of the Merger (calculated on a per annum basis of a 365-day year) less all cash dividends paid on the Company Common Stock with respect to a record date

SALOMON SMITH BARNEY INC. 388 Greenwich Street, New York, NY 10013

                                                                         ANNEX V
occurring after the first anniversary of the Agreement; provided, however, that the Additional Amount shall not be a negative number. The Agreement provides that, notwithstanding the elections of holders of shares of Company Common Stock, (i) no greater than 30% of the outstanding shares of Company Common Stock will be converted into the right to receive the Stock Consideration and (ii) if less than 10% of the outstanding shares of Company Common Stock elect the Stock Consideration, all shares of Company Common Stock will be converted into the Cash and Units Consideration, provided that Parent SAILS security units will be delivered in lieu of Holdco SAILS security units. Dissenting Shares shall not be converted into the right to receive the Cash and Units Consideration, the Stock Consideration or the Alternative Structure Merger Consideration, as the case may be, unless and until the holder of such shares shall have failed to perfect or shall have withdrawn or lost his right to appraisal and payment, as the case may be, at which time such shares shall be deemed to have been converted into the right to receive the Cash and Units Consideration, without any interest thereon.

     Notwithstanding the foregoing, if Parent fails to obtain the necessary shareholder approvals to consummate the Parent Merger, (i) the Parent Merger will not be consummated and (ii) at the effective time of the Company Merger, each issued and outstanding share of Company Common Stock (other than Excluded Shares) shall, in lieu of being converted as provided in the preceding paragraph, be converted into the right to receive the sum of (x) $70 in cash, without interest, plus (y) $3.02 in face value of Parent SAILS security units having the terms set forth in Annex A to the Merger Agreement, plus (z) the Additional Amount, if any (the "Alternative Structure Merger Consideration" and, together with the Cash and Units Consideration and the Stock Consideration, the "Merger Consideration").

     In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following; (i) certain publicly available information concerning the Company; (ii) certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company, furnished to us by the Company for purposes of our analysis; (iii) certain publicly available information concerning the trading of, and the trading market for, Company Common Stock; (iv) certain publicly available information concerning Parent; (v) certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Parent, furnished to us by the Parent for purposes of our analysis; (vi) certain publicly available information concerning the trading of, and the trading market for, Parent Common Stock; (vii) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company or Parent and the trading markets for certain of such other companies' securities; and (viii) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We further have considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We also have met with certain officers and employees of the Company to discuss the foregoing as well as other matters that we believe relevant to our inquiry.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have neither attempted independently to verify nor assumed any responsibility for verifying any of such information and have further relied upon the

ANNEX V
assurances of management of the Company that they are not aware of any facts that would make any of such information inaccurate or misleading. We have not conducted a physical inspection of any of the properties or facilities of the Company or Parent, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities, nor have we been furnished with any such valuations or appraisals. With respect to financial projections, we have been advised by the managements of the Company and Parent and have assumed that they were reasonably prepared and reflect the best currently available estimates and judgment of the managements of the Company and Parent as to the future financial performance of the Company and Parent, respectively, and we express no view with respect to such projections or the assumptions on which they were based.

     In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and Parent; (ii) the business prospects of the Company and Parent; (iii) the historical and current market for Company Common Stock, Parent Common Stock and for the equity securities of certain other companies that we believe to be comparable to the Company or Parent; and (iv) the nature and terms of certain other merger transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuation generally. This opinion does not in any manner address the price at which the Holdco Common Stock or the SAILS security units of Holdco or Parent, as the case may be, will trade following the Merger. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the Merger Consideration to the holders of the Company Common Stock and does not constitute a recommendation as to how holders of Company Common Stock should vote with respect to the Merger or the transactions contemplated thereby.

     We have acted as financial advisors to the Company in connection with the Merger and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Merger. In addition, in the ordinary course business, we and our affiliates may actively trade the securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We and our affiliates (including Citigroup Inc.) may have other business relationships with the Company or Parent.

     This opinion is intended solely for the benefit and use of the Company in considering the transaction to which it relates and may not be used for any other purpose or reproduced, disseminated, quoted or referred to (other than in the Agreement) at any time, in any manner or for any purpose, without the prior written consent of Salomon Smith Barney, except that this opinion may be reproduced in full in, and references to this opinion and to Salomon Smith Barney and its relationship with the Company (in each case in such form as Salomon Smith Barney shall approve) may be included in, the proxy statement the Company distributes to its shareholders in connection with the Merger.

                                                                         ANNEX V

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.
                                                  Very truly yours,

                                                  By: [/s/ SALOMON SMITH BARNEY]
                                                      SALOMON SMITH BARNEY

ANNEX V

                                                                        ANNEX VI

                                 NISOURCE INC.
                         1994 LONG-TERM INCENTIVE PLAN

              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000)

     WHEREAS, NiSource Inc. (formerly NIPSCO Industries, Inc.) (the "Company") adopted the NIPSCO Industries, Inc. 1994 Long-Term Incentive Plan effective April 13, 1994, as last amended and restated effective April 14, 1999, and now known as the NiSource Inc. 1994 Long-Term Incentive Plan ("Plan"); and

     WHEREAS, pursuant to Section 20 of the Plan, the Company wishes to further amend the Plan in certain respects and restate it in a single document;

     NOW THEREFORE, the Plan is hereby amended and restated, effective January 1, 2000, as follows:

     1. PURPOSE. The purpose of the NiSource Inc. 1994 Long-Term Incentive Plan (the "Plan") is to further the earnings of NiSource Inc. (the "Company") and its subsidiaries. The Plan provides long-term incentives to those officers and key executives who make substantial contributions by their ability, loyalty, industry and invention. The Company intends that the Plan will thereby facilitate securing, retaining, and motivating management employees of high caliber and potential.

     2. ADMINISTRATION. The Plan shall be administered by the Nominating and Compensation Committee ("Committee") of the Board of Directors of the Company ("Board"). The Committee shall be composed of not fewer than two members of the Board who are "nonemployee directors" of the Company within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("1934 Act"), and "outside directors" of the Company within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, ("Code"), and the regulations thereunder. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of awards to officers and other key executive employees under the Plan (which need not be identical), and make such other determinations as it deems necessary or advisable for the administration of the Plan. The decisions of the Committee under the Plan shall be conclusive and binding. No member of the Board or of the Committee shall be liable for any action taken, or determination made, hereunder in good faith. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company, pursuant to its by-laws.

     3. COMMON SHARES SUBJECT TO THE PLAN. (a) Subject to the provisions of subsection 3(b), the shares that may be issued, or may be the measure of stock appreciation rights granted, under the Plan shall not exceed in the aggregate 11,000,000 of the common shares without par value of the Company (the "Common Shares"). Such shares may be authorized and unissued shares or treasury shares. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated, unexercised as to such shares, shall again be available under the Plan.

                                                                        ANNEX VI

     (b) (i) Appropriate adjustments in the aggregate number of Common Shares issuable pursuant to the Plan, the number of Common Shares subject to each outstanding award granted under the Plan, the option price with respect to options and connected stock appreciation rights, the specified price of stock appreciation rights not connected to options, and the value for Units, shall be made to give effect to any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares, whether through recapitalization, stock split, reverse stock split, spin-off, spin-out or other distribution of assets to stockholders, stock distributions or combinations of shares, payment of stock dividends, other increase or decrease in the number of such Common Shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Committee determines an adjustment is appropriate.

     (ii) In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, or an acquisition by the Company of the stock or assets of any other corporation or corporations, there shall be substituted on an equitable basis, as determined by the Committee in its sole discretion, for each Common Share then subject to the Plan, and for each Common Share then subject to an award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Shares of the Company are entitled pursuant to such transaction.

     (iii) Without limiting the generality of the foregoing provisions of this paragraph, any such adjustment shall be deemed to have prevented any dilution or enlargement of a participant's rights, if such participant receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the participant has not paid the applicable option price) to the rights the participant would have received had he exercised his outstanding award and become a shareholder of the Company immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Committee, whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.

     4. PARTICIPANTS. Persons eligible to participate shall be limited to those officers and other key executive employees of the Company and its subsidiaries who are in positions in which their decisions, actions and counsel significantly impact upon profitability. Directors who are not otherwise officers or employees shall not be eligible to participate in the Plan.

     5. AWARDS UNDER THE PLAN. Awards under the Plan may be in the form of stock options (both options designed to satisfy statutory requirements necessary to receive favorable tax treatment pursuant to any present or future legislation and options not designed to so qualify), incentive stock options, stock appreciation rights, performance units, restricted shares, contingent stock awards, or such combinations of the above as the Committee may in its discretion deem appropriate. Except in accordance with equitable adjustments as provided in subsection 3(b), no stock option granted under the Plan shall at any time be repriced or subject to cancellation and replacement.

     6. SECTION 162(M) LIMITATIONS. Subject to subsection 3(b) of the Plan, the maximum number of stock options and stock appreciation rights granted to any person who qualifies as an executive officer named from time to time in the summary compensation table in the Company's annual meeting proxy statement and who is employed by the Company on the last day of the taxable year (the "SCT Executives") shall be 300,000 options and stock appreciation rights with respect to Common Shares per

ANNEX VI
year and 1,500,000 options and stock appreciation rights with respect to Common Shares during the term of the Plan. The maximum number of performance units granted to any SCT Executive shall be 200,000 units per year, provided that no more than 400,000 units may be awarded in any three year period and that the maximum number of units granted to any SCT Executive during the term of the Plan shall be 750,000. The maximum number of restricted stock awards granted to any SCT Executive shall be 200,000 Common Shares per year, provided that no more than 400,000 Shares of restricted stock may be awarded in any three-year period and that the maximum number of Shares of restricted stock granted to any SCT Executive during the term of the Plan shall be 750,000. The maximum number of contingent stock awards granted to any SCT Executive shall be 200,000 Common Shares per year provided that no more than 400,000 Common Shares may be subject to contingent stock awards granted in any three year period and the maximum number of Common Shares subject to contingent stock awards to any SCT Executive during the term of the Plan shall be 750,000.

     7. NONQUALIFIED STOCK OPTIONS. Options shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          (A) OPTION PRICE. The purchase price per Common Share deliverable upon the exercise of an option shall not be less than 100% of the fair market value of a Common Share on the day the option is granted, as determined by the Committee. Fair market value of Common Shares for purposes of the Plan shall be the average of the high and low prices on the New York Stock Exchange Composite Transactions on the date of the grant, or on any other applicable date.

          (B) EXERCISE OF OPTION. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the option exercise period shall not commence earlier than six months after the date of the grant of the option nor end later than ten years after the date of the grant of the option. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

          (C) PAYMENT FOR SHARES. Except as otherwise provided in the Plan or in any stock option agreement, the optionee shall pay the purchase price of the Common Shares upon the exercise of any option (i) in cash, (ii) in cash received from a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed option (however in the case of an optionee subject to Section 16 of the 1934 Act, this payment option shall only be available to the extent such payment procedures comply with Regulation T issued by the Federal Reserve Board), (iii) by delivering Common Shares having an aggregate fair market value on the date of exercise equal to the option exercise price, (iv) by directing the Company to withhold such number of Common Shares otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the option exercise price, (v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or
     (vi) by any combination of (i), (ii), (iii), (iv) and (v). In the case of an election pursuant to (i) or (ii) above, cash shall

                                                                        ANNEX VI
     mean cash or check issued by a federally insured bank or savings and loan association, and made payable to NiSource Inc. In the case of payment pursuant to (ii), (iii) or (iv) above, the optionee's election must be made on or prior to the date of exercise and shall be irrevocable. In lieu of a separate election governing each exercise of an option, an optionee may file a blanket election with the Committee which shall govern all future exercises of options until revoked by the optionee. The Company shall issue, in the name of the optionee, stock certificates representing the total number of Common Shares issuable pursuant to the exercise of any option as soon as reasonably practicable after such exercise, provided that any Common Shares purchased by an optionee through a broker-dealer pursuant to clause (ii) above, shall be delivered to such broker-dealer in accordance with 12 C.F.R. sec. 220.3(e)(4), or other applicable provision of law.

          (D) TRANSFERABILITY. Each stock option agreement shall provide that the option subject thereto is not transferable by the optionee otherwise than by will or the laws of descent or distribution. Notwithstanding the preceding sentence, an optionee, at any time prior to his death, may assign all or any portion of the option to (i) his spouse or lineal descendant,
     (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant, or (iii) a tax-exempt organization as described in Section 501(c)(3) of the Code. In such event the spouse, lineal descendant, trustee or tax-exempt organization will be entitled to all of the rights of the optionee with respect to the assigned portion of such option, and such portion of the option will continue to be subject to all of the terms, conditions and restrictions applicable to the option as set forth herein, and in the related stock option agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the optionee does not receive any consideration therefor, and
     (ii) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the optionee, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment. This paragraph shall apply to all nonqualified stock options granted under the Plan at any time.

          (E) RIGHTS UPON TERMINATION OF EMPLOYMENT. In the event that an optionee ceases to be an employee for any reason other than death, disability or retirement, the optionee shall have the right to exercise the option during its term within a period of thirty days after such termination to the extent that the option was exercisable at the date of such termination of employment, or during such other period and subject to such terms as may be determined by the Committee. In the event that an optionee dies, retires, or becomes disabled prior to termination of his option without having fully exercised his option, the optionee or his successor shall have the right to exercise the option during its term within a period of three years after the date of such termination due to death, disability or retirement, to the extent that the option was exercisable at the date of termination due to death, disability or retirement, or during such other period and subject to such terms as may be determined by the Committee. For purposes of the Plan, the term "disability" shall mean disability as defined in the Company's Long-Term Disability Plan. The Committee, in its sole discretion, shall determine the date of any disability. For purposes of the Plan, the term "retirement" shall mean retirement as defined in the Company's pension plan.

ANNEX VI

     8. INCENTIVE STOCK OPTIONS. Incentive stock options shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          (A) OPTION PRICE. Except as otherwise provided in subsection 8(b), the purchase price per share of stock deliverable upon the exercise of an incentive stock option shall not be less than 100% of the fair market value of the Common Shares on the day the option is granted, as determined by the Committee.

          (B) EXERCISE OF OPTION. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the option period shall not commence earlier than six months after the date of the grant of the option nor end later than ten years after the date of the grant of the option. The aggregate fair market value (determined with respect to each incentive stock option at the time of grant) of the Common Shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000. If the aggregate fair market value (determined at the time of grant) of the Common Shares subject to an option, which first becomes exercisable in any calendar year exceeds the limitation of this Section 8(b), so much of the option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder shall be a nonqualified stock option; but in all other respects, the original option agreement shall remain in full force and effect. As used in this Section 8, the words "parent" and "subsidiary" shall have the meanings given to them in Section 424(e) and 424(f) of the Code. Notwithstanding anything herein to the contrary, if an incentive stock option is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, within the meaning of Section 422(b)(6) of the Code, (i) the purchase price of each Common Share subject to the incentive stock option shall be not less than one hundred ten percent (110%) of the fair market value of the Common Shares on the date the incentive stock option is granted, and (ii) the incentive stock option shall expire, and all rights to purchase Common Shares thereunder shall cease, no later than the fifth anniversary of the date the incentive stock option was granted.

          (C) PAYMENT FOR SHARES. Except as otherwise provided in the Plan or in any stock option agreement, the optionee shall pay the purchase price of the Common Shares upon the exercise of any option, (i) in cash, (ii) in cash received from a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed option (however in the case of an optionee subject to Section 16 of the 1934 Act, this payment option shall only be available to the extent such payment procedures comply with Regulation T issued by the Federal Reserve Board), (iii) by delivering Common Shares having an aggregate fair market value on the date of exercise equal to the option exercise price, (iv) by directing the Company to withhold such number of Common Shares otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the option exercise price, (v) by such other medium of payment as the Committee, in its

                                                                        ANNEX VI
     discretion, shall authorize at the time of grant, or (vi) by any combination of (i), (ii), (iii), (iv) and (v). In the case of an election pursuant to (i) or (ii), cash shall mean cash or check issued by a federally insured bank or savings and loan association, and made payable to NiSource Inc. In the case of payment pursuant to (ii), (iii) or (iv) above, the optionee's election must be made on or prior to the date of exercise and shall be irrevocable. In lieu of a separate election governing each exercise of an option, an optionee may file a blanket election with the Committee which shall govern all future exercises of options until revoked by the optionee. The Company shall issue, in the name of the optionee, stock certificates representing the total number of Common Shares issuable pursuant to the exercise of any option as soon as reasonably practicable after such exercise, provided that any Common Shares purchased by an optionee through a broker-dealer pursuant to clause (ii) above, shall be delivered to such broker-dealer in accordance with 12 C.F.R. sec. 220.3(e)(4), or other applicable provision of law.

          (D) TRANSFERABILITY. Each stock option agreement shall provide that it is not transferable by the optionee otherwise by will or the laws of descent or distribution.

          (E) RIGHTS UPON TERMINATION OF EMPLOYMENT. In the event that an optionee ceases to be an employee for any reason other than death, disability or retirement, the optionee shall have the right to exercise the option during its term within a period of thirty days after such termination to the extent that the option was exercisable at the date of such termination of employment, or during such other period and subject to such terms as may be determined by the Committee. In the event that an optionee dies, retires, or becomes disabled prior to termination of his option without having fully exercised his option, the optionee or his successor shall have the right to exercise the option during its term within a period of three years after the date of such termination due to death, disability or retirement, to the extent that the option was exercisable at the date of termination due to death, disability or retirement, or during such other period and subject to such terms as may be determined by the Committee. Notwithstanding the foregoing, in accordance with Section 422 of the Code, if an incentive stock option is exercised more than ninety days after termination of employment, that portion of the option exercised after such date shall automatically be a nonqualified stock option, but in all other respects, the original option agreement shall remain in full force and effect.

          The provisions of this Section 8 shall be construed and applied, and (subject to the limitations of Section 23) shall be amended from time to time so as to comply with Section 422 or its successors of the Code and regulations issued thereunder.

     9. STOCK APPRECIATION RIGHTS. Stock appreciation rights shall be evidenced by stock appreciation right agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          (A) AWARDS. A stock appreciation right shall entitle the grantee to receive upon exercise the excess of (i) the fair market value of a specified number of shares of the Company Common Shares at the time of exercise over (ii) a specified price which shall not be less than 100% of the fair market value of the Common Shares at the time the stock appreciation right was granted, or, if connected with a previously issued stock option, not less than 100% of the fair market value of Common Shares at the

ANNEX VI
     time such option was granted. A stock appreciation right may be granted in connection with all of any portion of a previously or contemporaneously granted stock option or not in connection with a stock option.

          (B) TERM. Stock appreciation rights shall be granted for a period of not less than one year nor more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions, as shall be prescribed by the Committee at the time of grant, subject to the following:

             (i) No stock appreciation right shall be exercisable in whole or in part, during the six-month period starting with the date of grant; and

             (ii) Stock appreciation rights will be exercisable only during a grantee's employment, except that in the discretion of the Committee a stock appreciation right may be made exercisable for up to thirty days after the grantee's employment is terminated for any reason other than death, disability or retirement. In the event that a grantee dies, retires, or becomes disabled without having fully exercised his stock appreciation rights, the grantee or his successor shall have the right to exercise the stock appreciation rights during their term within a period of three years after the date of such termination due to death, disability or retirement to the extent that the right was exercisable at the date of such termination or during such other period and subject to such terms as may be determined by the Committee.

        The Committee shall have the power to permit in its discretion an acceleration of previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

          (C) PAYMENT. Upon exercise of a stock appreciation right, payment shall be made in cash, in the form of Common Shares at fair market value, or in a combination thereof, as the Committee may determine.

     10. PERFORMANCE UNITS. Performance Units ("Units") shall be evidenced by performance unit agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          (A) PERFORMANCE PERIOD. At the time of award, the Committee shall establish with respect to each Unit award a performance period of not less than two, nor more than five, years.

          (B) VALUATION OF UNITS. At the time of award, the Committee shall establish with respect to each such award a value for each Unit which shall not thereafter change, or which may vary thereafter determinable from criteria specified by the Committee at the time of award.

          (C) PERFORMANCE TARGETS. At the time of award, the Committee shall establish maximum and minimum performance targets to be achieved with respect to each award during the performance period. The participant shall be entitled to payment with respect to all Units awarded if the maximum target is achieved during the performance period, but shall be entitled to payment with respect to a portion of the Units awarded according to the level of achievement of performance targets, as

                                                                        ANNEX VI
     specified by the Committee, for performance during the performance period which meets or exceeds the minimum target but fails to meet the maximum target.

          The performance targets established by the Committee shall relate to corporate, division, or unit performance and may be established in terms of growth in gross revenue, earnings per share, ratio of earnings to shareholders' equity or to total assets, dividend payments and total shareholders' return. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof.

          (D) ADJUSTMENTS. At any time prior to payment of the Units, the Committee may adjust previously established performance targets and other terms and conditions, including the corporation's, or division's or unit's financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items or events.

          (E) PAYMENTS OF UNITS. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due on the Units. Payment shall be made in cash, in the form of Common Shares at fair market value, or in a combination thereof, as the Committee may determine.

          (F) TERMINATION OF EMPLOYMENT. In the event that a participant holding a Unit award ceases to be an employee prior to the end of the applicable performance period by reason of death, disability or retirement, his Units, to the extent earned under the applicable performance targets, shall be payable at the end of the performance period in proportion to the active service of the participant during the performance period, as determined by the Committee. Upon any other termination of employment, participation shall terminate forthwith and all outstanding Units held by the participant shall be canceled.

          (G) OTHER TERMS. The Unit agreements shall contain such other terms and provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.

     11. RESTRICTED STOCK AWARDS. Restricted Stock Awards under the Plan shall be in the form of Common Shares of the Company, restricted as to transfer and subject to forfeiture, and shall be evidenced by restricted stock agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          (A) RESTRICTION PERIOD. Restricted Common Shares awarded pursuant to the Plan shall be subject to such terms, conditions, and restrictions, including without limitation: prohibitions against transfer, substantial risks of forfeiture, attainment of performance objectives and repurchase by the Company or right of first refusal, and for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Common Shares awarded to a participant.

ANNEX VI

     The performance objectives established by the Committee shall relate to corporate, division or unit performance, and may be established in terms of growth in gross revenue, earnings per share, ratio of earnings to shareholder's equity or to total assets, dividend payments and total shareholders' return. Multiple objectives may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof.

          (B) RESTRICTIONS UPON TRANSFER. Common Shares awarded, and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Subject to the foregoing, and except as otherwise provided in the Plan, the participant shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

          (C) CERTIFICATES. Each certificate issued in respect of Common Shares awarded to a participant shall be deposited with the Company, or its designee, and shall bear the following legend:

             "This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the NiSource Inc. 1994 Long-Term incentive Plan and an Agreement entered into by the registered owner. Release from such terms and conditions shall obtain only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of said Company."

          (D) LAPSE OF RESTRICTIONS. A restricted stock agreement shall specify the terms and conditions upon which any restrictions upon Common Shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Common Shares, free of the foregoing restrictive legend, shall be issued to the participant or his legal representative.

          (E) TERMINATION PRIOR TO LAPSE OF RESTRICTIONS. In the event of a participant's termination of employment, other than due to death, disability or retirement, prior to the lapse of restrictions applicable to any Common Shares awarded to such participant, all Shares as to which there still remains unlapsed restrictions shall be forfeited by such participant without payment of any consideration to the participant, and neither the participant nor any successors, heirs, assigns, or personal representatives of such participant shall thereafter have any further rights or interest in such Shares or certificates.

     12. CONTINGENT STOCK AWARDS. Contingent stock awards under the Plan shall be in the form of the issuance of Common Shares of the Company following the lapse of restrictions applicable to such awards. Such awards shall be restricted as to transfer and subject to forfeiture, and shall be evidenced by contingent stock award agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

          (A) RESTRICTION PERIOD. Contingent stock awards shall be subject to such terms, conditions and restrictions, including without limitations, prohibitions against transfer, substantial risk of forfeiture and attainment of performance objectives, and for such

                                                                        ANNEX VI
     period or periods, as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit in its discretion an acceleration of the expiration of the applicable restriction period with respect to any part or all of a contingent stock award.

     The performance objectives established by the Committee shall relate to corporate, division or unit performance, and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to shareholders' equity or to total assets, dividend payments and total shareholders' return. Multiple objectives may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof.

          (B) LAPSE OF RESTRICTIONS. A contingent stock award agreement shall specify the terms and conditions upon which any restrictions applicable to such award shall lapse as determined by the Committee. Upon lapse of such restriction, Common Shares subject to such contingent stock award shall be issued to the participant or his legal representative. Such Common Shares, when issued to the participant or his legal representative, shall either be free of any restrictions, or shall be subject to such further restrictions, as the Committee shall determine. In the event that Common Shares issued pursuant to a contingent stock award are subject to further restrictions, the certificates issued in respect of the Common Shares awarded pursuant to the contingent stock award shall be deposited with the Company, or its designee, and shall bear the legend set forth in subsection 11(c) above. Upon the lapse of such restrictions, Common Shares free of such restrictive legend shall be issued to the participant or his legal representative.

          (C) TERMINATION PRIOR TO LAPSE OF RESTRICTIONS. In the event of a participant's termination of employment, other than due to death, disability or retirement, prior to the lapse of restrictions applicable to any contingent stock award granted to such participant, such award and all Common Shares subject thereto as to which there still remain unlapsed restrictions, shall be forfeited by such participant without payment of any consideration to the participant and neither the participant nor any successors, heirs, assigns or personal representatives of such participant shall have any further rights or interests in such contingent stock awards or such Common Shares subject to thereto.

     13. SUPPLEMENTAL CASH PAYMENTS. Subject to the Company's discretion, stock options, incentive stock options, stock appreciation rights, performance units, restricted stock agreements or contingent stock award agreements may provide for the payment of a supplemental cash payment to a participant promptly after the exercise of an option or stock appreciation right, or, at the time of payment of a performance unit, or at the end of a restriction period of a restricted stock or contingent stock award. Supplemental cash payments shall be subject to such terms and conditions as shall be provided by the Committee at the time of grant, provided that in no event shall the amount of each payment exceed:

          (a) In the case of an option, the excess of the fair market value of a Common Share on the date of exercise over the option price multiplied by the number of Common Shares for which such option is exercised, or

ANNEX VI

          (b) In the case of a stock appreciation right, performance unit, restricted stock award or contingent stock award, the value of the Common Shares and other consideration issued in payment of such award.

     14. DIVIDEND EQUIVALENTS. Each holder of an incentive stock option, a stock appreciation right not granted in connection with a stock option, a performance unit award, or a contingent stock award, shall receive a distribution of an amount equivalent to the dividends payable in cash or property (other than stock of the Company) that would have been payable to the holder with respect to the number of Common Shares subject to such award, had the holder been the legal owner of such Common Shares on the date on which such dividend is declared by the Company on Common Shares. Such dividend payable in cash or property (other than stock of the Company) shall be payable directly to the holder of the applicable award at such time, in such form, and upon such terms and conditions, as are applicable to the actual cash or property dividend actually declared with respect to Common Shares. Any participant entitled to receive a cash dividend pursuant to this section may, by written election filed with the Company, at least ten days prior to the date for payment of such dividend, elect to have such dividend credited to an account maintained for his benefit under a dividend reinvestment plan maintained by the Company. Appropriate adjustments with respect to awards shall be made to give effect to the payment of stock dividends as set forth in subsection 3(b) above.

     15. GENERAL RESTRICTIONS. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Common Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Common Shares, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of Common Shares thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained, free of any conditions not acceptable to the Committee.

     16. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Common Shares are issued to the recipient.

     17. EMPLOYMENT RIGHTS. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in employment or affect any right which his employer may have to terminate the employment of such participant.

     18. TAX -- WITHHOLDING. Whenever the Company proposes or is required to issue or transfer Common Shares to a participant under the Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Common Shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the participant, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a participant in cash, such payment

                                                                        ANNEX VI
shall be net of any amount sufficient to satisfy all federal, state and local withholding tax requirements. In lieu of requiring a participant to make a payment to the Company in an amount related to the withholding tax requirement, the Committee may, in its discretion, provide that, at the participant's election, the tax withholding obligation shall be satisfied by the Company's withholding a portion of the Common Shares otherwise distributable to the participant, such Common Shares being valued at their fair market value at the date of exercise, or by the participant's delivering to the Company a portion of the Common Shares previously delivered by the Company, such Common Shares being valued at their fair market value as of the date of delivery of such Common Shares by the participant to the Company. For this purpose, the amount of required withholding shall be a specified rate not less than the statutory minimum federal, state and local (if any) withholding rate, and not greater than the maximum federal, state and local (if any) marginal tax rate applicable to the participant and to the particular transaction. Notwithstanding any provision of the Plan to the contrary, a participant's election pursuant to the preceding sentences (a) must be made on or prior to the date as of which income is realized by the recipient in connection with the particular transaction, and (b) must be irrevocable. In lieu of a separate election on each effective date of each transaction, a participant may file a blanket election with the Committee which shall govern all future transactions until revoked by the participant.

     19. CHANGE IN CONTROL. (a) Effect of Change in Control. Notwithstanding any of the provisions of the Plan or any agreement evidencing awards granted hereunder, upon a Change in Control of the Company (as defined in subsection 19(b)) all outstanding awards shall become fully exercisable and all restrictions thereon shall terminate in order that participants may fully realize the benefits thereunder. Further, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any award, either at the time such award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the exercise of any such award for an amount of cash equal to the difference between the exercise price and the then fair market value of the Common Shares covered thereby had such award been currently exercisable; (ii) provide for the vesting or termination of the restrictions on any such award; (iii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (iv) cause any such award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

     (b) Definition of Change in Control. A "Change in Control" of the Company shall be deemed to have occurred if any one of the occurrences of a "Change in Control" set forth in the Change in Control and Termination Agreements between the Company and certain executive officers thereof shall have been satisfied.

     20. AMENDMENT OR TERMINATION. The Board or the Committee may at any time terminate, suspend or amend the Plan without the authorization of shareholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the 1934 Act, insofar as shareholder approval thereof is required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act, or the rules of any applicable stock exchange. No termination, suspension or amendment of the Plan shall adversely affect any right acquired by any participant under an award granted before the date of such termination, suspension or amendment, unless such participant shall consent; but it shall be conclusively presumed

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                                      VI-12
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that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Subject to the preceding sentence, the Plan as amended and restated effective January 1, 2000 shall apply to all awards at any time granted hereunder.

     21. EFFECT ON OTHER PLANS. Unless otherwise specifically provided, participation in the Plan shall not preclude an employee's eligibility to participate in any other benefit or incentive plan and any awards made pursuant to the Plan shall not be considered as compensation in determining the benefits provided under any other plan.

     22. ASSUMPTION OF OPTIONS. Pursuant to the terms of Section 5.22 of the Amended and Restated Agreement and Plan of Merger by and among the Company, Acquisition Gas Company, Inc., a wholly owned subsidiary of the Company, and Bay State Gas Company ("Bay State"), dated as of December 18, 1997 and amended and restated as of March 4, 1998 and further amended as of November 16, 1998 (as may be further amended, restated or supplemented, the "Agreement"), and at the Effective Time defined in the Agreement, each outstanding stock option issued under the Bay State Gas Company 1989 Key Employee Stock Option Plan ("Bay State Stock Option Plan"), shall be assumed by the Company. Each such stock option ("Assumed Option") shall be deemed to constitute an option to acquire Common Shares in an amount and at a purchase price determined pursuant to Section 5.22 of the Agreement. Each Assumed Option shall be subject to all of the terms and conditions applicable to options granted under the Plan. Notwithstanding the preceding sentence:

          (1) if the employment of the holder of an Assumed Option with the Company and its subsidiaries terminates for any reason other than death, disability, retirement or Cause, he, or his legal representatives or beneficiary, may exercise the Assumed Option at any time within three months immediately following such termination of employment, but not later than the expiration of the term of such Assumed Option;

          (2) if the holder of an Assumed Option that is a non-qualified stock option terminates employment with the Company and its subsidiaries because of death, disability or retirement, he, or his legal representatives or beneficiary, may exercise the Assumed Option at any time during the term of such Assumed Option to the extent he was entitled to exercise it at the date of death, disability or retirement;

          (3) if the holder of an Assumed Option that is an incentive stock option terminates employment with the Company and its subsidiaries because of death, his legal representatives or beneficiary may exercise the Assumed Option at any time during the term of such Assumed Option to the extent he was entitled to exercise it at the date of death;

          (4) if the holder of an Assumed Option that is an incentive stock option terminates employment with the Company and its subsidiaries because of disability or retirement, he, or his legal representatives or beneficiary, may exercise the Assumed Option at any time within three months immediately following such termination of employment, but not later than the expiration of the term of such Assumed Option;

          (5) if the employment of the holder of an Assumed Option with the Company and its subsidiaries terminates for Cause, the Assumed Option shall expire as of the date of such termination of employment.

     For purposes of this Section, "Cause" shall have the same meaning as defined in the holder's severance agreement with the Company or any of its subsidiaries in effect on the date of termination of employment. If the holder has not entered into a severance

                                                                        ANNEX VI
agreement with the Company or any subsidiary that is in effect on the date of termination of employment, or if the term "Cause" is not defined therein, Cause shall mean the holder's conviction for the commission of a felony, or the holder's fraud or dishonesty which has resulted in or is likely to result in material economic damage to the Company or any subsidiary. Each Assumed Option shall be evidenced by an amended and restated stock option agreement entered into as of the Effective Time by and among the Company, Bay State and the applicable optionee.

     23. DURATION OF THE PLAN. The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Common Shares or the payment of cash, but no award shall be granted more than six years after the date the Plan, as amended and restated effective January 1, 2000, is approved by the shareholders, which shall be its effective date of adoption.

ANNEX VI

                                      VI-14